Exhibit 10.2

Execution Version

SECOND AMENDMENT TO DEBTOR-IN-POSSESSION CREDIT AGREEMENT

This SECOND AMENDMENT TO DEBTOR-IN-POSSESSION CREDIT AGREEMENT, dated as of December 22, 2023 (this “Second Amendment”), is entered into among RITE AID CORPORATION, a Delaware corporation (the “Borrower”), the Lenders (as defined below) party hereto, the Administrative Agent (as defined below) and the Collateral Agent (as defined below), and modifies that certain Debtor-in-Possession Credit Agreement, dated as of October 18, 2023 (as amended, amended and restated, restated, supplemented or otherwise modified in writing from time to time and in effect immediately prior to the effectiveness of this Second Amendment, the “Existing Credit Agreement” and the Existing Credit Agreement, as amended by this Second Amendment, the “Amended Credit Agreement”), among (a) the Borrower, (b) the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), (c) BANK OF AMERICA, N.A., as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) and collateral agent (in such capacity, including any successor thereto, the “Collateral Agent”) for the Lenders and the other Senior Loan Secured Parties, and (d) the other agents party thereto. Capitalized terms used herein and not defined herein shall have the meaning assigned to such terms in the Amended Credit Agreement.

PRELIMINARY STATEMENTS

A.            The Borrower has requested that the Administrative Agent and the Lenders agree to amend certain of the terms and provisions of the Existing Credit Agreement, all as specifically set forth in this Second Amendment.

B.             Each Lender under the Existing Credit Agreement party hereto, which Lenders constitute the “Required Lenders”, by its execution and delivery of a signature page to this Second Amendment, hereby agrees to the terms and conditions of this Second Amendment, including, without limitation, the terms and conditions of the Amended Credit Agreement attached hereto as Annex A-1.

Accordingly, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

1.             Amendments to the Existing Credit Agreement.

(a)            Amended Credit Agreement. The Existing Credit Agreement (excluding the schedules and exhibits thereto, which shall remain in full force and effect) is hereby amended as set forth in Annex A-1 attached hereto to delete the stricken text (indicated textually in the same manner as the following example:), to add the double-underlined text (indicated textually in the same manner as the following example:), and to move from its current location the stricken text in green (indicated textually in the same manner as the following example:) to its new location as the corresponding double-underlined text in green (indicated textually in the same manner as the following example:). Attached hereto as Annex A-2 is a conformed copy of the Amended Credit Agreement, reflecting the amendments made pursuant to both the First Amendment and this Second Amendment, presented in the same format as the amendments set forth above.

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(b)            Amendment to Exhibit I to the Existing Credit Agreement. Exhibit I (Allocation of Proceeds of Elixir Monetization Events and Specified Elixir Sale) to the Existing Credit Agreement is hereby (i) recaptioned as Exhibit I (Allocation of Proceeds of Elixir-Related Prepayment Events) and (ii) amended as set forth in Annex B attached hereto to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~), to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text), and to move from its current location the stricken text in green (indicated textually in the same manner as the following example: ~~moved from text~~) to its new location as the corresponding double-underlined text in green (indicated textually in the same manner as the following example: moved from text).

(c)            Amendment to Schedule 5.20 to the Existing Credit Agreement. Schedule 5.20 (Chapter 11 Case Milestones) to the Existing Credit Agreement is hereby deleted in its entirety and replaced with Schedule 5.20 (Chapter 11 Case Milestones) set forth in Annex C attached hereto.

2.             Conditions Precedent to Second Amendment. This Second Amendment shall become effective as of the date first written above (the “Second Amendment Effective Date”) upon the satisfaction of each of the following conditions precedent set forth in this Section 2.

(a)            Second Amendment. On the date of this Second Amendment, the Administrative Agent shall have received this Second Amendment, duly executed by (i) the Borrower, (ii) the Administrative Agent and (iii) the Lenders constituting the Required Lenders, and acknowledged by each Subsidiary Loan Party.

(b)           Second Amendment to ABL Term Loan Agreement. On the date of this Second Amendment, the Borrower shall have entered into a corresponding amendment to the ABL Term Loan Agreement (the “ABL Term Loan Amendment”), and such ABL Term Loan Amendment shall have become effective in accordance with its terms on the Second Amendment Effective Date.

(c)            Officer’s Closing Certificate. On the date of this Second Amendment, the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying as to the accuracy of the representations and warranties set forth in Sections 3(c) and (d) of this Second Amendment.

(d)           First Amendment. The First Amendment Effective Date shall have occurred.

(e)            Bankruptcy Court Approval. The Borrower shall have obtained an order from the Bankruptcy Court, in form and substance acceptable to the Administrative Agent, approving this Second Amendment.

(f)            Final Order. (i) The Bankruptcy Court shall have entered the Final Financing Order, and (ii) the Final Financing Order shall not have been (A) stayed, vacated or reversed (in whole or in part as of the Second Amendment Effective Date) or (B) amended or modified other than with the consent of the Administrative Agent.

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As of the date of this Second Amendment, the only conditions precedent to the occurrence of the Second Amendment Effective Date that remain unsatisfied are the conditions precedent set forth in clauses (d), (e) and (f), and upon satisfaction of the conditions precedent in clauses (d), (e) and (f), the Second Amendment Effective Date shall occur.

Without limiting the generality of the provisions of Section 8.03 of the Amended Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 2, each Lender, to the extent such Lender has signed this Second Amendment, shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Second Amendment Effective Date specifying its objection thereto.

3.             Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders as of the Second Amendment Effective Date as follows:

(a)            Authorization; Enforceability. The execution, delivery and performance by the Borrower of this Second Amendment, and the consummation by each Loan Party of the transactions contemplated hereby taking place on or about the Second Amendment Effective Date, are within the Borrower’s or such Loan Party’s corporate powers and have been duly authorized by all necessary corporate, limited liability company or similar action and, if required, stockholder, member or similar action. This Second Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)           Governmental Approvals; No Conflicts. Subject to entry by the Bankruptcy Court of any applicable order of the Bankruptcy Court, the transactions contemplated by this Second Amendment (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, (b) will not violate any applicable law or regulation or any order of any Governmental Authority, except for such violations that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (c) will not violate the charter, by-laws or other organizational documents of the Borrower or any of the Subsidiaries, (d) will not violate or result in a default under any indenture, agreement or other instrument evidencing or governing Indebtedness or any other material agreement binding upon the Borrower or any Subsidiary or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any Subsidiary, and (e) will not result in the creation or imposition of any Lien on any asset of the Borrower or any Subsidiary.

(c)           Representations and Warranties. The representations and warranties of the Loan Parties contained in each Senior Loan Document are true and correct in all material respects on and as of the Second Amendment Effective Date, after giving effect to the Second Amendment and the consummation of the transactions contemplated by the Second Amendment taking place on or about the Second Amendment Effective Date, as though made on and as of such date (except to the extent any such representation or warranty expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date); provided that any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates.

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(d)           No Default. No Default or Event of Default exists or has occurred and is continuing on and as of the Second Amendment Effective Date or, after giving effect to the Second Amendment, would result from the Second Amendment and the transactions contemplated hereby.

4.             Survival. All representations and warranties made by the Borrower (on behalf of itself and the other Loan Parties) in this Second Amendment or any other Senior Loan Document and in the certificates or other instruments delivered in connection with or pursuant to this Second Amendment or any other Senior Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Second Amendment, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under Senior Loan Documents is outstanding.

5.             Second Amendment as a Senior Loan Document. This Second Amendment constitutes a “Senior Loan Document” under the Amended Credit Agreement.

6.             Effect on Senior Loan Documents. After giving effect to this Second Amendment on the Second Amendment Effective Date, the Amended Credit Agreement and the other Senior Loan Documents shall be and remain in full force and effect in accordance with their terms and are hereby ratified and confirmed by the Borrower in all respects. The execution, delivery, and performance of this Second Amendment shall not operate as a waiver of any right, power, or remedy of any Agent or the Lenders under the Existing Credit Agreement or the other Senior Loan Documents. The Borrower hereby acknowledges and agrees that, after giving effect to this Second Amendment, all of its obligations and liabilities under the Existing Credit Agreement and the other Senior Loan Documents to which it is a party, as such obligations and liabilities have been amended by this Second Amendment, are reaffirmed and remain in full force and effect. All references to the Existing Credit Agreement in any Senior Loan Document or other document or instrument delivered in connection therewith shall be deemed to refer to the Amended Credit Agreement. Nothing contained herein shall be construed as a novation of the Senior Obligations outstanding under and as defined in the Existing Credit Agreement, which shall remain in full force and effect, except as modified hereby.

7.             Limited Effect. This Second Amendment relates only to the specific matters expressly covered herein, shall not be considered to be an amendment or waiver of any rights or remedies that any Agent or any Lender may have under the Existing Credit Agreement or any other Senior Loan Document (except as expressly set forth herein) or under applicable law, and shall not be considered to create a course of dealing or to otherwise obligate in any respect any Agent or any Lender to execute similar or other amendments or waivers or grant any amendments or waivers under the same or similar or other circumstances in the future.

8.             Governing Law. THIS SECOND AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, AND TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE.

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9.             Counterparts. This Second Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as to each party hereto. Delivery of an executed counterpart of a signature page of this Second Amendment by facsimile or other electronic imaging means (e.g., via electronic mail in .pdf form) shall be effective as delivery of a manually executed counterpart of this Second Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Second Amendment and/or any document to be signed in connection with this Second Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to the Debtor-in-Possession Credit Agreement to be executed and delivered as of the date first above written.

RITE AID CORPORATION,
as the Borrower

By:	/s/ Matthew Schroeder
Name:	Matthew Schroeder
Title:	Executive Vice President & Chief Financial Officer

[Signature Page – Second Amendment to Debtor-in-Possession Credit Agreement]

Acknowledgment, Ratification and Reaffirmation of Subsidiary Loan Parties

December 22, 2023

Each Subsidiary Loan Party acknowledges that its consent to this Second Amendment is not required, but each of the undersigned nevertheless does hereby agree and consent to this Second Amendment and to the documents and agreements referred to herein. Each Subsidiary Loan Party agrees and acknowledges that (i) notwithstanding the effectiveness of this Second Amendment, such Subsidiary Loan Party’s guarantee of the Senior Obligations pursuant to the Senior Subsidiary Guarantee Agreement shall remain in full force and effect without modification thereto and (ii) nothing herein shall in any way limit any of the terms or provisions of such Subsidiary Loan Party’s guarantee of the Senior Obligations pursuant to the Senior Subsidiary Guarantee Agreement or any Subsidiary Loan Party’s obligations under any other Senior Loan Document to which it is a party (as the same may be amended from time to time), all of which are hereby ratified, confirmed and affirmed in all respects. Each Subsidiary Loan Party hereby further acknowledges that the Borrower, the Administrative Agent and the Lenders may from time to time enter into any further amendments, amendments and restatements, modifications, terminations and/or amendments of the Amended Credit Agreement and any other Senior Loan Document without notice to or consent from such Subsidiary Loan Party and without affecting the validity or enforceability of such Subsidiary Loan Party’s guarantee of the Senior Obligations pursuant to the Senior Subsidiary Guarantee Agreement or giving rise to any reduction, limitation, impairment, discharge or termination of such Subsidiary Loan Party’s guarantee of the Senior Obligations pursuant to the Senior Subsidiary Guarantee Agreement.

Each Subsidiary Loan Party hereby reaffirms its grant to the Senior Collateral Agent, for the benefit of the Senior Secured Parties, of a continuing security interest in and Lien upon the Collateral of such Subsidiary Loan Party, whether now owned or hereafter acquired or arising, and wherever located, all as provided in the Financing Order, the Senior Security Agreement and in the other Senior Collateral Documents, and each Subsidiary Loan Party hereby reaffirms that the Senior Obligations are and shall continue to be secured by the continuing security interest and Lien granted by such Subsidiary Loan Party to the Senior Collateral Agent, for the benefit of the Senior Secured Parties, pursuant to the Financing Order, the Senior Security Agreement and the other Senior Collateral Documents.

This acknowledgement may be executed in counterparts and via Electronic Signatures as described in Section 9 of the Second Amendment.

[Signature Pages Follow]

The undersigned Subsidiary Loan Parties are signatories to this Acknowledgment, Ratification and Reaffirmation in their capacity as Subsidiary Loan Parties.

EACH OF THE SUBSIDIARIES OF THE BORROWER LISTED ON SCHEDULE I HERETO,
as a Subsidiary Loan Party

By:	/s/ Susan Lowell
Name:	Susan Lowell
Title:	President

EACH OF THE SUBSIDIARIES OF THE BORROWER LISTED ON SCHEDULE II HERETO,
as a Subsidiary Loan Party

By:	/s/ Alyssa Parrish
Name:	Alyssa Parrish
Title:	Vice President

EACH OF THE SUBSIDIARIES OF THE BORROWER LISTED ON SCHEDULE III HERETO,
as a Subsidiary Loan Party

By:	/s/ Alyssa Parrish
Name:	Alyssa Parrish
Title:	Vice President and Secretary

EACH OF THE SUBSIDIARIES OF THE BORROWER LISTED ON SCHEDULE IV HERETO,
as a Subsidiary Loan Party

By:	/s/ Susan Lowell
Name:	Susan Lowell
Title:	Vice President and Assistant Secretary

[Signature Page – Second Amendment to DIP Credit Agreement]

BANK OF AMERICA, N.A.,
as the Administrative Agent

By:	/s/ Courtney Kolb
Name:	Courtney Kolb
Title:	Vice President

[Signature Page – Second Amendment to DIP Credit Agreement]

BANK OF AMERICA, N.A.,
as a Lender and an Issuing Bank

By:	/s/ Courtney Kolb
Name:	Courtney Kolb
Title:	Vice President

[Signature Page – Second Amendment to DIP Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender and an Issuing Bank

By:	/s/ William Boyle
Name:	William Boyle
Title:	AVP

[Signature Page – Second Amendment to DIP Credit Agreement]

CAPITAL ONE, NATIONAL ASSOCIATION,
as a Lender and an Issuing Bank

By:	/s/ Robert Johnson
Name:	Robert Johnson
Title:	Duly Authorized Signatory

[Signature Page – Second Amendment to DIP Credit Agreement]

FIFTH THIRD BANK, NATIONAL ASSOCIATION,
as a Lender and an Issuing Bank

By:	/s/ Douglas M. Sherlag
Name:	Douglas M. Sherlag
Title:	Vice President

[Signature Page – Second Amendment to DIP Credit Agreement]

BMO BANK N.A.,
as a Lender and an Issuing Bank

By:	/s/ James Meyer
Name:	James Meyer
Title:	Authorized Signatory

[Signature Page – Second Amendment to DIP Credit Agreement]

MUFG BANK, LTD.,
as a Lender and an Issuing Bank

By:	/s/ Thomas Kainamura
Name:	Thomas Kainamura
Title:	Director

[Signature Page – Second Amendment to DIP Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION,
as a Lender and an Issuing Bank

By:	/s/ Jay Danforth
Name:	Jay Danforth
Title:	Senior Vice President

[Signature Page – Second Amendment to DIP Credit Agreement]

TRUIST BANK,
as a Lender and an Issuing Bank

By:	/s/ Caroline Dixon
Name:	Caroline Dixon
Title:	Director

[Signature Page – Second Amendment to DIP Credit Agreement]

ING CAPITAL LLC,
as a Lender and an Issuing Bank

By:	/s/ Jean Grasso
Name:	Jean Grasso
Title:	Managing Director

By:	/s/ Jeff Chu
Name:	Jeff Chu
Title:	Director

[Signature Page – Second Amendment to DIP Credit Agreement]

CITIZENS BANK, N.A.,
as a Lender

By:	/s/ John E. Lucas
Name:	John E. Lucas
Title:	Vice President

[Signature Page – Second Amendment to DIP Credit Agreement]

TD BANK, N.A.,
as a Lender

By:	/s/ Bethany Buitenhuys
Name:	Bethany Buitenhuys
Title:	Vice President

[Signature Page – Second Amendment to DIP Credit Agreement]

THE HUNTINGTON NATIONAL BANK,
as a Lender

By:	/s/ John Kolb
Name:	John Kolb
Title:	Vice President

[Signature Page – Second Amendment to DIP Credit Agreement]

UBS AG, STAMFORD BRANCH,
as a Lender

By:	/s/ Peter Hazoglou
Name:	Peter Hazoglou
Title:	Authorized Signatory

By:	/s/ Anthony Colon
Name:	Anthony Colon
Title:	Director

[Signature Page – Second Amendment to DIP Credit Agreement]

FIRST-CITIZENS BANK & TRUST COMPANY,
as a Lender

By:	/s/ Francis Ballard, Jr.
Name:	Francis Ballard, Jr.
Title:	SVP

[Signature Page – Second Amendment to DIP Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Andrew Stredde
Name:	Andrew Stredde
Title:	Vice President

[Signature Page – Second Amendment to DIP Credit Agreement]

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ John P. Heckek
Name:	John P. Heckek
Title:	Senior Vice President

[Signature Page – Second Amendment to DIP Credit Agreement]

APPLE BANK FOR SAVINGS,
as a Lender

By:	/s/ Joseph K. Kotusky
Name:	Joseph K. Kotusky
Title:	Vice President

[Signature Page – Second Amendment to DIP Credit Agreement]

CATHAY BANK,
as a Lender

By:	/s/ David Scheiber
Name:	David Scheiber
Title:	SVP & Manager Special Asset Department

[Signature Page – Second Amendment to DIP Credit Agreement]

Schedule I to the

Second Amendment to Credit Agreement

SUBSIDIARY LOAN PARTIES

1515 West State Street Boise, Idaho, LLC

1740 Associates, L.L.C.

4042 Warrensville Center Road – Warrensville Ohio, Inc.

5277 ASSOCIATES, INC.

5600 Superior Properties, Inc.

Apex Drug Stores, Inc.

Broadview and Wallings–Broadview Heights Ohio, Inc.

Eckerd Corporation

EDC Drug Stores, Inc.

GDF, INC.

Genovese Drug Stores, Inc.

Gettysburg and Hoover-Dayton, Ohio, LLC

Harco, Inc.

Health Dialog Services Corporation

Juniper Rx, LLC

K & B ALABAMA CORPORATION

K & B Louisiana Corporation

K & B Mississippi Corporation

K & B SERVICES, INCORPORATED

K & B TENNESSEE CORPORATION

K&B TEXAS CORPORATION

K & B, Incorporated

LAKEHURST AND BROADWAY CORPORATION

Maxi Drug North, Inc.

Maxi Drug South, L.P.

Maxi Drug, Inc.

Maxi Green Inc.

Munson & Andrews, LLC

Name Rite, L.L.C.

P.J.C. Distribution, Inc.

P.J.C. Realty Co., Inc.

PDS-1 Michigan, Inc.

Perry Drug Stores, Inc.

PJC Lease Holdings, Inc.

PJC Manchester Realty LLC

PJC of Massachusetts, Inc.

PJC of Rhode Island, Inc.

PJC of Vermont Inc.

PJC Peterborough Realty LLC

PJC Realty MA, Inc.

PJC Revere Realty LLC

PJC Special Realty Holdings, Inc.

Schedule I

RDS Detroit, Inc.

Read’s, Inc.

Rite Aid Drug Palace, Inc.

Rite Aid Hdqtrs. Corp.

Rite Aid Lease Management Company

Rite Aid of Connecticut, Inc.

Rite Aid of Delaware, Inc.

Rite Aid of Georgia, Inc.

Rite Aid of Indiana, Inc.

Rite Aid of Kentucky, Inc.

Rite Aid of Maine, Inc.

Rite Aid of Maryland, Inc.

Rite Aid of Michigan, Inc.

Rite Aid of New Hampshire, Inc.

Rite Aid of New Jersey, Inc.

Rite Aid of New York, Inc.

Rite Aid of North Carolina, Inc.

Rite Aid of Ohio, Inc.

Rite Aid of Pennsylvania, LLC

Rite Aid of South Carolina, Inc.

Rite Aid of Tennessee, Inc.

Rite Aid of Vermont, Inc.

Rite Aid of Virginia, Inc.

Rite Aid of Washington, D.C., Inc.

Rite Aid of West Virginia, Inc.

Rite Aid Online Store, Inc.

Rite Aid Payroll Management, Inc.

Rite Aid Realty Corp.

Rite Aid Rome Distribution Center, Inc.

Rite Aid Specialty Pharmacy LLC

Rite Aid Transport, Inc.

Rx Choice, Inc.

The Lane Drug Company

Thrift Drug, Inc.

Thrifty Corporation

Thrifty PayLess, Inc.

The Bartell Drug Company

Schedule I

Schedule II to the

Second Amendment to Credit Agreement

SUBSIDIARY LOAN PARTIES

JCG Holdings (USA), Inc.

JCG (PJC) USA, LLC

Rite Aid Hdqtrs. Funding, Inc.

Rite Investments Corp.

Rite Investments Corp., LLC

The Jean Coutu Group (PJC) USA, Inc.

Schedule II

Schedule III to the
Second Amendment to Credit Agreement

SUBSIDIARY LOAN PARTIES

RediClinic LLC

RCMH LLC

RediClinic Associates, Inc.

RediClinic of PA, LLC

Schedule III

Schedule IV to the

Second Amendment to Credit Agreement

SUBSIDIARY LOAN PARTIES

Elixir Rx Solutions, LLC

ADVANCE BENEFITS, LLC

ASCEND HEALTH TECHNOLOGY LLC

Design Rx, LLC

Design Rx Holdings LLC

DESIGNRXCLUSIVES, LLC

Elixir Savings, LLC

Elixir Holdings, LLC

Elixir Rx Options, LLC

Elixir Rx Solutions, LLC

Elixir Rx Solutions of Nevada, LLC

Elixir Puerto Rico, Inc.

FIRST FLORIDA INSURERS OF TAMPA, LLC

Hunter Lane, LLC

Laker Software, LLC

Elixir Pharmacy, LLC

Rx Initiatives L.L.C.

Tonic Procurement Solutions, LLC

Schedule IV

ANNEX A-1

Amended Credit Agreement

[Please See Attached]

ANNEX A-1

TO ~~FIRST~~SECOND AMENDMENT

DEBTOR-IN-POSSESSION CREDIT AGREEMENT

dated as of October 18, 2023,

as amended on November 8, 2023,

as further amended on December 22, 2023

among

RITE AID CORPORATION,

as the Borrower

THE LENDERS PARTY HERETO,

and

bank of america, n.a.,

as Administrative Agent and Collateral Agent

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Syndication Agent

CAPITAL ONE, NATIONAL ASSOCIATION,

BMO BANK N.A.,

FIFTH THIRD BANK, NATIONAL ASSOCIATION,

MUFG BANK, LTD.,

PNC BANK, NATIONAL ASSOCIATION,

TRUIST BANK,

and

ING CAPITAL LLC,

as Co-Documentation Agents

BofA SECURITIES, INC.,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
CAPITAL ONE, NATIONAL ASSOCIATION,

BMO BANK N.A.,

FIFTH THIRD BANK, NATIONAL ASSOCIATION,

MUFG BANK, LTD.,

PNC CAPITAL MARKETS LLC,

TRUIST SECURITIES, INC.,

and

ING CAPITAL LLC,

as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

Page

ARTICLE I Definitions		2

SECTION 1.01.	Defined Terms	2
SECTION 1.02.	Classification of Loans and Borrowings	80
SECTION 1.03.	Terms Generally	80
SECTION 1.04.	Accounting Terms; GAAP	8~~0~~1
SECTION 1.05.	Divisions	81
SECTION 1.06.	Excluded Swap Obligations	81
SECTION 1.07.	Times of Day	82
SECTION 1.08.	Letter of Credit Amounts	82
SECTION 1.09.	Interest Rates	82

ARTICLE II The Credits		83

SECTION 2.01.	Commitments	83
SECTION 2.02.	Loans and Borrowings	84
SECTION 2.03.	Requests for Borrowings	8~~4~~5
SECTION 2.04.	Swingline Loans	85
SECTION 2.05.	Letters of Credit	87
SECTION 2.06.	Funding of Borrowings	97
SECTION 2.07.	Interest Elections	98
SECTION 2.08.	Termination and Reduction of Commitments	99
SECTION 2.09.	Repayment of Loans; Evidence of Indebtedness	100
SECTION 2.10.	Amortization and Repayment of Term Loans	102
SECTION 2.11.	Prepayment of Loans	102
SECTION 2.12.	Fees	105
SECTION 2.13.	Interest	106
SECTION 2.14.	Alternate Rate of Interest; Illegality	107
SECTION 2.15.	Increased Costs	110
SECTION 2.16.	Break Funding Payments	112
SECTION 2.17.	Taxes	112
SECTION 2.18.	Payments Generally; Pro Rata Treatment; Sharing of Setoffs	117
SECTION 2.19.	Mitigation Obligations; Replacement of Lenders	119
SECTION 2.20.	Borrowing Base Advance Rates; Reserves	120
SECTION 2.21.	Incremental Loans	121
SECTION 2.22.	Defaulting Lenders	122
SECTION 2.23.	Protective Advances	124

ARTICLE III Representations and Warranties		125

SECTION 3.01.	Organization; Powers	125

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SECTION 5.18.	Company Financial Advisors and Lender Group Consultants	147
SECTION 5.19.	Approved Budget	149
SECTION 5.20.	Chapter 11 Case Milestones	150
SECTION 5.21.	Compliance with Bankruptcy Court Orders, Bankruptcy Code, Etc.	150
SECTION 5.22.	Real Estate Leases	151
SECTION 5.23.	Assumption and Rejection of Contracts and Real Estate Leases	15~~2~~1
SECTION 5.24.	Post-Closing Obligations	153
SECTION 5.25.	Permitted Elixir Seller Financing	153

ARTICLE VI Negative Covenants		15~~3~~3

SECTION 6.01.	Indebtedness; Certain Equity Securities	15~~3~~3
SECTION 6.02.	Liens	156
SECTION 6.03.	Fundamental Changes	158
SECTION 6.04.	Investments, Loans, Advances, Guarantees and Acquisitions	15~~9~~9
SECTION 6.05.	Asset Sales	160
SECTION 6.06.	Sale and Leaseback Transactions	162
SECTION 6.07.	Hedging Agreements	162
SECTION 6.08.	Restricted Payments; Certain Payments of Indebtedness	16~~2~~2
SECTION 6.09.	Transactions with Affiliates	16~~3~~3
SECTION 6.10.	Restrictive Agreements	16~~4~~4
SECTION 6.11.	Amendment of Material Documents	16~~6~~6
SECTION 6.12.	Minimum ABL Availability	16~~7~~7
SECTION 6.13.	Restrictions on Asset Holdings by the Borrower	16~~7~~7
SECTION 6.14.	Corporate Separateness	16~~8~~8
SECTION 6.15.	Cash Management	16~~8~~8
SECTION 6.16.	Use of Proceeds	168
SECTION 6.17.	Intellectual Property Collateral	168
SECTION 6.18.	Elixir ~~Monetization Event; Elixir~~ Insurance Company	16~~9~~9

ARTICLE VII Events of Default		169

SECTION 7.01.	Events of Default	169
SECTION 7.02.	Application of Proceeds	176

ARTICLE VIII Rights of Agents		179

SECTION 8.01.	Appointment and Authority of Agents	179
SECTION 8.02.	Rights as a Lender	179
SECTION 8.03.	Exculpatory Provisions	180
SECTION 8.04.	Reliance by the Agents	180
SECTION 8.05.	Delegation of Duties	181
SECTION 8.06.	Resignation or Removal of an Agent	181

ANNEXES:

Annex I – Approved Budget

SCHEDULES:

Schedule 1.01(a)	-	Excluded Subsidiaries
Schedule 1.01(b)	-	Existing Letters of Credit
Schedule 1.01(c)	-	Specified Prescription File Stores
Schedule 2.01	-	Commitments and Applicable Percentage
Schedule 3.04	-	Undisclosed Liabilities
Schedule 3.05(a)(1)	-	Properties
Schedule 3.05(a)(2)	-	Owned Real Property
Schedule 3.05(a)(3)	-	Ground-Leased Real Property
Schedule 3.05(c)	-	Stores, Warehouses and Distribution Centers
Schedule 3.06(a)	-	Litigation
Schedule 3.06(b)	-	Environmental Matters
Schedule 3.06(c)	-	Hazardous Materials
Schedule 3.12	-	Subsidiaries
Schedule 3.13	-	Insurance
Schedule 3.14	-	Labor
Schedule 3.15	-	Real Estate Matters
Schedule 5.20	-	Chapter 11 Case Milestones
Schedule 5.24	-	Post-Closing Obligations
Schedule 6.01(a)(xii)	-	Existing Indebtedness
Schedule 6.01(b)	-	Equity Issuances
Schedule 6.02(a)(xi)	-	Liens
Schedule 6.04	-	Investments
Schedule 6.08(a)	-	Restricted Payments
Schedule 6.09	-	Affiliate Transactions
Schedule 9.01	-	Notices

EXHIBITS:		(form of)

Exhibit A-1	-	Revolving Credit Note
Exhibit A-2	-	FILO Note
Exhibit A-3	-	Term Note
Exhibit B	-	Assignment and Acceptance Agreement
Exhibit C	-	Borrowing Base Certificate
Exhibit D	-	Borrowing/Interest Election Request
Exhibit E	-	Compliance Certificate
Exhibit F-1 – F-4	-	U.S. Tax Compliance Certificates
Exhibit G	-	Interim Financing Order
Exhibit H	-	Cash Management Order
Exhibit I	-	Allocation of Proceeds of Elixir-Related Prepayment Events
Exhibit J	-	Owned Property Master List

v

DEBTOR-IN-POSSESSION CREDIT AGREEMENT

This DEBTOR-IN-POSSESSION CREDIT AGREEMENT, dated as of October 18, 2023, is among RITE AID CORPORATION, a Delaware corporation (the “Borrower”), each lender from time to time party hereto (each a “Lender”, and collectively, the “Lenders”), and BANK OF AMERICA, N.A., as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) and collateral agent (in such capacity, including any successor thereto, the “Collateral Agent”) for the Senior Loan Secured Parties (as hereinafter defined), with BofA SECURITIES, INC., WELLS FARGO BANK, NATIONAL ASSOCIATION, CAPITAL ONE, NATIONAL ASSOCIATION, BMO BANK N.A., FIFTH THIRD BANK, NATIONAL ASSOCIATION, MUFG BANK, LTD, PNC CAPITAL MARKETS LLC, TRUIST SECURITIES, INC. and ING CAPITAL LLC, as joint lead arrangers and joint bookrunners hereunder (in such capacities, the “Arrangers”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as co-syndication agent hereunder (in such capacity, the “Syndication Agent”), and CAPITAL ONE, NATIONAL ASSOCIATION, BMO BANK N.A., FIFTH THIRD BANK, NATIONAL ASSOCIATION, MUFG BANK, LTD, PNC BANK, NATIONAL ASSOCIATION, TRUIST BANK and ING CAPITAL LLC, as co-documentation agents hereunder (in such capacity, the “Co-Documentation Agents”).

PRELIMINARY STATEMENTS

A.            On October 15, 2023 (the “Petition Date”), the Borrower and the Subsidiary Loan Parties commenced cases under Chapter 11 of the Bankruptcy Code, 11 U.S.C. 101 et seq. (the “Bankruptcy Code”), case numbers 23-18991 (MBK) through 23-19017 (MBK), 23-19019 (MBK) through 23-19022 (MBK), 23-19024 (MBK) through 23-19031 (MBK), 23-19033 (MBK) through 23-19060 (MBK), 23-19062 (MBK) through 23-19109 and 23-19111 (MBK) through 23-19115 (MBK) (collectively, the “Chapter 11 Case”) by filing voluntary petitions for relief under Chapter 11 with the United States Bankruptcy Court for the District of New Jersey (the “Bankruptcy Court”).

B.            The Borrower and the other Loan Parties continue to operate their businesses and manage their properties as debtors and debtors-in-possession pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code.

C.            The Borrower has requested, and the Lenders have agreed, upon the terms and conditions set forth in this Agreement, to make available to the Borrower a senior secured credit facility in an aggregate principal amount not to exceed $3,250,000,000 consisting of (x) a $2,850,000,000 revolving credit facility, and (y) a $400,000,000 first-in last-out term loan facility in order to (a) repay the Pre-Petition Obligations as provided herein, (b) fund the Chapter 11 Case in accordance with the Approved Budget (subject to the Permitted Variance) and as provided herein, (c) make certain other payments on the Closing Date as more fully provided herein, and (d) provide working capital for the Borrower and the Subsidiary Loan Parties during the pendency of the Chapter 11 Case in accordance with the Approved Budget (subject to the Permitted Variance) and as provided herein.

D.            The Borrower and the Subsidiary Loan Parties desire to secure the Senior Obligations under the Senior Loan Documents by granting to the Senior Collateral Agent, on behalf of itself and the other Secured Parties, a security interest in and liens upon substantially all of their assets, whether now existing or hereafter acquired, in each instance as more fully set forth in the Senior Loan Documents and in the Financing Order.

E.            All Senior Loan Obligations of the Borrower and the Subsidiary Loan Parties to the Lenders and other Senior Secured Parties under this Agreement and under the other Senior Loan Documents shall be full recourse to each of the Borrower and the Subsidiary Loan Parties, secured by the Collateral Agent’s security interest in and liens on all or substantially all of the assets of the Borrower and the other Loan Parties included in the Collateral and entitled to super-priority administrative claim status under the Bankruptcy Code as provided herein and in the Financing Order.

F.            Accordingly, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.         Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“2025 7.500% Note Indenture” means the Indenture dated as of February 5, 2020, as supplemented prior to the date hereof, among the Borrower, the Subsidiary Loan Parties party thereto and The Bank of New York Mellon Trust Company, as trustee, relating to the 2025 7.500% Notes.

“2026 8.000% Note Indenture” means the Indenture dated as of July 27, 2020, as supplemented prior to the date hereof, among the Borrower, the Subsidiary Loan Parties party thereto and The Bank of New York Mellon Trust Company, as trustee, relating to the 2026 8.000% Notes.

“2027 7.70% Note Indenture” means the Indenture dated as of August 1, 1993, as supplemented prior to the date hereof, between the Borrower and U.S. Bank Trust National Association (as successor to Morgan Guaranty Trust Company of New York), as trustee, relating to the 2027 7.70% Notes.

“2028 6.875% Note Indenture” means the Indenture dated as of December 21, 1998, as supplemented prior to the date hereof, between the Borrower and The Bank of New York Mellon Trust Company (as successor to Harris Trust and Savings Bank), as trustee, relating to the 2028 6.875% Notes.

“ABL Availability” means, on any date of determination, (a) the ABL Loan Cap at such time minus (b) the Total ABL Outstandings at such time.

“ABL Borrowing Base Amount” means an amount equal to the sum, without duplication, of the following:

(a)              the Accounts Receivable Advance Rate multiplied by the face amount of Eligible Accounts Receivable; plus

(b)              the Credit Card Receivable Advance Rate multiplied by the face amount of Eligible Credit Card Accounts Receivable; plus

(c)              the Pharmaceutical Inventory Advance Rate multiplied by the Eligible Pharmaceutical Inventory Value; plus

(d)              the Other Inventory Advance Rate multiplied by the Eligible Other Inventory Value; plus

(e)              the ABL Scripts Availability; minus

(f)               the FILO Push-Down Reserve; minus

(g)              the ABL Term Loan Push-Down Reserve; minus

(h)              the Elixir Proceeds Reserve; minus

(i)              the Elixir Seller Financing Reserve; minus

(j)              the Scripts Sales Reserve; minus

(k)              ~~(j)~~ the Carve Out Reserve; minus

(l)              ~~(k)~~ any reserves established by the Administrative Agent, in accordance with Section 2.20(b), in the exercise of its commercially reasonable judgment to reflect Borrowing Base Factors.

provided, that, for purposes of determining the ABL Borrowing Base Amount at any date of determination, the amount set forth in clause (e) of this definition shall not exceed 32.5% of the ABL Borrowing Base Amount.

The ABL Borrowing Base Amount shall be computed and reported weekly with respect to Eligible Accounts Receivable, Eligible Inventory, Eligible Credit Card Accounts Receivable and Eligible Script Lists, in each case in accordance with Sections 2.20 and 5.01(f). The ABL Borrowing Base Amount at any time in effect shall be determined by reference to the Borrowing Base Certificate most recently delivered pursuant to Section 5.01(f), giving effect to reserves effected pursuant to Section 2.20(b) after the date of delivery thereof.

“ABL Intercreditor Agreement” means the Pari Passu Intercreditor Agreement, dated as of the Closing Date, by and among the Senior Collateral Agent and the ABL Term Loan Agent, as acknowledged by the Loan Parties, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“ABL License” means the irrevocable license granted by the Subsidiary Loan Parties to the Senior Collateral Agent for the benefit of the Senior Loan Secured Parties and the other Senior Secured Parties pursuant to Section 7.05 of the Senior Security Agreement.

“ABL Loan Cap” means, at any time, an amount equal to the lesser of (a) the Total ABL Commitments and (b) the ABL Borrowing Base Amount.

“ABL Priority Collateral” means all Collateral of the type that constitutes “ABL Priority Collateral” as defined in the Split-Priority Intercreditor Agreement. Notwithstanding the foregoing to the contrary, Collateral consisting of any Intellectual Property shall only be deemed ABL Priority Collateral until the occurrence of the Collateral Designation Date.  Thereafter, such Collateral consisting of any Intellectual Property shall be deemed to be Split-Lien Priority Collateral.

“ABL Scripts Availability” means, at any time of determination of the ABL Borrowing Base Amount, the product of (a) Script Lists Advance Rate multiplied by (b) the Eligible Script Lists Value.

“ABL Term Lenders” means those certain lenders and other financial institutions from time to time party to the ABL Term Loan Agreement as lenders.

“ABL Term Loan Agent” means Bank of America, in its capacity as administrative agent and collateral agent under the ABL Term Loan Agreement and the other ABL Term Loan Documents, together with any of its successors or assigns in such capacities.

“ABL Term Loan Agreement” means the Term Loan Agreement, dated as of the Closing Date, by and among the Loan Parties party thereto, the ABL Term Lenders, the ABL Term Loan Agent, and the other parties thereto, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“ABL Term Loan Borrowing Base Amount” means the “Borrowing Base Amount” as defined in the ABL Term Loan Agreement.

“ABL Term Loan Documents” means, collectively, (a) the ABL Term Loan Agreement and (b) all agreements, documents and instruments at any time executed and/or delivered in connection therewith, each as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“ABL Term Loan Exclusive Collateral” means all “Term Loan Exclusive Collateral” as defined in the ABL Term Loan Agreement.

“ABL Term Loan Exclusive Collateral Accounts” means one or more Deposit Accounts of the Borrower or a Subsidiary Loan Party, established at Bank of America, for the purpose (and solely for the purpose) of holding proceeds of ABL Term Loan Exclusive Collateral.

“ABL Term Loan Obligations” means the “Obligations” as defined in the ABL Term Loan Agreement.

“ABL Term Loan Push-Down Reserve” means, at any time of determination, a reserve (established against the ABL Borrowing Base Amount) by the Administrative Agent at such time in an amount equal to the amount (if any) by which the aggregate outstanding principal amount of the ABL Term Loans exceeds the ABL Term Loan Borrowing Base Amount.

“ABL Term Loans” means the “Loans” under and as defined in the ABL Term Loan Agreement.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Accepting Lenders” shall have the meaning assigned to such term in Section 9.19(a).

“Account” means (a) “accounts” as defined in the UCC, (b) all Payment Intangibles consisting of amounts owing from credit card and debit card issuers and processors and all rights under contracts relating to the creation or collection of such Payment Intangibles and (c) all rights to payment of a monetary obligation, whether or not earned by performance, (x) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (y) for services rendered or to be rendered, or (z) arising out of the use of a credit or charge card or information contained on or for use with the card. The term “Account” does not include (i) rights to payment evidenced by “chattel paper” or an “instrument,” (ii) commercial tort claims, (iii) deposit accounts, (iv) investment property, or (v) letter-of-credit rights or letters of credit.

“Account Debtor” means an “account debtor” as such term is defined in the UCC, including a credit card or debit card issuer and a credit card or debit card processor.

“Accounts Receivable Advance Rate” means the accounts receivable advance rate determined in accordance with Section 2.20(a).

“Actual Cash Receipts” means, for any period of determination, the amount of all cash receipts actually received by the Loan Parties and their Subsidiaries (excluding, for the avoidance of doubt, any borrowings under this Agreement) from the operations of the Loan Parties and their Subsidiaries (including from any Asset Sales) during such period, which corresponds to the sum of (a) the cash receipts aggregated in the line items “Total Receipts” (or words of similar import) and “Script Sales” (or words of similar import) for such period in the “WCF” tab of the “Retail & Corp Bank TWCF” portion of the Approved Budget, (b) the cash receipts aggregated in the line item “Total Receipts” (or words of similar import) for such period in the “TWCF – PBM” tab of the “Elixir TWCF” portion of the Approved Budget, all as determined in a manner consistent with the Approved Budget and (c) the cash receipts aggregated in the line item “Total Receipts” (or words of similar import) for such period in the “TWCF – EIC” tab of the “Elixir TWCF” portion of the Approved Budget, all as determined in a manner consistent with the Approved Budget.

“Actual Net Cash Flow” means, the sum of (a) for any period of determination with respect to the Loan Parties and their Subsidiaries (other than, in each case, the Elixir Subsidiaries), the actual net cash flow of such Loan Parties and Subsidiaries for such period, which corresponds to the line item “Net Cash Flow” (or words of similar import) for such period in the “WCF” tab of the “Retail & Corp Bank TWCF” portion of the Approved Budget, (b) for any period of determination with respect to the Elixir Subsidiaries (other than Elixir Insurance Company), the actual net cash flow of the Elixir Subsidiaries (other than Elixir Insurance Company) for such period, which corresponds to the line item “Net Operating Cash Flow” (or words of similar import) for such period in the “TWCF– PBM” tab of the “Elixir TWCF” portion of the Approved Budget, all as determined in a manner consistent with the Approved Budget, and (c) for any period of determination with respect to the Elixir Subsidiaries, the actual net cash flow of Elixir Insurance Company for such period, which corresponds to the line item “Net Operating Cash Flow” (or words of similar import) for such period in the “TWCF – EIC” tab of the “Elixir TWCF” portion of the Approved Budget, all as determined in a manner consistent with the Approved Budget.

“Actual Non-Operating Disbursement Amounts” means, for any period of determination, the amount of all non-operating disbursements actually paid by the Loan Parties and their Subsidiaries during such period, which corresponds to the disbursements described under the headings “Interest & Fees”, “Normal Course Professional Fees”, “Restructuring Professional Fees”, and “Other Non-Operating” (or words of similar import) for such period in the Approved Budget, all as determined in a manner consistent with the Approved Budget.

“Actual Operating Disbursement Amounts” means, for any period of determination, the amount of all operating disbursements actually paid by the Loan Parties and their Subsidiaries during such period, which corresponds to the sum of (a) the disbursements aggregated in the line item “Total Operating Disbursements” (or words of similar import) for such period in the “WCF” tab of the “Retail & Corp Bank TWCF” portion of the Approved Budget, (b) the disbursements aggregated in the line item “Total Operating Disbursements” (or words of similar import) for such period in the “TWCF – PBM” tab of the “Elixir TWCF” portion of the Approved Budget, all as determined in a manner consistent with the Approved Budget, and (c) the disbursements aggregated in the line item “Total Operating Disbursements” (or words of similar import) for such period in the “TWCF – EIC” tab of the “Elixir TWCF” portion of the Approved Budget, all as determined in a manner consistent with the Approved Budget.

“Actual Other Inventory Levels” means, as of any date of determination, the actual aggregate consolidated ledger Other Inventory levels of the Loan Parties as of such date, which corresponds to the budgeted consolidated ledger levels with respect to Other Inventory levels of the Loan Parties for such date set forth in the “Borrowing Base Summary” tab of the “Retail & Corp Bank TWCF” portion of the Approved Budget opposite the heading “Other Inventory Balance” (or words of similar import), all as determined in a manner consistent with the Approved Budget.

“Actual Other Inventory Receipts” means, for any period of determination, the aggregate amount of the value, determined at cost, of all Other Inventory actually received by the Loan Parties during such period, which corresponds to the Other Inventory receipts during such period set forth in the “Inventory Purchases Summary” tab of the “Retail & Corp Bank TWCF” portion of the Approved Budget opposite the heading “DSD Other & Warehouse Purchases” (or words of similar import), all as determined in a manner consistent with the Approved Budget.

“Actual Pharmaceutical Inventory Levels” means, as of any date of determination, the actual aggregate consolidated ledger Pharmaceutical Inventory levels of the Loan Parties as of such date, which corresponds to the budgeted consolidated ledger levels with respect to Pharmaceutical Inventory levels of the Loan Parties for such date set forth in the “Borrowing Base Summary” tab of the “Retail & Corp Bank TWCF” portion of the Approved Budget opposite the heading “Pharmacy Inventory Balance” (or words of similar import), all as determined in a manner consistent with the Approved Budget.

“Actual Pharmaceutical Inventory Receipts” means, for any period of determination, the aggregate amount of the value, determined at cost, of all Pharmaceutical Inventory actually received by the Loan Parties during such period, which corresponds to the Pharmaceutical Inventory receipts during such period set forth in the “Inventory Purchases Summary” tab of the “Retail & Corp Bank TWCF” portion of the Approved Budget opposite the heading “Purchases DSD McKesson” (or words of similar import), all as determined in a manner consistent with the Approved Budget.

“Additional Lender” means, at any time, any bank or other financial institution (other than any such bank or financial institution that is a Lender at such time) that agrees to provide any portion of any Incremental Facility pursuant to an Incremental Facility Agreement or Refinancing Indebtedness pursuant to a Refinancing Amendment, provided that each Additional Lender shall be subject to the approval of the Administrative Agent (such approval not to be unreasonably withheld) and the Borrower.

“Additional Senior Debt” means any Indebtedness incurred by the Borrower (other than Indebtedness constituting Senior Loan Obligations) that is (x) Guaranteed by the Subsidiary Loan Parties pursuant to the Senior Subsidiary Guarantee Agreement (and not Guaranteed by any other Person) and (y) is secured by the Collateral on a pari passu basis (but without regard to control of remedies) with the Senior Loan Obligations pursuant to the Senior Security Agreement (and not secured by Liens on any other assets of the Borrower or any other Person (other than assets that, substantially concurrently with the incurrence of such Indebtedness, become Collateral on which a Lien is granted to the Senior Collateral Agent pursuant to the Senior Security Agreement and/or other Senior Collateral Documents to secure the Senior Loan Obligations)); provided, however, that (a) such Indebtedness is permitted to be incurred, secured and Guaranteed on such basis by the Senior Debt Documents, the Second Priority Debt Documents and the Split-Priority Debt Documents, and (b) the Representative for the holders of such Indebtedness shall have become party to and bound by the provisions of (i) the Senior Lien Intercreditor Agreement pursuant to, and by satisfying the conditions set forth in, Section 5.02(c) thereof (and, if such Indebtedness will be the initial Additional Senior Debt incurred by the Borrower, then the Borrower, the Subsidiary Loan Parties, the Senior Collateral Agent, the Administrative Agent and the Representative for such initial Additional Senior Debt shall have executed and delivered the Senior Lien Intercreditor Agreement) and (ii) each other Applicable Intercreditor Agreement then in effect, in accordance with the requirements thereof. Additional Senior Debt shall include any Registered Equivalent Notes and Guarantees thereof by the Subsidiary Loan Parties pursuant to the Senior Subsidiary Guarantee Agreement issued in exchange thereof. For the avoidance of doubt, (x) all Permitted First-Priority Debt shall constitute Additional Senior Debt, and (y) Split-Priority Term Loan Debt will not constitute Additional Senior Debt. Notwithstanding anything to the contrary in this Agreement or in any other Senior Loan Document, no Additional Senior Debt may be incurred or established at any time on or after the Closing Date, unless the Administrative Agent and the Required Lenders shall otherwise consent thereto in writing.

“Additional Senior Debt Documents” means, with respect to any series, issue or class of Additional Senior Debt, the promissory notes, indentures, collateral documents and other operative agreements evidencing or governing such Indebtedness, including the Senior Collateral Documents executed in favor of the Additional Senior Debt Parties.

“Additional Senior Debt Obligations” means, with respect to any series, issue or class of Additional Senior Debt, (a) all principal of, and interest payable with respect to, such Additional Senior Debt, (b) all other amounts payable to the related Additional Senior Debt Parties under the related Additional Senior Debt Documents (including in each case of clauses (a) and (b) above, any interest, fees and other amounts which accrue after the commencement of any case, proceeding or other action relating to a Bankruptcy Proceeding of the Borrower or any Subsidiary Loan Party, whether or not allowed or allowable, in whole or in part, as a claim in such Bankruptcy Proceeding) and (c) any renewals or extensions of the foregoing.

“Additional Senior Debt Parties” means, with respect to any series, issue or class of Additional Senior Debt, the holders of such Indebtedness, any trustee or agent therefor under any related Additional Senior Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Borrower or any Subsidiary Loan Party under any related Additional Senior Debt Documents, but shall not include the Loan Parties or any Subsidiary thereof (unless such Loan Party or such Subsidiary is a holder of such Indebtedness, a trustee or agent therefor or beneficiary of such an indemnification obligation).

“Additional Specified Store Closing Sales” means any “going out of business,” “store closing,” “sale on everything,” “everything must go,” or similar sale in connection with the closure of any Stores, excluding, however, (a) any such sales conducted at the initial number of Specified Stores closed in accordance with the Store Closing Order (as disclosed to the Statutory Committees, the Administrative Agent and the advisors to the ad hoc group of Split-Priority Debt Parties), (b) any such sales conducted after the Senior Secured Parties have commenced the exercise of any of their rights and remedies under the Senior Loan Documents, and (b) any such sales conducted after a Noteholder Cash Collateral Termination Event (as defined in the Financing Order).

“Administrative Agent” shall have the meaning assigned to such term in the preamble to this Agreement.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Class” shall have the meaning assigned to such term in Section 9.19(a).

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any U.K. Financial Institution.

“Affiliate” means, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties” has the meaning assigned to such term in Section 9.01(d).

“Agents” means, collectively, the Administrative Agent, the Collateral Agent and the Senior Collateral Agent, in each case, in their respective capacities as such.

“Agreement” means this Debtor-In-Possession Credit Agreement, as amended, amended and restated, restated, supplemented or otherwise modified and in effect from time to time.

“Alternate Base Rate” means, for any day, a fluctuating rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) Term SOFR plus 1.00%; and if the Alternate Base Rate as so determined shall be less than one percent, then the Alternate Base Rate shall be deemed to be one percent for purposes of this Agreement. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 hereof, then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without regard to clause (c) of the first sentence of this definition until the circumstances giving rise to such circumstance no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or Term SOFR, as the case may be.

“Annualized Transitioned Prescription File Amount” means, without duplication, with respect to any Specified Prescription File Store, as of any date of determination, an amount equal to (a) the aggregate number of Transitioned Prescription Files (if any) included as Eligible Script Lists during the twelve (12) fiscal months ended immediately prior to the closing of such Specified Prescription File Store multiplied by (b) solely to the extent that a period of 12 full fiscal months have not elapsed since the closure of any such Specified Prescription File Store, the Remaining Annualized Period multiplied by (c) the Applicable Retention Rate.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries concerning or relating to bribery, corruption or money laundering (and including any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto), including the U.S. Foreign Corrupt Practices Act of 1977 and the UK Bribery Act 2010.

“Applicable Credit Party” has the meaning set forth in Section 8.16.

“Applicable Intercreditor Agreement” means, at any time of determination and solely to the extent then in effect, the ABL Intercreditor Agreement, the Junior Lien Intercreditor Agreement and/or the Split-Priority Intercreditor Agreement.

“Applicable Percentage” means (a) in respect of the FILO Facility, with respect to any FILO Lender at any time, the percentage (carried out to the ninth decimal place) of the FILO Facility represented by (i) on or prior to the Closing Date, such FILO Lender’s FILO Commitment at such time and (ii) thereafter, the principal amount of such FILO Lender’s FILO Loans, (b) with respect to any Term Facility, with respect to any Term Lender at any time, the percentage (carried out to the ninth decimal place) of the Term Facility represented by, as applicable and as the context may require, (x) the principal amount of such Term Lender’s Term Loans, (y) Term Loans of any applicable Class, in each case, after giving effect to any Incremental Refinancing Term Loans made or to be made with respect to any Incremental Term Commitment, Loan Modification Term Loans made or to be made with respect to any Loan Modification Term Commitment and any Refinancing Term Loans made or to be made with respect to any Refinancing Term Commitment or (z) on or prior to the effectiveness of any Incremental Facility or Refinancing Amendment for all or a portion of the Term Facility, such Term Lender’s Incremental Term Commitment, Loan Modification Term Commitment or any Refinancing Term Commitment of any Class at such time, and (c) in respect of the Revolving Facility, with respect to any Revolving Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Facility represented by such Revolving Lender’s Revolving Commitment or, as the context may require, Revolving Commitment of any applicable Class at such time, subject (in each case) to adjustment as provided herein. If the commitment of each Revolving Lender to make Revolving Loans, the obligation of the Issuing Banks to issue Letters of Credit and the obligation of the Swingline Lender to make Swingline Loans have been terminated or if the Total Revolving Commitments have expired, then the Applicable Percentage of each Revolving Lender in respect of the Revolving Facility or any Class of the Revolving Facility shall be determined based on the Applicable Percentage of such Revolving Lender in respect of the Revolving Facility most recently in effect (including, with respect to any such Class), giving effect to any subsequent assignments. The Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means, on any day:

(a)            with respect to the Revolving Facility, the Revolving Loans and Swingline Loans (other than any Revolving Loan under Other Revolving Commitments of any Revolving Commitment Series, a rate per annum equal to 2.25% in the case of any ABR Revolving Loan and 3.25% in the case of any Term SOFR Revolving Loan;

(b)               with respect to the FILO Facility and the FILO Loans, initially, a rate per annum equal to 4.25% in the case of any ABR FILO Loan and 5.25% in the case of any Term SOFR FILO Loan; provided that (i) to the extent (x) the FILO Loans shall have been prepaid with proceeds of (1) the Specified Elixir Sale~~, (2) any Elixir Monetization Events~~  and/or (~~3~~2) any other Elixir-Related Prepayment Events by an aggregate amount of at least $100,000,000 (but less than $200,000,000) after the Closing Date and (y) the Script Lists Advance Rate for the FILO Borrowing Base Amount shall have been reduced by at least 500 basis points in accordance with this Agreement, on and as of the date the conditions set forth in the immediately foregoing clause (x) and (y) are satisfied, such rate per annum shall be reduced to a rate per annum equal to 4.00% in the case of any ABR FILO Loan and 5.00% in the case of any Term SOFR FILO Loan and (ii) to the extent (x) the FILO Loans shall have been prepaid with proceeds of (1) the Specified Elixir Sale~~, (2) any Elixir Monetization Events~~  and/or (~~3~~2) any other Elixir-Related Prepayment Events by an aggregate amount of at least $200,000,000 after the Closing Date and (y) the Script Lists Advance Rate for the FILO Borrowing Base Amount shall have been reduced by at least 1,000 basis points in accordance with this Agreement, on and as of the date the conditions set forth in the immediately foregoing clause (x) and (y) are satisfied, such rate per annum shall be reduced to a rate per annum equal to 3.75% in the case of any ABR FILO Loan and 4.75% in the case of any Term SOFR FILO Loan;

(c)            with respect to the commitment fees payable pursuant to Section 2.12(a), a rate per annum equal to 0.50%; and

(d)            with respect to any (i) Term Loan, (ii) Revolving Loan under Other Revolving Commitments of any Revolving Commitment Series, or (iii) any commitment fees in respect of any of the foregoing, the “Applicable Rate” shall in each case be as set forth in the applicable Loan Modification Agreement, Refinancing Amendment, Loan Modification Agreement or Incremental Facility Amendment (as applicable) relating thereto.

“Applicable Retention Rate” means, with respect to the Transitioned Prescription Files of any Specified Prescription File Store, a percentage equal to the lesser of (a) 32.3% and (b) 0.75 multiplied by the Average Weekly Retention Rate; provided, however, that in the event that the Borrower shall not, at the reasonable request of the Administrative Agent, be able to provide reasonably detailed information as may be required to evidence the Average Weekly Retention Rate (or any subcomponent thereof), the Applicable Retention Rate with respect to any such Specified Prescription File Store (or the aggregate of all such Specified Prescription File Stores) shall be deemed to be zero (0).

“Applicable Revolving Percentage” means with respect to any Revolving Lender at any time, such Revolving Lender’s Applicable Percentage in respect of the Revolving Facility (or, as the context may require, the Applicable Percentage in respect of the Revolving Facility reflecting a specified Class of Revolving Commitments) at such time.

“Appropriate Lender” means, at any time, (a) with respect to any of the FILO Facility, Term Facility or the Revolving Facility, a Lender that has a Commitment with respect to such Facility or holds a FILO Loan, Term Loan or a Revolving Loan, respectively (or as applicable and as the context shall require, a Lender that has a Class of Commitments under such Facility or holds a specified Class of Loans) at such time, (b) with respect to the LC Sublimit, (i) each applicable Issuing Bank and (ii) if any Letters of Credit have been issued pursuant to Section 2.05, the Revolving Lenders and (c) with respect to the Swingline Sublimit, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04, the Revolving Lenders.

“Approved Budget” means the debtor-in-possession thirteen (13) week budget prepared by the Borrower, in the form of Annex I hereto, and initially furnished to the Administrative Agent on or before the Closing Date and which is approved by, and in form and substance satisfactory to, the Administrative Agent, in its sole discretion, as the same may or shall, as applicable, thereafter be updated, modified and/or supplemented from time to time as provided in Section 5.19. The initial Approved Budget shall commence as of the week of October 15, 2023. The Approved Budget shall include a weekly cash budget, including information on a line item basis as to (a) projected cash receipts, including from Asset Sales (corresponding to Budgeted Cash Receipts), (b) projected operating and non-operating disbursements (including separate line items for ordinary course operating expenses, capital expenditures, bankruptcy-related expenses (including a line item for professional fees and expenses budgeted for the Case Professionals on a weekly basis), and any other fees and expenses relating to the Senior Loan Documents) (corresponding to Budgeted Operating Disbursement Amounts and Budgeted Non-Operating Disbursement Amounts, as applicable), (c) projected net cash flow (corresponding to Budgeted Net Cash Flow), (d) projected Other Inventory and Pharmaceutical Inventory receipts (corresponding to Budgeted Other Inventory Receipts and Budgeted Pharmaceutical Inventory Receipts, respectively), (e) projected Other Inventory and Pharmaceutical Inventory levels (corresponding to Budgeted Other Inventory Levels and Budgeted Pharmaceutical Inventory Levels, respectively), and (f) projected total liquidity (including ABL Availability) and projected calculations of the ABL Borrowing Base Amount, the FILO Borrowing Base Amount and the ABL Term Loan Borrowing Base Amount. Notwithstanding anything to the contrary herein, the Approved Budget shall consist of files separately presenting the performance of (i) the Loan Parties and the Subsidiaries (in each other than any Elixir Subsidiaries), (ii) the Elixir Subsidiaries (other than Elixir Insurance Company) and (iii) Elixir Insurance Company (it being understood and agreed that the Administrative Agent may consent to the modification of such presentation in connection with any Specified Elixir Sale).

“Approved Budget Variance Report” means a weekly report, prepared by the Borrower (after consultation with the Company Financial Advisors) and provided by the Borrower to the Administrative Agent in accordance with Section 5.19(d), (a) showing by line item (i) Actual Cash Receipts, (ii) Actual Operating Disbursement Amounts, (iii) Actual Non-Operating Disbursement Amounts, (iv) Actual Net Cash Flow, (v) Actual Other Inventory Receipts, (vi) Actual Pharmaceutical Inventory Receipts, (vii) intercompany balances among Elixir Insurance Company and the Loan Parties, (viii) Actual Other Inventory Levels, (ix) Actual Pharmaceutical Inventory Levels, and (x) actual total liquidity (including ABL Availability) (in each case of clauses (i) through (vii) above, for the Prior Week, the most recent Cumulative Four-Week Period and the most recent Cumulative Period, and in each case of clauses (viii) through (x), as of the last day of the Prior Week), noting therein all variances, on a line-item basis, from amounts set forth for such period (or such date, as applicable) in the Approved Budget, and shall include or be accompanied by explanations for all material variances and (b) determining compliance with the covenants set forth in Section 5.19(c). The Approved Budget Variance Report shall be in a form, and shall contain supporting information, satisfactory to the Administrative Agent.

“Approved Fund” means a CLO managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” as defined in the preamble of this Agreement.

“Asset Sale” means any sale, lease, assignment, transfer or other disposition (including pursuant to a Sale and Leaseback Transaction) of any property or asset (whether now owned or hereafter acquired, whether in one transaction or a series of related transactions and whether by way of merger or otherwise) of the Borrower or any Subsidiary (including of any Equity Interest in a Subsidiary).

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit B, or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Attorney Costs” means the reasonable and documented fees, expenses and disbursements of the applicable law firm or external legal counsel.

“Attributable Debt” means, as to any particular Capital Lease or Sale and Leaseback Transaction under which the Borrower or any Subsidiary is at the time liable, as of any date as of which the amount thereof is to be determined (a) in the case of a transaction involving a Capital Lease, the amount as of such date of Capital Lease Obligations with respect thereto and (b) in the case of a Sale and Leaseback Transaction not involving a Capital Lease, the then present value of the minimum rental obligations under such Sale and Leaseback Transaction during the remaining term thereof (after giving effect to any extensions at the option of the lessor) computed by discounting the rental payments at the actual interest factor included in such payments or, if such interest factor cannot be readily determined, at the rate per annum that would be applicable to a Capital Lease of the Borrower having similar payment terms. The amount of any rental payment required to be made under any such Sale and Leaseback Transaction not involving a Capital Lease may exclude amounts required to be paid by the lessee on account of maintenance and repairs, insurance, taxes, assessments, utilities, operating and labor costs and similar charges, whether or not characterized as rent. Any determination of any rate implicit in the terms of a Capital Lease or a lease in a Sale and Leaseback Transaction not involving a Capital Lease made in accordance with generally accepted financial practices by the Borrower shall be binding and conclusive absent manifest error.

“Auto-Extension Letter of Credit” has the meaning assigned to such term in Section 2.05(c).

“Automatic Stay” shall mean the automatic stay imposed under Section 362 of the Bankruptcy Code.

“Average Weekly Transitioned Prescription File Count” means, with respect to any Specified Prescription File Store, an amount equal to (a) the aggregate number of Transitioned Prescription Files (if any) included as Eligible Script Lists during the twelve (12) fiscal months ended immediately prior to the closing of such Specified Prescription File Store divided by (b) fifty-two (52).

“Average Weekly Retention Rate” means, for any applicable period, with respect to the aggregate amount of Transitioned Prescription Files from any Specified Prescription File Store, the percentage derived by dividing (a) the average weekly number of Transitioned Prescription Files of such Specified Prescription File Store that are utilized by customers in another Store of a Subsidiary Loan Party (other than a Specified Prescription File Store) for such period by (b) the Average Weekly Transitioned Prescription File Count of such Specified Prescription File Store.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America” means Bank of America, N.A. and its successors.

“Bank of America Concentration Account” shall have the meaning assigned to such term in the Senior Security Agreement.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. Section 101 et seq.) as now or hereafter in effect, or any successor thereto.

“Bankruptcy Court” shall have the meaning assigned to such term in the preliminary statements hereto.

“Bankruptcy Proceeding” means any proceeding under any Debtor Relief Law.

“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure as in effect from time to time and applicable to the Chapter 11 Case.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“BofA Securities” means BofA Securities, Inc., and its Subsidiaries and Affiliates.

“Borrower” shall have the meaning assigned to such term in the preamble to this Agreement.

“Borrower Materials” has the meaning specified in Section 5.01.

“Borrowing” means (a) a Loan of the same Class and Type, made, converted or continued on the same date and, in the case of a Term SOFR Loan, as to which a single Interest Period is in effect or (b) a Swingline Loan.

“Borrowing Base Certificate” means a certificate, substantially in the form of Exhibit C or in such other form as the Administrative Agent may approve, which shall be certified as complete and correct by a Financial Officer of the Borrower.

“Borrowing Base Factors” means (a) landlord’s liens affecting Eligible Inventory, (b) factors affecting the saleability or collectability of Eligible Accounts Receivable, Eligible Credit Card Accounts Receivable, Eligible Script Lists or Eligible Inventory at retail or in liquidation, (c) factors affecting the market value of Eligible Inventory, Eligible Accounts Receivable, Eligible Credit Card Accounts Receivable or Eligible Script Lists, (d) other impediments to the Senior Collateral Agent’s ability to realize upon the Eligible Accounts Receivable, the Eligible Credit Card Accounts Receivable, the Eligible Inventory or the Eligible Script Lists, (e) other factors affecting the credit value to be afforded the Eligible Accounts Receivable, Eligible Credit Card Accounts Receivables, the Eligible Inventory and the Eligible Script Lists, and (f) such other factors as the Administrative Agent from time to time determines in its commercially reasonable discretion as being appropriate to reflect criteria, events, conditions, contingencies or risks that adversely affect any component of the ABL Borrowing Base Amount, FILO Borrowing Base Amount or to reflect that a Default or an Event of Default then exists. Without limiting the generality of the foregoing, such Borrowing Base Factors may include, in the Administrative Agent’s commercially reasonable judgment acting in good faith (but are not limited to): (i) rent; (ii) customs duties, and other costs to release inventory that is being imported into the United States; (iii) outstanding taxes and other governmental charges, including ad valorem, real estate, personal property, sales and other taxes that may have priority over (or that is pari passu in priority to) the interests of the Senior Collateral Agent in the Collateral; (iv) if a Default or an Event of Default then exists, salaries, wages and benefits due to employees of the Borrower or any Subsidiary, (v) customer credit liabilities (including in respect of customer deposits, gift cards, merchandise credit and loyalty rewards programs), (vi) Senior Loan Bank Product Liabilities, (vii) warehousemen’s or bailee’s charges and other Permitted Encumbrances which may have priority over (or that is pari passu in priority to) the interests of the Senior Collateral Agent in the Collateral (other than (x) the senior Liens of the holders of the Existing Split-Priority Indebtedness (or their debt representative) on any Split-Lien Priority Collateral that secures the Existing Split-Priority Indebtedness or (y) the pari passu Liens of the ABL Term Loan Agent on any Collateral that secures the ABL Term Loan Obligations) and (viii) any administrative claims and priority claims in the Chapter 11 Case.

“Borrowing Request” means a notice of Borrowing pursuant to Section 2.03, which shall be substantially in the form of Exhibit D or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent) appropriately completed and signed by a Responsible Officer of the Borrower.

“BRG” means Berkeley Research Group, LLC.

“Budgeted Cash Receipts” means, for any period of determination, an amount equal to the sum of (a) the budgeted cash receipts aggregated in the line items “Total Receipts” (or words of similar import) and “Script Sales” (or words of similar import) for such period in the “WCF” tab of the “Retail & Corp Bank TWCF” portion of the Approved Budget, (b) the budgeted cash receipts aggregated in the line item “Total Receipts” (or words of similar import) for such period in the “TWCF – PBM” tab of the “Elixir TWCF” portion of the Approved Budget, and (c) the budgeted cash receipts aggregated in the line item “Total Receipts” (or words of similar import) for such period in the “TWCF – EIC” tab of the “Elixir TWCF” portion of the Approved Budget.

“Budgeted Net Cash Flow” means the sum of (a) for any period of determination with respect to the Loan Parties and their Subsidiaries (other than, in each case, the Elixir Subsidiaries), an amount equal to the budgeted net cash flow shown on the line item “Net Cash Flow” (or words of similar import) for such period in the “WCF” tab of the “Retail & Corp Bank TWCF” portion of the Approved Budget, (b) for any period of determination with respect to the Elixir Subsidiaries, the budgeted net cash flow of the Elixir Subsidiaries (other than Elixir Insurance Company) for such period, which corresponds to the line item “Net Operating Cash Flow” (or words of similar import) for such period in the “TWCF – PBM” tab of the “Elixir TWCF” portion of the Approved Budget, and (c) for any period of determination with respect to the Elixir Subsidiaries, the budgeted net cash flow of Elixir Insurance Company for such period, which corresponds to the line item “Net Operating Cash Flow” (or words of similar import) for such period in the “TWCF – EIC” tab of the “Elixir TWCF” portion of the Approved Budget.

“Budgeted Non-Operating Disbursement Amounts” means, for any period of determination, an amount equal to the sum of the budgeted non-operating disbursements described under the headings “Interest & Fees”, “Normal Course Professional Fees”, “Restructuring Professional Fees”, and “Other Non-Operating” (or words of similar import) for such period in the Approved Budget.

“Budgeted Operating Disbursement Amounts” means, for any period of determination, an amount equal to the sum of (a) the budgeted operating disbursements aggregated in the line item “Total Operating Disbursements” (or words of similar import) for such period in the “WCF” tab of the “Retail & Corp Bank TWCF” portion of the Approved Budget, (b) the budgeted operating disbursements aggregated in the line item “Total Operating Disbursements” (or words of similar import) for such period in the “TWCF – PBM” tab of the “Elixir TWCF” portion of the Approved Budget, and (c) the budgeted operating disbursements aggregated in the line item “Total Operating Disbursements” (or words of similar import) for such period in the “TWCF – EIC” tab of the “Elixir TWCF” portion of the Approved Budget.

“Budgeted Other Inventory Levels” means, as of any date of determination, the budgeted aggregate consolidated Other Inventory levels of the Loan Parties as of such date, as set forth in the “Borrowing Base Summary” tab of the “Retail & Corp Bank TWCF” portion of the Approved Budget opposite the heading “Other Inventory Balance” (or words of similar import).

“Budgeted Other Inventory Receipts” means, for any period of determination, the budgeted amount of the value, determined at cost, of all Other Inventory to be received by the Loan Parties during such period, as set forth in the “Inventory Purchases Summary” tab of the “Retail & Corp Bank TWCF” portion of the Approved Budget opposite the heading “DSD Other & Warehouse Purchases” (or words of similar import).

“Budgeted Pharmaceutical Inventory Levels” means, as of any date of determination, the budgeted aggregate consolidated Pharmaceutical Inventory levels of the Loan Parties as of such date, as set forth in the “Borrowing Base Summary” tab of the “Retail & Corp Bank TWCF” portion of the Approved Budget opposite the heading “Pharmacy Inventory Balance” (or words of similar import).

“Budgeted Pharmaceutical Inventory Receipts” means, for any period of determination, the budgeted amount of the value, determined at cost, of all Pharmaceutical Inventory to be received by the Loan Parties during such period, as set forth in the “Inventory Purchases Summary” tab of the “Retail & Corp Bank TWCF” portion of the Approved Budget opposite the heading “Purchases DSD McKesson” (or words of similar import).

“Business Acquisition” means (a) an Investment by the Borrower or any of the Subsidiaries in any other Person (including an Investment by way of acquisition of debt or equity securities of any other Person) pursuant to which such Person shall become a Subsidiary or shall be merged into or consolidated with the Borrower or any of the Subsidiaries or (b) an acquisition by the Borrower or any of the Subsidiaries of the property and assets of any Person (other than the Borrower or any of the Subsidiaries) that constitute substantially all of the assets of such Person or any division or other business unit of such Person.

“Business Day” means any day other than a Saturday, Sunday or day on which commercial banks in New York City or Boston, Massachusetts are authorized or required by law to close.

“Capital Lease” means any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which, in accordance with GAAP, should be capitalized on the lessee’s balance sheet; provided, that notwithstanding the foregoing, only those leases (assuming for purposes hereof that such leases were in existence prior to giving effect to the adoption of ASU No. 2016-02 “Leases (Topic 842)” and ASU No. 2018-11 “Leases (Topic 842)”) that would have constituted Capitalized Leases or financing leases in conformity with GAAP as in effect prior to giving effect to the adoption of ASU No. 2016-02 “Leases (Topic 842)” and ASU No. 2018-11 “Leases (Topic 842)”, shall be considered Capitalized Leases or financing leases hereunder, and all calculations and deliverables under this Agreement or any other Senior Loan Document shall be made or delivered, as applicable, in accordance therewith (other than the financial statements delivered pursuant to Section 5.01 of this Agreement).

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any Capital Lease, which obligations should be classified and accounted for as Capital Leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Carve Out” has the meaning assigned to the term “Carve Out” in the Financing Order.

“Carve Out Reserve” means the “Carve Out Borrowing Base Reserve” (as defined in the Financing Order), a reserve established (against the ABL Borrowing Base Amount) by the Administrative Agent in respect of the Carve Out in accordance with the Financing Order.

“Carve Out Trigger Notice” has the meaning assigned to such term in the Financing Order.

“Case Professionals” means the Loan Parties’ and any Statutory Committee’s professionals, including the Company Financial Advisors, retained by any of them by final order of the Bankruptcy Court (which order has not been reversed, vacated or stayed unless such stay is no longer effective) under Section 327, 330 or 1103(a) of the Bankruptcy Code.

“Cash Collateralize” means, to pledge and deposit with or deliver to the Collateral Agent, for the benefit of one or more of the Issuing Banks or Swingline Lender (as applicable) and the Lenders, as collateral for the Senior Obligations in respect of Letters of Credit, Senior Loan Obligations in respect of Swingline Loans, or obligations of Lenders to fund participations in respect of Senior Loan Obligations in respect of Letters of Credit and/or Senior Loan Obligations in respect of Swingline Loans (as the context may require), cash or deposit account balances or, if the Collateral Agent, the applicable Issuing Bank or Swingline Lender shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to (x) the Collateral Agent and (y) the applicable Issuing Bank or the Swingline Lender. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such Cash Collateral and other credit support.

“Cash Management Order” means the final order of the Bankruptcy Court entered in the Chapter 11 Case~~, substantially in the form of Exhibit H and/or otherwise~~ on the Second Amendment Effective Date, which order is in form and substance satisfactory to the Loan Parties and the Administrative Agent, together with all extensions, modifications and amendments that are in form and substance acceptable to the Loan Parties and the Administrative Agent, which, among other matters, authorizes the Loan Parties to use their cash management system and treasury arrangements. The interim cash management order, which is superseded by the final cash management order entered by the Bankruptcy Court, is attached as Exhibit H hereto.

“Cash Management System” shall have the meaning assigned to such term in the Senior Security Agreement.

“Cash Sweep Period” shall have the meaning assigned to such term in the Senior Security Agreement.

“Casualty/Condemnation” means any event that gives rise to Casualty/ Condemnation Proceeds.

“Casualty/Condemnation Proceeds” means:

(a)              any insurance proceeds under any insurance policies or otherwise with respect to any casualty or other insured damage to any properties or assets of the Borrower or the Subsidiaries; and

(b)              any proceeds received by the Borrower or any Subsidiary in connection with any action or proceeding for the taking of any properties or assets of the Borrower or the Subsidiaries, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any similar public improvement or condemnation proceeding;

minus, in each case (i) any fees, commissions and expenses (including the costs of adjustment and condemnation proceedings) and other costs paid or incurred by the Borrower or any Subsidiary in connection therewith, and (ii) the amount of any Indebtedness (or Attributable Debt), other than the Senior Obligations, together with premium or penalty, if any, and interest thereon (or comparable obligations in respect of Attributable Debt), that is secured by a Lien on (or if Attributable Debt, the lease of) the properties or assets in question with priority (with respect to such properties or assets) over the Senior Lien and any applicable Lien of the ABL Term Loan Agent created under the ABL Term Loan Documents, any Split-Priority Lien, and/or any Second Priority Lien, that is, subject to the terms of the Financing Order, required to be repaid as a result of the receipt by the Borrower or a Subsidiary of such payments or proceeds.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules of the SEC thereunder as in effect on the Closing Date) of 40% or more of the outstanding shares of common stock of the Borrower; (b) at the end of any period of 12 consecutive calendar months, the occupation of a majority of the seats on the board of directors of the Borrower by Persons who were not members of the board of directors of the Borrower on the first day of such period (other than any new directors whose election or appointment by such board of directors or whose nomination for election by the stockholders of the Borrower was approved by a vote of not less than three-fourths of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved); or (c) the occurrence of a “Change of Control”, as defined in any indenture or other agreement that governs the terms of any Material Indebtedness.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, rule, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date; provided, however, that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and each request, rule, guideline or directive thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case under clauses (x) and (y) above be deemed to be a “Change in Law”, regardless of the date enacted, adopted, implemented or issued.

“Chapter 11 Case” shall have the meaning assigned to such term in the preliminary statements hereto.

“Chapter 11 Case Milestones” shall have the meaning assigned to such term in Section 5.20.

“Charges” has the meaning assigned to such term in Section 9.14.

“Class” shall mean, (a) when used in respect of any Loan or Borrowing, whether such Loan or the Loans comprising such Borrowing are FILO Loans, Revolving Loans (other than any Revolving Loan under Other Revolving Commitments of any Revolving Commitment Series), Revolving Loans under any Other Revolving Commitments of a given Revolving Commitment Series, Refinancing Term Loans or Incremental Refinancing Term Loans; and (b) when used in respect of any Commitment, (i) whether such Commitment is in respect of a Commitment to make FILO Loans, (ii) whether such Commitment is a Revolving Commitment (other than any Other Revolving Commitment) or an Other Revolving Commitment of a given Revolving Commitment Series and (iii) whether such Commitment is an Incremental Term Commitment, Loan Modification Term Commitment or Refinancing Term Commitment, it being understood and agreed that any Incremental Term Commitment, Loan Modification Term Commitment, Refinancing Term Commitment or any Revolving Commitment Series that have different terms and conditions (together with the Commitments in respect thereof) from any Class of existing Incremental Term Commitments, existing Loan Modification Term Commitments, existing Refinancing Term Commitments or any existing Revolving Commitments Series, respectively, as applicable, shall be construed (together with the Loans thereunder) to be in separate and distinct Classes.

“CLO” means any Person (other than a natural Person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Closing Date” means October 18, 2023.

“CME” means CME Group Benchmark Administration Limited.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all of the “Collateral” and “Senior Collateral” or other similar term referred to in the Senior Collateral Documents and all of the other property of the Loan Parties that is or is intended under the terms of the Senior Collateral Documents to be subject to Liens in favor of the Senior Collateral Agent for the benefit of the Senior Loan Secured Parties and the other Senior Secured Parties; provided that, without limiting the foregoing, (a) all of the property constituting (i) Second Priority Collateral, (ii) Split-Lien Collateral and/or (iii) “Collateral” (as defined in the ABL Term Loan Agreement), other than any ABL Term Loan Exclusive Collateral, shall, in each case, be subject to Liens in favor of the Senior Collateral Agent for the benefit of the Senior Loan Secured Parties and the other Senior Secured Parties and (b) such term shall also include all “DIP Shared Collateral” under and as defined in the Financing Order.  For the avoidance of any doubt, the term “Collateral” shall not include any ABL Term Loan Exclusive Collateral.

“Collateral Agent” shall have the meaning assigned to such term in the preamble to this Agreement.

“Collateral and Guarantee Requirement” means the requirement that:

(a)              the Collateral Agent shall have received from the Borrower and each Subsidiary Loan Party either (i) a counterpart of, or a supplement to, each Senior Collateral Document duly executed and delivered on behalf of such Loan Party or (ii) in the case of any Person that becomes a Subsidiary Loan Party after the Closing Date, a supplement to each applicable Senior Collateral Document, in the form specified therein, duly executed and delivered on behalf of such Subsidiary Loan Party;

(b)              (i) the Administrative Agent shall be satisfied that, subject to the Financing Order and terms thereof, the Senior Collateral Documents (including the Financing Order) shall be effective to create in favor of the Collateral Agent a legal, valid and enforceable security interest and Lien upon the Collateral, with the priority set forth in the Financing Order, (ii) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Agents to be filed, registered or recorded to create the Liens intended to be created by the Senior Collateral Documents and perfect such Liens to the extent required by, and with the priority required by, this Agreement and the Senior Collateral Documents (including the Financing Order), shall have been filed, registered or recorded or delivered to the Senior Collateral Agent for filing, registration or recording, and (iii) the Agents shall have been provided with all authorizations, consents and approvals from each Loan Party, Governmental Authority and other Person reasonably requested by it to file, record or register all documents and instruments referred to in clause (b)(ii) of this definition; and

(c)               each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Senior Collateral Documents to which it is a party and the granting by it of the Liens thereunder.

“Collateral Designation Date” means the date that each of the following conditions shall be first satisfied: (a) no Default or Event of Default shall have occurred and is continuing or would result from the designation of Intellectual Property as Split-Lien Priority Collateral; (b) the Borrower shall have repaid in full in cash all FILO Loans and other Senior Loan Obligations in respect of the FILO Facility; (c) all FILO Commitments shall have been terminated; (d) the Borrower shall have submitted a certificate of a Responsible Officer of the Borrower (i) designating Intellectual Property owned by the Subsidiary Loan Parties which constitutes Collateral as Split-Lien Priority Collateral and (ii) certifying that the condition set forth in clause (a) shall be satisfied at the time of such designation (after giving effect to such designation and the incurrence of any Indebtedness and other related transactions in connection therewith); provided, however, that notwithstanding such designation, (A) all such Collateral shall be expressly subject to the ABL License, and (B) such Intellectual Property shall continue to constitute Collateral securing the Senior Obligations, with the priority required by each Applicable Intercreditor Agreement.

“Combined Borrowing Base Amount” means, at any time, an amount equal to the sum of (a) the ABL Borrowing Base Amount, plus (b) the FILO Borrowing Base Amount.

“Combined Loan Cap” means, at any time, an amount equal to the sum of (a) the lesser of (i) the Total ABL Commitments at such time and (ii) the ABL Borrowing Base Amount at such time (calculated without giving effect to the FILO Push-Down Reserve), plus (b) lesser of (i) the FILO Facility at such time and (ii) the FILO Borrowing Base Amount at such time.

“Commitment” means the Revolving Commitments (other than any Other Revolving Commitment), an Other Revolving Commitment of a given Revolving Commitment Series, the FILO Commitments, an Incremental Term Commitment, a Loan Modification Term Commitment and/or the Refinancing Term Commitments, or any combination thereof (as the context requires).

“Communication” means this Agreement, any Senior Loan Document and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Senior Loan Document.

“Company Financial Advisors” means (a) Alvarez & Marsal North America, LLC, as financial and restructuring advisor to the Loan Parties, or any other financial/restructuring advisor reasonably acceptable to the Administrative Agent and (b) Guggenheim Securities, LLC, as investment banker to the Loan Parties, or any other investment banker reasonably acceptable to the Administrative Agent.

“Compliance Certificate” means a certificate, substantially in the form of Exhibit E or in such other form as the Administrative Agent may approve, which shall be certified as complete and correct by a Financial Officer of the Borrower.

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate or Term SOFR, as applicable, any conforming changes to the definitions of “Alternate Base Rate”, “SOFR”, “Term SOFR” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the reasonable discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary, after consultation with the Borrower, in connection with the administration of this Agreement or any other Senior Loan Document); provided that, notwithstanding anything herein to the contrary, no “Conforming Changes” shall result in any material effect on the timing or amount of payments or borrowings.

“Consolidated Subsidiary” means, with respect to any Person, at any date, any Subsidiary or other entity the accounts of which would, in accordance with GAAP, be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Convertible Debt” means any debt security of the Borrower issued in the capital markets which, by its terms, may be converted or exchanged, in whole or part, at the option of the holder thereof into common Equity Interests of the Borrower.

“Covered Party” has the meaning assigned to such term in Section 9.23(a).

“Credit Card Accounts Receivable” means any Account due to any Subsidiary Loan Party from a credit card or debit card issuer or processor arising from purchases made on the following credit cards or debit cards: Visa, MasterCard, American Express, Diners Club, Discover, JCB, Carte Blanche and such other credit cards or debit cards as the Administrative Agent shall approve in its commercially reasonable judgment from time to time, in each case which have been earned by performance by such Subsidiary Loan Party but not yet paid to such Subsidiary Loan Party by the credit card or debit card issuer or the credit card or debit card processor, as applicable.

“Credit Card Receivable Advance Rate” means the accounts receivable advance rate determined in accordance with Section 2.20(a).

“Credit Extension Conditions” means, in relation to any determination thereof at any time, the requirement that:

(a)              Total Outstandings at such time shall not exceed the Combined Loan Cap at such time (other than as a result of any Protective Advance constituting an Overadvance);

(b)              Total ABL Outstandings at such time shall not exceed the ABL Loan Cap at such time (other than as a result of any Protective Advance constituting an Overadvance);

(c)              Total Revolving Outstandings at such time shall not exceed the Total Revolving Commitments at such time;

(d)              Revolving Exposure of any Lender (other than the Revolving Lender acting as the Swingline Lender) at such time shall not exceed the Revolving Commitment of such Lender at such time;

(e)               Total FILO Outstandings at such time shall not exceed the FILO Borrowing Base at such time, except to the extent a FILO Push-Down Reserve has been established in the amount of such excess;

(f)               LC Exposure of all Revolving Lenders at such time shall not exceed the LC Sublimit; and

(g)              Swingline Exposure of all Revolving Lenders at such time shall not exceed the Swingline Sublimit.

“Cumulative Four-Week Period” means, as of any date of determination thereof, the four-week period up to and through the Saturday of the most recent week then ended, or if a four-week period has not then elapsed from the Petition Date, such shorter period since the Petition Date through the Saturday of the most recent week then ended.

“Cumulative Period” means, as of any date of determination thereof, the period from the Petition Date through the Saturday of the most recent week ended.

“Daily Simple SOFR” with respect to any applicable determination date means the SOFR published on such date by the SOFR Administrator on the SOFR Administrator’s Website.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means, subject to Section 2.22(b), any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund all or any portion of its Loans unless such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Bank, any Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans), (b) has notified the Borrower, the Administrative Agent, any Issuing Bank or the Swingline Lender in writing that it does not intend or expect to comply with its funding obligations hereunder or generally under other agreements in which it commits to extend credit, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent, any Issuing Bank or the Borrower made in good faith, to provide a certification from an authorized officer of such Lender in writing to the Administrative Agent and the Borrower that it will comply with its obligations (and is financially able to meet such obligations) hereunder to fund prospective Loans and participations in outstanding Letters of Credit and Swingline Loans (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written certification by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has (i) become the subject of a Bankruptcy Proceeding, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity (in each case of clause (i) or (ii), other than pursuant to an Undisclosed Administration) or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.22(b)) upon delivery of written notice of such determination to the Borrower, each Issuing Bank, the Swingline Lender and each Lender.

“Deposit Account” shall have the meaning assigned to such term in the Senior Security Agreement.

“Disqualified Institution” means:

(a)              any Person that is a competitor of the Borrower and identified by legal name by the Borrower in good faith in writing to the Administrative Agent from time to time after the Closing Date; and

(b)              any Affiliate of any Person described in clause (a) that is readily identifiable as such solely on the basis of its names (other than, solely in the case of Affiliates of any Person described in the foregoing clause (a), any such Affiliate that is a bank, financial institution or debt fund that regularly invest in commercial loans or similar extensions of credit in the ordinary course of business and for which no personnel involved with the relevant competitor make investment decisions);

provided that in no event shall any update to the list of Disqualified Institutions (i) be effective prior to two (2) Business Days after receipt thereof by the Administrative Agent or (ii) apply retroactively to disqualify any Persons that have previously acquired an assignment or participation interest under this Agreement or that is party to a pending trade; provided, however, that such Persons shall be prohibited from acquiring any additional assignment or participation interest under this Agreement following the effectiveness of such Person’s designation as a Disqualified Institution.

“Disqualified Preferred Stock” means Preferred Stock of the Borrower that is not Qualified Preferred Stock.

“DOJ/EIC Agreement” has the meaning assigned to such term in Section 5.10.

“dollars” and “$” each refer to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Copy” shall have the meaning set forth in Section 9.21.

“Electronic Record” and “Electronic Signature” have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

“Eligible Accounts Receivable” means, at any date of determination, all Accounts (other than Credit Card Accounts Receivable) of the Subsidiary Loan Parties that satisfy at the time of creation and continue to meet the same at the time of such determination the usual and customary eligibility criteria established from time to time by the Administrative Agent (after consultation with the Borrower) in its commercially reasonable judgment. On the Closing Date, those criteria are:

(a)              such Account constitutes an “Account” within the meaning of the UCC;

(b)              all payments on such Account are by the terms of such Account due not later than 90 days after the date of service (i.e., the transaction date) and are otherwise on terms that are normal and customary in the business of the Borrower and the Subsidiaries;

(c)              such Account has been billed and has not remained unpaid for more than 120 days following the date of service;

(d)              such Account is denominated in dollars;

(e)              such Account arose from a completed, outright and lawful sale of goods or the completed performance of services by the applicable Subsidiary Loan Party and accepted by the applicable Account Debtor, and the amount of such Account has been properly recognized as revenue on the books of the applicable Subsidiary Loan Party;

(f)              such Account is owned solely by a Subsidiary Loan Party;

(g)              the proceeds of such Account are payable solely to a Deposit Account which (i) is under the control of the Senior Collateral Agent and (ii) has not been released or transferred in accordance with Section 5.16 or otherwise;

(h)              such Account arose in the ordinary course of business of the applicable Subsidiary Loan Party;

(i)               not more than 50% of the aggregate amount of Accounts from the same Account Debtor and any Affiliates thereof remain unpaid for more than 120 days following the date of service;

(j)               such Account (i) does not arise under any (x) Medicare program or (y) any Medicaid program of any State which may limit recovery upon any such Account upon any Bankruptcy Proceeding related to a Subsidiary Loan Party (including Hawaii, Illinois, Minnesota, Montana, New Mexico and Ohio) and (ii) is not due from any Governmental Authority (other than from any Medicaid program of any State, except to the extent excluded pursuant to clause (j)(y) above);

(k)              to the knowledge of the Borrower and the Subsidiaries, no event of death, bankruptcy, insolvency or inability to pay creditors generally of the Account Debtor of such Account has occurred, and no notice thereof has been received;

(l)               payment of such Account is not being disputed by the Account Debtor thereof and is not subject to any material bona fide claim, counterclaim, offset or chargeback;

(m)             such Account complies in all material respects with the requirements of all applicable laws and regulations, whether Federal, state or local, including the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Federal Reserve Board;

(n)              with respect to such Account, the Account Debtor (i) is organized in the United States (or, if such Account Debtor is not organized in the United States, such Account is supported by a letter of credit approved by the Administrative Agent in favor of the applicable Subsidiary Loan Party), and (ii) is not an Affiliate or Subsidiary or an Affiliate of any of the Loan Parties;

(o)              such Account (i) is subject to a perfected first-priority security interest in favor of the Senior Collateral Agent pursuant to the Senior Collateral Documents (subject to any Permitted Encumbrances; provided that the Administrative Agent shall have established appropriate reserves against the ABL Borrowing Base Amount (as determined by the Administrative Agent in the exercise of its commercially reasonable judgment) with respect to any Permitted Encumbrances ranking senior to or pari passu with the Liens of the Senior Collateral Agent, in an amount not to exceed the claims secured by such Permitted Encumbrances) and (ii) is not subject to any other Lien (other than (x) any Lien created pursuant to the Senior Debt Documents, the Pre-Petition Senior Debt Documents, the ABL Term Loan Documents, the Split-Priority Debt Documents or the Second Priority Debt Documents or (y) Permitted Encumbrances (provided that the Administrative Agent may establish appropriate reserves against the ABL Borrowing Base Amount (as determined by the Administrative Agent in the exercise of its commercially reasonable judgment) with respect to any Permitted Encumbrances, in an amount not to exceed the claims secured by such Permitted Encumbrances));

(p)              with respect to any such Account for an amount greater than $5,000,000, the Account Debtor has not been disapproved by the Required Lenders (based, on the Required Lenders’ reasonable judgment, upon the creditworthiness of such Account Debtor);

(q)             the representations and warranties contained in the Senior Loan Documents with respect to such Account are true and correct in all material respects;

(r)              such Account does not consist of amounts due from vendors as rebates or allowances or reflect finance charges;

(s)              such Account is not due from an Account Debtor which is the subject of a Bankruptcy Proceeding or that is a Sanctioned Person; and

(t)              such Account is in full force and effect and constitutes a legal, valid and binding obligation of the Account Debtor, enforceable against such Account Debtor in accordance with its terms and the applicable Subsidiary Loan Party’s right to receive payment in respect of such Account is not contingent upon the fulfillment of any condition whatsoever.

“Eligible Credit Card Accounts Receivable” means, at any date of determination, any Credit Card Account Receivable that (i) has been earned and represents the bona fide amounts due to a Subsidiary Loan Party from a credit card or debit card processor and/or credit card or debit card issuer, and in each case originated in the ordinary course of business of the applicable Subsidiary Loan Party and (ii) is not excluded as an Eligible Credit Card Accounts Receivable pursuant to any of clauses (a) through (j) below. Without limiting the foregoing, to qualify as an Eligible Credit Card Accounts Receivable, a Credit Card Account Receivable shall indicate no Person other than a Subsidiary Loan Party as payee or remittance party. Eligible Credit Card Accounts Receivable shall not include any Credit Card Account Receivable if:

(a)             such Credit Card Account Receivable is not owned by a Subsidiary Loan Party or such Subsidiary Loan Party does not have good or marketable title to such Credit Card Account Receivable;

(b)              such Credit Card Account Receivable (i) does not constitute an “Account” (as defined in the UCC), or (ii) does not constitute a “Payment Intangible” (as defined in the UCC);

(c)              such Credit Card Account Receivable has been outstanding more than five Business Days;

(d)              the credit card or debit card issuer or credit card or debit card processor of the applicable credit card or debit card with respect to such Credit Card Account Receivable is the subject of any Bankruptcy Proceedings or is a Sanctioned Person;

(e)              such Credit Card Account Receivable is not a valid, legally enforceable obligation of the applicable credit card or debit card issuer with respect thereto;

(f)              such Credit Card Account Receivable (i) is not subject to a perfected first-priority security interest in favor of the Senior Collateral Agent pursuant to the Senior Collateral Documents (subject to any Permitted Encumbrances; provided that the Administrative Agent shall have established appropriate reserves against the ABL Borrowing Base Amount (as determined by the Administrative Agent in the exercise of its commercially reasonable judgment) with respect to any Permitted Encumbrances ranking senior to or pari passu with the Liens of the Senior Collateral Agent, in an amount not to exceed the claims secured by such Permitted Encumbrances), or (ii) is subject to any Lien whatsoever (other than (x) any Lien created pursuant to the Senior Debt Documents, the Pre-Petition Senior Debt Documents, the ABL Term Loan Documents, the Split-Priority Debt Documents or the Second Priority Debt Documents or (y) Permitted Encumbrances (provided that the Administrative Agent may establish appropriate reserves against the ABL Borrowing Base Amount (as determined by the Administrative Agent in the exercise of its commercially reasonable judgment) with respect to any Permitted Encumbrances, in an amount not to exceed the claims secured by such Permitted Encumbrances));

(g)              such Credit Card Account Receivable does not conform in all material respects to all representations, warranties or other provisions in the Senior Loan Documents or in the credit card or debit card agreements relating to such Credit Card Account Receivable or any default exists under the applicable credit card or debit card agreement;

(h)              such Credit Card Account Receivable is subject to risk of set-off, non-collection or not being processed due to unpaid and/or accrued credit card or debit card processor fee balances, to the extent of the lesser of the balance of such Credit Card Account Receivable or unpaid credit card or debit card processor fees;

(i)              the proceeds of such Credit Card Account Receivable are not paid into a Deposit Account which (A) is under the control of the Senior Collateral Agent or (B) has been released or transferred in accordance with Section 5.16 or otherwise; or

(j)              such Credit Card Account Receivable does not meet such other usual and customary eligibility criteria for Credit Card Account Receivables as the Administrative Agent (after consultation with the Borrower) may determine from time to time in its commercially reasonable judgment.

In determining the amount to be so included in the calculation of the value of an Eligible Credit Card Accounts Receivable, the face amount thereof shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all customary fees and expenses in connection with any credit card or debit card arrangements and (ii) the aggregate amount of all cash received in respect thereof but not yet applied by the Subsidiary Loan Party to reduce the amount of such Eligible Credit Card Accounts Receivable.

“Eligible Inventory” means, at any date of determination, all inventory (as defined in the Uniform Commercial Code) owned by any Subsidiary Loan Party that satisfies at the time of such determination the usual and customary eligibility criteria established from time to time by the Administrative Agent (after consultation with the Borrower) in its commercially reasonable judgment. On the Closing Date, Eligible Inventory shall exclude, without duplication, the following:

(a)              any such inventory that has been shipped to a customer, even if on a consignment or “sale or return” basis, or is otherwise not in the possession or control of or any Subsidiary Loan Party or a warehouseman or bailee of any Subsidiary Loan Party;

(b)              any inventory against which any Subsidiary Loan Party has taken a reserve, to the extent of such reserve, to the extent specified by the Administrative Agent from time to time in its commercially reasonable judgment to reflect Borrowing Base Factors;

(c)              any inventory that has been discontinued or is otherwise of a type (SKU) not currently offered for sale on a regular basis by the Subsidiary Loan Parties (including any such inventory obtained in connection with a Business Acquisition) to the extent specified by the Administrative Agent from time to time in its commercially reasonable judgment to reflect Borrowing Base Factors;

(d)              (i) are to be returned to the vendor, or (ii) are bill and hold goods;

(e)              inventory acquired in a Business Acquisition, unless and until the Administrative Agent has completed or received (A) an appraisal of such inventory from appraisers reasonably satisfactory to the Administrative Agent, establishes an advance rate and reserves therefor and otherwise agrees that such inventory shall be deemed Eligible Inventory and (B) such other due diligence as the Administrative Agent may reasonably require, all of the results of the foregoing in respect of such inventory to be reasonably satisfactory to the Administrative Agent (provided that, for the avoidance of doubt, this clause shall not be construed to permit any Business Acquisition);

(f)               any inventory not located in the United States or otherwise not subject to a valid and perfected Lien of the Senior Collateral Agent in favor of the Senior Loan Secured Parties under the Senior Collateral Documents, subject to no prior or equal Lien other than in favor of the other Senior Secured Parties;

(g)               any supply, scrap or obsolete inventory or inventory that is otherwise unsaleable;

(h)               any inventory that is past its expiration date, is damaged or not in good condition, is packaging and shipping materials, is a sample used for marketing purposes or does not meet all material standards imposed by any Governmental Authority having regulatory authority over such inventory, except in each case to the extent of its net realizable value as determined by the Administrative Agent from time to time in its commercially reasonable judgment;

(i)               any inventory that is subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any third Person from whom the Borrower or any of its Subsidiaries has received notice of a dispute in respect of such agreement, to the extent that the Administrative Agent determines, in its commercially reasonable judgment, that such dispute could be expected to prevent the sale of such inventory;

(j)               any inventory which is subject to a negotiable document of title which has not been delivered to the Administrative Agent;

(k)               inventory that has been sold but not yet delivered or as to which a Subsidiary Loan Party has accepted a deposit;

(l)               any inventory to the extent that such inventory is not comprised of readily marketable materials of a type manufactured, consumed or held for resale by the Subsidiary Loan Parties in the ordinary course of business;

(m)             any inventory to the extent that such inventory consists of raw materials, component parts and/or work-in-progress or inventory that is subject to progress billing or retainage, or is inventory for which a performance, surety or completion bond or similar assurance has been issued;

(n)              any inventory in respect of which the applicable representations and warranties in the Senior Loan Documents are not true and correct in all material respects;

(o)              any inventory to which the Subsidiary Loan Parties do not have good title or any inventory which a Subsidiary Loan Party holds on consignment or on a “sale or return” basis;

(p)               any inventory that (i) is not subject to a perfected first-priority security interest in favor of the Senior Collateral Agent pursuant to the Senior Collateral Documents (subject to any Permitted Encumbrances; provided that the Administrative Agent shall have established appropriate reserves against the ABL Borrowing Base Amount (as determined by the Administrative Agent in the exercise of its commercially reasonable judgment) with respect to any Permitted Encumbrances ranking senior to or pari passu with the Liens of the Senior Collateral Agent, in an amount not to exceed the claims secured by such Permitted Encumbrances), or (ii) is subject to any Lien whatsoever (other than (x) any Lien created pursuant to the Senior Debt Documents, the Pre-Petition Senior Debt Documents, the ABL Term Loan Documents, the Split-Priority Debt Documents or the Second Priority Debt Documents or (y) Permitted Encumbrances (provided that the Administrative Agent may establish appropriate reserves against the ABL Borrowing Base Amount (as determined by the Administrative Agent in the exercise of its commercially reasonable judgment) with respect to any Permitted Encumbrances, in an amount not to exceed the claims secured by such Permitted Encumbrances));

(q)               any Pharmaceutical Inventory that is held at a Store location where the in-store pharmacy has been closed for business; and

(r)               any inventory that has been determined by the Administrative Agent, in its commercially reasonable judgment and after consultation with the Borrower, to be excluded from “Eligible Inventory” in order to reflect Borrowing Base Factors.

“Eligible Other Inventory Value” means, at any date of determination, an amount equal to (a) the cost of Eligible Inventory that is Other Inventory (less any appropriate reserve for obsolete Other Inventory and any profits accrued in connection with transfers of Other Inventory between the Borrower and the Subsidiaries or between Subsidiaries) at such date, in dollars, determined in accordance with GAAP consistently applied and on a basis consistent with that used in the preparation of the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Lenders prior to the Closing Date or pursuant to Section 5.01(a), multiplied by (b) the Net Orderly Liquidation Rate with respect to such Other Inventory.

“Eligible Pharmaceutical Inventory Value” means, at any date of determination, an amount equal to (a) the cost of Eligible Inventory that is Pharmaceutical Inventory (less any appropriate reserve for obsolete Pharmaceutical Inventory and any profits accrued in connection with transfers of Pharmaceutical Inventory between the Borrower and the Subsidiaries or between Subsidiaries) at such date, in dollars, determined in accordance with GAAP consistently applied and on a basis consistent with that used in the preparation of the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Lenders prior to the Closing Date or pursuant to Section 5.01(a), multiplied by (b) the Net Orderly Liquidation Rate with respect to such Pharmaceutical Inventory.

“Eligible Script Lists” means, at any date of determination, all Prescription Files owned and maintained on such date by the Subsidiary Loan Parties setting forth Persons (and addresses, telephone numbers or other contact information therefor) who currently purchase or otherwise obtain, in any Store owned or operated by any Subsidiary Loan Party, medication required to be dispensed by a licensed professional; provided that Eligible Script Lists shall not include any Prescription File if:

(a)              such Prescription File is located or otherwise maintained at premises other than those owned, leased or licensed and, in each case, controlled by a Subsidiary Loan Party;

(b)              such Prescription File (i) is not subject to a perfected first-priority security interest in favor of the Senior Collateral Agent pursuant to the Senior Collateral Documents (subject to any Permitted Encumbrances; provided that the Administrative Agent shall have established appropriate reserves (as determined by the Administrative Agent in the exercise of its commercially reasonable judgment) with respect to any Permitted Encumbrances ranking senior to or pari passu with the Liens of the Senior Collateral Agent, in an amount not to exceed the claims secured by such Permitted Encumbrances), or (ii) is subject to any Lien whatsoever (other than (x) any Lien created pursuant to the Senior Debt Documents, the Pre-Petition Senior Debt Documents, the ABL Term Loan Documents, the Split-Priority Debt Documents or the Second Priority Debt Documents or (y) Permitted Encumbrances (provided that the Administrative Agent may establish appropriate reserves (as determined by the Administrative Agent in the exercise of its commercially reasonable judgment) with respect to any Permitted Encumbrances, in an amount not to exceed the claims secured by such Permitted Encumbrances));

(c)              such Prescription File is related to a location referred to in clause (a) that has closed for business, except to the extent such Prescription File (x) has been utilized by the applicable customer at another operating Store location or (y) such Prescription File constitutes a Transitioned Prescription File;

(d)              Transitioned Prescription Files; provided that, until a period of twelve (12) fiscal months has elapsed since the closure of any Specified Prescription File Store, the Annualized Transitioned Prescription File Amount for such Specified Prescription File Store may be included as Eligible Script Lists (subject to compliance with the other requirements of this definition (other than clause (c) hereof));

(e)              such Prescription File is not of a type included in an appraisal of Prescription Files received by the Administrative Agent from time to time in accordance with this Agreement; or

(f)              such Prescription File is not in a form that may be sold or otherwise transferred or is subject to regulatory restrictions prohibiting the sale or transfer thereof.

For the avoidance of any doubt, Eligible Script Lists shall not include (x) any Prescription Files previously sold or disposed of or (y) any Prescription Files maintained at a Specified Prescription File Store (except to the extent constituting a Transitioned Prescription File, limited in all cases to the Transitioned Prescription Files Amount).

“Eligible Script Lists Value” means, at any date of determination, the product of (a) the average, orderly liquidation value of such Eligible Script Lists, on a per Prescription File basis, net of (to the extent not given effect in the ordinary liquidation value) operating expenses, liquidation expenses and commissions reasonably anticipated in the disposition of such assets, as reasonably determined from time to time by reference to the most recent appraisal of Prescription Files received by the Administrative Agent that is conducted by an independent appraiser satisfactory to the Administrative Agent, multiplied by (b) the number of Prescription Files in such Eligible Script Lists for the twelve (12) fiscal months most recently ended; provided, however, that the amount of Transitioned Prescription Files included in the determination of Eligible Scripts Lists Value shall equal Transitioned Prescription Files Amount.

“Elixir Business Segment” means the business segment owned and operated by the Elixir Subsidiaries.

“Elixir Insurance Company” means Elixir Insurance Company, an Ohio corporation.

~~“Elixir Monetization Event” means a factoring transaction or securitization arrangement with respect to, or a financing secured by, the Specified Elixir Assets.~~

“Elixir Proceeds Reserve” means the “Elixir Proceeds Reserve” (as defined in Exhibit I hereto), a reserve established and maintained (against the ABL Borrowing Base Amount) by the Administrative Agent as and when required, and otherwise in accordance with, the Exhibit I hereto.

“Elixir-Related ABL Availability Reduction” means (a) at any time of determination prior to March 1, 2024, an amount equal to the result of (i) $100,000,000 minus (ii) the aggregate amount of Elixir-Related FILO Loan Payments made at or prior to such time of determination and (b) at any time of determination on or after March 1, 2024, an amount equal to the result of (i) $150,000,000 minus (ii) the aggregate amount of Elixir-Related FILO Loan Payments made at or prior to such time of determination.

“Elixir-Related FILO Loan Payments” means, at any time of determination, all payments or prepayments of the FILO Loans made with proceeds of (a) the Specified Elixir Sale~~, (b) any Elixir Monetization Events~~  and/or (~~c~~b) any other Elixir-Related Prepayment Events.

“Elixir-Related Prepayment Events” means any of the following events: (a) the consummation of a Specified Elixir Sale, (b) the monetization of any Elixir Retained Assets, whether by consummation of any Asset Sale of Elixir Retained Assets~~, the collection of receivables or rebates included in the Elixir Retained Assets~~  or otherwise, (c) the receipt of any MedImpact Debt Payments, and (d) the occurrence of any MedImpact Term Loan Syndication~~, and (e) the consummation of any Elixir Monetization Event~~.

“Elixir-Related FILO Scripts Availability Reduction” means (a) at any time of determination prior to March 1, 2024, an amount equal to the result of (i) the FILO Scripts Availability (determined as if the applicable Script Lists Advance Rate were 15.0%) at such time, minus (ii) the sum of (x) the FILO Scripts Availability (determined as if the applicable Script Lists Advance Rate were 10.0%) at such time, plus (y) the Elixir-Related FILO Suppressed Availability at such time and (b) at any time of determination on or after March 1, 2024, an amount equal to the result of (i) the FILO Scripts Availability (determined as if the applicable Script Lists Advance Rate were 15.0%) at such time, minus (ii) the sum of (x) the FILO Scripts Availability (determined as if the applicable Script Lists Advance Rate were 7.50%) at such time, plus (y) the Elixir-Related FILO Suppressed Availability at such time.

“Elixir-Related FILO Suppressed Availability” means the result (if a positive number) of (a) the FILO Borrowing Base Amount (with the FILO Scripts Availability component thereof being determined as if the applicable Script Lists Advance Rate were 15.0%), minus (b) the Total FILO Outstandings. For the avoidance of doubt, if the result of the foregoing is less than zero, then the Elixir-Related FILO Suppressed Availability shall be zero.

“Elixir Retained Assets” means assets of the Elixir Business Segment (other than any Specified Elixir Assets or other assets of Elixir Insurance Company) retained by the Loan Parties after the consummation of a Specified Elixir Sale.

“Elixir Seller Financing” means the MedImpact Term Loan made by one or more Loan Parties, on a cashless basis, pursuant to the MedImpact Credit Agreement, to finance the Specified Elixir Sale to MedImpact, as the “stalking horse” purchaser for the Specified Elixir Sale designated pursuant to the bidding procedures applicable to the Specified Elixir Sale.

“Elixir Seller Financing Documentation” means, collectively, the MedImpact Credit Agreement and the other “Loan Documents” under and as defined in the MedImpact Credit Agreement.

“Elixir Seller Financing Reserve” means, at any time of determination after the consummation of a Specified Elixir Sale for which the purchase price is financed in whole or in part by Permitted Elixir Seller Financing, a reserve established (against the ABL Borrowing Base Amount) by the Administrative Agent in an amount equal to the result (not less than $0) of (a) the then-applicable Elixir-Related ABL Availability Reduction minus (b) the then-applicable Elixir-Related FILO Scripts Availability Reduction.

“Elixir Subsidiaries” means, collectively, Hunter Lane, LLC and its direct and indirect Subsidiaries.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to pollution or protection of the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters (regarding exposure to Hazardous Materials).

“Environmental Liability” means all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs, (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to: (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement to the extent liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(m) or (o) of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to its withdrawal or partial withdrawal from any Multiemployer Plan; (g) the receipt by the Borrower or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability on it or a determination that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Title IV of ERISA; or (h) the existence of any event or condition that could reasonably be expected to constitute grounds under ERISA for the termination by the PBGC of, or the appointment of a trustee to administer, any Plan.

“Escrow Notes” means Indebtedness consisting of debt securities issued by the Borrower or by an Escrow Notes Issuer, which debt securities (a) in the case of debt securities issued by an Escrow Notes Issuer, shall require the proceeds or substantially all the proceeds of such debt securities to be held as security for the repayment of such debt securities, or to be held in escrow, pending satisfaction or waiver of certain conditions set forth in the documentation governing such debt securities, (b) in the case of debt securities issued by an Escrow Notes Issuer, shall, other than Guarantees in respect of interest thereon, fees, and customary indemnities, provide recourse solely to the assets of such Escrow Notes Issuer and (c) shall be subject to mandatory redemption or prepayment if the conditions set forth in the documentation governing such debt securities are not satisfied by the date specified in such documentation; provided that in the case of debt securities issued by an Escrow Notes Issuer, upon satisfaction or waiver of such conditions, such Escrow Notes Issuer shall merge with and into the Borrower with the Borrower being the surviving corporation, and becoming the issuer under such debt securities, and such debt securities shall, after giving effect to such merger, constitute Permitted Unsecured Indebtedness which does not mature or require scheduled payments of principal prior to the date that is ninety (90) days after the Latest Maturity Date in effect at the time such Indebtedness is originally incurred as Escrow Notes; provided, further, that in the case of debt securities issued by the Borrower, upon satisfaction or waiver of such conditions, such debt securities shall constitute Permitted Unsecured Indebtedness which does not mature or require scheduled payments of principal prior to the date that is ninety (90) days after the Latest Maturity Date in effect at the time such Indebtedness is originally incurred as Escrow Notes. Notwithstanding anything to the contrary in this Agreement or in any other Senior Loan Document, no Escrow Notes may be issued at any time on or after the Closing Date, unless the Administrative Agent and the Required Lenders shall otherwise consent thereto in writing.

“Escrow Notes Issuer” means a Subsidiary of the Borrower that issues, or intends to issue, Escrow Notes, and that at the time such Escrow Notes are to be issued, does not own any operating assets.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Excluded Subsidiary” means each Subsidiary listed on Schedule 1.01(a) hereto; provided that (a) any Subsidiary that Guarantees any other Material Indebtedness of the Borrower shall not be deemed to be an “Excluded Subsidiary”, and (b) any Subsidiary that incurs Material Indebtedness (other than Indebtedness owing to the Borrower or any of its Subsidiaries) shall not be deemed to be an “Excluded Subsidiary”, to the extent any such Material Indebtedness is guaranteed by the Borrower or any Subsidiary Loan Party.

“Excluded Taxes” means, with respect to any Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income Taxes imposed on (or measured by) its net income (however denominated) or franchise Taxes, in each case, (i) imposed by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction described in clause (a) above, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)), any U.S. Federal withholding Tax that (i) is in effect and would apply to amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to any withholding Tax pursuant to Section 2.17(a), or (ii) is attributable to such Foreign Lender’s failure to comply with Section 2.17(f) and (d) any U.S. Federal withholding Taxes imposed under FATCA.

“Existing Letters of Credit” means each letter of credit identified on Schedule 1.01(b) hereto.

“Existing Non-Guaranteed Indebtedness” means Indebtedness outstanding as of the Petition Date under the Existing Non-Guaranteed Indentures.

“Existing Non-Guaranteed Indentures” means, collectively, (a) the 2027 7.70% Note Indenture and (b) the 2028 6.875% Note Indenture.

“Existing Split-Priority Indebtedness” means Indebtedness outstanding as of the Petition Date under the Existing Split-Priority Indentures.

“Existing Split-Priority Indentures” means, collectively, (a) the 2025 7.500% Note Indenture and (b) the 2026 8.000% Note Indenture.

“Facility” means the FILO Facility, Term Facility and/or the Revolving Facility, as applicable and as the context may require.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b) of the Code.

“Federal Funds Effective Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means, collectively, (a) the Fee Letter, dated as of the Closing Date, among the Borrower, the Administrative Agent and the other parties thereto and (b) the First Amendment Fee Letter, dated as of November 8, 2023, among the Borrower and the Administrative Agent.

“FILO Borrowing Base Amount” means an amount equal to the sum, without duplication, of the following:

(a)            the Accounts Receivable Advance Rate multiplied by the face amount of Eligible Accounts Receivable; plus

(b)            the Credit Card Receivable Advance Rate multiplied by the face amount of Eligible Credit Card Accounts Receivable; plus

(c)            the Pharmaceutical Inventory Advance Rate multiplied by the Eligible Pharmaceutical Inventory Value; plus

(d)            the Other Inventory Advance Rate multiplied by the Eligible Other Inventory Value; plus

(e)            the FILO Scripts Availability; minus

(f)            any reserves established by the Administrative Agent, in accordance with Section 2.20(b), in the exercise of its commercially reasonable judgment to reflect Borrowing Base Factors (which reserves shall not be duplicative of reserves implemented against the ABL Borrowing Base Amount).

The FILO Borrowing Base Amount shall be computed and reported weekly with respect to Eligible Accounts Receivable, Eligible Inventory, Eligible Credit Card Accounts Receivable and Eligible Script Lists, in each case in accordance with Sections 2.20 and 5.01(f). The FILO Borrowing Base Amount at any time in effect shall be determined by reference to the Borrowing Base Certificate most recently delivered pursuant to Section 5.01(f), giving effect to reserves effected pursuant to Section 2.20(b) after the date of delivery thereof.

“FILO Commitment” means, with respect to each FILO Lender, the commitment of such FILO Lender to make FILO Loans to the Borrower pursuant to Section 2.01(b), in an aggregate principal amount not to exceed the amount set forth opposite such FILO Lender’s name on Schedule 2.01 on and as of the Closing Date under the caption “FILO Commitment”.

“FILO Facility” means, at any time (a) prior to the deemed funding of the FILO Loans on the Closing Date, the Total FILO Commitments of the FILO Lenders at such time and (b) thereafter, the sum of (x) the outstanding amount of the FILO Commitments at such time and (y) the aggregate outstanding principal amount of the FILO Loans made to the Borrower by the FILO Lenders at such time. The aggregate principal amount of the FILO Facility as of the Closing Date is $400,000,000.

“FILO Lender” means (a) prior to the deemed funding of the FILO Loans on the Closing Date, any Lender that has a FILO Commitment at such time, and (b) thereafter, any Lender that holds a FILO Loan or FILO Commitment at such time.

“FILO Loan” means a Loan made pursuant to Section 2.01(b).

“FILO Maturity Date” means October 18, 2024; provided that, if any such date is not a Business Day, the FILO Maturity Date shall be deemed to be the next preceding Business Day.

“FILO Push-Down Reserve” means, at any time of determination, a reserve established (against the ABL Borrowing Base Amount) by the Administrative Agent at such time in an amount equal to the amount (if any) by which the Total FILO Outstandings exceed the FILO Borrowing Base Amount.

“FILO Scripts Availability” means, at any time of determination of the FILO Borrowing Base Amount, the sum of (a) (i) Script Lists Advance Rate, multiplied by (ii) the Eligible Script Lists Value, plus (b) the amount of ABL Scripts Availability (in excess of 32.5% of the ABL Borrowing Base Amount) (if any) that is excluded from the ABL Borrowing Base Amount by operation of the first proviso set forth in the definition of the term “ABL Borrowing Base Amount”; provided that in no event shall the sum of (i) FILO Scripts Availability included in the determination of the FILO Borrowing Base Amount and (ii) ABL Scripts Availability included in the determination of the ABL Borrowing Base Amount exceed, in the aggregate, an amount equal to forty-three and one-half percent (43.5%) of the Combined Borrowing Base Amount.

“Final Financing Order” means, the order of the Bankruptcy Court entered in the Chapter 11 Case on the Second Amendment Effective Date after a final hearing under Bankruptcy Rule 4001(c)(2) or such other procedures as approved by the Bankruptcy Court, which order ~~shall be~~is in form and substance satisfactory to the Loan Parties and the Administrative Agent, and from which no appeal or motion to reconsider has been filed, together with all extensions, modifications and amendments thereto, in form and substance satisfactory to the Loan Parties and the Administrative Agent.

“Final Order Entry Date” means the date on which the Bankruptcy Court enters the Final Financing Order.

“Financial Officer” means with respect to any Person, the chief financial officer, principal accounting officer, treasurer, vice president of financial accounting, vice president (or more senior level officer) of finance or accounting, senior director of treasury or controller of such Person. Any document delivered hereunder that is signed by a Financial Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Financial Officer, shall be conclusively presumed to have acted on behalf of such Loan Party.

“Financing Order” means, as the context may require, the Interim Financing Order or the Final Financing Order, whichever is then applicable.

“First Amendment” means that certain First Amendment to Debtor-In-Possession Credit Agreement, dated as of November 8, 2023, among the Borrower, the Lenders party thereto, and the Agents.

“First Amendment Effective Date” shall have the meaning assigned to such term in the First Amendment.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, any Lender, with respect to such Borrower, that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, any Lender, with respect to such Borrower, that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Fronting Exposure” means, at any time there is a Revolving Lender that is a Defaulting Lender, (a) with respect to any Issuing Bank, such Defaulting Lender’s LC Exposure with respect to Letters of Credit issued by such Issuing Bank other than LC Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to the Swingline Lender, such Defaulting Lender’s Applicable Percentage of outstanding Swingline Loans made by such Swingline Lender, other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Government Lockbox Account” shall have the meaning assigned to such term in the Senior Security Agreement.

“Government Lockbox Account Agreement” shall have the meaning assigned to such term in the Senior Security Agreement.

“Government Lockbox Account Bank” shall have the meaning assigned to such term in the Senior Security Agreement.

“Ground-Leased Real Property” means real property that is ground leased by a Loan Party pursuant to a Real Estate Lease and a Loan Party owns the improvements on such real property, including all such real property described on Schedule 3.05(a)(3).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other monetary obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Hazardous Materials” means (a) petroleum products and byproducts, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, radon gas, chlorofluorocarbons and all other ozone-depleting substances, or (b) any chemical, material, substance, waste, pollutant or contaminant that is prohibited, limited or regulated by or pursuant to any Environmental Law.

“Hedging Agreement” means any interest rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended.

“Incremental Commitment” has the meaning assigned to such term in Section 2.21.

“Incremental Facility” has the meaning assigned to such term in Section 2.21.

“Incremental Facility Amendment” has the meaning assigned to such term in Section 2.21.

“Incremental Refinancing Term Loan” has the meaning assigned to such term in Section 2.21, and shall include each Class of such Loans established pursuant to an Incremental Facility Amendment.

“Incremental Revolving Commitment” has the meaning assigned to such term in Section 2.21.

“Incremental Senior Debt Refinancing Facility” has the meaning assigned to such term in Section 2.21.

“Incremental Term Commitment” shall mean any Lender’s or Additional Lender’s commitment to make any Incremental Refinancing Term Loans pursuant to Section 2.21.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Persons, provided that the amount of such Indebtedness will be the lesser of the fair market value of such property and the amount of Indebtedness of such other Person, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (j) all Disqualified Preferred Stock valued, as of the date of determination, at the greater of (i) the maximum aggregate amount that would be payable upon maturity, or upon the mandatory redemption, repayment or repurchase thereof and (ii) the maximum liquidation preference of such Disqualified Preferred Stock. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Senior Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Ineligible Person” has the meaning assigned to such term in Section 9.04(b)(ii)(E).

“Information” has the meaning assigned to such term in Section 9.13.

“Information Certificate” means a certificate in the form of Schedule 4 to the Senior Security Agreement or any other form approved by the Agents.

“Intellectual Property” shall have the meaning set forth in the Senior Security Agreement.

“Intercompany Inventory Purchase Agreement” means the Intercompany Inventory Purchase Agreement dated as of December 18, 2018 (as amended), among the Borrower, Rite Aid Hdqtrs. Corp., the Distribution Subsidiaries as defined and named therein and the Operating Subsidiaries as defined and named therein.

“Intercreditor Agreements” means, collectively, the Senior Lien Intercreditor Agreement and each Applicable Intercreditor Agreement, in each case, to the extent then in effect.

“Interest Election Request” means a notice of (a) a conversion of Loans from one Type to the other or (b) a continuation of Term SOFR Loans, in each case, pursuant to Section 2.07, which shall be substantially in the form of Exhibit D or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent) appropriately completed and signed by a Responsible Officer of the Borrower.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the first day of each calendar month, (b) with respect to any Term SOFR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

“Interest Period” means, with respect to any Term SOFR Borrowing, the period commencing on the date such Term SOFR Borrowing is disbursed or converted or continued as a Term SOFR Borrowing and ending on the date that is one month thereafter; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day (unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day), (ii) any Interest Period of one month that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, and (iii) no Interest Period for any applicable Class of Loans shall extend beyond the Latest Maturity Date for such applicable Class; provided that in the case of any Revolving Loan, no Interest Period shall extend beyond the next upcoming Revolving Maturity Date to occur. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interim Financing Order” means the order of the Bankruptcy Court entered in the Chapter 11 Case after an interim hearing, substantially in the form attached hereto as Exhibit G and/or otherwise in form and substance satisfactory to the Loan Parties and the Administrative Agent, together with all extensions, modifications, and amendments thereto approved by the Borrower and the Administrative Agent.

“Investment” by any Person in any other Person means (a) any direct or indirect loan, advance or other extension of credit, assumption of debt, or capital contribution to or for the account of such other Person (by means of any transfer of cash or other property to any Person or any payment for property or services for the account or use of any Person, or otherwise), (b) any direct or indirect purchase or other acquisition of any Equity Interests, bond, note, debenture or other debt or equity security or evidence of Indebtedness, or any other ownership interest (including, any option, warrant or any other right to acquire any of the foregoing), issued by such other Person, whether or not such acquisition is from such or any other Person, (c) any direct or indirect payment by such Person on a Guarantee of or for the account of such other Person or any direct or indirect issuance by such Person of such a Guarantee (provided, however, that for purposes of Section 6.04, payments under Guarantees not exceeding the amount of the Investment attributable to the issuance of such Guarantee will not be deemed to result in an increase in the amount of such Investment), or (d) any Business Acquisition. Any repurchase by the Borrower of its own Equity Interests or Indebtedness shall not constitute an Investment for purposes of this Agreement. The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such transfer or exchange.

“Issuing Bank Agreement” has the meaning assigned to such term in Section 2.05(k).

“Issuing Banks” means Bank of America, N.A., Wells Fargo Bank, National Association, and any other Revolving Lender from time to time designated by the Borrower as an Issuing Bank, with the consent of such Revolving Lender (in its sole and absolute discretion) and the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed), and their respective successors in such capacity (it being agreed that any such other Revolving Lender shall be under no obligation to be an Issuing Bank hereunder). An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Banks” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being agreed that such Issuing Bank shall, or shall cause such Affiliate to, comply with the requirements of Section 2.05(p) with respect to such Letters of Credit). At any time there is more than one Issuing Bank, any singular references to the Issuing Bank shall mean any Issuing Bank, each Issuing Bank, the Issuing Bank that has issued the applicable Letter of Credit, or all Issuing Banks, as the context may require.

“Joint Venture” means, with respect to any Person, at any date, any other Person in whom such Person directly or indirectly holds an Investment consisting of an Equity Interest, and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person, if such statements were prepared in accordance with GAAP as of such date.

“Junior Lien Intercreditor Agreement” means the Intercreditor Agreement, in substantially the form attached as Exhibit J-2 to the Pre-Petition Credit Agreement or such other form as is reasonably acceptable to the Administrative Agent and the Borrower, among the Loan Parties, the Senior Collateral Agent, the Administrative Agent as the Representative for the Senior Loan Secured Parties and the other Representatives from time to time party thereto.

“Latest Maturity Date” means, at any date of determination, as applicable and as the context may require (a) the latest of (i) the latest Revolving Maturity Date, (ii) the latest FILO Maturity Date, (ii) the latest Term Facility Maturity Date, in each case, applicable to any Class of Loans or Commitments outstanding hereunder and in effect on such date of determination or (b) with respect to any Class of Commitments or Loans, the latest such date specified in clause (a) above with respect to such Class of Commitments or Loans.

“LC Commitment” means, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit pursuant to Section 2.05, subject to the LC Sublimit and the limitation that the aggregate amount of Letters of Credit issued by (a) with respect to each of Bank of America, N.A. and Wells Fargo Bank, National Association, each in its capacity as an Issuing Bank shall not exceed $125,000,000 at any time outstanding with respect to any such Issuing Bank, and (b) with respect to each of Capital One, National Association, PNC Bank, National Association, BMO Bank, N.A., MUFG Bank, LTD., Fifth Third Bank, National Association, ING Capital LLC, and Truist Bank, each in in its capacity as an Issuing Bank shall not exceed $50,000,000 at any time outstanding (in each case of clause (a) and (b), unless otherwise agreed by such Issuing Bank); provided, however, that notwithstanding the foregoing to the contrary, any Issuing Bank may, in its sole discretion, issue Letters of Credit in an aggregate amount exceeding its LC Commitment, subject to the other Credit Extension Conditions.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Revolving Percentage of the total LC Exposure at such time.

“LC Sublimit” has the meaning assigned to such term in Section 2.05(b)(i).

“Lender Group Consultants” has the meaning assigned to such term in Section 5.18(b).

“Lenders” shall have the meaning assigned to such term in the preamble to this Agreement and shall include any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, an Incremental Facility Amendment or a Refinancing Amendment, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance or otherwise in accordance with the terms of this Agreement. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Letter of Credit” means (a) each Existing Letter of Credit, and (b) any letter of credit issued pursuant to this Agreement under the Revolving Commitments.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, Capital Lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Liquidation” means the exercise by any Agent of those rights and remedies of the Agents under the Senior Loan Documents and applicable law as a creditor of the Loan Parties, including (after the occurrence and during the continuation of an Event of Default) the conduct by any or all of the Loan Parties, acting with the consent of the Agents, of any public, private or “Going-Out-Of-Business Sale” or other disposition of Collateral for the purpose of liquidating the Collateral. Derivations of the word “Liquidation” (such as “Liquidate”) are used with like meaning in this Agreement.

“Loan Modification Agreement” shall mean a Loan Modification Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, among the Borrower, the Subsidiary Loan Parties, as applicable, and one or more Accepting Lenders to reflect any Permitted Amendment.

“Loan Modification Offer” shall have the meaning assigned to such term in Section 9.19(a).

“Loan Modification Term Commitment” shall mean any Accepting Lender’s commitment to convert or, continue (in the case of existing Term Loans), an Affected Class of Loans and/or Commitments as Loan Modification Term Loans pursuant to a Loan Modification Agreement effected under Section 9.19.

“Loan Modification Term Loan” has the meaning assigned to such term in Section 9.19(c).

“Loan Parties” means the Borrower and the Subsidiary Loan Parties.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement (including, unless the context otherwise requires, the Revolving Loans, the FILO Loans, the Term Loans, and the Swingline Loans.

“Lockbox Account” shall have the meaning assigned to such term in the Senior Security Agreement.

“Margin Stock” means “margin stock”, as such term is defined in Regulation U of the Board.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, properties or condition (financial or otherwise) of the Borrower and the Subsidiaries, taken as a whole, (b) the ability of any Loan Party to perform any of its material obligations under any Senior Loan Document to which it is a party or (c) the legality, validity or enforceability of the Senior Loan Documents (including the validity, enforceability or priority of security interests granted thereunder) or the rights of or benefits or remedies available to the Lenders under any Senior Loan Document. Notwithstanding the foregoing, (i) the filing of the Chapter 11 Case (and any defaults under pre-petition agreements, so long as the exercise of remedies as a result of such defaults are subject to the Automatic Stay or such agreements are voided or invalidated by the Bankruptcy Court) and (ii) the incurrence of any Pre-Petition claim or liability that is unsecured and junior in priority to the Senior Loan Obligations, will, individually and collectively, each not be deemed to have a Material Adverse Effect.

“Material Indebtedness” means (a) the Indebtedness of the Borrower or the Subsidiaries arising under the ABL Term Loan Documents and (b) Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower or the Subsidiaries in an aggregate principal amount exceeding $5,000,000. For purposes of this definition, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

“Maximum Rate” has the meaning assigned to such term in Section 9.14.

“McKesson” means McKesson Corporation, a Delaware corporation.

“McKesson Supply Agreement” means that certain Interim Post-Petition Supply Agreement, dated as of October 23, 2023, by and between the Borrower and McKesson, as approved by the Bankruptcy Court on October 30, 2023.

“Medicaid” means that government-sponsored entitlement program under Title XIX, P.L. 89-97 of the Social Security Act, which provides federal grants to states for medical assistance based on specific eligibility criteria, as set forth on Section 1396, et seq. of Title 42 of the United States Code.

“Medicare” means that government-sponsored insurance program under Title XVIII, P.L. 89-97, of the Social Security Act, which provides for a health insurance system for eligible elderly and disabled individuals, as set forth at Section 1395, et seq. of Title 42 of the United States Code.

“MedImpact” means MI OpCo Holdings, Inc., a Delaware corporation, together with its affiliates.

“MedImpact Credit Agreement” means that certain Second Amended and Restated Credit Agreement, dated as of November 8, 2023, among MI OpCo Holdings, Inc., a Delaware corporation, as borrower, MI OpCo H2, LLC, a Delaware limited liability company, as holdings, the other guarantors party thereto, each lender from time to time party thereto, Bank of America, N.A., as administrative agent, swing line lender and a letter of credit issuer and the other letter of credit issuers from time to time party thereto.

“MedImpact Debt Payments” means, collectively (a) all payments, prepayments and repayments of principal, interest and fees (including premiums), by MedImpact to any Loan Party or Subsidiary pursuant to the Elixir Seller Financing Documentation, (b) all payments received by any Loan Party or Subsidiary in connection with a MedImpact Term Loan Syndication, and (c) all payments received by any Loan Party or Subsidiary in connection with a refinancing of the MedImpact Term Loan by MedImpact.

“MedImpact Term Loan” means the “2023 Term Loan” under and as defined in the MedImpact Credit Agreement.

“MedImpact Term Loan Syndication” means the pledge, sale or assignment (other than, for the avoidance of any doubt, as collateral for the Senior Obligations and/or ABL Term Loan Obligations), in one or more transactions, of any or all of the MedImpact Term Loan to any Person (other than to any Loan Party or Subsidiary). Any MedImpact Term Loan Syndication shall be conducted pursuant to bidding procedures, sales procedures, approval orders, purchase agreements, assignment agreements, agency documents or other agreements, documents or instruments, as applicable, in form and substance and on terms satisfactory to the Administrative Agent.

“Moody’s” means Moody’s Investors Service, Inc., or any successor to its business of rating debt securities.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” means:

(a)       with respect to any Asset Sale (other than in connection ~~with (x) an Elixir Monetization Event or (y)~~ any MedImpact Term Loan Syndication), an amount equal to the cash proceeds received by the Borrower or any of the Subsidiaries from or in respect of such Asset Sale (including, when received, any cash proceeds received in respect of any noncash proceeds of any Asset Sale), less the sum of the following:

(i)                 reasonable costs and expenses paid or incurred in connection with such transaction, including any underwriting brokerage or other customary selling commissions and reasonable legal, advisory and other fees and expenses (including title and recording expenses, associated therewith); and

(ii)              the amount of any Indebtedness (or Attributable Debt), together with premium or penalty, if any, and accrued interest thereon (or comparable obligations in respect of Attributable Debt) secured by a Lien on (or if Attributable Debt, the lease of) any asset disposed of in such Asset Sale and discharged from the proceeds thereof, but only to the extent such Lien has priority over the Senior Lien, the Split-Priority Lien and the Second Priority Lien, in each case, with respect to such assets;

(b)               with respect to the proceeds received by the Borrower or a Subsidiary from or in respect of an issuance of Indebtedness for borrowed money, of equity securities, or of equity-linked (e.g., trust preferred) securities ~~(other than, in any event, the proceeds of any Elixir Monetization Event)~~, an amount equal to the cash proceeds received by the Borrower or any of the Subsidiaries from or in respect of such issuance, less any reasonable transaction costs, including investment banking and underwriting fees, discounts and commissions and any other expenses (including legal fees and expenses) reasonably incurred by such Person in respect of such issuance;

(c)               with respect to a Casualty/Condemnation, the amount of Casualty/Condemnation Proceeds; and

~~(d) with respect to any Elixir Monetization Event (whether by Asset Sale, incurrence of Indebtedness or otherwise), an amount equal to the cash proceeds received by the Borrower or any of the Subsidiaries from or in respect of such Elixir Monetization Event, less the sum of the following:~~

~~(i) reasonable transaction costs and expenses paid or incurred in connection with such Elixir Monetization Event, including (A) investment banking and underwriting fees, discounts and commissions, (B) brokerage or other customary selling commissions, and (C) any other expenses (including legal and advisory fees and expenses) reasonably incurred; and~~

~~(ii) an amount of proceeds reasonably acceptable to the Administrative Agent permitted to remain at Elixir Insurance Company; and~~

(d)               ~~(e)~~ with respect to (i) any MedImpact Debt Payments or (ii) any MedImpact Term Loan Syndication, an amount equal to the cash proceeds received by the Borrower or any of the Subsidiaries from or in respect thereof (without netting or offset of any amounts).

“Net Orderly Liquidation Rate” means, with respect to any type of inventory, at any date of determination, the fraction, expressed as a percentage (a) the numerator of which is the amount equal to the recovery on the aggregate amount of the applicable category of inventory at such time on a “going out of business sale” basis for such inventory, net of operating expenses, liquidation expenses and commissions reasonably anticipated in the disposition of such assets, as determined from time to time by reference to the most recent acceptable inventory appraisal (including desktop appraisal) received by the Administrative Agent that is conducted by an independent appraiser reasonably satisfactory to the Administrative Agent with respect to such type of inventory, and (b) the denominator of which is the cost of the aggregate amount of such category of inventory subject to such appraisal.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extension Notice Date” has the meaning assigned to such term in Section 2.05(c).

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Offer Period” has the meaning assigned to such term in Section 2.21.

“Other Connection Taxes” means, with respect to any Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Senior Loan Document, or sold or assigned an interest in any Loan or Senior Loan Document).

“Other Incremental Revolving Commitments” has the meaning assigned to such term in Section 2.21.

“Other Inventory” means all inventory other than Pharmaceutical Inventory.

“Other Inventory Advance Rate” means the other inventory advance rate determined in accordance with Section 2.20(a).

“Other Revolving Commitments” means, with respect to each Revolving Lender, each Class of Revolving Commitments resulting from (a) a modification of an existing Revolving Credit Commitments pursuant to a Loan Modification Agreement entered into in connection with a Loan Modification Offer, (b) Refinancing Revolving Commitments established pursuant to a Refinancing Amendment or (c) Other Incremental Revolving Commitments under an Incremental Facility established pursuant to an Incremental Facility Amendment. Any Other Revolving Commitments effected pursuant to a Loan Modification Agreement, Refinancing Amendment or Other Incremental Revolving Commitments established pursuant to an Incremental Facility Amendment, shall, in each case, be designated a series (each, an “Other Revolving Commitment Series”) of Other Revolving Commitments for all purposes of this Agreement; provided that any Other Revolving Commitments effected from an existing Class of Revolving Commitments may be, to the extent provided in the applicable Loan Modification Agreement, Refinancing Amendment or Incremental Facility Amendment, as applicable, designated as an increase in any previously established Revolving Commitment Series with respect to such Existing Revolving Tranche. The amount of Other Revolving Commitments on the Closing Date is $0. Notwithstanding anything to the contrary in this Agreement or in any other Senior Loan Document, no Other Revolving Commitments may be incurred or established at any time on or after the Closing Date, unless the Administrative Agent and the Required Lenders shall otherwise consent thereto in writing.

“Other Taxes” means any and all present or future recording, filing, stamp, court or documentary, excise, transfer, sales, property or similar Taxes, charges or levies arising from any payment made under any Senior Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Senior Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

“Overadvance” means a Revolving Loan, Swingline Loan, advance, or providing of credit support (such as the issuance, renewal, amendment or extension of a Letter of Credit) to the Borrower to the extent that, immediately after the making of such Loan or advance or the providing of such credit support, ABL Availability is less than zero (or, solely, for purposes of determining the existence of a Protective Advance or Unintentional Overadvance, a Revolving Loan, Swingline Loan, advance, or providing of credit support resulting in ABL Availability being less than the amount required to be maintained pursuant to Section 6.12).

“Owned Real Property” means real property that a Loan Party owns in fee simple absolute, including all such real property described on Schedule 3.05(a)(2).

“Participant” has the meaning assigned to such term in Section 9.04(c)(i).

“Participant Register” has the meaning assigned to such term in Section 9.04(c)(i).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Amendments” shall have the meaning assigned to such term in Section 9.19(c).

“Permitted Disposition” means any of the following:

(a)            dispositions of inventory at retail, cash, cash equivalents and other cash management investments and obsolete, unused, uneconomic or unnecessary equipment or inventory, or other assets, in each case in the ordinary course of business;

(b)            a disposition to a Subsidiary Loan Party, provided that if the property subject to such disposition constitutes Collateral immediately before giving effect to such disposition, such property continues to constitute Collateral subject to the Senior Lien;

(c)            a sale or discount, in each case without recourse and in the ordinary course of business, of overdue Accounts arising in the ordinary course of business, but only to the extent such Accounts are no longer Eligible Accounts Receivable and such sale or discount is in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale); and

(d)            non-exclusive licenses of Intellectual Property of the Borrower or any Subsidiary in the ordinary course of business, which do not interfere, individually or in the aggregate in any material respect with the conduct of the business of the Loan Parties and their Subsidiaries, taken as a whole, and leases, assignments or subleases in the ordinary course of business.

“Permitted Elixir Seller Financing” means the Elixir Seller Financing; provided that (a) such Elixir Seller Financing is provided solely for the purpose of financing a Specified Elixir Sale to MedImpact, as the “stalking horse” purchaser for the Specified Elixir Sale designated pursuant to the bidding procedures applicable to the Specified Elixir Sale, (b) such Elixir Seller Financing is on the terms and conditions set forth in the MedImpact Credit Agreement and is otherwise on terms and conditions satisfactory to the Administrative Agent, (c) such Elixir Seller Financing (i) will rank pari passu in right of payment and of security (but without regard to control of remedies) with all other loans, advances, and debts, liabilities, obligations of each obligor arising under any Elixir Seller Financing Documents (and in any event is secured by the assets acquired pursuant to the Specified Elixir Sale) and (ii) each of the obligors with respect to any of the other obligations under the Elixir Seller Financing Documents shall be an obligor with respect to the obligations consisting of the MedImpact Term Loan, and (d) all rights of the Loan Parties arising under the Permitted Elixir Seller Financing Documentation shall be collaterally assigned to the Administrative Agent pursuant to a collateral assignment in form and substance satisfactory to the Administrative Agent, and acknowledged by MedImpact and the agent under the MedImpact Credit Agreement.

“Permitted Elixir Seller Financing Documentation” means the Elixir Seller Financing Documentation for a Permitted Elixir Seller Financing, which documentation sets forth the terms of the Elixir Seller Financing and is otherwise in form and substance reasonably satisfactory to the Administrative Agent (it being understood and agreed that the MedImpact Credit Agreement is in form and substance satisfactory to the Administrative Agent).

“Permitted Encumbrances” means:

(a)            Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.05;

(b)            carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than sixty (60) days or are being contested in compliance with Section 5.05;

(c)            subject to the Financing Order and the terms thereof, pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d)            subject to the Financing Order and the terms thereof, deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e)            judgment liens in respect of Post-Petition judgments that do not constitute an Event of Default under Section 7.01(k);

(f)            easements, zoning restrictions, rights-of-way, encroachments and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not (i) materially detract from the value of the affected property or (ii) materially interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

(g)           any zoning, land use, environmental or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not (i) materially detract from the value of the affected property or (ii) materially interfere with the ordinary conduct of the business of the Borrower or any of the Subsidiaries;

(h)           licenses, sublicenses, leases or subleases granted in the ordinary course of business with respect to real property and, to the extent constituting a Lien, the Real Estate Leases for Ground-Leased Real Property;

(i)             landlord Liens arising by law securing obligations that are not overdue by more than sixty (60) days or that are being contested in good faith by appropriate proceedings;

(j)             Liens arising from precautionary UCC filings regarding operating leases or the consignment of goods to the Borrower or any Subsidiary;

(k)            Liens arising by virtue of statutory or common law provisions relating to banker’s Liens, Liens in favor of securities intermediaries, rights of set off or similar rights and remedies with respect to deposit accounts or securities accounts or other funds or assets maintained with depository institutions and securities intermediaries;

(l)             Liens in favor of a credit card or debit card processor arising in the ordinary course of business under any processor agreement and relating solely to the amounts paid or payable by, or customary deposits or reserves held by, such credit card or debit card processor;

(m)           Liens in favor of customs and revenues authorities imposed by applicable laws arising in the ordinary course of business in connection with the importation of goods and securing obligations (i) that are not overdue by more than thirty (30) days, or (ii)(A) that are being contested in good faith by appropriate proceedings, (B) the applicable Loan Party or Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (C) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation;

(n)           Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(o)           any interest or title of a lessor, sublessor, licensor or sublicensor under leases, subleases, licenses or sublicenses (including software and other technology licenses) entered into by the Borrower or any of its Subsidiaries in the ordinary course of business; and

(p)           to the extent existing as of the Petition Date, any encumbrance or restriction (including put and call arrangements) contained in the applicable organizational documents with respect to Equity Interests of any Joint Venture or similar arrangement pursuant to any Joint Venture or similar arrangement;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted First Priority Debt” means any Indebtedness incurred by the Borrower (other than Indebtedness constituting Senior Loan Obligations) that is (x) Guaranteed by the Subsidiary Loan Parties pursuant to the Senior Subsidiary Guarantee Agreement (and not Guaranteed by any other Person) and (y) is secured by the Collateral on a pari passu basis (but without regard to control of remedies) with the Senior Loan Obligations pursuant to the Senior Security Agreement (and not secured by Liens on any other assets of the Borrower or any other Person (other than assets that, substantially concurrently with the incurrence of such Indebtedness, become Collateral on which a Lien is granted to the Senior Collateral Agent pursuant to the Senior Security Agreement and/or other Senior Collateral Documents)); provided, however, that (a) such Indebtedness is permitted to be incurred, secured and Guaranteed on such basis by each Senior Debt Document, each other Second Priority Debt Document and each Split-Priority Debt Document, (b) such Indebtedness constitutes Refinancing Indebtedness in respect of Revolving Loans, FILO Loans, or Term Loans, Revolving Commitments, FILO Commitments, Other Revolving Commitments or other Commitments, Permitted First Priority Debt incurred pursuant to Section 6.01(a)(i) or any combination of the foregoing, (c) such Indebtedness has a later maturity and a longer weighted average life than the Refinanced Debt (as defined in “Refinancing Indebtedness”) in respect of which such Indebtedness is Refinancing Indebtedness, (d) [reserved], (e) at the option of the Borrower, such Indebtedness may contain market call and make-whole provisions as of the time of its issuance or incurrence, (f) as of the date of incurrence, a member of the senior management of the Borrower determines in good faith that such Indebtedness contains covenants (including with respect to amortization and convertibility) and events of default on market terms and (g) the Representative for the holders of such Indebtedness shall have become party to and bound by the provisions of (i)  the Senior Lien Intercreditor Agreement pursuant to, and by satisfying the conditions set forth in, Section 5.02(c) thereof (and, if such Indebtedness will be the initial Permitted First Priority Debt incurred by the Borrower, then the Borrower, the Subsidiary Loan Parties, the Senior Collateral Agent, the Administrative Agent and the Representative for such initial Permitted First Priority Debt shall have executed and delivered the Senior Lien Intercreditor Agreement and (B) each Applicable Intercreditor Agreement then in effect, in accordance with the requirements thereof. Permitted First Priority Debt shall include any Registered Equivalent Notes and Guarantees thereof by the Subsidiary Loan Parties pursuant to the Senior Subsidiary Guarantee Agreement issued in exchange thereof. Notwithstanding anything to the contrary in this Agreement or in any other Senior Loan Document, no Permitted First Priority Debt may be incurred or established at any time on or after the Closing Date, unless the Administrative Agent and the Required Lenders shall otherwise consent thereto in writing.

“Permitted Investments” means any investment by any Person in (a) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (b) commercial paper rated at least A-1 by S&P and P-1 by Moody’s at the time of acquisition thereof, (c) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized or licensed under the laws of the United States or any state thereof and at the time such deposit is made or certificate of deposit issued, has capital, surplus and undivided profits aggregating at least $500,000,000, (d) repurchase agreements with respect to securities described in clause (a) above entered into with an office of a bank or trust company meeting the criteria specified in clause (c) above at the time such repurchase agreement is entered into, provided in each case that such investment matures within one year from the date of acquisition thereof by such Person or (e) money market mutual funds at least 80% of the assets of which are held in investments referred to in clauses (a) through (d) above determined at the time of such investment (except that the maturities of certain investments held by any such money market funds may exceed one year so long as the dollar-weighted average life of the investments of such money market mutual fund is less than one year).

“Permitted Prior Lien” means any Lien permitted by the Pre-Petition Credit Agreement, to the extent any such permitted Lien is valid, binding, enforceable, properly perfected, non-avoidable and senior in priority to the Liens securing the Pre-Petition Senior Obligations as of the Petition Date.

“Permitted Real Estate Disposition” means (a) the sale of the Owned Real Property located at (i) 1426 Mount Ephraim Avenue, Camden, NJ, (ii) 7796 Munson Road, Mentor, OH, and (iii) 5272 Torresdale Avenue, Philadelphia, PA and (iv) 7301-7303 Frankford Avenue, Philadelphia, PA, in each case, in accordance with and as set forth in the applicable sale agreements for each property in the forms delivered to the Administrative Agent prior to the Closing Date (and without any material amendments thereto unless otherwise approved in accordance with the ABL Term Loan Agreement) and only so long as the Net Cash Proceeds thereof are applied ~~to the ABL Term Loans~~ in accordance with the ABL Term Loan Agreement and (b) the sale or other transfer of other real property and related improvements, including Sale and Leaseback Transactions, so long as (i) the consideration for such sale is at least the greater of (x) the fair market value of such real property (measured at the time of contractually agreeing to such sale) or (y) the value corresponding to such real property as shown in the column titled “Est. Property Value AS IS Occupied” on the tab titled “Summary” on Exhibit J, (ii) 100% of the consideration therefor shall consist of cash, (iii) such sale is to a non-affiliated third party, (iv) to the extent constituting a Sale and Leaseback Transactions, the applicable lease back to the relevant Loan Party in such Sale and Leaseback Transaction is on market terms (as reasonably determined by the Borrower in good faith), (v) the Net Cash Proceeds thereof are ~~used to prepay the ABL Term Loans~~applied in accordance with the ABL Term Loan Agreement and (vi) the terms and conditions applicable to such sale are reasonably acceptable to the Administrative Agent.

“Permitted Second Priority Debt” means Second Priority Debt of the Borrower; provided that (a) the terms of any such Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are otherwise permitted by the Senior Loan Documents, (b) if such Indebtedness is issued or incurred to Refinance existing Indebtedness, such Indebtedness has a later maturity and a longer weighted average life than such existing Indebtedness, (c) [reserved], (d) at the option of the Borrower, such Indebtedness may contain market call and make-whole provisions as of the time of its issuance or incurrence, and (e) as of the date of incurrence, a member of the senior management of the Borrower determines in good faith that such Indebtedness contains covenants (including with respect to amortization and convertibility) and events of default on market terms. Notwithstanding anything to the contrary in this Agreement or in any other Senior Loan Document, no Permitted Second Priority Debt may be incurred or established at any time on or after the Closing Date, unless the Administrative Agent and the Required Lenders shall otherwise consent thereto in writing.

“Permitted Split-Priority Term Loan Debt” means Split-Priority Term Loan Debt of the Borrower; provided that (a) if such Indebtedness is issued or incurred to Refinance existing Indebtedness, such Indebtedness has a later maturity and a longer weighted average life than such existing Indebtedness, (b) (i) to the extent such Indebtedness is incurred pursuant to “tranche B” term loan facilities, the applicable Split-Priority Debt Documents shall not include amortization provisions other than customary amortization provisions and amortization requirements for “tranche B” term loan Indebtedness, as determined as of the date of issuance or incurrence by a Responsible Officer of the Borrower in good faith and (ii) to the extent such Indebtedness is incurred pursuant to senior high yield notes or other senior notes, such Indebtedness (A) is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (except customary asset sale or change-of-control provisions), in each case prior to the then Latest Maturity Date in effect and (B) has mandatory prepayment, repurchase or redemption, covenant, default and remedy provisions customary for senior high yield notes or other senior notes, as the case may be, in each case of clause (A) and (B), as determined as of the date of issuance or incurrence by a Responsible Officer of the Borrower in good faith, (c) at the option of the Borrower, such Indebtedness may contain prepayment premium provisions as of the time of its issuance or incurrence, and (d) as of the date of incurrence, a member of the senior management of the Borrower determines in good faith that such Indebtedness contains covenants and events of default on market terms. As of the Closing Date, the outstanding Permitted Split-Priority Term Loan Debt consists of the Existing Split-Priority Indebtedness. Notwithstanding anything to the contrary in this Agreement or in any other Senior Loan Document, (x) no additional Permitted Split-Priority Term Loan Debt may be incurred or established at any time on or after the Closing Date, unless the Administrative Agent and the Required Lenders shall otherwise consent thereto in writing and (y) interest and fees in respect of the Existing Split-Priority Indebtedness shall constitute Permitted Split-Priority Term Loan Debt to the extent included in any Approved Budget.

“Permitted Unsecured Indebtedness” means unsecured Indebtedness (including Convertible Debt) of the Borrower; provided that (a) the terms of any such Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are otherwise permitted by the Senior Loan Documents, (b) if such Indebtedness is issued or incurred to refinance existing Indebtedness, such Indebtedness has a maturity that is no earlier than, and a weighted average life that is no shorter than, such existing Indebtedness, (c) such Indebtedness shall not mature or require scheduled payments of principal prior to the date that is 90 days after the Latest Maturity Date in effect at the time such Indebtedness is incurred, and (d) such Indebtedness shall otherwise be on terms acceptable to the Administrative Agent.

“Permitted Variance” has the meaning assigned to such term in Section 5.19(c).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Petition Date” shall have the meaning assigned to such term in the preliminary statements hereto.

“Pharmaceutical Inventory” means all inventory consisting of products that can be dispensed only on order of a licensed professional.

“Pharmaceutical Inventory Advance Rate” means the pharmaceutical inventory advance rate determined in accordance with Section 2.20(a).

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate has any liability or is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” has the meaning assigned to such term in Section 5.01(k).

“Post-Petition” means the time period commencing immediately upon the filing of the Chapter 11 Case.

“Preferred Stock” means, with respect to any corporation, capital stock issued by such corporation that is entitled to a preference or priority, in respect of dividends or distributions upon liquidation, over some other class of capital stock issued by such corporation.

“Prepayment Event” means:

(a)               any sale, transfer or other disposition (including pursuant to a Sale and Leaseback Transaction) of any property or asset of the Borrower or any Subsidiary (including in connection with any Specified Sale Transaction ~~and any Elixir Monetization Event~~), but excluding any sales, transfers or other dispositions described in clauses (a), (d) and (h) of Section 6.05; or

(b)               any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Subsidiary (including any Casualty/Condemnation); or

(c)               the incurrence by the Borrower or any Subsidiary of ~~(i) any Indebtedness pursuant to an Elixir Monetization Event or (ii)~~ any Indebtedness not permitted to be incurred under Section 6.0~~2~~1(a); or

~~(d) without limiting or duplicating any of the foregoing, any other Elixir Monetization Event; or~~

(d)               ~~(e)~~ (i) any MedImpact Term Loan Syndication, (ii) the receipt by the Borrower or any of the Subsidiaries of any MedImpact Debt Payments or (iii) without limiting or duplicating any of the foregoing, any other Elixir-Related Prepayment Events;

provided, however, that, any of the events described in clauses (a) and (b) above pertaining solely to ABL Term Loan Exclusive Collateral shall not constitute a Prepayment Event hereunder.

“Pre-Petition” means the time period ending immediately prior to the filing of the Chapter 11 Case.

“Pre-Petition Agent” shall mean the “Administrative Agent”, “Collateral Agent” and “Senior Collateral Agent”, as such terms are defined in the Pre-Petition Credit Agreement.

“Pre-Petition Credit Agreement” means that certain Credit Agreement, dated as of December 20, 2018, among the Borrower, the Pre-Petition Lenders, Bank of America, as the Pre-Petition Agent, and the other agents and arrangers party thereto, as amended, restated, supplemented or otherwise modified prior to the Closing Date.

“Pre-Petition FILO Facility” means the “FILO Facility” as such term is defined in the Pre-Petition Credit Agreement.

“Pre-Petition FILO Loans” means, at any time of determination, the “FILO Loans” (as such term is defined in the Pre-Petition Credit Agreement) at such time.

“Pre-Petition FILO Obligations” means, at any time of determination, the Pre-Petition Senior Obligations relating to the Pre-Petition FILO Facility.“Pre-Petition LC Exposure” means the “LC Exposure” as defined in the Pre-Petition Credit Agreement.

“Pre-Petition Lenders” means the “Lenders” from time to time party to the Pre-Petition Credit Agreement.

“Pre-Petition Revolving Facility” means the “Revolving Facility”, as such term is defined in the Pre-Petition Credit Agreement.

“Pre-Petition Revolving Loans” means, at any time of determination, the “Revolving Loans” (as such term is defined in the Pre-Petition Credit Agreement) at such time.

“Pre-Petition Revolving Obligations” means, at any time of determination, the Pre-Petition Senior Obligations relating to the Pre-Petition Revolving Facility.

“Pre-Petition Senior Obligations” means all “Senior Obligations”, as such term is defined in the Pre-Petition Credit Agreement.

“Pre-Petition Senior Loan Documents” means the “Senior Loan Documents” as such term is defined in the Pre-Petition Credit Agreement.

“Pre-Petition Total Revolving Outstandings” means, at any time of determination, the “Total Revolving Outstandings” at such time under and as defined in the Pre-Petition Credit Agreement.

“Prescription File” has the meaning specified in the Senior Security Agreement.

“Prime Rate” means the rate of interest announced by Bank of America from time to time as its prime rate. Such rate is set by Bank of America on the basis of various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate. Any change in such rate publicly announced by Bank of America shall take effect at the opening of business on the day specified in the announcement.

“Prior Week” means, as of any date of determination, the immediately preceding week ended on a Saturday and commencing on the prior Sunday.

“Protective Advance” means any extension of credit hereunder (including any such extension of credit resulting in an Overadvance) that is made, or is permitted to remain outstanding, by the Administrative Agent, in its sole discretion, to:

(a)            maintain, protect or preserve the value of the Collateral and/or the Administrative Agent’s, Collateral Agent’s, Senior Collateral Agent’s and the Senior Loan Secured Parties’ rights therein, including to preserve the Loan Parties’ business assets and infrastructure (such as the payment of insurance premiums, taxes, necessary suppliers, rent and payroll);

(b)           commence the exercise of remedies;

(c)            fund an orderly liquidation or wind-down of the Loan Parties’ assets or business or a Bankruptcy Proceeding (including the Chapter 11 Case) (whether or not occurring prior to or after the commencement of any such Bankruptcy Proceeding);

(d)           enhance the likelihood of, or maximize, the repayment of the Senior Loan Obligations or the Pre-Petition Senior Obligations; or

(e)            pay any other amount chargeable to the Borrower or the other Loan Parties hereunder or under any other Senior Loan Document or under any Pre-Petition Senior Loan Document;

provided that, (i) at the time the Administrative Agent shall elect to make, or permit such Protective Advance to remain outstanding, such Protective Advance, together with all other Protective Advances then outstanding, shall not exceed seven and one-half of one percent (7.5%) of the ABL Loan Cap at such time, (ii) unless a Liquidation is taking place, such Protective Advance may not remain outstanding for more than sixty (60) consecutive days and (iii) no Protective Advance shall be made or permitted to remain outstanding, if after giving effect thereto, the Total ABL Outstandings (including all Overadvances) shall exceed the Total ABL Commitments (as in effect prior to any termination of Commitments pursuant to Section 7.01 hereof). The forgoing shall not modify or abrogate any of the provisions of (A) Section 2.05 regarding any Revolving Lender’s obligations with respect to LC Disbursements, or (B) Section 2.04 regarding any Revolving Lender’s obligations with respect to participations in Swingline Loans and settlements thereof.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning assigned to such term in Section 5.01(k).

“QFC Credit Support” has the meaning assigned to such term in Section 9.23.

“Qualified Preferred Stock” means Preferred Stock of the Borrower that does not require any cash payment (including in respect of redemptions or repurchases), other than in respect of cash dividends, before the date that is six months after the Latest Maturity Date.

“Real Estate Lease” means any agreement, whether written or oral, and all amendments, guaranties and other agreements relating thereto, pursuant to which a Loan Party is party for the purpose of using or occupying any real property for any period of time.

“Refinance” means, with respect to any issuance of Indebtedness, to replace, renew, extend, refinance, repay, refund, repurchase, redeem, defease or retire, or to issue Indebtedness in exchange or as a replacement therefor, including any successive Refinancing. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinanced Debt” has the meaning set forth in the definition of the term “Refinancing Indebtedness”.

“Refinancing Amendment” means an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower executed by each of (a) the Borrower and each Subsidiary Loan Party, as applicable, (b) the Administrative Agent and (c) each Additional Lender and Lender that agrees to provide any portion of the Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 6.01(c).

“Refinancing Indebtedness” means Indebtedness (which shall be deemed to include Attributable Debt, Revolving Commitments and any other revolving commitments solely for the purposes of this definition), including any successive Refinancing Indebtedness, (a) issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or part, existing Indebtedness (provided that, if such existing Indebtedness is revolving Indebtedness, there is a corresponding reduction in the applicable lending commitments), Attributable Debt, Revolving Commitments or other revolving commitments (including Additional Senior Debt or any successive Refinancing Indebtedness) (“Refinanced Debt”) or (b) incurred pursuant to any Revolving Commitments that constitute Refinancing Indebtedness pursuant to clause (a) above; provided that (i) the terms of any such Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are otherwise permitted by the Senior Loan Documents, (ii) such extending, renewing or refinancing Indebtedness (including, if such Indebtedness includes any Revolving Commitments, the unused portion of such Revolving Commitments) is in an original aggregate principal amount not greater than the aggregate principal amount of, and unpaid interest on, the Refinanced Debt (and, in the case of Refinanced Debt consisting, in whole or in part, of unused Revolving Commitments, the amount thereof) plus the amount of any premiums paid thereon, fees and expenses associated therewith and original issue discount related to such extending, renewing or refinancing Indebtedness, (iii) such Indebtedness has a maturity that is no earlier than, and a weighted average life that is no shorter than, the Refinanced Debt, (iv) at the option of the Borrower, such Indebtedness may contain call and make-whole provisions that are market with respect to such type of Indebtedness as of the time of its issuance or incurrence, (v) if the Refinanced Debt or any Guarantees thereof are subordinated in right of payment to the Senior Loan Obligations, such Indebtedness shall be subordinated in right of payment to the Senior Loan Obligations, on terms no less favorable, taken as a whole, to the holders of the Senior Loan Obligations than the subordination terms of such Refinanced Debt or Guarantees thereof, (vi) unless such Indebtedness is incurred pursuant to this Agreement (including any Refinancing Amendment executed in accordance with Section 6.01(c) or Loan Modification Agreement executed in accordance with Section 9.19), a member of the senior management of the Borrower determines in good faith at the time of incurrence that such Indebtedness contains covenants (including with respect to amortization and convertibility) and events of default on terms that are market with respect to such type of Indebtedness, (vii) such Indebtedness is benefited by Guarantees (if any) which, taken as a whole, are not materially less favorable to the Lenders than the Guarantees (if any) in respect of such Refinanced Debt, (viii) if such Refinanced Debt or any Guarantees thereof are secured, (1) such Indebtedness and any Guarantees thereof are either unsecured or secured only by such property or assets as secured the Refinanced Debt and Guarantees thereof and not any additional property or assets of the Borrower or any Subsidiary (other than (A) property or assets acquired after the issuance or incurrence of such Refinancing Indebtedness that would have been subject to the Lien securing refinanced Indebtedness if such Indebtedness had not been refinanced, (B) additions to the property or assets subject to the Lien, (C) the proceeds of the property or assets subject to the Lien and (D) if such Refinancing Indebtedness consists in whole or in part of Revolving Commitments, cash or cash equivalents to secure obligations in respect of letters of credit issued thereunder) and (2) if such Refinanced Debt is Second Priority Debt and such Refinancing Indebtedness is secured, such Indebtedness must be Permitted Second Priority Debt, (ix) if such Refinanced Debt and any Guarantees thereof are unsecured, such Indebtedness and Guarantees thereof are also unsecured, (x) any Net Cash Proceeds of such Indebtedness (other than any such Indebtedness that consists of unused Revolving Commitments) are used no later than forty-five (45) days following receipt thereof to repay the Refinanced Debt and pay any accrued interest, fees, premiums (if any) and expenses in connection therewith, provided that, if such Refinanced Debt (other than unused Revolving Commitments) comprises Indebtedness under this Agreement or Additional Senior Debt, then such Refinanced Debt shall be repaid, defeased or satisfied and discharged, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, on the date such Indebtedness is issued, incurred or obtained; and provided, further, that to the extent that such Refinanced Debt consists, in whole or in part, of Revolving Commitments or other revolving commitments (or Revolving Loans, Swingline Loans or other revolving loans incurred pursuant to any Revolving Commitments or other revolving commitments, as applicable), such Revolving Commitments, or other revolving commitments, as applicable, shall be terminated, and all accrued fees in connection therewith shall be paid, on the date such Indebtedness is issued, incurred or obtained, and (xi) if such Refinanced Debt is Indebtedness incurred under this Agreement or Additional Senior Debt and the Refinancing Indebtedness in respect thereof will be secured, then such Refinancing Indebtedness must be (A) Permitted First Priority Debt, (B) incurred pursuant to this Agreement (including pursuant to a Refinancing Amendment) or (C) Permitted Second Priority Debt, and in each case, subject to the Intercreditor Agreements. Notwithstanding anything to the contrary in this Agreement or in any other Senior Loan Document, no Refinancing Indebtedness may be incurred or established at any time on or after the Closing Date, unless the Administrative Agent and the Required Lenders shall otherwise consent thereto in writing.

“Refinancing Revolving Commitment” has the meaning assigned to such term in Section 6.01(c).

“Refinancing Term Commitment” shall mean any Lender’s or Additional Lender’s commitment to make any Refinancing Term Loans pursuant to Section 6.01(c).

“Refinancing Term Loan” has the meaning assigned to such term in Section 6.01(c).

“Register” has the meaning set forth in Section 9.04(b).

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same Guarantees) issued in a dollar for dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, consultants (including, in the case of the Administrative Agent, the Lender Group Consultants), service providers, representatives and advisors of such Person and such Person’s Affiliates.

“Remaining Annualized Period” means, with respect to any Specified Prescription File Store, for purposes of determining the Annualized Transitioned Prescription File Amount for such Specified Prescription File Store, the result of (a)(x) fifty-two (52) minus (y) the number of weeks that have elapsed since the date that such Specified Prescription File Store closed, divided by (b) fifty-two (52).

“Remedies Notice Period” means the “Remedies Notice Period” as such term is defined in the Financing Order.

“Removal Effective Date” has the meaning assigned to such term in Section 8.06(b).

“Reports” has the meaning assigned to such term in Section 8.07(b).

“Representatives” means the Senior Representatives, the Second Priority Representatives and the Split-Priority Representatives.

“Required FILO Lenders” means, at any time (a) prior to the deemed funding of the FILO Loans on the Closing Date, FILO Lenders holding FILO Commitments aggregating more than fifty percent (50%) of the Total FILO Commitments, and (b) thereafter, FILO Lenders whose percentage of the Total FILO Outstandings, aggregate more than fifty percent (50%) of such Total FILO Outstandings. The FILO Commitments and the share of Total FILO Outstandings of any Defaulting Lender shall be disregarded in determining Required FILO Lenders at any time.

“Required Lenders” means, at any time, collectively, (a) Lenders holding more than fifty percent (50%) of the sum of (i) the Total Revolving Commitments, plus (ii) (A) at any time prior to the deemed funding of the FILO Loans on the Closing Date, the Total FILO Commitments, or (B) at any time thereafter, the Total FILO Outstandings plus (iii) in respect of the Term Facility, the aggregate principal amount of the Term Loans outstanding at such time, or (b) if the Commitments have been terminated, Lenders whose percentage of the Total Outstandings (calculated assuming settlement and repayment of all Swingline Loans by the Lenders) aggregate more than fifty percent (50%) of such Total Outstandings. The Commitments and the share of Total Outstandings of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided that the amount of any participation in (x) any unreimbursed LC Disbursements that such Defaulting Lender that is a Revolving Lender has failed to fund or (y) any Swingline Loan that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the applicable Issuing Bank or Swingline Lender, as the case may be, in making such determination.

“Required Revolving Lenders” means, at any time, Lenders having Revolving Commitments aggregating more than fifty percent (50%) of the sum of the Total Revolving Commitments, or if the Revolving Commitments have been terminated, Lenders whose percentage of the Total Revolving Outstandings (calculated assuming settlement and repayment of all Swingline Loans by the Lenders) aggregate more than fifty percent (50%) of such Total Revolving Outstandings. The Commitments and the share of Total Revolving Outstandings of any Defaulting Lender shall be disregarded in determining Required Revolving Lenders at any time; provided that the amount of any participation in any unreimbursed LC Disbursements or Swingline Loans that such Defaulting Lender that is a Revolving Lender has failed to fund that have not been reallocated to and funded by another Revolving Lender shall be deemed to be held by the Revolving Lender that is the applicable Issuing Bank or Swingline Lender, as the case may be, in making such determination.

“Required Term Lenders” means, at any time Term Lenders whose percentage of the Total Term Outstandings, aggregate more than fifty percent (50%) of such Total Term Outstandings. The share of Total Term Outstandings of any Defaulting Lender shall be disregarded in determining Required Term Lenders at any time.

“Rescindable Amount” has the meaning as defined in Section 2.18(d).

“Resignation Effective Date” has the meaning assigned to such term in Section 8.06(a).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a U.K. Resolution Authority.

“Responsible Officer” means the chief executive officer, president, each executive vice president, each vice president, each Financial Officer, or other similar officer of a Loan Party (or, solely in the case of Health Dialog Services Corporation, secretary) and, solely for purposes of the delivery of secretary’s certificates and incumbency certificates pursuant to Section 4.01, each secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice or other certificate to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent or with the consent of the Administrative Agent.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property, except dividends payable solely in shares of the Borrower’s common stock or Qualified Preferred Stock) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property, except payments made solely with common equity), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any Subsidiary.

“Restructuring Support Agreement” means a restructuring support agreement, by and among the Loan Parties, certain holders of the Existing Split-Priority Indebtedness and the other parties thereto, entered into after the Closing Date, which is upon terms and conditions acceptable to the Administrative Agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with this Agreement.

“Revolving Availability Period” means in respect of any Class of Revolving Commitments, the period from and including the Closing Date (or, if later, the effective date for such Class of Revolving Commitments) to the earliest of (a) Revolving Maturity Date for such Class, (b) the date of termination of the Total Revolving Commitments pursuant to Section 7.01 or otherwise, and (c) the date of (i) the effectiveness of any plan of reorganization under Section 1129 of the Bankruptcy Code and/or (ii) the closing of a sale of all or substantially all of the working capital assets of the Loan Parties pursuant to Section 363 of the Bankruptcy Code.

“Revolving Commitment” means, with respect to each Revolving Lender, the commitment of such Revolving Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder (including, pursuant to any Incremental Revolving Commitment or any Other Incremental Revolving Commitment), in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Revolving Lender’s name on Schedule 2.01 hereto under the caption “Revolving Commitment” (or, in the case of any Other Revolving Commitment, under the caption reflecting such Revolving Commitment Series) or opposite such caption in the Assignment and Acceptance pursuant to which such Revolving Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement or as amended from time to time pursuant to this Agreement (including in connection with any Loan Modification Agreement, Refinancing Amendment or Incremental Facility Amendment, as applicable) or any assignment of Revolving Commitments.

“Revolving Commitment Series” has the meaning assigned to such term in the definition of “Other Revolving Commitments”.

“Revolving Exposure” means, with respect to any Revolving Lender at any time, the sum of the principal amount of such Revolving Lender’s Revolving Loans outstanding at such time, such Revolving Lender’s LC Exposure at such time, such Revolving Lender’s Swingline Exposure at such time, and such Revolving Lender’s Applicable Revolving Percentage of outstanding Protective Advances at such time.

“Revolving Facility” means, as applicable and as the context may require, at any time (a) the Total Revolving Commitments of the Revolving Lenders at such time or (b) the aggregate principal amount of the Revolving Lenders’ Revolving Commitments under any specific Class. The aggregate principal amount of the Revolving Facility as of the Closing Date is $2,850,000,000.

“Revolving Lender” means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with any Revolving Exposure.

“Revolving Loan” means a Loan made pursuant to Section 2.01(a).

“Revolving Maturity Date” means, as the context may require, with respect to Revolving Commitments, October 18, 2024; provided that, if any such date is not a Business Day, the Revolving Maturity Date shall be deemed to be the next preceding Business Day.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to its business of rating debt securities.

“Sale and Leaseback Transaction” means any arrangement whereby the Borrower or a Subsidiary shall sell or transfer any office building (including its headquarters), distribution center, manufacturing plant, warehouse, Store, equipment or other property, real or personal, now or hereafter owned by the Borrower or a Subsidiary with the intention that the Borrower or any Subsidiary rent or lease the property sold or transferred (or other property of the buyer or transferee substantially similar thereto).

“Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, or (d) a Person resident in or determined to be resident in a country, in each case of clauses (a) through (d) above that is a target of Sanctions, including a target of any country or territory sanctions program administered and enforced by OFAC.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated or blocked Persons maintained by OFAC, the U.S. Department of State, the United Nations, the United Kingdom or the European Union, (b) any Person operating, organized or resident in a Sanctioned Country, or (c) any Person owned 50% or more directly or indirectly owned or controlled (individually or in the aggregate) by, or acting on behalf of, any such Person or Persons described in the foregoing clauses (a) or (b) above.

“Sanctions” means individually and collectively, respectively, any and all economic sanctions, trade sanctions, financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes anti-terrorism laws and other sanctions laws, regulations or embargoes, including those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by OFAC, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future executive order, (b) the United Nations, (c) His Majesty’s Treasury of the United Kingdom, or (d) the European Union.

“Scheduled Unavailability Date” has the meaning specified in Section 2.14(b)(ii).

“Script Lists Advance Rate” means the Script Lists advance rate determined in accordance with Section 2.20(a).

“Scripts Sales Excess Amount” means, if at any time any Prescription Files are sold pursuant to one or more Additional Specified Store Closing Sales, the aggregate amount (not less than $0) by which (a) the Net Cash Proceeds received by the Borrower or any of the Subsidiaries for the sale of any such Prescription Files which Net Cash Proceeds have actually been applied to the Senior Loan Obligations exceeds (b) the sum of (i) the amount of the ABL Scripts Availability and the FILO Scripts Availability attributable to such Prescription Files so sold included in the Combined Borrowing Base Amount (determined immediately prior to the sale of such Prescription Files) plus (ii) the amount of the Scripts Availability (as defined in the ABL Term Loan Agreement) attributable to such Prescription Files so sold included in the ABL Term Loan Borrowing Base Amount (determined immediately prior to the sale of such Prescription Files).

“Scripts Sales Reserve” means, at any time of determination, a reserve (established against the ABL Borrowing Base Amount) by the Administrative Agent at such time in an amount equal to the Scripts Sales Excess Amount.

“SEC” means the United States Securities and Exchange Commission and any successor agency thereto.

“Second Amendment” means that certain Second Amendment to Debtor-In-Possession Credit Agreement, dated as of the Second Amendment Effective Date, among the Borrower, the Lenders party thereto, and the Agents.

“Second Amendment Effective Date” means December 22, 2023.

“Second Priority Collateral” means all the “Second Priority Collateral” as defined in any Second Priority Collateral Document.

“Second Priority Collateral Documents” means the Second Priority Subsidiary Security Agreement, the Second Priority Subsidiary Guarantee Agreement, the Second Priority Indemnity, Subrogation and Contribution Agreement, the Junior Lien Intercreditor Agreement and each of the security agreements and other instruments and documents executed and delivered by any Subsidiary Loan Party pursuant to any of the foregoing for purposes of providing collateral security or credit support for any Second Priority Debt Obligation or obligation under the Second Priority Subsidiary Guarantee Agreement.

“Second Priority Debt” means any Indebtedness incurred by the Borrower that is (x) Guaranteed by the Subsidiary Loan Parties pursuant to the Second Priority Subsidiary Guarantee Agreement (and not Guaranteed by any other Person) and (y) is secured by the Collateral on a junior basis to the Senior Loan Obligations (and not secured by Liens on any other assets of the Borrower or any other Person (other than assets that, substantially concurrently with the incurrence of such Indebtedness, become Collateral on which a Lien is granted to the Senior Collateral Agent pursuant to the Senior Security Agreement and/or other Senior Collateral Documents for the benefit of the Senior Loan Secured Parties)) but on a pari passu basis (but without regard to control of remedies) with the other Second Priority Debt Obligations and, if issued on or after the Closing Date, matures after the date that is 90 days after the Latest Maturity Date in effect on the date of issuance of such Indebtedness (subject to clause (f) of the definition of “Permitted Second Priority Debt”); provided, however, that (a) such Indebtedness is permitted to be incurred, secured and Guaranteed on such basis by each Senior Debt Document, each Split-Priority Debt Document and each other Second Priority Debt Document and (b) the Representative for the holders of such Second Priority Debt shall have become party to and bound by the terms of (x) the Junior Lien Intercreditor Agreement pursuant to, and by satisfying the conditions set forth therein (and, if such Indebtedness will be the initial Second Priority Debt incurred by the Borrower, then the Borrower, the Subsidiary Loan Parties, the Senior Collateral Agent, the Administrative Agent and the Representative for such initial Second Priority Debt shall have executed and delivered the Junior Lien Intercreditor Agreement) and (y) each other Applicable Intercreditor Agreement, in accordance with the requirements thereof. Second Priority Debt shall include any Registered Equivalent Notes issued in exchange thereof. Notwithstanding anything to the contrary in this Agreement or in any other Senior Loan Document, no Second Priority Debt may be incurred or established at any time on or after the Closing Date, unless the Administrative Agent and the Required Lenders shall otherwise consent thereto in writing.

“Second Priority Debt Documents” means, with respect to any series, issue or class of Second Priority Debt, the promissory notes, indentures, credit agreements and other operative agreements or instruments evidencing or governing such Indebtedness, including the Second Priority Collateral Documents.

“Second Priority Debt Facility” means the indenture, credit agreement or other governing agreement or instrument with respect to any class or series of Second Priority Debt.

“Second Priority Debt Obligations” means, with respect to any series, issue or class of Second Priority Debt, (a) all principal of, and interest payable with respect to, such Second Priority Debt, (b) all other amounts payable to the related Second Priority Debt Parties under the related Second Priority Debt Documents (including, in each case of clauses (a) and (b) above, any interest, fees and other amounts which accrue after the commencement of any case, proceeding or other action relating to a Bankruptcy Proceeding of the Borrower or any Subsidiary Loan Party, whether or not allowed or allowable, in whole or in part, as a claim in such Bankruptcy Proceeding) and (c) any renewals or extensions of the foregoing.

“Second Priority Debt Parties” means, with respect to any series, issue or class of Second Priority Debt, the holders of such Indebtedness, any trustee or agent therefor under any related Second Priority Debt Documents and the beneficiaries of each indemnification obligation undertaken by any Loan Party under any related Second Priority Debt Documents, but shall not include the Loan Parties or any Affiliates thereof (unless such Loan Party or Affiliate is a holder of such Indebtedness, a trustee or agent therefor or beneficiary of such an indemnification obligation).

“Second Priority Indemnity, Subrogation and Contribution Agreement” means the Second Priority Indemnity, Subrogation and Contribution Agreement, in substantially the form of Exhibit I attached to the Pre-Petition Credit Agreement or such other form as is reasonably acceptable to the Administrative Agent and the Borrower.

“Second Priority Lien” means the Liens on the Second Priority Collateral in favor of the Second Priority Debt Parties under the Second Priority Collateral Documents.

“Second Priority Representative” means, in respect of a Second Priority Debt Facility, the trustee, administrative agent, security agent or similar agent under such Second Priority Debt Facility, as the case may be, and each of their successors in such capacities.

“Second Priority Subsidiary Guarantee Agreement” means the Second Priority Subsidiary Guarantee Agreement, in substantially the form of Exhibit G attached to the Pre-Petition Credit Agreement or such other form reasonably acceptable to the Administrative Agent and the Borrower.

“Second Priority Subsidiary Security Agreement” means the Second Priority Subsidiary Security Agreement in substantially the form of Exhibit H attached to the Pre-Petition Credit Agreement or such other form reasonably acceptable to the Administrative Agent and the Borrower.

“Senior Bank Products” means, collectively, (in each case, whether existing on the Closing Date or arising thereafter) (a) any services or facilities (other than Senior Cash Management Services) provided to any Loan Party or any Subsidiary by any Lender or any Affiliate of a Lender on account of (i) credit or debit cards, (ii) purchase cards, (iii) merchant services, (iv) lease financing or related services, and (v) supply chain financing, and (b) any Senior Hedging Agreements.

“Senior Cash Management Agreement” means any agreement to provide Senior Cash Management Services.

“Senior Cash Management Services” means any one or more of the following types of services or facilities provided to any Loan Party or any Subsidiary by any Lender or any Affiliate of a Lender (in each case, whether existing on the Closing Date or arising thereafter): (a) automated clearing house transfer transactions, (b) treasury and/or cash management services, including controlled disbursement services, cash vault services, depository, overdraft and electronic funds transfer services, and (c) deposit and other accounts.

“Senior Collateral Agent” means the Collateral Agent, in its capacity as senior collateral agent for the Senior Loan Secured Parties and the other Senior Secured Parties under the Senior Collateral Documents, and any successor thereof or replacement senior collateral agent appointed in accordance with the terms of this Agreement, the Senior Security Agreement, the Senior Lien Intercreditor Agreement, and any Applicable Intercreditor Agreement.

“Senior Collateral Documents” means the Financing Order, the Senior Security Agreement, the Senior Subsidiary Guarantee Agreement, the Senior Indemnity, Subrogation and Contribution Agreement, the Senior Lien Intercreditor Agreement (upon and after the initial execution and delivery thereof by the initial parties thereto), and each Applicable Intercreditor Agreement (upon and after the initial execution and delivery thereof by the initial parties thereto) and each of the security agreements and other instruments and documents executed and delivered by any Subsidiary Loan Party pursuant to any of the foregoing or pursuant to any Senior Debt Document for purposes of providing collateral security or credit support for any Senior Obligation or obligation under the Senior Subsidiary Guarantee Agreement.

“Senior Debt Documents” means (a) the Senior Loan Documents and (b) any Additional Senior Debt Documents.

“Senior Hedging Agreement” means any Hedging Agreement entered into with the Borrower or any Subsidiary, if the applicable counterparty was a Lender or an Affiliate thereof (a) on the Closing Date, in the case of any Hedging Agreement entered into prior to the Closing Date or (b) at the time the Hedging Agreement was entered into, in the case of any Hedging Agreement entered into on or after the Closing Date.

“Senior Indemnity, Subrogation and Contribution Agreement” means the Senior Indemnity, Subrogation and Contribution Agreement, dated as of the Closing Date, among the Borrower, the Subsidiary Loan Parties (including additional Subsidiary Loan Parties becoming party thereto in accordance with the terms thereof) and the Senior Collateral Agent.

“Senior Lien” means the Liens on the Collateral in favor of the Senior Secured Parties under the Senior Collateral Documents.

“Senior Lien Intercreditor Agreement” means the Intercreditor Agreement, in substantially the form attached as Exhibit J-1 to the Pre-Petition Credit Agreement or such other form as is reasonably acceptable to the Administrative Agent and the Borrower, among the Senior Collateral Agent, the Borrower, the Loan Parties, the Administrative Agent as the Representative for the Senior Loan Secured Parties and the other Senior Representatives from time to time party thereto for purposes thereof for any Additional Senior Debt Parties.

“Senior Loan Bank Product Liabilities” means liabilities and obligations with respect to or arising from (a) any Senior Cash Management Services and (b) any Senior Bank Products, as each may be amended from time to time; provided that (i) the “Senior Loan Bank Product Liabilities” shall exclude any Excluded Swap Obligations and (ii) in order for any item described in clauses (a) or (b) above, as applicable, to be included for purposes of a distribution under Section 7.02 clauses ELEVENTH or TWELFTH, as applicable, if the provider of such Senior Cash Management Services or Senior Bank Products is any Person other than the Administrative Agent or its Affiliates, then the Administrative Agent shall have received from the applicable provider of such Senior Cash Management Services or Senior Bank Products (A) a written notice to the Administrative Agent of (x) the existence of such Senior Cash Management Services or Senior Bank Products, (y) the maximum dollar amount of obligations arising thereunder (“Senior Loan Bank Product Liabilities Amount”), and (z) the methodology to be used by such parties in determining the Senior Loan Bank Product Liabilities Amount owing from time to time, and (B) a report, at such times as may be requested by the Administrative Agent, setting forth the then outstanding Senior Loan Bank Product Liabilities Amount with respect to such Senior Bank Products and Senior Cash Management Services of such Person.

“Senior Loan Bank Product Liabilities Amount” has the meaning set forth in the definition of “Senior Loan Bank Product Liabilities”.

“Senior Loan Documents” means this Agreement, the First Amendment, the Second Amendment, the Letters of Credit, the Fee Letter, all Borrowing Base Certificates, all Compliance Certificates (including all Approved Budget Variance Reports attached thereto), the Information Certificate, any promissory notes issued to any Lender pursuant to this Agreement, each Refinancing Amendment, each Loan Modification Agreement, each Incremental Facility Amendment, and the Senior Collateral Documents and any other agreement now or hereafter executed and delivered in connection herewith (excluding agreements entered into in connection with any transaction arising out of any Senior Bank Products or Cash Management Services), each as amended and in effect from time to time.

“Senior Loan Obligation Payment Date” means the date on which (a) the Senior Loan Obligations have been indefeasibly paid in full in cash (other than (i) contingent indemnification obligations and other obligations of the Loan Parties that expressly survive the termination of the Senior Loan Documents for which no claim has been asserted and (ii) Senior Loan Obligations with respect to Senior Loan Bank Product Liabilities not yet due and payable, except to the extent the Administrative Agent has received written notice, at least three (3) Business Days prior to any proposed Senior Loan Obligation Payment Date stating that arrangements reasonably satisfactory to the applicable provider thereof in respect of Senior Bank Products or Senior Cash Management Services have not been made), all Letters of Credit shall have expired or terminated (or been Cash Collateralized or backstopped in a manner reasonably satisfactory to the applicable Issuing Bank) and all LC Exposure have been reduced to zero (or Cash Collateralized or backstopped in a manner reasonably satisfactory to the applicable Issuing Bank), and (b) all lending commitments under this Agreement and the other Senior Loan Documents have been terminated.

“Senior Loan Obligations” means (a) the principal of each Loan made under this Agreement, (b) all reimbursement and cash collateralization obligations in respect of letters of credit issued under this Agreement, (c) all Senior Loan Bank Product Liabilities, (d) all interest on the loans, letter of credit reimbursement, fees, indemnification and other obligations under this Agreement, or with respect to such Senior Loan Bank Product Liabilities (including any interest, fees and other amounts which accrue after the commencement of any case, proceeding or other action relating to a Bankruptcy Proceeding of the Borrower or any Subsidiary Loan Party, whether or not allowed or allowable, in whole or in part, as a claim in such Bankruptcy Proceeding), (e) all other amounts payable by the Borrower or any Subsidiary under the Senior Loan Documents or in respect of Senior Loan Bank Product Liabilities and (f) all increases, renewals, extensions and Refinancings of the foregoing.

“Senior Loan Secured Parties” means collectively, the Administrative Agent, the Collateral Agent, the Senior Collateral Agent, the Lenders, the Issuing Banks, each co-agent or sub-agent of any Agent, each other party to this Agreement other than any Loan Party, each counterparty to a Senior Hedging Agreement or Senior Cash Management Agreement, the beneficiaries of each indemnification or expense reimbursement obligation undertaken by the Borrower or any other Loan Party under any Senior Loan Document, and the successors and permitted assigns of each of the foregoing.

“Senior Obligations” means the Senior Loan Obligations and the Additional Senior Debt Obligations.

“Senior Representative” means, in respect of the Senior Loan Documents or any Additional Senior Debt Documents, the trustee, administrative agent, collateral agent, security agent or similar agent under such Senior Loan Documents or any Additional Senior Debt Documents, as the case may be, and each of their successors in such capacities.

“Senior Secured Parties” means the Senior Loan Secured Parties and any Additional Senior Debt Parties.

“Senior Security Agreement” means the Senior Security Agreement, dated as of the Closing Date, among the Borrower, the Subsidiary Loan Parties (including additional Subsidiary Loan Parties that become parties thereto in accordance with the terms thereof) and the Senior Collateral Agent, for the benefit of the Senior Secured Parties, as such agreement may be amended, supplemented or otherwise modified from time to time.

“Senior Subsidiary Guarantee Agreement” means the Senior Subsidiary Guarantee Agreement, dated as of the Closing Date, made by the Subsidiary Loan Parties (including additional Subsidiary Loan Parties that become parties thereto in accordance with the terms thereof) in favor of the Senior Collateral Agent, for the benefit of the Senior Secured Parties, as such agreement may be amended, supplemented or otherwise modified from time to time.

“SOFR” means the Secured Overnight Financing Rate as administered by the SOFR Administrator.

“SOFR Adjustment” means 0.10% (10 basis points).

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of SOFR).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for SOFR identified as such by the SOFR Administrator from time to time.

“Specified Elixir Assets” means Medicare Part D payments owing to Elixir Insurance Company from the Center for Medicare & Medicaid Services (other than, for the avoidance of doubt, any such payments purchased prior to the Petition Date pursuant to Elixir Insurance Company’s existing receivables purchase arrangement).

“Specified Elixir Sale” means any sale or other disposition of (a) all or any portion of the Elixir Business Segment and/or (b) all or any of the Equity Interests of the Elixir Subsidiaries as a going concern under Section 363 of the Bankruptcy Code or otherwise. Any Specified Elixir Sale shall be conducted pursuant to bidding procedures, sales procedures, approval orders, purchase agreements, agency documents or other agreements, documents or instruments, as applicable, in form and substance and on terms satisfactory to the Administrative Agent.

“Specified Going Concern Sale” means a sale, in one or a series of related transactions, of all or substantially all of (or, if approved in writing by the Administrative Agent, certain of) the assets of the Loan Parties as a going concern under Section 363 of the Bankruptcy Code or otherwise. The Specified Going Concern Sale shall be conducted pursuant to bidding procedures, sales procedures, approval orders, purchase agreements, agency documents or other agreements, documents or instruments, as applicable, in form and substance and on terms satisfactory to the Administrative Agent.

“Specified Non-Going Concern Sale” means the sale or other disposition on an equity basis (or, if approved by the Administrative Agent in its sole discretion, on a fee basis) of the entire chain of Stores (or the entire chain of Stores remaining after completion of, or not contemplated to be included in, the Specified Going Concern Sale) and all of the assets relating thereto on a non-going concern basis under Section 363 of the Bankruptcy Code or otherwise. The Specified Non-Going Concern Sale shall be conducted pursuant to bidding procedures, sales procedures, approval orders, purchase agreements, agency documents or other agreements, documents or instruments, as applicable, in form and substance and on terms satisfactory to the Administrative Agent.

“Specified Other Assets Sale” means a sale, in one or a series of related transactions, of all remaining assets of the Loan Parties under Section 363 of the Bankruptcy Code or otherwise, to the extent such assets are not otherwise included in any other Specified Sale Transaction. The Specified Other Assets Sale shall be conducted pursuant to bidding procedures, sales procedures, approval orders, purchase agreements, agency documents or other agreements, documents or instruments, as applicable, in form and substance and on terms satisfactory to the Administrative Agent.

“Specified Prescription File Stores” means the Specified Stores set forth on Schedule 1.01(c) that have closed for business and, as to which, the Borrower (or other applicable Loan Party) has elected to transition (all or a portion of) the Prescription Files located at such Specified Store to another operating Store location (any such Prescription File subject to such transition, a “Transitioned Prescription File”).

“Specified Sale Process Default” means any Event of Default under and as arising under the following Sections of this Agreement: (a) Section 7.01(a) or Section 7.01(b) (Non-Payment Events), (b) Section 7.01(c) (Incorrect Information), solely to the extent relating to information, or representations and warranties made in, any Approved Budget Variance Report, any Borrowing Base Certificate, any Compliance Certificate, or any reporting or information delivered with respect to achievement of any Chapter 11 Case Milestone, or (c) Section 7.01(d) with respect to a breach of (i) Section 5.01(f) (Borrowing Base Certificates), (ii) Section 5.19(c) (Approved Budget Covenant Compliance), (iii) Section 5.19(d) (Approved Budget Variance Reports), (iv) Section 5.20 (Chapter 11 Case Milestones) and (v) Section 6.12 (Minimum ABL Availability) (solely in the case of this clause (c), which Event of Default has occurred and is continuing for two (2) Business Days or more).

“Specified Sale Transaction” means any or all of a Specified Going Concern Sale, a Specified Non-Going Concern Sale, a Specified Elixir Sale, or a Specified Other Assets Sale.

“Specified Stores” means the Stores identified to the Administrative Agent, the Lenders, the ABL Term Loan Agent and the ABL Term Loan Lenders prior to the Petition Date; provided that the Loan Parties may adjust the identity and number of Specified Stores, in consultation with the Administrative Agent, except that any upward or downward adjustment of the total number of Specified Stores of greater than 75 Stores shall be subject to (a) the prior written consent of the Administrative Agent and (b) solely in the case of such an upward adjustment, the Borrower’s retention of a store closing consultant reasonably satisfactory to the Administrative Agent and the Borrower.

“Specified Store Closing Sale” means the closure of any Specified Stores and any related sale(s) of assets conducted pursuant to the Store Closing Order.

“Split-Lien Collateral” means all assets of the Loan Parties of the type that constitutes “Split-Lien Collateral” (as defined in the Split-Priority Intercreditor Agreement) immediately prior to the Petition Date. For the avoidance of doubt, the term “Split-Lien Collateral” shall not include any ABL Term Loan Exclusive Collateral.

“Split-Lien Priority Collateral” means all Split-Lien Collateral that constitutes “Split-Lien Priority Collateral” as defined in the Split-Priority Intercreditor Agreement.

“Split-Priority Debt Documents” means, with respect to any series, issue or class of Split-Priority Term Loan Debt, the credit agreements, indentures, notes, instruments or other operative agreements evidencing or governing such Indebtedness.

“Split-Priority Debt Facility” means the credit agreement or indenture with respect to any class or series of Split-Priority Term Loan Debt. As of the Closing Date, the outstanding Split-Priority Debt Facilities consist of the Existing Split-Priority Indentures.

“Split-Priority Debt Parties” means, with respect to any series, issue or class of Split-Priority Term Loan Debt, the holders of such Indebtedness, any trustee or agent therefor under any related Split-Priority Debt Documents and the beneficiaries of each indemnification obligation undertaken by any Loan Party under any related Split-Priority Debt Documents, but shall not include any Loan Party or any Affiliates thereof (unless such Loan Party or Affiliate is a holder of such Indebtedness, a trustee or agent therefor or beneficiary of such an indemnification obligation named as such in a Split-Priority Debt Document).

“Split-Priority Implementing Agreements” has the meaning assigned to such term in the definition of “Split-Priority Term Loan Debt” herein.

“Split-Priority Intercreditor Agreement” has the meaning assigned to such term in the definition of “Split-Priority Term Loan Debt” herein, and shall include, as of the Closing Date, that certain Intercreditor Agreement, dated as of February 5, 2020, by and between the Senior Collateral Agent and The Bank of New York Mellon Trust Company, as the initial Split-Priority Representative, as the same may be amended, amended and restated, restated supplemented or otherwise modified from time to time (including pursuant to the joinder dated as of July 27, 2020).

“Split-Priority Lien” means the Liens on the Collateral in favor of the Split-Priority Debt Parties under the Split-Priority Debt Documents.

“Split-Priority Representative” means, in respect of any Split-Priority Debt Facility, the administrative agent, collateral agent, security agent or similar agent under such Split-Priority Debt Facility, as the case may be, and each of their successors in such capacities.

“Split-Priority Term Loan Debt” means Indebtedness of the Borrower incurred after the Closing Date pursuant to either (a) a bank credit facility (other than this Agreement) that has terms customary for similarly structured “tranche B” term loan facilities or (b) senior high yield notes or other senior notes (whether such notes are issued for cash, in exchange for other notes of the Borrower or for other consideration), which Indebtedness (i) is Guaranteed by the Subsidiary Loan Parties and not by any other Person, (ii) does not mature earlier than the date that is 90 days after the Latest Maturity Date in effect on the date of incurrence of such Indebtedness (subject to clause (e) of the definition of “Permitted Split-Priority Term Loan Debt”), (iii) is secured (x) by the Split-Lien Priority Collateral on a first-priority basis (with the Senior Obligations being secured by the Split-Lien Priority Collateral on a second priority basis that is, however, senior, to any Liens or security interests securing Second Priority Debt) and (y) by the ABL Priority Collateral on a second-priority basis to the Liens and security interests securing the Senior Obligations (but on a basis senior to any Liens or security interests securing Second Priority Debt), and (iv) is not secured by Liens on any other assets other than the Collateral (or assets that, substantially concurrently with the incurrence of such Indebtedness, become Collateral on which a Lien is granted to the Senior Collateral Agent pursuant to the Senior Security Agreement and/or other Senior Collateral Documents for the benefit of the Senior Loan Secured Parties); provided, however, that (A) the incurrence and terms (including with respect to collateral, security interests and the priority thereof) of any such Indebtedness, including the terms of any credit, security, intercreditor or similar agreement entered into and of any instrument issued in connection therewith, are otherwise permitted by the Senior Debt Documents and the Second Priority Debt Documents (if any Second Priority Debt is outstanding); (B) the Senior Lien Intercreditor Agreement, the Junior Lien Intercreditor Agreement and the other Senior Collateral Documents, and, if any Second Priority Debt is outstanding, the Second Priority Collateral Documents, shall have been amended to the extent required to permit and implement the priority of the Liens securing such Split-Priority Term Loan Debt contemplated by clauses (iii)(x) and (iii)(y) above (or if there is no outstanding Additional Senior Debt and no outstanding Second Priority Debt, such agreements relating to intercreditor arrangements with respect to the Collateral may, alternatively, be replaced by an intercreditor agreement between the Representatives for the Senior Loan Secured Parties and the holders of such Split-Priority Term Loan Debt (a “Split-Priority Intercreditor Agreement”), in each case on terms and conditions reasonably acceptable to the Administrative Agent and, insofar as such amended agreements or replacement agreements deal with intercreditor issues relating to the relative rights of the Senior Secured Parties and the holders of Split-Priority Term Loan Debt in the Collateral, on terms and conditions both reasonably acceptable to the Administrative Agent and customary for similar intercreditor agreements relating to cross-collateralized asset-based credit facilities, on the one hand, and tranche B term loan facilities or senior high yield notes or other senior notes, as applicable, on the other hand (the amendments to agreements and any Split-Priority Intercreditor Agreement referred to in this clause (B) being referred to herein as the “Split-Priority Implementing Agreements”); (C) the applicable Split-Priority Representative shall have become party to the intercreditor agreements referred to in clause (B) of this proviso, which shall be in full force and effect and (D) the Administrative Agent shall have received a certificate, dated the date such Indebtedness is incurred and signed by a Financial Officer of the Borrower, confirming compliance with the requirements set forth in clause (A) of this proviso. As of the Closing Date, the outstanding Split-Priority Term Loan Debt consists of the Existing Split-Priority Indebtedness. Notwithstanding anything to the contrary in this Agreement or in any other Senior Loan Document, no Split-Priority Term Loan Debt may be incurred or established at any time on or after the Closing Date, unless the Administrative Agent and the Required Lenders shall otherwise consent thereto in writing.

“Statutory Committee” means, collectively and/or individually, as the context so requires, (a) any official committee of unsecured creditors in the Chapter 11 Case appointed pursuant to Section 1102 of the Bankruptcy Code and (b) any official committee of tort claimants in the Chapter 11 Case appointed pursuant to Section 1102 of the Bankruptcy Code.

“Store” means any retail store (which may include any real property, fixtures, equipment, inventory and Prescription Files related thereto) operated, or to be operated, by any Subsidiary Loan Party.

“Store Closing Order” means any order of the Bankruptcy Court entered in the Chapter 11 Case approving the Loan Parties’ closure of Stores and sales of assets related thereto, which order shall be in form and substance satisfactory to the Loan Parties and the Administrative Agent, and from which no appeal or motion to reconsider has been filed, together with all extensions, modifications and amendments thereto, in form and substance satisfactory to the Loan Parties and the Administrative Agent.

“Subject Modification” has the meaning specified in Section 9.02(d)(iii).

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Borrower.

“Subsidiary Loan Party” means each Subsidiary of the Borrower that becomes party to the Senior Subsidiary Guarantee Agreement on or after the Closing Date. Notwithstanding any provision in the Senior Loan Documents to the contrary, no Excluded Subsidiary shall be required to become a Subsidiary Loan Party.

“Successor Rate” has the meaning specified in Section 2.14(b).

“Supported QFC” has the meaning assigned to such term in Section 9.23.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Revolving Lender at any time shall be its Applicable Revolving Percentage of the total Swingline Exposure at such time.

“Swingline Lender” means Bank of America, in its capacity as the lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.04.

“Swingline Sublimit” has the meaning set forth in Section 2.04(a).

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges, assessments, fees or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Facility” means, at any time, as applicable and as the context may require, (a) the aggregate principal amount of the Incremental Refinancing Term Loans, Loan Modification Term Loans and Refinancing Term Loans of all Term Lenders outstanding at such time (after giving effect to any Incremental Refinancing Term Loans made or to be made with respect to any Incremental Term Commitment, any Loan Modification Term Loans made or to be made with respect to any Loan Modification Term Commitment and any Refinancing Term Loans made or to be made with respect to any Refinancing Term Commitment) or (b) the aggregate principal amount of any specific Class of Term Loans of the applicable Term Lenders outstanding at such time (after giving effect to any Incremental Refinancing Term Loans made or to be made with respect to any Incremental Term Commitment, any Loan Modification Term Loans made or to be made with respect to any Loan Modification Term Commitment and any Refinancing Term Loans made or to be made with respect to any Refinancing Term Commitment). The aggregate principal amount of the Term Facility on the Closing Date is $0. Notwithstanding anything to the contrary in this Agreement or in any other Senior Loan Document, no Term Facility may be incurred or established at any time on or after the Closing Date, unless the Administrative Agent and the Required Lenders shall otherwise consent thereto in writing.

“Term Facility Maturity Date” shall mean, with respect to any Class of Term Loans, the maturity date set forth in the Incremental Facility Amendment or Refinancing Amendment with respect to such Class of Term Loans; provided in each case that if such day is not a Business Day, the Term Facility Maturity Date shall be the Business Day immediately preceding such day.

“Term Lender” means any Lender that holds (a) Incremental Refinancing Term Loans at such time or any Incremental Term Commitment in respect thereof at such time, (b) any Loan Modification Term Loans at such time or any Loan Modification Term Commitment in respect thereof at such time, or (c) Refinancing Term Loans at such time or any Refinancing Term Commitment in respect thereof at such time.

“Term Loans” means, collectively (a) Incremental Refinancing Term Loans, (b) Loan Modification Term Loans and (c) Refinancing Term Loans.

“Term SOFR” means:

(a)            for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two (2) U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such Interest Period; and

(b)           for any interest calculation with respect to an ABR Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day;

provided that, if the Term SOFR determined in accordance with either of the foregoing provisions clause (a) or (b) of this definition would otherwise be less than one percent, the Term SOFR shall be deemed to be one percent for purposes of this Agreement.

“Term SOFR Loan” means a Loan that bears interest based on clause (a) of the definition of “Term SOFR.”

“Term SOFR Replacement Date” has the meaning specified in Section 2.14(b).

“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“Total ABL Commitments” means, at any time, the aggregate of (a) the Revolving Commitments at such time and (b) the Term Facility at such time.

“Total ABL Outstandings” means, at any time, the sum of (a) the Total Revolving Outstandings at such time plus (b) the aggregate outstanding principal amount of all Term Loans at such time.

“Total FILO Commitments” means, at any time, the aggregate of the FILO Commitments of all FILO Lenders at such time.

“Total FILO Outstandings” means, at any time, the aggregate outstanding amount of all FILO Loans at such time.

“Total Outstandings” means, at any time, the sum of (x) the Total ABL Outstandings at such time, plus (y) the Total FILO Outstandings at such time.

“Total Revolving Commitments” means, at any time, the aggregate of the Revolving Commitments of all Revolving Lenders at such time.

“Total Revolving Outstandings” means, at any time, the aggregate outstanding amount of (a) the Pre-Petition Total Revolving Outstandings at such time, (b) all Revolving Loans at such time, (c) all Swingline Loans at such time and (d) the LC Exposure at such time.

“Total Term Outstandings” means, at any time, the aggregate outstanding amount of all Term Loans at such time.

“Transaction Expenses” means any fees or expenses (including without limitation arrangement or underwriting or similar fees as well as upfront fees or original issue discount) incurred or paid by the Borrower or any of the Subsidiaries in connection with the Transactions (including in connection with (a) this Agreement and the other Senior Loan Documents and (b) the ABL Term Loan Agreement and the other ABL Term Loan Documents).

“Transactions” means, collectively, (a) the execution and delivery by the Loan Parties of the Senior Loan Documents to which they are a party and the making (or deemed making) of the Loans and the issuance of Letters of Credit (if any), in each case, on the Closing Date, (b) the execution and delivery by the Loan Parties of the ABL Term Loan Documents to which they are a party and the making of the ABL Term Loans on the Closing Date, (c) the payment of the Transaction Expenses, and (d) the undertaking of the transactions and obligations related to any of the foregoing.

“Transitioned Prescription File” has the meaning set forth in the definition of “Specified Prescription File Store”.

“Transitioned Prescription Files Amount” means, for all Specified Stores that have closed for business, an amount equal to the aggregate Annualized Transitioned Prescription File Amounts for all such Specified Stores; provided, however, that in no event shall the aggregate amount of all Transitioned Prescriptions Files included in determining the Annualized Transitioned Prescription File Amounts exceed the initial 8,500,000 of Transitioned Prescriptions Files since the Closing Date.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference Term SOFR or the Alternate Base Rate.

“U.K. Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“U.K. Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Undisclosed Administration” means in relation to any Person, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Person is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.

“Uniform Commercial Code” or “UCC” means, unless otherwise specified, the Uniform Commercial Code as from time to time in effect in the State of New York.

“Unintentional Overadvance” means an Overadvance which, to the Administrative Agent’s knowledge, did not constitute an Overadvance when made but which has become an Overadvance resulting from changed circumstances beyond the control of the Senior Loan Secured Parties, including (a) a reduction in the Net Orderly Liquidation Rate or otherwise, in the value of the Collateral, (b) components of the ABL Borrowing Base Amount or the FILO Borrowing Base Amount on any date thereafter being deemed ineligible, (c) the imposition of, or increase in, any reserves to reflect Borrowing Base Factors, the FILO Push-Down Reserve, the ABL Term Loan Push-Down Reserve, or the Carve Out Reserve, (d) a reduction in advance rates after the funding of any Loan or advance or the issuance, renewal or amendment of a Letter of Credit, (e) the return of uncollected checks or other items of payment applied to the reduction of Loans or other similar involuntary or unintentional actions, or (f) any misrepresentation by the Loan Parties.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business cause such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 2.17(e)(ii)(B)(3).

“U.S. Trustee” shall mean the United State Trustee applicable to the Chapter 11 Case.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Sections 4203 and 4205, respectively, of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02.            Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Term SOFR Loan”) or by Class and Type (e.g., a “Term SOFR Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Term SOFR Borrowing”) or by Class and Type (e.g., a “Term SOFR Revolving Borrowing”).

SECTION 1.03.            Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); provided, however, that amendments to the Second Priority Debt Documents after the Closing Date shall be effective for purposes of references thereto in this Agreement and the other Senior Loan Documents only if such amendments are permitted hereunder and under the Second Priority Debt Documents, the Additional Senior Debt Documents, the Senior Lien Intercreditor Agreement and the Junior Lien Intercreditor Agreement, as applicable, or are consented to in writing for such purpose by the Required Lenders (or such other percentage of the Lenders as may be specified herein) and the applicable holders of Second Priority Debt and Additional Senior Debt required by the terms of the Second Priority Debt Documents and the Additional Senior Debt Documents, as applicable, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04.            Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith; provided further that, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to (i) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value,” as defined therein and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

SECTION 1.05.            Divisions. For all purposes under the Senior Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

SECTION 1.06.            Excluded Swap Obligations.

(a)            Notwithstanding any provision of this Agreement or any other Senior Loan Document, no Guarantee (including, for the avoidance of doubt, the guarantee obligations of each Subsidiary Loan Party under the Senior Loan Documents insofar as such Subsidiary Loan Party is jointly liable for obligations of any other Subsidiary Loan Party) by any Subsidiary Loan Party under any Senior Loan Document shall include a Guarantee of any Senior Obligation that, as to such Subsidiary Loan Party, is an Excluded Swap Obligation, and no Collateral provided by any Subsidiary Loan Party shall secure any Senior Obligation that, as to such Subsidiary Loan Party, is an Excluded Swap Obligation. In the event that any payment is made by, or any collection is realized from, any Subsidiary Loan Party as to which any Senior Obligations are Excluded Swap Obligations, or from any Collateral provided by such Subsidiary Loan Party, the proceeds thereof shall be applied to pay the Senior Obligations of such Subsidiary Loan Party as otherwise provided herein without giving effect to such Excluded Swap Obligations and each reference in this Agreement or any other Senior Loan Document to the ratable application of such amounts as among the Senior Obligations or any specified portion of the Senior Obligations that would otherwise include such Excluded Swap Obligations shall be deemed so to provide.

(b)           The following terms shall for purposes of this Section 1.06 have the meanings set forth below:

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S. C. § et seq.), as amended from time to time, and any successor statute.

“Excluded Swap Obligation” means, with respect to Subsidiary Loan Party, any Swap Obligation if, and to the extent that, the Guarantee by such Subsidiary Loan Party of, or the grant by such Subsidiary Loan Party of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Subsidiary Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guarantee of such Subsidiary Loan Party becomes effective with respect to such related Swap Obligation.

“Swap Obligation” means, with respect to any Subsidiary Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

SECTION 1.07.            Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

SECTION 1.08.            Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any letter of credit application or other issuer document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

SECTION 1.09.            Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. Any Person acting as the Administrative Agent and its affiliates or other related entities may engage in transactions or other activities unrelated to this Agreement that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for the selection of any such information source or service made by the Administrative Agent in its reasonable discretion or for any error or any other action or omission by such information source or service or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II

The Credits

SECTION 2.01.            Commitments.

(a)           Subject to the terms and conditions set forth herein, each Revolving Lender, severally and not jointly with any other Revolving Lender, agrees to make Revolving Loans denominated in dollars to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not exceed its Revolving Commitment; provided that each of the Credit Extension Conditions shall be satisfied after giving effect to such any such Revolving Loans. Within the foregoing limits and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

(b)           Subject to the terms and conditions set forth herein, each FILO Lender, severally and not jointly with any other FILO Lender, shall be deemed to make a single Loan denominated in dollars to the Borrower on the Closing Date in the amount of such FILO Lender’s FILO Commitment in order to give effect to Section 2.01(e); provided that each of the Credit Extension Conditions shall be satisfied after giving effect to any such FILO Loans. The FILO Loan Borrowing on the Closing Date shall consist of FILO Loans made simultaneously by the FILO Lenders in accordance with their respective FILO Commitments. FILO Loans made to the Borrower that are repaid or prepaid may not be reborrowed.

(c)            Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent, and such Lender.

(d)           Notwithstanding anything to the contrary contained in this Agreement or any other Senior Loan Document, on the Final Order Entry Date, but subject to the Financing Order, the total outstanding amount of the Pre-Petition Revolving Obligations shall constitute Senior Obligations under the Revolving Facility established pursuant to this Agreement in accordance with the Financing Order, with (i) the outstanding amount of all Pre-Petition Revolving Loans being refinanced as Revolving Loans under this Agreement on the Final Order Entry Date, and (ii) all accrued and unpaid interest, expenses, fees and other sums payable in respect of the Pre-Petition Revolving Obligations through the Final Order Entry Date, including any such amounts not previously paid as adequate protection payments pursuant to the Financing Order, being paid in cash by the Borrower to the Administrative Agent on the Final Order Entry Date; provided, however, that, on the Closing Date, (x) the outstanding amount of all Pre-Petition LC Exposure, shall constitute LC Exposure under this Agreement on the Closing Date (including all Existing Letters of Credit issued pursuant to the Pre-Petition Credit Agreement being deemed issued under this Agreement on the Closing Date) and (y) all Senior Bank Products (as defined in the Pre-Petition Credit Agreement) and Senior Cash Management Services (as defined in the Pre-Petition Credit Agreement) being deemed Senior Bank Products and Senior Cash Management Services for purposes of this Agreement and the other Senior Loan Documents.

(e)            Notwithstanding anything to the contrary contained in this Agreement or any other Senior Loan Document, on the Closing Date, but subject to the Financing Order, the total outstanding amount of the Pre-Petition FILO Obligations shall constitute Senior Obligations under the FILO Facility established pursuant to this Agreement in accordance with the Financing Order, with (i) the outstanding amount of all Pre-Petition FILO Loans being refinanced as FILO Loans under this Agreement on the Closing Date, and (ii) all accrued and unpaid interest, expenses, fees and other sums payable in respect of the Pre-Petition FILO Obligations through the Closing Date, being paid in cash by the Borrower to the Administrative Agent on the Closing Date.

SECTION 2.02.            Loans and Borrowings.

(a)            Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Appropriate Lenders ratably in accordance with the amounts of their Applicable Percentage of the applicable Class of Commitments.

(b)           Subject to Section 2.14, each Borrowing shall be comprised entirely of ABR Loans or Term SOFR Loans as the Borrower may request in accordance herewith; provided that each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Term SOFR Loan by causing any branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligations of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)           At the commencement of each Interest Period for any Term SOFR Borrowing, such Borrowing shall be in an aggregate principal amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate principal amount that is an integral multiple of $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate principal amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Each Swingline Loan shall be in an amount that is an integral multiple of $1,000,000. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of ten (10) separate Interest Periods outstanding.

(d)           Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the applicable Latest Maturity Date for the relevant Class of Commitments.

SECTION 2.03.            Requests for Borrowings. Each Borrowing shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be made by (a) telephone or (b) by submission of a Borrowing Request (including by electronic mail or facsimile), provided that each such Borrowing Request shall be submitted (a) in the case of a Borrowing of Term SOFR Loans, not later than 11:00 a.m. two Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 1:00 p.m. on the Business Day of the proposed Borrowing. Each telephonic notice and Borrowing Request shall be irrevocable. Each such telephonic notice and Borrowing Request shall specify the following information in compliance with Section 2.02:

(a)            whether the requested Borrowing is to be a Revolving Borrowing, Term Loan Borrowing or FILO Borrowing and the respective Class of Commitments subject to such Borrowing;

(b)           the aggregate principal amount of such Borrowing;

(c)            the date of such Borrowing, which shall be a Business Day;

(d)           whether such Borrowing is to be an ABR Borrowing or a Term SOFR Borrowing;

(e)            in the case of a Term SOFR Borrowing, the Interest Period (which, whether or not designated, shall be a period of one month, as contemplated by the definition of “Interest Period”); and

(f)            the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Appropriate Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04.            Swingline Loans.

(a)           Subject to the terms and conditions set forth herein, the Swingline Lender may, in its sole discretion in reliance upon the agreements of the Revolving Lenders set forth in this Section 2.04, make Swingline Loans to the Borrower from time to time during the Revolving Availability Period (provided that such Swingline Lender shall not be required to make Swingline Loans after the Latest Maturity Date applicable to the Class of Revolving Commitments held by such Swingline Lender) in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $100,000,000 (the “Swingline Sublimit”), or (ii) failure of any of the Credit Extension Conditions to be satisfied; provided that (x) the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan and (y) the Swingline Lender shall not have any obligation, under this Agreement or otherwise, to make any Swingline Loan requested by the Borrower hereunder and may, in its sole discretion, decline to make a requested Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans. Immediately upon the making of a Swingline Loan, the Swingline Lender shall be deemed to grant, and each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swingline Lender a risk participation in such Swingline Loan in an amount equal to the product of such Revolving Lender’s Applicable Revolving Percentage (determined without regard to any separate Class or Classes of Revolving Commitments of such Lender) times the amount of such Swingline Loan.

(b)           To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by (i) telephone or (ii) by submission of a Borrowing Request, provided that any such Borrowing Request (including by electronic mail or facsimile) shall be submitted not later than 1:00 p.m. on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a wire transfer to an account designated by the Borrower (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the relevant Issuing Bank) by 3:00 p.m. the requested date of such Swingline Loan, unless the Swingline Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Borrowing of Swingline Loans (A) directing the Swingline Lender not to make such Swingline Loan as a result of the failure of the Credit Extension Conditions to be satisfied), or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, in each case, other than as a result of a Protective Advance.

(c)            Interest on each Swingline Loan shall be payable on the Interest Payment Date with respect thereto.

(d)           The Administrative Agent shall (i) at any time when Swingline Loans in an aggregate principal amount of $10,000,000 or more are outstanding, at the request of the Swingline Lender in its sole discretion, or (ii) on the date that is seven days after the date on which a Swingline Loan was made, deliver on behalf of the Borrower a Borrowing Request pursuant to Section 2.03 for an ABR Revolving Borrowing in the amount of such Swingline Loans; provided, however, that the obligations of the Lenders to fund such Borrowing shall not be subject to the conditions set forth in Section 4.02.

(e)            The Swingline Lender may by written notice given to the Administrative Agent not later than 12:00 p.m. on any Business Day require the Revolving Lenders to fund its participation interest on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate principal amount of Swingline Loans in which Revolving Lenders will fund its participation interest. Promptly upon receipt of such notice (but no later than 2:00 p.m. on such Business Day), the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender’s Applicable Revolving Percentage of such Swingline Loan(s). Each Revolving Lender hereby absolutely and unconditionally agrees, upon timely receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Revolving Lender’s Applicable Revolving Percentage of such Swingline Loan(s). Each Revolving Lender acknowledges and agrees that its obligation to acquire and fund participations in Swingline Loans pursuant to this Section is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments (including any Class thereof), and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this Section by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this Section, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other Person on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent, and any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this Section, ratably, and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this Section shall not relieve the Borrower of any default in the payment thereof.

SECTION 2.05.            Letters of Credit.

(a)            General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of (and the applicable Issuing Bank, as specified by the Borrower, will, in reliance on the agreements of the Revolving Lenders set forth in this Section 2.05, issue) Letters of Credit denominated in dollars for its own account or the account of any of its Subsidiaries, in a form reasonably acceptable to the Administrative Agent and the relevant Issuing Bank, at any time and from time to time during the Revolving Availability Period (provided that such Issuing Bank shall not be required to issue such Letters of Credit after the Latest Maturity Date applicable to the Class of Revolving Commitments held by such Issuing Bank). Letters of Credit issued hereunder shall constitute utilization of the Revolving Commitments. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b)           Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall deliver (or transmit by electronic communication (including by electronic mail or facsimile), if arrangements for doing so have been approved by the applicable Issuing Bank) to the relevant Issuing Bank and the Administrative Agent not later than 1:00 p.m. at least two (2) Business Days (or such later date and time as the Administrative Agent and such Issuing Bank may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with Section 2.05(c)), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by an Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions of this Agreement and, subject to Section 2.05(a), any letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, an Issuing Bank relating to any such Existing Letters of Credit.

(i)            A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the total LC Exposure shall not exceed $600,000,000 (the “LC Sublimit”) and (iii) each of the Credit Extension Conditions shall be satisfied. If the conditions for borrowing under Section 4.02 cannot be fulfilled, the Required Lenders may direct the Issuing Banks to, and the Issuing Banks thereupon shall, cease to issue Letters of Credit (other than as Protective Advances) until such conditions can be satisfied or are waived in accordance with Section 9.02.

(ii)            No Issuing Bank shall be under any obligation to issue any Letter of Credit if:

(A)            any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing the Letter of Credit, or any law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such Issuing Bank with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated or entitled to compensation hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such Issuing Bank in good faith deems material to it and for which such Issuing Bank is not otherwise compensated or entitled to compensation hereunder;

(B)           the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally;

(C)           except as otherwise agreed by the Administrative Agent and such Issuing Bank, the Letter of Credit is in an initial stated amount less than $100,000;

(D)          any Revolving Lender is at that time a Defaulting Lender, unless such Issuing Bank has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such Issuing Bank (in its sole discretion) with the Borrower or such Lender to eliminate such Issuing Bank’s actual or potential Fronting Exposure (after giving effect to Section 2.22(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other Senior Loan Obligations in respect of Letters of Credit as to which such Issuing Bank has actual or potential Fronting Exposure, as it may elect in its sole discretion;

(E)           the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

(F)           the issuance of such Letter of Credit would cause the aggregate amount of the Letters Credit issued by such Issuing Bank to exceed such Issuing Bank’s LC Commitment.

(iii)           No Issuing Bank shall be under any obligation to amend any Letter of Credit if (A) such Issuing Bank would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(c)            Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date that is one year after the date of the issuance of such Letter of Credit subject to the provisions of this Section 2.05(c), and (ii) the date that is five Business Days prior to the Revolving Maturity Date (applicable to the Class of Revolving Commitments with the Latest Maturity Date held by the Issuing Bank which issued such Letter of Credit). If the Borrower so requests in any applicable letter of credit application, the applicable Issuing Bank may, in its discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the applicable Issuing Bank to prevent any such extension at least once in each twelve (12) month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued, but not less than thirty (30) days prior to the scheduled expiration or renewal thereof. Unless otherwise directed by the Issuing Bank, the Borrower shall not be required to make a specific request to the Issuing Bank for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the Issuing Bank to permit the extension of such Letter of Credit at any time to an expiry date not later than the date set forth in clause (ii) above; provided, however, that the applicable Issuing Bank shall not permit any such extension if (A) such Issuing Bank has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof, or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Revolving Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the Issuing Bank not to permit such extension.

(d)            Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof or extending the expiration date thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit in an amount equal to such Lender’s Applicable Revolving Percentage (determined without regard to any separate Class or Classes of Revolving Commitments of such Lender) of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender’s Applicable Revolving Percentage of each LC Disbursement made by an Issuing Bank not later than 2:00 p.m. on the Business Day specified in the notice provided by the Administrative Agent to the Revolving Lenders pursuant to Section 2.05(e) until such LC Disbursement is reimbursed by the Borrower or at any time after any reimbursement payment is required to be refunded to the Borrower for any reason, including after the Revolving Maturity Date and any expiration of any Class of Commitments applicable to any Revolving Lender. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.05(d) in respect of Letters of Credit is absolute, unconditional and irrevocable and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender further acknowledges and agrees that its participation in each Letter of Credit will be automatically adjusted to reflect such Revolving Lender’s Applicable Revolving Percentage of the aggregate amount available to be drawn under such Letter of Credit at each time such Lender’s Commitment is amended pursuant to the operation of Section 2.21 or 2.22, as a result of an assignment in accordance with Section 9.04 or otherwise pursuant to this Agreement (including as a result of the expiration of any Class of Revolving Commitments).

(e)            Reimbursement. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 3:30 p.m. on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m. on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 1:00 p.m. on the Business Day immediately following the day that the Borrower receives such notice; provided that, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Revolving Percentage (determined without regard to any separate Class or Classes of Revolving Commitments of such Lender) thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent such Applicable Revolving Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the relevant Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this Section 2.05(e), the Administrative Agent shall distribute such payment to such Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this Section 2.05(e) to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this Section 2.05(e) to reimburse an Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement. If any Revolving Lender fails to make available to the Administrative Agent for the account of the applicable Issuing Bank any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.05(e), then, without limiting the other provisions of this Agreement, the applicable Issuing Bank shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Issuing Bank at a rate per annum equal to the greater of the Federal Funds Effective Rate and a rate determined by the applicable Issuing Bank in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by such Issuing Bank in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Revolving Borrowing or payment in respect of its participation interest in respect of the relevant LC Disbursement, as the case may be. A certificate of any Issuing Bank submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this section shall be conclusive absent manifest error.

(f)            Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in Section 2.05(e) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein or herein, (ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement in such draft or other document being untrue or inaccurate in any respect, or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit, (iv) waiver by any Issuing Bank of any requirement that exists for such Issuing Bank’s protection and not the protection of the Borrower or any waiver by such Issuing Bank which does not in fact materially prejudice the Borrower, (v) any payment made by any Issuing Bank in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable, (vi) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, or any payment made by any Issuing Bank under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any Bankruptcy Proceeding; or (vii) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. None of the Administrative Agent, any Lender or any Issuing Bank, or any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the relevant Issuing Bank; provided that the foregoing shall not be construed to excuse such Issuing Bank or its Related Parties from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the fullest extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s or its Related Parties gross negligence or willful misconduct (as determined by a court of competent jurisdiction by a final and non-appealable judgment) in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank or its Related Parties (as determined by a court of competent jurisdiction by a final and non-appealable judgment), such Issuing Bank or its Related Parties shall be deemed to have exercised care in each such determination, and that:

(i)            an Issuing Bank may replace a purportedly lost, stolen, or destroyed original Letter of Credit or missing amendment thereto with a certified true copy marked as such or waive a requirement for its presentation;

(ii)            an Issuing Bank may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit and without regard to any non-documentary condition in such Letter of Credit;

(iii)           an Issuing Bank shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

(iv)           this sentence shall establish the standard of care to be exercised by an Issuing Bank when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

(g)           Without limiting the foregoing, none of the Administrative Agent, the Lenders, any Issuing Bank, or any of their Related Parties shall have any liability or responsibility by reason of (i) any presentation that includes forged or fraudulent documents or that is otherwise affected by the fraudulent, bad faith, or illegal conduct of the beneficiary or other Person, (ii) an Issuing Bank declining to take-up documents and make payment (A) against documents that are fraudulent, forged, or for other reasons by which that it is entitled not to honor or (B) following a Borrower’s waiver of discrepancies with respect to such documents or request for honor of such documents or (iii)  an Issuing Bank retaining proceeds of a Letter of Credit based on an apparently applicable attachment order, blocking regulation, or third-party claim notified to such Issuing Bank.

(h)           The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the applicable Issuing Bank. The Borrower shall be conclusively deemed to have waived any such claim against each Issuing Bank and its correspondents unless such notice is given as aforesaid.

(i)             Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The applicable Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by electronic mail or facsimile) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

(j)             Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to Section 2.05(e), then Section 2.13(c) shall apply. Interest accrued pursuant to this Section 2.05(j) shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to Section 2.05(e) to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

(k)            Resignation or Replacement of the Issuing Bank. An Issuing Bank may resign at any time by giving 180 days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, and an Issuing Bank may be replaced at any time by written agreement (an “Issuing Bank Agreement”) among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank, which shall set forth the LC Commitment of such successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any Issuing Bank Agreement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto to the extent of its Commitment hereunder and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit. Upon the expiration of the Revolving Commitments of an Issuing Bank (upon the occurrence of the Latest Maturity Date applicable to any Class of Revolving Commitments of such Issuing Bank), such Issuing Bank shall be deemed to have resigned as an Issuing Bank hereunder without the requirement for any further notice to or consent from any other Person unless such Issuing Bank shall have previously agreed to act as an Issuing Bank with respect to any Class of Revolving Commitments with a later maturity.

(l)             Applicability of ISP and UCP. Unless otherwise expressly agreed by the applicable Issuing Bank and the Borrower when a Letter of Credit is issued by it (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, no Issuing Bank shall be responsible to the Borrower for, and no Issuing Bank’s rights and remedies against the Borrower shall be impaired by, any action or inaction of any Issuing Bank required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where any Issuing Bank or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade – International Financial Services Association (BAFT), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(m)           Role of Issuing Bank. Each Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each Issuing Bank shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article VIII with respect to any acts taken or omissions suffered by such Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article VIII included such Issuing Bank with respect to such acts or omissions, and (B) as additionally provided herein with respect to such Issuing Bank.

(n)           Cash Collateralization. If any Event of Default shall occur and be continuing, the Borrower shall (or shall cause Subsidiary Loan Parties to), promptly (and in any event within one (1) Business Day following receipt by the Borrower of a written demand for the deposit of cash collateral pursuant to this paragraph from the Administrative Agent (or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure)) deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to 103% of the total LC Exposure as of such date plus any accrued and unpaid interest thereon. The Borrower also shall (or shall cause Subsidiary Loan Parties to) deposit cash collateral pursuant to this Section 2.05(n) (i) as and to the extent required by (x) Section 2.11(b), and any such cash collateral so deposited and held by the Administrative Agent hereunder shall constitute part of the ABL Borrowing Base Amount for purposes of determining compliance with Section 2.11(b) and (y) any other provision of this Agreement, and (ii) if any Letter of Credit remains outstanding after the date specified in Section 2.05(c)(ii), with respect to any Issuing Bank, in an amount equal to 100% of the stated amount of each such Letter of Credit. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. The Administrative Agent shall, at the Borrower’s risk and expense, invest all such deposits in Permitted Investments chosen in the sole discretion of the Administrative Agent after consultation with the Borrower, provided that no consultation shall be required if a Default has occurred and is continuing. Other than any interest earned in respect of the investment of such deposits, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse each Issuing Bank for LC Disbursements for which it has not been reimbursed (together with related fees, costs, and customary processing charges) and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to (i) the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure and (ii) in the case of any such application at a time when any Revolving Lender is a Defaulting Lender (but only if, after giving effect thereto, the remaining cash collateral shall be less than the aggregate LC Exposure of all the Defaulting Lenders), the consent of each Issuing Bank), be applied to satisfy the Senior Loan Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived (or, during a Cash Sweep Period, paid into the Bank of America Concentration Account). If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.11(b), (c) or (d), such amount (to the extent not applied as aforesaid or as otherwise provided herein) shall be returned to the Borrower as and to the extent that, after giving effect to such return, the Borrower would remain in compliance with Section 2.11(b), (c) or (d), no Issuing Bank shall have any exposure in respect of any outstanding Letter of Credit that is not fully covered by the Revolving Commitments of the Non-Defaulting Lenders and/or the remaining cash collateral and no Default shall have occurred and be continuing. Unless and except to the extent that the deposit of cash collateral directly by the Borrower would not result in an obligation to grant a security interest in such cash collateral to the holders of other outstanding Indebtedness of the Borrower, the Borrower will cause Subsidiary Loan Parties to deposit all cash collateral required to be deposited pursuant to this Section 2.05(n), Section 2.11(b) or otherwise.

(o)           Additional Issuing Banks. The Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and such Lender, designate one or more additional Lenders to act as an issuing bank under the terms of this Agreement. Any Lender designated as an issuing bank pursuant to this Section 2.05(o) shall be deemed to be an “Issuing Bank” (in addition to being a Lender) in respect of Letters of Credit issued or to be issued by such Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to the other Issuing Banks and such Lender in its capacity as an Issuing Bank.

(p)           Reporting by Issuing Banks to the Administrative Agent. At the end of each week and otherwise upon request of the Administrative Agent, each Issuing Bank shall provide the Administrative Agent with a certificate identifying the Letters of Credit issued by such Issuing Bank and outstanding on such date, the amount and expiration date of each such Letter of Credit, the beneficiary thereof, the amount, if any, drawn under each such Letter of Credit and any other information reasonably requested by the Administrative Agent with respect to such Letters of Credit. The Administrative Agent shall promptly enter all such information received by it pursuant to this Section 2.05(p) in the Register.

(q)           Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse, indemnify and compensate the applicable Issuing Bank hereunder for any and all drawings under such Letter of Credit as if such Letter of Credit had been issued solely for the account of the Borrower. The Borrower irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

SECTION 2.06.            Funding of Borrowings.

(a)            Each Appropriate Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by (i) in the case of Term SOFR Borrowings, 12:00 p.m., and (ii) in the case of ABR Borrowings, 3:00 p.m., in each case, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrower by wire transfer, in like funds, to an account designated by the Borrower in the applicable Borrowing Request. Wire transfers to the Borrower of all Loans (other than Swingline Loans and same-day ABR Revolving Borrowings) shall be made no later than 2:00 p.m.  Wire transfers to the Borrower of Swingline Loans and same-day ABR Revolving Borrowings shall be made no later than 4:00 p.m.

(b)           Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing (or, in the case of any Borrowing of ABR Loans, prior to 2:00 p.m. on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date (or, in the case of a Borrowing of ABR Loans, that such Lender has made such share available by the time required) in accordance with Section 2.06(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing or (ii) in the case of the Borrower, the interest rate applicable to ABR Revolving Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(c)            If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided herein, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to any applicable extension of credit set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall promptly return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)           The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swingline Loans and to make payments pursuant to Section 9.03(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 9.03(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 9.03(c).

(e)            Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

SECTION 2.07.            Interest Elections.

(a)            Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of Term SOFR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of Term SOFR Borrowings, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans (of any Class) comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b)           To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by (i) telephone, or (ii) submission of an Interest Election Request (including by electronic mail or facsimile) by the time that a Borrowing Request would be required to be made under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such notice and Interest Election Request shall be irrevocable and, in the case of an Interest Election Request, signed by the Borrower.

(c)            Each Interest Election Request shall specify the following information in compliance with Section 2.02 and this Section 2.07(c):

(i)             the Borrowing and Class of Loans to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)            the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)           whether the resulting Borrowing is to be an ABR Borrowing or a Term SOFR Borrowing; and

(iv)           if the resulting Borrowing is a Term SOFR Borrowing, the Interest Period to be applicable thereto after giving effect to such election (which, whether or not designated, shall be a period of one month, as contemplated by the definition of “Interest Period”).

(d)           Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Appropriate Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)            If the Borrower fails to deliver a timely Interest Election Request with respect to a Term SOFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Term SOFR Borrowing and (ii) unless repaid, each Term SOFR Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto. Except as otherwise provided herein, a Term SOFR Loan may be continued or converted only on the last day of an Interest Period for such Term SOFR Loan.

(f)            A Revolving Loan Borrowing, a Term Loan Borrowing or FILO Loan Borrowing may not be converted to or continued as a Term SOFR Borrowing if after giving effect thereto the Interest Period therefor would end after the earliest Revolving Maturity Date, the earliest Term Facility Maturity Date or the FILO Maturity Date, as applicable for such Class.

(g)           With respect to SOFR or Term SOFR, the Administrative Agent, in consultation with the Borrower, will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Senior Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided, that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective. Notwithstanding anything herein or in any other Senior Loan Document to the contrary, the Administrative Agent and the Borrower shall cooperate in good faith and use commercially reasonable efforts to satisfy any applicable requirements under proposed or final United States Treasury Regulations or other regulatory guidance such that any amendments implementing such Conforming Changes shall not result in a deemed exchange of any Loan under Section 1001 of the Code.

SECTION 2.08.            Termination and Reduction of Commitments.

(a)            Unless previously terminated in accordance with the terms of this Agreement, (i) the Revolving Commitments shall terminate on the Revolving Maturity Date (applicable to such Class of Revolving Commitments), (ii) the FILO Commitments shall terminate on the Closing Date upon the deemed making of the FILO Loans on such date by the applicable FILO Lenders, and (iii) each Incremental Term Commitment, Loan Modification Term Commitment and each Refinancing Term Commitment shall terminate upon the funding of the related Incremental Refinancing Term Loan, Loan Modification Term Loan or Refinancing Term Loan, as applicable, or otherwise in accordance with the applicable Incremental Facility Amendment, Loan Modification Offer and/or Refinancing Amendment.

(b)           The Borrower may at any time terminate, or from time to time reduce, the unused Revolving Commitments of any Class; provided that (i) each such reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the Total Revolving Exposure would exceed the Total Revolving Commitments or the Swingline Sublimit or the LC Sublimit shall exceed the Total Revolving Commitments.

(c)            The Borrower shall notify the Administrative Agent of any election to terminate or reduce the unused Revolving Commitments under Section 2.08(b) at least one (1) Business Day prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Revolving Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of voluntary termination or reduction of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or other financings, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Commitments of any Class shall be permanent. Each reduction of the Revolving Commitments of any Class shall be made ratably among the Lenders in accordance with their Applicable Revolving Percentage of such Class.

SECTION 2.09.            Repayment of Loans; Evidence of Indebtedness.

(a)            The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent, for the account of each Revolving Lender, the then unpaid principal amount of each Revolving Loan of a particular Class of such Lender on the Revolving Maturity Date of such Class of Revolving Loan (it being understood and agreed that, subject to the other terms and conditions hereof, the Borrower may make Borrowings of Revolving Loans under any remaining Revolving Commitments of any other Class to effect such repayment), (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of (A) the Revolving Maturity Date (applicable to the Class of Revolving Commitments with the Latest Maturity Date held by the Swingline Lender) and (B) the date that is seven days after the date on which such Swingline Loan was made; provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans that were outstanding on the date such Borrowing was requested, (iii) to the Administrative Agent, for the account of each FILO Lender, the then unpaid principal amount of each FILO Loan of such Lender on the FILO Maturity Date, (iv) to the Administrative Agent, for the account of each Term Lender, the then unpaid principal amount of the Term Loans of each applicable Class on the Term Facility Maturity Date for such Class, and (v) to the Administrative Agent, for the account of the applicable Senior Loan Secured Parties, upon the occurrence of any of the following: (A) the effective date of any plan of reorganization under Section 1129 of the Bankruptcy Code, (B) the closing date of a sale of all or substantially all of the working capital assets of the Loan Parties pursuant to Section 363 of the Bankruptcy Code, and (C) the date of the termination or expiration of all outstanding Commitments hereunder, all outstanding Senior Obligations (other than contingent indemnification obligations and other obligations of the Loan Parties that expressly survive the termination of the Senior Loan Documents for which no claim has been asserted).

(b)           Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c)            The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)           The entries made in the accounts maintained pursuant to Section 2.09(b) or (c) shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e)           Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in the form attached hereto as Exhibit A-1, A-2 or A-3, as applicable, or in such other form approved by the Administrative Agent and the Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04(b)) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

(f)            Upon the occurrence of a Revolving Maturity Date for any applicable Class of Revolving Loans, the Applicable Revolving Percentages with respect to each remaining Class of Revolving Commitments shall be readjusted without any further action or consent of any other party, to reflect the expiration of the Class of Revolving Commitments as to which the Revolving Maturity Date has occurred.  In connection with the foregoing, the Revolving Lenders immediately after effectiveness to the readjusted Applicable Revolving Percentages shall purchase and assign at par such amounts of the Revolving Loans outstanding at such time as the Administrative Agent may require such that all of the Revolving Lenders effectively participate in each of the outstanding Revolving Loans on a pro rata basis in accordance with their readjusted Applicable Revolving Percentages.  The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

SECTION 2.10.            Amortization and Repayment of Term Loans.

(a)            The principal amount of each Class of Term Loans shall mature on such date and shall amortize in such amounts payable at such times as are set forth in the applicable Refinancing Amendment, Incremental Facility Agreement or Loan Modification Agreement. Except as otherwise provided in the applicable Refinancing Amendment, Incremental Facility Amendment or Loan Modification Agreement, any prepayment of a Term Borrowing pursuant to Section 2.11(b), (c) or (d) shall be applied to reduce the subsequent scheduled repayments of such Borrowings in direct order of their maturity.

(b)           Prior to any repayment of any Term Borrowing hereunder, the Borrower shall select the Borrowing or Borrowings to be repaid and shall notify the Administrative Agent by telephone (confirmed by electronic mail or facsimile) of such selection not later than 1:00 p.m. two (2) Business Days before the scheduled date of such repayment. Each repayment of an Term Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Term Borrowings shall be accompanied by accrued interest on the amount repaid.

SECTION 2.11.            Prepayment of Loans.

(a)            The Borrower shall have the right, at any time and from time to time, to prepay any Borrowing in whole or in part, subject to the requirements of this Section; provided, however, that any partial prepayment made pursuant to this Section 2.11(a) shall be in a principal amount that is a multiple of $1,000,000 and not less than $5,000,000; provided, further, that the Borrower shall not be permitted to prepay any FILO Loan, other than (i) in connection with a termination of the Total ABL Commitments and payment in full in cash of all Senior Loan Obligations under the Senior Loan Documents, or (ii) in connection with any mandatory prepayments required pursuant to this Section 2.11.

(b)           (i)          In the event and on each date that the Total Outstandings on such date exceed the Combined Loan Cap (other than as a result of Protective Advances pursuant to Section 2.23(a)), the Borrower shall on each such date apply an amount equal to such excess as follows: first, to repay the outstanding Pre-Petition Revolving Loans, until paid in full, second, to the extent of any remaining excess, or if no Pre-Petition Revolving Loans are outstanding, to prepay Revolving Borrowings and Swingline Loans, until paid in full, third, to the extent of any remaining excess or, if no Revolving Borrowings or Swingline Loans are outstanding, to make a deposit in a cash collateral account maintained by the Administrative Agent pursuant to Section 2.05(n) to Cash Collateralize outstanding LC Exposure, fourth, to the extent of any remaining excess, to prepay any Term Loans, and fifth, to the extent after giving effect to any such prepayments and provision of cash collateral, the Total FILO Outstandings exceed the FILO Borrowing Base Amount, to prepay FILO Loans in an amount equal to such excess.

(ii)            In the event and on each date that the Total ABL Outstandings on such date exceed the then-current ABL Borrowing Base Amount (other than as a result of Protective Advances pursuant to Section 2.23(a)), the Borrower shall on each such date apply an amount equal to such excess as follows: first, to repay the outstanding Pre-Petition Revolving Loans, until paid in full, second, to the extent of any remaining excess, or if no Pre-Petition Revolving Loans are outstanding, to prepay Revolving Borrowings and Swingline Loans, until paid in full, third, to the extent of any remaining excess or, if no Revolving Borrowings or Swingline Loans are outstanding, to make a deposit in a cash collateral account maintained by the Administrative Agent pursuant to Section 2.05(n) to Cash Collateralize outstanding LC Exposure, fourth, to the extent of any remaining excess, to prepay any Term Loans, and fifth, to the extent after giving effect to any such prepayments and provision of cash collateral, the Total FILO Outstandings exceed the FILO Borrowing Base Amount, to prepay FILO Loans in an amount equal to such excess.

(iii)            In the event and on each date that the Total Revolving Outstandings exceed the Total Revolving Commitments, the Borrower shall on such date apply an amount equal to such excess first, to repay the outstanding Pre-Petition Revolving Loans, second, to the extent of any remaining excess, or if no Pre-Petition Revolving Loans are outstanding, to prepay Revolving Borrowings and Swingline Borrowings, until paid in full, and third, to the extent of any remaining excess, or if no Revolving Borrowings or Swingline Loans are outstanding, to a cash collateral account maintained by the Administrative Agent pursuant to Section 2.05(n) to Cash Collateralize outstanding LC Exposure.

(c)            During the continuance of a Cash Sweep Period, the Loans shall be repaid daily in accordance with (and to the extent required under) the provisions of the Senior Security Agreement and Section 7.02 (without regard to minimum and integral amounts); provided that (i) the Net Cash Proceeds of Prepayment Events shall be applied as set forth in Section 2.11(d) and (ii) any payment required by Section 2.11(b) or Section 2.11(e) shall be applied as set forth in such Sections.

(d)              Subject to the terms of the Financing Order (including paragraph 39 of the Financing Order pertaining to marshaling obligations and treatment of proceeds of assets of the Loan Parties and their Subsidiaries and paragraph 17(c) of the Financing Order pertaining to determination of proceeds allocable to the sale of Elixir Insurance Company or the assets of Elixir Insurance Company) and the ABL Intercreditor Agreement, (i) in the event and on each occasion that any Net Cash Proceeds are received by or on behalf of the Borrower or any Subsidiary in respect of any Prepayment Event (other than any Prepayment Event resulting from (x) the Specified Elixir Sale~~,~~ or (y) ~~any Elixir Monetization Event or (z)~~ any other Elixir-Related Prepayment Event), the Borrower shall promptly (and in any event within one (1) Business Day) after such Net Cash Proceeds are received, deliver to the Administrative Agent an aggregate amount equal to 100% of the Net Cash Proceeds resulting from such Prepayment Event, which Net Cash Proceeds shall be applied first, to repay the outstanding Pre-Petition Revolving Loans, until paid in full, second, to the extent of any remaining excess, or if no Pre-Petition Revolving Loans are outstanding, to prepay Revolving Loans and Swingline Loans, until paid in full, third, to the extent of any remaining excess or, if no Revolving Loans or Swingline Loans are outstanding, to make a deposit in a cash collateral account maintained by the Administrative Agent pursuant to Section 2.05(n) to Cash Collateralize outstanding LC Exposure, fourth, to the extent of any remaining excess, to prepay any Term Loans, and fifth, to the extent after giving effect to any such prepayments and provision of cash collateral, the Total FILO Outstandings exceed the FILO Borrowing Base Amount, to prepay FILO Loans in an amount equal to such excess; and (ii) in the event and on each occasion that any Net Cash Proceeds are received by or on behalf of the Borrower or any Subsidiary in respect of any Prepayment Event resulting from (x) the Specified Elixir Sale~~,~~ or (y) ~~any Elixir Monetization Event or (z)~~ any other Elixir-Related Prepayment Event, the Borrower shall promptly (and in any event within one (1) Business Day) after such Net Cash Proceeds are received, deliver to the Administrative Agent an aggregate amount equal to 100% of the Net Cash Proceeds resulting from such Prepayment Event, which Net Cash Proceeds shall be applied in accordance with Exhibit I (it being understood and agreed that amounts jointly determined by the Borrower and the Administrative Agent to be due to any Person (other than any Senior Secured Party), in accordance with Exhibit I, may, at the Administrative Agent’s option, be delivered directly to such Person); provided that the amount of the FILO Loan prepayment to be made upon consummation of the Specified Elixir Sale to MedImpact, as the “stalking horse” purchaser for the Specified Elixir Sale designated pursuant to the bidding procedures applicable to the Specified Elixir Sale, shall be equal to the result of (x) $57,500,000, minus (y) the amount of investment banking fees (anticipated to be approximately $4,875,000) payable to Guggenheim Securities, LLC in respect of such Specified Elixir Sale and shall be funded solely with proceeds of such Specified Elixir Sale and not with proceeds of any Loans hereunder; provided, further, that solely for purposes of determining (x) the aggregate amount of Elixir-Related FILO Loan Payments and (y) the amount of the FILO Loans paid pursuant to Section (II)(a)(i) of Exhibit I, the amount of such payments of the FILO Loans actually made shall be deemed to be reduced by the amount of any cash on hand of the Loan Parties or the Subsidiaries used to fund any escrow amounts or other amounts payable in connection with such Specified Elixir Sale (until and to the extent such escrowed amounts and/or other amounts are returned or reimbursed to a Loan Party in cash). For purposes of this Section 2.11(d), amounts required to be held in escrow pursuant to paragraph 39 of the Financing Order (which are otherwise required to be applied to the repayment of the Senior Obligations pursuant to this Section 2.11 or the ABL Term Obligations pursuant to Section 2.11 of the ABL Term Loan Agreement) shall be deemed to be received by the Borrower or the applicable Subsidiary on the date such amounts are made available to the Administrative Agent or the ABL Term Loan Agent, as applicable, pursuant to paragraph 39 of the Financing Order to be applied to the repayment of the Senior Obligations or the ABL Term Loan Obligations, as applicable.

(e)           On March 1, 2024, solely to the extent a Specified Elixir Sale has not been consummated prior to such date, the Borrower shall repay outstanding FILO Loans in an amount equal to ~~the result (not less than zero) of (i)~~ $100,000,000~~, minus (ii) the aggregate amount of Net Cash Proceeds of an Elixir Monetization Event applied to the FILO Loans in accordance with Exhibit I on or prior to March 1, 2024~~.

(f)            In connection with any optional or mandatory prepayment of Loans, outstanding ABR Loans of the applicable Class of Loans subject to such prepayment shall be repaid before outstanding Term SOFR Loans of such Class are repaid.

(g)            The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) of any optional or mandatory prepayment of Loans (other than pursuant to Section 2.11(b) or (c)) by (x) telephone or (y) in writing (including by electronic mail or facsimile). Such written notice of prepayment shall be delivered (i) in the case of prepayment of a Term SOFR Loan, not later than 1:00 p.m. one (1) Business Day before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 1:00 p.m. on the Business Day of such prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 1:00 p.m. on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the Borrowings to be prepaid and the principal amount and Class of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that a notice of optional prepayment delivered by the Borrower pursuant to this Section may state that it is conditioned on the effectiveness of other credit facilities or other financing, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the applicable Appropriate Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13. Payments shall be without premium or penalty, provided that the Borrower shall reimburse the Lenders for funding losses in accordance with Section 2.16.

(h)            Notwithstanding anything to the contrary herein, no optional prepayment of the FILO Loans may be made prior to termination of the Revolving Commitments.

SECTION 2.12.            Fees.

(a)            The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee, which shall accrue at the Applicable Rate per annum on the daily unused amount of the Revolving Commitment of each applicable Class of such Lender during the period from and including the Closing Date to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears on the first day of each calendar month and on the date on which the Total Revolving Commitments terminate (or, if earlier, with respect to any Class of Revolving Commitments, the Revolving Maturity Date for such Class), commencing on the first such date to occur after the Closing Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees pursuant to this Section 2.12(a), a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose), provided that if a Lender shall have more than one Class of Revolving Commitments, such Revolving Commitments of each Class shall be deemed to be used to the extent of such Revolving Loans and LC Exposure on a ratable basis.

(b)            The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate as in effect from time to time for interest on Term SOFR Revolving Loans on the daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date on which such Lender’s Revolving Commitment of an applicable Class terminates and the date on which such Lender ceases to have any LC Exposure (with any LC Exposure of a Lender that has more than one Class of Revolving Commitments being deemed to be allocated between each Class of such Revolving Commitments on a ratable basis), and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the daily outstanding amount of such Issuing Bank’s Letters of Credit during the period from and including the Closing Date to but excluding the later of the date of termination of the Total Revolving Commitments and the date on which there ceases to be any LC Exposure (or, if earlier, the Latest Revolving Maturity Date of Revolving Commitments held by such Issuing Bank), as well as such Issuing Bank’s customary issuance, presentation, amendment and other processing fees, and other standard costs and charges with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees, fronting fees and other fees accrued shall be paid monthly in arrears on the first day of each calendar month, commencing on the first such date to occur after the Closing Date; provided that all such fees shall be payable on the date on which the Total Revolving Commitments terminate (or, if earlier, the termination of Revolving Commitments of all Classes of any applicable Lender) and any such fees accruing after the date on which the Total Revolving Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this Section 2.12(b) shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)            The Borrower agrees to pay to the Administrative Agent and the Collateral Agent, for their own accounts, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent or the Collateral Agent, as the case may be.

(d)            All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the relevant Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

(e)            The Borrower agrees to pay the fees set forth in each Incremental Facility Amendment, Refinancing Amendment and/or Loan Modification Agreement relating to the applicable Other Revolving Commitments and the Term Loans.

SECTION 2.13.            Interest.

(a)            The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)            The Loans comprising each Term SOFR Borrowing shall bear interest at Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)            Notwithstanding the foregoing, upon the occurrence and during the continuation of an Event of Default, at the option of the Administrative Agent or at the request of the Required Lenders (or, immediately (without any further act of any Person), upon the occurrence of an Event of Default under clause (a) or clause (b) of Section 7.01), the Borrower shall pay interest on all of the Senior Loan Obligations to but excluding the date of actual payment, after as well as before judgment, (i) in the case of principal, at a rate per annum equal to 2.00% plus the rate otherwise applicable to such Loan as provided in the preceding sub-sections of this Section and (ii) in the case of any other amount, at a rate per annum equal to 2.00% plus the rate applicable to ABR Revolving Loans as provided in Section 2.12(a).

(d)            Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and (i) in the case of FILO Loans, on the FILO Maturity Date, (ii) in the case of Revolving Loans of each Class on the earlier of the Revolving Maturity Date of such Class and the date on which the Total Revolving Commitments are terminated, and (iii) in the case of Term Loans, the Term Facility Maturity Date; provided that (i) interest accrued pursuant to Section 2.13(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period with respect to the applicable Class), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion, together with any amounts due and payable pursuant to Section 2.16.

(e)            All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate (including ABR Loans determined by reference to Term SOFR) shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive absent manifest error.

SECTION 2.14.            Alternate Rate of Interest; Illegality.

(a)            If in connection with any request for a Term SOFR Loan or a conversion of ABR Loans to Term SOFR Loans or continuation of any such Loans, as applicable,

(i)            the Administrative Agent determines that (A) no Successor Rate has been determined in accordance with Section 2.14(b) and the circumstances under clause (i) of Section 2.14(b) or the Scheduled Unavailability Date has occurred, or (B) adequate and reasonable means do not exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan or in connection with an existing or proposed ABR Loan; or

(ii)            the Administrative Agent is advised by the Required Lenders that Term SOFR for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, electronic mail or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) the obligation of the Lenders to make or maintain Term SOFR Loans shall be suspended, (to the extent of the affected Term SOFR Loans or Interest Periods), (ii) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Alternate Base Rate, the utilization of the Term SOFR component in determining the Alternate Base Rate shall be suspended, (iii) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term SOFR Borrowing shall be ineffective and (iv) if any Borrowing Request requests a Term SOFR Borrowing, such Borrowing shall be made as an ABR Borrowing.

(b)            Replacement of Term SOFR or Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Senior Loan Document, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders, as applicable, have determined that:

(i)            adequate and reasonable means do not exist for ascertaining a one month interest period of Term SOFR, including because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)            CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case, acting in such capacity, has made a public statement identifying a specific date after which one month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of U.S. dollar denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide such interest periods of Term SOFR after such specific date (the latest date on which one month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “Scheduled Unavailability Date”);

then, on a date and time determined by the Administrative Agent (in consultation with the Borrower) (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Senior Loan Document with Daily Simple SOFR plus the SOFR Adjustment, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Senior Loan Document (the “Successor Rate”).

If the Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest payments will be payable on a monthly basis, on the first Business Day of each calendar month.

Notwithstanding anything to the contrary herein, (i) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or if (ii) the events or circumstances of the type described in Section 2.14(b)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then in each case, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing Term SOFR or any then current Successor Rate in accordance with this Section 2.14 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. denominated credit facilities syndicated and agented in the United States for such benchmark. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a “Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of the implementation of any Successor Rate.

Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, each Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent (after consultation with the Borrower).

Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than one percent, the Successor Rate will be deemed to be one percent for the purposes of this Agreement and the other Senior Loan Documents.

In connection with the implementation and administration of a Successor Rate, the Administrative Agent will have the right, after consultation with the Borrower, to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Senior Loan Document, any amendments implementing such Conforming Changes will become effective only after written notice thereof to the Borrower but otherwise without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective. Notwithstanding anything herein or in any other Senior Loan Document to the contrary, the Administrative Agent and the Borrower shall cooperate in good faith and use commercially reasonable efforts to satisfy any applicable requirements under proposed or final United States Treasury Regulations or other regulatory guidance such that any amendments implementing such Conforming Changes shall not result in a deemed exchange of any Loan under Section 1001 of the Code.

For purposes of this Section 2.14, those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in Dollars shall be excluded from any determination of Required Lenders.

(c)            Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to SOFR or Term SOFR, or to determine or charge interest rates based upon SOFR or Term SOFR, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent), (a) any obligation of such Lender to make or continue Term SOFR Loans or to convert ABR Loans to Term SOFR Loans shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate on which is determined by reference to the Term SOFR component of the Alternate Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Alternate Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Term SOFR Loans of such Lender to ABR Loans (the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Alternate Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Loan to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Loan and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon SOFR, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.16.

SECTION 2.15.            Increased Costs.

(a)            If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any Issuing Bank;

(ii)           impose on any Lender or any Issuing Bank any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(iii)          subject any Agent, any Lender or any Issuing Bank to any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Agent, such Lender or such Issuing Bank, as applicable, of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Agent, such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit) or to reduce the amount of any sum received or receivable by such Agent, such Lender or such Issuing Bank hereunder (whether of principal, interest or any other amount), then the Borrower will pay to such Agent, such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Agent, such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered to the extent notification thereof is delivered to the Borrower as set forth in this Section 2.15.

(b)            If any Lender or any Issuing Bank determines that any Change in Law regarding capital requirements or liquidity has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital or liquidity adequacy), then from time to time the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered. Each Lender will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge that will entitle such Lender to compensation pursuant to this Section 2.15; provided that the failure to provide such notification will not affect such Lender’s rights to compensation hereunder.

(c)            A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in Section 2.15(a) or (b) shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)            Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e)            Notwithstanding anything contained herein to the contrary, no Lender or Issuing Bank shall be entitled to any compensation pursuant to this Section unless such Lender or Issuing Bank certifies in its reasonable good faith determination that it is imposing such charges or requesting such compensation from borrowers (similarly situated to the Borrower) under comparable syndicated credit facilities as a matter of general practice and policy.

SECTION 2.16.            Break Funding Payments. In the event of (a) the payment of any principal of any Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Loan other than an ABR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan other than an ABR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(g) and is revoked in accordance therewith), or (d) the assignment of any Term SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event, but excluding any loss of margin. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

SECTION 2.17.            Taxes.

(a)            Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Senior Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made.

(b)            In addition, the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)            The Borrower shall indemnify each Agent, each Lender and each Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes payable or paid by, or required to be deducted or withheld from a payment to, such Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Senior Loan Document (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

(d)            As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)            (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Senior Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in clauses (ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Notwithstanding the foregoing, in the case of an applicable Borrower or any applicable Loan Party that, in each case, is not a U.S. Person, the applicable Lender will not be subject to the requirements on this Section 2.17(e)(i) unless it has received written notice from such Borrower or such other Loan Party advising it of the availability of an exemption or reduction of withholding Tax under the laws of the jurisdiction in which such Borrower or such other Loan Party is located and containing all applicable documentation (together, if requested by such Lender, with a certified English translation thereof) required to be completed by such Lender in order to receive any such exemption or reduction, and such Lender is reasonably satisfied that it is legally able to provide such documentation to such Borrower or such other Loan Party.

(ii)            Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A)            any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B)            any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)            in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Senior Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Senior Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)            executed copies of IRS Form W-8ECI;

(3)            in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or

(4)            to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner.

(C)            Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient), on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(D)            If a payment made to a Lender under any Senior Loan Document (or a payment made to a Participant pursuant to a participation granted by any Lender) would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender (or Participant) were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender who granted the participation only) at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent (or, in the case of a Participant, the Lender who granted the participation) such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent (or, in the case of a Participant, the Lender who granted the participation) as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment. Each Lender (or Participant) agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent (or, in the case of the Participant, the Lender who granted the participation) in writing of its legal inability to do so. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(f)            Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender's failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Senior Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Senior Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.17(f).

(g)            If any Agent, Lender or Issuing Bank determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.17(g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.17(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.17(g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.17(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)            Each Party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Senior Loan Document.

(i)             For purposes of this Section, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.

SECTION 2.18.            Payments Generally; Pro Rata Treatment; Sharing of Setoffs.

(a)            The Borrower shall make each payment required to be made by it hereunder or under any other Senior Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to the time expressly required hereunder or under such other Senior Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m. on the date when due), in immediately available funds, free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its office for payments from time to time notified in writing to the Borrower, except payments to be made directly to an Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Senior Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof, in the same form received. If any payment under any Senior Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Senior Loan Document shall be made in dollars.

(b)            If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)            If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate principal amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate relative amounts of principal of and accrued interest on their Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 2.18(c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements and Swingline Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this Section 2.18(c) shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d)            Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders, the Issuing Banks of the Swingline Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, an Issuing Bank or the Swingline Lender, as the case may be, the amount due. With respect to any payment that the Administrative Agent makes for the account of the Lenders, any Issuing Bank or the Swingline Lender hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”) and: (i) the Borrower or any other Loan Party has not in fact made such payment; (ii) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower or any other Loan Party (whether or not then owed); or (iii) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders, the Issuing Banks and the Swingline Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender, such Issuing Bank, or the Swingline Lender, as the case may be, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.18(d) shall be conclusive, absent manifest error.

(e)            If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(d), 2.05(d) or (e), 2.06(b), 2.18(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

(f)            To the extent not paid by the Borrower when due, the Administrative Agent, without any request being made by, and without notice to or consent from, the Borrower, may advance any interest, fee, or other payment required under any Senior Loan Document to which any Senior Loan Secured Party is entitled and may charge the same to the Administrative Agent’s loan account for the Revolving Facility notwithstanding any failure to satisfy the conditions set forth in Section 4.02; provided that such charges do not cause the Total Revolving Outstandings to exceed the Total Revolving Commitments. Such action on the part of the Administrative Agent shall not constitute a waiver of the Administrative Agent’s rights and the Borrower obligations, if any, under Section 2.11(b). Any amount which is added to the principal balance of the Administrative Agent’s loan account for the Revolving Facility as provided in this Section 2.18(f) shall bear interest at the interest rate then and thereafter applicable to ABR Revolving Loans.

SECTION 2.19.            Mitigation Obligations; Replacement of Lenders.

(a)            If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)            If (i) any Lender requests compensation under Section 2.15, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, (iii) any Lender has become a Defaulting Lender or (iv) any Lender refuses to consent to any amendment or waiver of any Senior Loan Document requested by the Borrower that requires the consent of all Lenders (or all Lenders within a specified Class), and such amendment or waiver is consented to by the Required Lenders (or the requisite majority of Lenders with respect to a specified Class), then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, the Issuing Banks and the Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 2.20.            Borrowing Base Advance Rates; Reserves.

(a)            As of the Closing Date, (i) with respect to determination of the ABL Borrowing Base Amount, (1) the Accounts Receivable Advance Rate will be 85%, (2) the Pharmaceutical Inventory Advance Rate will be 90%, (3) the Other Inventory Advance Rate will be 90%, (4) the Script Lists Advance Rate will be 45% and (v) the Credit Card Receivable Advance Rate will be 90% and (ii) with respect to determination of the FILO Borrowing Base Amount, (1) the Accounts Receivable Advance Rate will be 5%, (2) the Pharmaceutical Inventory Advance Rate will be 5%, (3) the Other Inventory Advance Rate will be 5%, (4) the Script Lists Advance Rate will be 15% and (5) the Credit Card Receivable Advance Rate will be 5%. After the Closing Date, upon application of Net Cash Proceeds of (x) any Specified Elixir Sale~~, (y) any Elixir Monetization Events~~  and/or (~~z~~y) any other Elixir-Related Prepayment Events to the repayment of FILO Loans (a) in an amount greater than or equal to $100,000,000 but less than $200,000,000 (in the aggregate for all such transactions), the Script Lists Advance Rate for purposes of the FILO Borrowing Base Amount shall be reduced by an amount equal to the result (if a positive number) of (x) 500 basis points minus (y) any reduction of such Script Lists Advance Rate previously made pursuant to the second proviso to this sentence) and (b) in an amount greater than or equal to $200,000,000 (in the aggregate for all such transactions), the Script Lists Advance Rate for purposes of the FILO Borrowing Base Amount shall be reduced by an amount equal to the result (if a positive number) of (x) 1,000 basis points minus (y) any reduction of such Script Lists Advance Rate previously made pursuant to the second proviso to this sentence; provided that if a Specified Elixir Sale has not been consummated prior to March 1, 2024, then on such date, there shall be a reduction in the Script Lists Advance Rate for purposes of the FILO Borrowing Base Amount by an amount equal to 500 basis points; provided, further, that, if a Specified Elixir Sale is consummated with any portion of the purchase consideration therefor being satisfied in reliance on Permitted Elixir Seller Financing, then the Script Lists Advance Rate for purposes of the FILO Borrowing Base Amount shall be reduced as follows: (i) to the extent any such Specified Elixir Sale is consummated prior to March 1, 2024, then (x) upon the consummation of any such Specified Elixir Sale, such Script Lists Advance Rate shall be reduced by 500 basis points and (y) on March 1, 2024, such Script Lists Advance Rate shall be reduced by an additional 250 basis points and (ii) to the extent any such Specified Elixir Sale is consummated after March 1, 2024, such Script Lists Advance Rate shall be reduced by 250 basis points (it being understood and agreed that the Script Lists Advance Rate reductions contemplated by this proviso shall not be duplicative of any Script Lists Advance Rate reductions otherwise previously implemented pursuant to this sentence based on application of Net Cash Proceeds of (x) any Specified Elixir Sale~~, (y) any Elixir Monetization Events~~  and/or (~~z~~y) any other Elixir-Related Prepayment Events to the repayment of FILO Loans).

(b)            The establishment or increase of any reserve against the ABL Borrowing Base Amount or the FILO Borrowing Base Amount based on the Borrowing Base Factors will be limited to the exercise by the Administrative Agent of its commercially reasonable judgment, and shall be made upon at least two (2) Business Days’ prior written notice (which may be made by e-mail) to the Borrower (which written notice will include a reasonably detailed description of the reserve being established or increased); provided that, notwithstanding the foregoing to the contrary, no such prior written notice shall be required for changes to any reserves resulting solely by virtue of mathematical calculations of the amount of the reserves in accordance with the methodology of calculation previously utilized or if an Event of Default is continuing; provided further that, during such two (2) Business Day period, (i) the Borrower agrees that the Borrower shall not be entitled to borrow Loans or request any issuance or increase of any Letters of Credit (A) to the extent the making of any such Loans or issuance or increase of any such Letters of Credit, would cause the Total Revolving Outstandings to exceed the ABL Borrowing Base Amount (determined as if such new or modified reserves were in effect) or (B) to the extent a Default under Section 6.12 (compliance therewith being determined as if such new or modified reserves were in effect) would immediately result, and (ii) the Administrative Agent shall be available to discuss any such reserve or modification to a reserve with the Borrower, and the Borrower may take any action that may be required so that the event, condition or matter that is the basis for such reserve or modification no longer exists or exists in a manner that would result in the establishment of a lower reserve or result in a lesser increase in any existing reserve, in each case, in a manner and to the extent reasonably satisfactory to the Administrative Agent. Notwithstanding anything to the contrary herein, (x) the amount of any reserve or change established in connection with the Borrowing Base Factors shall have a reasonable relationship to the event, condition or other matter that is the basis for such reserve or such change and (y) no reserves or changes shall be duplicative of reserves or changes already accounted for through eligibility criteria or advance rates.

SECTION 2.21.            Incremental Loans. Subject to the last sentence of this Section 2.21, at any time after the Closing Date and prior to the Latest Maturity Date, the Borrower may, by notice to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders), request the addition to this Agreement of (i) an incremental revolving credit facility in the form of an increase in the Revolving Facility effected pursuant to either (x) additional commitments under any existing Class of the Revolving Commitments (any such increase in such Revolving Commitments (including in respect of any existing Other Revolving Commitment of any Other Revolving Commitment Series), an “Incremental Revolving Commitment”) or (y) the addition of a new tranche of revolving commitments with pricing, maturity and/or other terms different from then existing Revolving Commitments as provided in this Section 2.21 (any such additional tranche of revolving commitments, “Other Incremental Revolving Commitments”), (ii) [reserved], or (iii) one or more new tranches of term loans (collectively “Incremental Refinancing Term Loans”) constituting Refinancing Indebtedness in respect of Permitted First Priority Debt (an “Incremental Senior Debt Refinancing Facility”), or any combination thereof (such Incremental Revolving Commitments, Other Incremental Revolving Commitments, Incremental Refinancing Term Loans (in the form of an Incremental Senior Debt Refinancing Facility), collectively, the “Incremental Facilities”); provided that no Split-Priority Term Loan Debt may be incurred as an Incremental Facility hereunder. The Incremental Facilities shall (i) be in an aggregate principal amount not in excess of $0, (ii) rank pari passu in right of payment and of security with the other Loans, and (iii) (A) if such Incremental Facility is an increase in the Revolving Facility pursuant to any Incremental Revolving Commitment, such Incremental Facility shall be made on the same terms (including interest, payment and maturity terms), and shall be subject to the same conditions as the applicable existing Class of Revolving Commitments to which such Incremental Revolving Commitments relate (it being understood that customary arrangement or commitment fees payable to Arrangers or one or more Lenders or Additional Lenders participating in such increase, as the case may be, may be different from those paid with respect to the existing Revolving Commitments of the existing Revolving Lenders on or prior to the Closing Date or with respect to any other Lender in connection with any other Incremental Facility), and (B) if such Incremental Facility is an increase in the Revolving Facility pursuant to Other Incremental Revolving Commitments or if such Incremental Facility is in the form of Incremental Refinancing Term Loans, (x) such Incremental Facilities have such pricing as may be agreed by the Borrower and the Administrative Agent, (y) in the case of any such Incremental Refinancing Term Loans, shall amortize in a manner, and be subject to mandatory prepayments (if any) on terms, acceptable to the Administrative Agent, and mature no earlier than the Latest Maturity date of the FILO Facility and any other then existing Incremental Refinancing Term Loans and (z) otherwise be treated hereunder no more favorably than, in the case of Other Incremental Revolving Commitments, the Revolving Loans and Revolving Commitments (other than any Revolving Loan under Other Revolving Commitments of any Revolving Commitment Series), and in the case of Incremental Refinancing Term Loans, the outstanding FILO Loans and the FILO Facility and any other Incremental Refinancing Term Loans; provided that the terms and provisions applicable to any Other Incremental Revolving Commitments or Incremental Refinancing Term Loans may provide for additional or different financial or other covenants applicable only during periods after the Latest Maturity Date that is in effect on the date of effectiveness of such Incremental Facility. At no time shall (i) the Total ABL Outstandings at such time exceed (ii) the ABL Borrowing Base Amount in effect at such time, and the proceeds of the Incremental Facilities shall be used solely for the purposes set forth in Section 5.10, and the proceeds of any Incremental Senior Debt Refinancing Facility shall be used solely to repay Permitted First Priority Debt and interest and other amounts relating thereto that can be financed with Refinancing Indebtedness relating to such Permitted First Priority Debt. Such notice shall set forth the requested amount and Class of Incremental Facilities, and shall offer each Lender the opportunity to offer a commitment (the “Incremental Commitment”) to provide a portion of the Incremental Facility by giving written notice of such offered commitment to the Administrative Agent and the Borrower within a time period (the “Offer Period”) to be specified in the Borrower’s notice; provided, however, that no existing Lender will be obligated to subscribe for any portion of such commitments. In the event that, at the expiration of the Offer Period, Lenders shall have provided Commitments in an aggregate principal amount greater than the total amount of the Incremental Facility initially requested by the Borrower, the commitments of the Lenders to the Incremental Facility shall be allocated ratably among the Lenders as agreed to among the Borrower and the Administrative Agent. In the event that, at the expiration of the Offer Period, Lenders shall have provided commitments in an aggregate principal amount less than the total amount of the Incremental Facility initially requested by the Borrower, the Borrower may request that Incremental Facility commitments be made in a lesser amount equal to such commitments and/or shall have the right to arrange for one or more Additional Lenders to extend commitments to provide a portion of the Incremental Facility in an aggregate principal amount equal to the unsubscribed amount of the initial request; provided that the Additional Lenders shall be offered the opportunity to provide the Incremental Facility only on terms previously offered to the existing Lenders pursuant to the immediately preceding sentence. Commitments in respect of Incremental Facilities will become Commitments under this Agreement pursuant to an amendment to this Agreement (such an amendment, an “Incremental Facility Amendment”) executed by each of the Borrower, each Subsidiary Loan Party, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent. The effectiveness of any Incremental Facility Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02 of this Agreement as in effect on the Closing Date, such Incremental Facility (assuming that it is fully drawn) being permitted under each indenture or other agreement governing any Material Indebtedness (giving pro forma effect to all prepayments, repayments, defeasances and discharges of Indebtedness to be effected with the proceeds of such Loans as certified in writing by a Responsible Officer of the Borrower) and such other conditions as are specified in the applicable Incremental Facility Amendment. Notwithstanding anything to the contrary in this Agreement or in any other Senior Loan Document, no Incremental Facilities may be incurred or established at any time on or after the Closing Date, unless the Administrative Agent and the Required Lenders shall otherwise consent thereto in writing.

SECTION 2.22.            Defaulting Lenders.

(a)            Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)            Waivers and Amendments. The Commitments, FILO Loans, Term Loans and Revolving Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or any other requisite Lenders have taken or may take any action hereunder or under any other Senior Loan Document (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided that any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders affected thereby shall, except as otherwise provided in Section 9.02, require the consent of such Defaulting Lender in accordance with the terms hereof.

(ii)           Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to each Issuing Bank or the Swingline Lender; third, to Cash Collateralize each Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.05(n); fourth, as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Bank’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.05(n); sixth, to the payment of any amounts owing to the Lenders or the Issuing Bank as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letters of Credit and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments without giving effect to Section 2.22(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.22(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)            Certain Fees.

(A)            No Defaulting Lender shall be entitled to receive any fee pursuant to Section 2.12(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)            Each Defaulting Lender shall be entitled to receive fees in respect of Letters of Credit pursuant to Section 2.12(b) in respect of its participations in Letters of Credit for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.05(n).

(C)            With respect to any participation fee in respect of Letters of Credit not required to be paid to any Defaulting Lender pursuant to clauses (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the Issuing Bank, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the Issuing Bank’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)            Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in LC Exposure and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Exposure of any Non-Defaulting Lender to exceed such Lender’s Revolving Commitment. Subject to Section 9.22, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)          Cash Collateral, Repayment of Swingline Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable law, (a) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure in respect of the Defaulting Lender and (b) second, Cash Collateralize the Issuing Bank’s Fronting Exposure in respect of the Defaulting Lender in accordance with the procedures set forth in Section 2.05(n).

(b)            Defaulting Lender Cure. If the Borrower, the Administrative Agent, each Swingline Lender and the Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with the Commitments (without giving effect to Section 2.22(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)            New Swingline Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) each Swingline Lenders shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) the Issuing Bank shall not be required to issue, amend, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

SECTION 2.23.            Protective Advances.

(a)            Notwithstanding anything to the contrary contained in this Agreement, the Administrative Agent may, in its sole discretion, elect to make, or permit to remain outstanding any Protective Advance. If a Protective Advance is made, or permitted to remain outstanding, pursuant to the preceding sentence, then all Revolving Lenders shall be bound to make, or permit to remain outstanding, such Protective Advance based upon their Applicable Revolving Percentage in accordance with the terms of this Agreement, regardless of whether the conditions to lending set forth in Section 4.02 have been met. A Protective Advance may be made as a Revolving Loan, a Swingline Loan or as an issuance of a Letter of Credit and each Revolving Lender (including the Swingline Lender) and each Issuing Bank, as applicable, agrees to make any such requested Revolving Loan, Swingline Loan or Letter of Credit available to the Borrower. The obligation of each Revolving Lender (including the Swingline Lender) and each Issuing Bank, as applicable, to participate in each Protective Advance shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right which such Person may have against any other Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default, or (iii) any other occurrence, event or condition. The making or sufferance of any such Protective Advance on any one occasion shall not obligate the Administrative Agent or any Revolving Lender to make or permit any Protective Advance on any other occasion. No funding of a Protective Advance or sufferance of a Protective Advance shall constitute a waiver by the Administrative Agent or the Lenders of any Event of Default caused thereby. In no event shall the Borrower or other Loan Party be deemed a beneficiary of this Section 2.23 nor authorized to enforce any of its terms. The Required Revolving Lenders may, upon not less than five (5) Business Days prior written notice, revoke the authority of the Administrative Agent to make further Protective Advances.

(b)            No Protective Advance shall modify or abrogate any of the provisions of (i) Section 2.05 regarding the Revolving Lenders’ obligations to reimburse any LC Disbursement and to purchase participations with respect to LC Disbursements, respectively, or (ii) Section 2.04 regarding the Revolving Lenders’ obligations with respect to participations in applicable Swingline Loans and settlements thereof. Notwithstanding anything herein to the contrary, no event or circumstance shall result in any claim or liability against the Administrative Agent for any Unintentional Overadvances, and Unintentional Overadvances shall not reduce the amount of Protective Advances allowed hereunder.

(c)            All Protective Advances shall be payable by the Borrower on demand by the Administrative Agent or the Required Revolving Lenders. All Overadvances (other than Overadvances constituting Protective Advances) shall be payable in accordance with the requirements of Section 2.11(b)(i). All Protective Advances and Overadvances shall constitute Senior Loan Obligations secured by the Collateral and entitled to all benefits of the Senior Loan Documents.

ARTICLE III

Representations and Warranties

The Borrower represents and warrants to the Lenders that:

SECTION 3.01.            Organization; Powers. Each of the Borrower and the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02.            Authorization; Enforceability. Subject to entry by the Bankruptcy Court of the Financing Order and any other applicable order of the Bankruptcy Court, the Transactions to be entered into by each Loan Party are within such Loan Party’s corporate powers and have been duly authorized by all necessary corporate, limited liability company or similar action and, if required, stockholder, member or similar action. Upon entry by the Bankruptcy Court of the Financing Order, this Agreement will have been duly executed and delivered by the Borrower and will constitute, and each other Senior Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Borrower or such Subsidiary Loan Party (as the case may be), enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03.            Governmental Approvals; No Conflicts. Except for the entry by the Bankruptcy Court of the Financing Order, the Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Senior Loan Documents, (b) will not violate any applicable law or regulation or any order of any Governmental Authority, except for such violations that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (c) will not violate the charter, by-laws or other organizational documents of the Borrower or any of the Subsidiaries, (d) will not violate or result in a default under any indenture, agreement or other instrument evidencing or governing Indebtedness or any other material agreement binding upon the Borrower or any Subsidiary or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any Subsidiary, and (e) will not result in the creation or imposition of any Lien on any asset of the Borrower or any Subsidiary, except Liens created under the Senior Loan Documents.

SECTION 3.04.            Financial Condition; No Material Adverse Effect; Approved Budget.

(a)            The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the fiscal year ended March 4, 2023, reported on by Deloitte & Touche LLP. Such financial statements present fairly the financial position and results of operations and cash flows of the Borrower and its Consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP.

(b)            Except as disclosed (i) in the financial statements referred to in Section 3.04(a) or the notes thereto, (ii) in the Borrower’s report or Form 10-K for the fiscal year ended March 4, 2023 or (iii) on Schedule 3.04, after giving effect to the Transactions, none of the Borrower or the Subsidiaries has, as of the Closing Date, any material contingent liabilities, unusual long-term loan commitments or unrealized losses.

(c)            Since the Petition Date, other than those events or circumstances customarily resulting from the commencement of the Chapter 11 Case, no event or condition has occurred that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect.

(d)            The initial Approved Budget is attached to this Agreement as Annex I, which was furnished to the Administrative Agent on or prior to the Closing Date, and each subsequent Approved Budget delivered in accordance with Section 5.19, has been (or when delivered, will be) prepared by the Borrower (after consultation with the Company Financial Advisors) in good faith, with due care and based upon assumptions the Borrower believed to be reasonable assumptions on the date of delivery of the then applicable Approved Budget. To the knowledge of the Borrower, as of the Closing Date, no facts exist that, individually or in the aggregate, would result in any material change to the Approved Budget for the period covered thereby.

SECTION 3.05.            Properties.

(a)

(i)            Each of the Borrower and the Subsidiaries has good and marketable title to, or valid leasehold interests in, all its real and personal property material to its business, except (A) for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes and (B) as set forth on Schedule 3.05(a)(1).

(ii)           Schedule 3.05(a)(2) sets forth (A) the address (including street address and state) of all Owned Real Property and (B) the nature of use of such Owned Real Property. None of the Owned Real Property is subject to any lease, license, sublease, assignment of leases or deed of trust, except as otherwise set forth on such Schedule 3.05(a)(2).

(iii)          Schedule 3.05(a)(3) sets forth (A) the address (including street address and state) of all Ground-Leased Real Property and (B) the nature of use of such Ground-Leased Real Property. No default by and Loan Party or any Subsidiary thereof has occurred and is continuing under any lease pursuant to which a Loan Party leases Ground-Leased Real Property beyond any applicable notice or cure period, the result of which default would result in termination of such lease or otherwise permit the ground lessor to terminate such ground lease, except to the extent set forth on Schedule 3.05(a)(3).

All such real and personal property are free and clear of all Liens, other than Liens permitted by Section 6.02.

(b)            Each of the Borrower and the Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and the Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(c)            Schedule 3.05(c) sets forth the address of every Store, warehouse or distribution center of the Borrower and its Subsidiaries in which inventory that is included in the determination of the ABL Borrowing Base Amount or the FILO Borrowing Base Amount is located as of the Closing Date.

SECTION 3.06.            Litigation and Environmental Matters.

(a)            Except as set forth on Schedule 3.06(a) and the Chapter 11 Case, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of the Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any of the Senior Loan Documents or the Transactions.

(b)            Except as set forth on Schedule 3.06(b) and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability or (iii) has received notice of any claim with respect to any Environmental Liability.

(c)            Except as set forth on Schedule 3.06(c), and except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) Hazardous Materials have not been released, discharged or disposed of, on any property currently or, to the knowledge of any Loan Party, formerly owned or operated by any Loan Party or any Subsidiary thereof and (ii) neither the Borrower nor any of the Subsidiaries are undertaking any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law.

SECTION 3.07.            Compliance with Laws and Agreements. Each of the Borrower and the Subsidiaries is in compliance with (a) all laws, regulations and orders of any Governmental Authority applicable to it or its property (including HIPAA and all other material healthcare laws and regulations) and (b) all indentures, agreements and other instruments binding upon it or its property or assets, except where (i) the failure to be so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect or (ii) solely in the case of clause (b), any such non-compliance is subject to the Automatic Stay.

SECTION 3.08.            Investment and Holding Company Status. Neither the Borrower nor any of the Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.09.            Taxes. Each of the Borrower and the Subsidiaries has timely filed or caused to be filed all Post-Petition United States Federal income Tax returns and reports and all other material Post-Petition Tax returns and reports required to have been filed and has paid or caused to be paid all Post-Petition material Taxes required to have been paid, except (a) where the payment of any such Taxes is being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent not required to be paid by the Bankruptcy Court. The charges, accruals and reserves on the books of the Borrower and its Consolidated Subsidiaries in respect of Post-Petition Taxes or charges imposed by a Governmental Authority are, in the opinion of the Borrower, adequate.

SECTION 3.10.            ERISA. No ERISA Event has occurred or is reasonably expected to occur, except where failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.11.            Disclosure; Accuracy of Information.

(a)            As of the Closing Date, none of the reports, financial statements, certificates or other information, other than projections and other information of a general economic or industry-specific nature, furnished by or on behalf of any Loan Party to any Agent or any Lender in connection with the negotiation of this Agreement or any other Senior Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, financial estimates, forecasts and other forward-looking information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time so furnished.

(b)            Each Borrowing Base Certificate that has been or will be delivered to the Administrative Agent or any Lender is (or when delivered, will be) complete and correct in all material respects.

SECTION 3.12.            Subsidiaries. Schedule 3.12 sets forth the name of, and the ownership interest of the Borrower in, each Subsidiary and identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the Closing Date.

SECTION 3.13.            Insurance. Schedule 3.13 sets forth a description of all general liability, property and casualty insurance maintained by or on behalf of the Borrower and the Subsidiaries as of the Closing Date and all such policies of insurance are in full force and effect. The Borrower and the Subsidiaries have insurance, including self-insurance, in such amounts and covering such risks and liabilities as are in accordance with normal industry practice for similarly situated Persons. The Borrower reasonably believes that the insurance maintained by or on behalf of the Borrower and the Subsidiaries is adequate.

SECTION 3.14.            Labor Matters. Except as set forth on Schedule 3.14, as of the Closing Date, there are no strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower, threatened which could reasonably be expected to result in a Material Adverse Effect. Except as set forth on Schedule 3.14, the hours worked by and payments made to employees of the Borrower and the Subsidiaries have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. Except as set forth on Schedule 3.14, all payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary. Except as set forth on Schedule 3.14, the consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound.

SECTION 3.15.            Real Estate Leases. Except as set forth on Schedule 3.15, (a) each Real Estate Lease for a Store location or leased warehouse or distribution center location of a Loan Party is enforceable (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and by general principles of equity) against the lessor thereof in accordance with its terms and is in full force and effect and (b) subject to the applicability of Section 365(d)(3) of the Bankruptcy Code, other than for defaults arising as a result of the commencement of the Chapter 11 Case, the Loan Parties are not in default of the material terms of any such Real Estate Lease beyond the applicable notice and cure period set forth therein; provided that the representation set forth in this Section 3.15 shall not apply to (i) any Real Estate Lease relating to a Store or other real property location subject to a Specified Sale Transaction or the Specified Store Closing Sale after (x) the completion of such Specified Sale Transaction or the Specified Store Closing Sale in respect of such location and (y) the effective date of the rejection of the applicable Real Estate Lease or (ii) any Real Estate Lease rejected in accordance with the procedures set forth in Section 5.23.

SECTION 3.16.            Federal Reserve Regulations.

(a)            Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(b)            No part of the proceeds of any Loan or any Letter of Credit will be used by the Borrower or any Subsidiary, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of the provisions of Regulation T, U or X of the Board.

SECTION 3.17.            Security Interests. Subject to entry of the Financing Order by the Bankruptcy Court, the Senior Collateral Documents are effective to create in favor of the Senior Collateral Agent, for the ratable benefit of the Senior Secured Parties, a legal, valid and enforceable security interest in the Collateral, and such security interest shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in the Collateral, with the priority set forth in the Financing Order.

SECTION 3.18.            Use of Proceeds. The Borrower will use the proceeds of the Loans and will request the issuance of Letters of Credit only for the purposes permitted by Section 5.10.

SECTION 3.19.            Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. Neither the Borrower nor any of its Subsidiaries nor, to the knowledge of the Borrower or such Subsidiary, any director, officer, employee or agent of the Borrower or such Subsidiary (a) is a Sanctioned Person or a Sanctioned Entity, (b) has any assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities in violation of applicable Sanctions. The Borrower, its Subsidiaries and their respective officers and employees and, to the knowledge of the Borrower, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (i) the Borrower, any Subsidiary or, to the knowledge of the Borrower or such Subsidiary, any of their respective directors, officers or employees, or (ii) to the knowledge of the Borrower, any agent, affiliate or representative of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person or is located in a Sanctioned Country. The Transactions will not violate Anti-Corruption Laws or applicable Sanctions.

SECTION 3.20.            Affected Financial Institutions; Covered Entities. None of the Borrower or any Subsidiary is (a) an Affected Financial Institution or (b) a Covered Entity.

SECTION 3.21.            Chapter 11 Case Matters.

(a)            The Chapter 11 Case was commenced on the Petition Date in accordance with applicable law and notice of (i) the motion seeking approval of the Senior Loan Documents and the Interim Financing Order and the Final Financing Order, (ii) the hearing for the entry of the Interim Financing Order and (iii) the hearing for the entry of the Final Financing Order, in each case, has been or will be given in accordance with applicable law and the Bankruptcy Rules.

(b)            After the entry of the Interim Financing Order, and pursuant to and to the extent permitted in the Financing Order, the Senior Obligations will constitute allowed administrative expense claims in the Chapter 11 Case having priority over all administrative expense claims and unsecured claims against the Loan Parties now existing or hereafter arising, of any kind whatsoever, including all administrative expense claims of the kind specified in Sections 105, 326, 328, 330, 331, 503(a), 503(b), 506(c) (after entry of the Final Financing Order), 507(a), 507(b), 546(c), 546(d), 726, 1114 or any other provision of the Bankruptcy Code or otherwise, as provided under Section 364(c)(l) of the Bankruptcy Code, subject to (i) the Carve Out and (ii) the priorities set forth in the Financing Order.

(c)            After the entry of the Interim Financing Order and pursuant to and to the extent permitted in the Financing Order, the Senior Obligations will be secured by a valid and perfected first priority Lien on all of the Collateral, subject, as to priority only, to (i) the Carve Out, (ii) the Permitted Prior Liens, (iii) the pari passu Liens securing the ABL Term Loan Obligations, to the extent permitted by Section 6.02(a)(iii), and (iv) solely with respect to the Split-Lien Priority Collateral, the Liens securing the Existing Split-Priority Indebtedness, to the extent permitted by Section 6.02(a)(iv).

(d)            The Interim Financing Order (with respect to the period on and after entry of the Interim Financing Order and prior to the Final Order Entry Date) and the Final Financing Order (with respect to the period on and after the Final Order Entry Date), as the case may be, once entered, is in full force and effect and has not been reversed, stayed (whether by statutory stay or otherwise), modified or amended.

(e)            Notwithstanding the provisions of Section 362 of the Bankruptcy Code, and subject to the applicable provisions of the Financing Order, upon the maturity (whether by acceleration or otherwise) of any of the Senior Obligations, the Lenders shall be entitled to immediate payment of such Senior Obligations (together with any outstanding Pre-Petition Obligations) and to enforce the remedies provided for hereunder, under the other Senior Loan Documents or under applicable law, without further application to or order by the Bankruptcy Court.

ARTICLE IV

Conditions

SECTION 4.01.            Conditions Precedent to Effectiveness. This Agreement and the obligations of the Lenders to make Loans and acquire participations in Letters of Credit and Swingline Loans of the Swingline Lender to make Swingline Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which the each of the following conditions shall have been satisfied or waived in accordance with Section 9.02, except to the extent such conditions are subject to Section 5.24:

(a)            Senior Loan Documents. The Administrative Agent (or its counsel) shall have received from each Loan Party and each Lender either (i) a counterpart of this Agreement, the Senior Security Agreement, the Senior Subsidiary Guarantee Agreement, the Senior Indemnity Subrogation and Contribution Agreement and each promissory note (for each Lender requesting a promissory note no later than three (3) Business Days prior to the Closing Date) signed on behalf of each such party thereto or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include facsimile transmission or electronic .pdf copy of a signed signature page of the agreements referred to in the foregoing clause (i)) that each such party has signed a counterpart of the agreements referred to in the foregoing clause (i) to which it is a party.

(b)            Searches and Collateral Matters. The Administrative Agent shall have received (i) the results of (x) searches of the Uniform Commercial Code filings (or equivalent filings) and (y) judgment and tax lien searches, made with respect to the Loan Parties in the states or other jurisdictions of formation of such Person and with respect to such other locations and names disclosed to the Administrative Agent, together with copies of the financing statements (or similar documents) disclosed by such searches, and (ii) evidence of the completion of all other actions, recordings and filings of, or with respect to, any Senior Collateral Document (or evidence that such actions, recordings or filings will be completed substantially concurrently with the effectiveness of this Agreement and the Interim Financing Order) that the Administrative Agent may deem necessary in order to satisfy the Collateral and Guarantee Requirement, including the entry by the Bankruptcy Court of the Interim Financing Order.

(c)            Opinions of Counsel. The Administrative Agent shall have received a customary written opinion (addressed to the Administrative Agent and the Lenders and dated as of the Closing Date) of Kirkland & Ellis LLP, counsel for the Loan Parties, covering corporate authority matters and other customary matters consistent with debtor-in-possession credit facility opinions previously delivered by Kirkland & Ellis LLP to Bank of America. The Borrower, on behalf of itself and each of the Subsidiary Loan Parties, hereby requests such counsel to deliver such opinion.

(d)            Secretary’s Certificates; Corporate Authority. The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation or organization (or similar organizational document), including all amendments thereto, of each Loan Party, certified, if applicable, as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing (or local equivalent) of each Loan Party (to the extent available in the relevant jurisdiction) as of a recent date, from such Secretary of State or similar Governmental Authority; (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws or operating (or limited liability company) agreement (or similar governing document) of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of such Loan Party authorizing the execution, delivery and performance of the Senior Loan Documents to which such Person is a party, the Transactions and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation or formation of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Senior Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; and (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above.

(e)            Officer’s Closing Certificate. The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower (i) certifying that the conditions specified in Sections 4.01(l) through (n) have been satisfied and (ii) attaching a true, correct and complete copy of (A) the Intercompany Inventory Purchase Agreement, as amended, and (B) the ABL Term Loan Agreement, and in each case, certifying that such document is in full force and effect.

(f)            Approved Budget. The Administrative Agent shall have received the initial Approved Budget.

(g)            Transaction Funds Flow. The Administrative Agent shall have received a funds flow agreement relating to the Transactions (the “Transaction Funds Flow”), in form and substance satisfactory to the Administrative Agent, duly executed by the Borrower, the Administrative Agent and the other parties thereto.

(h)            ABL Intercreditor Agreement and ABL Term Loan Facility. The Administrative Agent shall have received the ABL Intercreditor Agreement, duly executed by the parties thereto (and acknowledged by the Loan Parties), and substantially concurrently with the effectiveness of this Agreement in accordance with this Section 4.01, (i) the ABL Term Loan Agreement and the other ABL Term Loan Documents to be entered into on the date hereof shall be in full force and effect and (ii) the Net Cash Proceeds of the ABL Term Loans shall be disbursed pursuant to the Transaction Funds Flow and otherwise is a manner consistent with the terms of the ABL Term Loan Agreement.

(i)             Borrowing Base Certificate; ABL Availability. The Administrative Agent and the Lenders shall have received a Borrowing Base Certificate, as of October 7, 2023, executed by a Financial Officer of the Borrower, demonstrating that there shall be no less than $375,000,000 of ABL Availability after giving pro forma effect to the Transactions on the Closing Date (including the incurrence of all Loans and Letters of Credit on the Closing Date and the application of collections on the Closing Date).

(j)             Insurance. The Administrative Agent shall be satisfied with the amount, types and terms and conditions of all insurance maintained by the Borrower and the Subsidiary Loan Parties (it being acknowledged and agreed by the Administrative Agent that the insurance identified on Schedule 3.13 to this Agreement satisfies the condition in this Section 4.01(j)).

(k)            Bankruptcy Matters.

(i)            The Administrative Agent shall have received duly executed copies of the engagement letters for the Company Financial Advisors, which shall be on terms and conditions reasonably acceptable to the Administrative Agent; it being agreed that the terms and conditions of the existing engagements of Alvarez & Marsal North America, LLC and Guggenheim Securities, LLC as Company Financial Advisors are acceptable to the Administrative Agent.

(ii)           (A) The Bankruptcy Court shall have entered the Interim Financing Order and the Cash Management Order, and (B) neither the Interim Financing Order nor the Cash Management Order shall have been (1) stayed, vacated or reversed (in whole or in part as of the Closing Date) or (2) amended or modified other than with the consent of the Administrative Agent.

(iii)          (A) The Administrative Agent shall have received drafts of the “first day” pleadings for the Chapter 11 Case, in each case, in form and substance reasonably satisfactory to the Administrative Agent not later than a reasonable time in advance of the Petition Date for the Administrative Agent’s counsel to review and analyze the same; and (B) all motions, orders (including the “first day” orders) and other documents to be filed with and submitted to the Bankruptcy Court on the Petition Date shall cover such matters, and be in form and substance, reasonably satisfactory to the Administrative Agent, and the Bankruptcy Court shall have approved and entered all “first day” orders.

(iv)          To the extent a Restructuring Support Agreement is to be entered into on or prior to the Closing Date, such Restructuring Support agreement shall be on terms and conditions acceptable to the Administrative Agent, and duly executed by the parties thereto.

(l)             No Material Adverse Effect. Since the Petition Date, other than those events or circumstances customarily resulting from the commencement of the Chapter 11 Case, no event or condition has occurred that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect.

(m)           Representations and Warranties. The representations and warranties of the Loan Parties contained in each Senior Loan Document (including in Article III of this Agreement) are true and correct in all material respects on and as of the Closing Date, after giving effect to this Agreement and the consummation of the Transactions taking place on the Closing Date, as though made on and as of the Closing Date (except to the extent any such representation or warranty expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date); provided that any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates.

(n)            No Default. No Default or Event of Default exists or has occurred and is continuing on and as of the Closing Date or, after giving effect to this Agreement and the consummation of the Transactions taking place on the Closing Date, would result from the consummation of the Transactions taking place on the Closing Date.

(o)            USA Patriot Act; KYC. The Administrative Agent and the Lenders shall have received, at least two (2) Business Days prior to the Closing Date, all documentation and other information required by US Governmental Authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act and, with respect to any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification with respect to such Loan Party, that shall have been reasonably requested by the Administrative Agent not less than five (5) Business Days prior to the Closing Date.

(p)            Fees and Expenses. Substantially concurrently with the effectiveness of this Agreement in accordance with this Section 4.01, (i) the Administrative Agent, the applicable Arrangers and the Lenders shall have received payment of all fees and other amounts due and payable on the Closing Date pursuant to the fee letters (including the Fee Letter) executed and delivered by the Borrower in favor of the Administrative Agent, such Arrangers or the Lenders (or any other their respective affiliates) in respect of the Transactions and (ii) the Administrative Agent shall have received reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower under this Agreement or any other Senior Loan Document and, in the case of this clause (ii), invoiced at least one (1) day prior to the Closing Date.

Without limiting the generality of the provisions of the last paragraph of Section 8.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

SECTION 4.02.            Conditions Precedent to each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing on or after the Closing Date, and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit on or after the Closing Date, is subject to the satisfaction of the following conditions (each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit (for purposes of this Section, an “issuance”) shall be deemed to constitute a representation and warranty by Borrower on the date thereof as to the matters specified in Sections 4.02(b) through (f) below):

(a)            Appropriate Notice. The Administrative Agent shall have received, in the case of a Borrowing, a Borrowing Request as required by Article II, and in the case of the issuance, of a Letter of Credit, the Administrative Agent and the applicable Issuing Bank shall have received notice with respect thereto in accordance with Article II;

(b)            Representations and Warranties. The representations and warranties of the Loan Parties contained in each Senior Loan Document (including in Article III of this Agreement) are true and correct in all material respects on and as of the date of such Borrowing or issuance, before and after giving effect to such Borrowing or issuance and to the application of the proceeds therefrom, as though made on and as of such date (except to the extent any such representation or warranty expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date); provided that any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates;

(c)            No Default or Event of Default. No event has occurred and is continuing, or would result from such Borrowing or issuance or from the application of the proceeds therefrom, that constitutes a Default or an Event of Default;

(d)            Credit Extension Conditions. After giving effect to such Borrowing or issuance of any Letter of Credit, each of the Credit Extension Conditions shall be satisfied; and

(e)            ABL Term Loan Proceeds. Solely in the case of a Borrowing of Revolving Loans, concurrently with or immediately after giving effect to such Borrowing, the Borrower (i) shall have borrowed the full amount of the ABL Term Loans and (ii) shall have applied the proceeds of the ABL Term Loans to fund its working capital needs (i.e., such proceeds are no longer on the Loan Parties’ balance sheet), in each case, in accordance with the terms of the ABL Term Loan Agreement.

(f)             Financing Order. (i) The Interim Financing Order shall have been entered or the Final Financing Order shall have been entered following the expiration of the Interim Financing Order; (ii) the Financing Order shall not have been vacated, stayed, reversed, modified, or amended without the Administrative Agent’s consent and shall otherwise be in full force and effect; (iii) no motion for reconsideration of the Financing Order shall have been timely filed ~~by a Loan Party or any of their Subsidiaries~~; and (iv) no appeal of the Financing Order shall have been timely filed.

The conditions set forth in this Section 4.02 are for the sole benefit of the Senior Loan Secured Parties but until the Required Revolving Lenders (in the case of any credit extension under the Revolving Facility), the Required FILO Lenders (in the case of any credit extension under the FILO Facility) or the Required Term Lenders (in the case of any credit extension under the Term Facility), as applicable, otherwise direct the Administrative Agent to cease making Loans and the Issuing Banks to cease issuing Letters of Credit, the Lenders will fund their Applicable Percentage of all Loans and participate in all Swingline Loans and Letters of Credit whenever made or issued, which are requested by the Borrower and which, notwithstanding the failure of the Loan Parties  to comply with the provisions of this ARTICLE IV, agreed to by the Administrative Agent, provided, however, the making of any such Loans or the issuance of any Letters of Credit shall not be deemed a modification or waiver by any Senior Loan Secured Party of the provisions of this ARTICLE IV on any future occasion or a waiver of any rights or the Senior Loan Secured Parties as a result of any such failure to comply.

ARTICLE V

Affirmative Covenants

Until the Senior Loan Obligation Payment Date, the Borrower covenants and agrees with the Lenders that:

SECTION 5.01.            Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and (except in the case of Section 5.01(h)) each Lender:

(a)            as soon as available and in any event within 90 days (or such earlier date that is 10 days after the then-current filing deadline for the Borrower’s Annual Report on Form 10-K) after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of income and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or another registered independent public accounting firm of recognized national standing (without a “going concern” or like qualification or exception and without any material qualification or exception as to the scope of such audit, except as a result of the Chapter 11 Case) to the effect that such consolidated financial statements present fairly in all material respects the financial position, results of operations and cash flows of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP;

(b)            (i) as soon as available and in any event within 45 days (or such earlier date that is five days after the then-current filing deadline for the Borrower’s Quarterly Report on Form 10-Q) after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet as of the end of such fiscal quarter and related statements of income for such fiscal quarter and of income and cash flows for the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year and (ii) as soon as available and in any event within 30 days after the end of each fiscal month of the Borrower, its consolidated balance sheet as of the end of such fiscal month and related statements of income for such fiscal month and of income and cash flows for the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year;

(c)            concurrently with any delivery of financial statements under Section 5.01(a) or (b), a Compliance Certificate (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) stating whether any change in GAAP or in the application thereof has occurred since the date of the Borrower’s audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, (iii) setting forth the aggregate sale price of Eligible Script Lists sold since the most recent date on which the Eligible Script Lists Value was provided to the Lenders, and (iv) reporting and certifying as to such other matters as may be required thereby in connection with any delivery of a Compliance Certificate pursuant to this Section 5.01(c) (as set forth in Exhibit E);

(d)            (i) as soon as practicable in advance of filing with the Bankruptcy Court or delivering to the Statutory Committee, if any, or to the U.S. Trustee, as the case may be, the Final Financing Order, all other material proposed orders and pleadings related to (x) the Chapter 11 Case (all of which must be in form and substance satisfactory to the Administrative Agent), (y) the Senior Obligations or the Pre-Petition Senior Obligations, and/or (z) any Chapter 11 Case Milestones (all of which must be in form and substance satisfactory to the Administrative Agent) and (ii) substantially simultaneously with the filing with the Bankruptcy Court or delivering to the Statutory Committee, if any, or to the U.S. Trustee, as the case may be, monthly operating reports and all other notices, filings, motions, pleadings or other information concerning the financial condition of the Loan Parties and their Subsidiaries or the Chapter 11 Case that may be filed with the Bankruptcy Court or delivered to the Statutory Committee, if any, or to the U.S. Trustee;

(e)            within three (3) Business Days after the end of each fiscal month of the Borrower, a certificate of a Financial Officer setting forth in reasonable detail a description of each disposition of assets not in the ordinary course of business (other than in connection with the Specified Store Closing Sales) for which the book value or fair market value of the assets of the Borrower or the Subsidiaries disposed or the consideration received therefor was greater than $1,000,000;

(f)            by not later than 5:00 p.m., on the fourth Business Day of each week (but in any event not later than Friday of such week) or, if extended in writing by the Administrative Agent in its sole discretion for any week, by not later than 5:00 p.m. on Friday of such week (commencing with the first such day of the first full calendar week following the Petition Date), a Borrowing Base Certificate showing the ABL Borrowing Base Amount, the FILO Borrowing Base Amount and the ABL Term Loan Borrowing Base Amount, in each case, as of the close of business on the last day of the Borrower’s most recent fiscal week (which Borrowing Base Certificate shall, among other things, calculate the Scripts Sales Excess Amount in reasonable detail);

(g)            no later than 60 days following the end of each fiscal year of the Borrower (or, in the reasonable discretion of the Administrative Agent, no later than 30 days after the end of such 60-day period), forecasts for the Borrower and its Consolidated Subsidiaries of (i) quarterly consolidated balance sheet data and related consolidated statements of income and cash flows for each quarter in the next succeeding fiscal year, (ii) consolidated balance sheet data and related consolidated statements of income and cash flows for each of the five fiscal years immediately following such fiscal year (or, if shorter, each fiscal year following such fiscal year through the Latest Maturity Date) and (iii) month-end ABL Availability for each of the 12 months in the next succeeding fiscal year;

(h)            not later than 30 days prior to the commencement of each fiscal year, a certificate of a Financial Officer setting forth the end dates of each of the fiscal quarters in such fiscal year;

(i)             promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the SEC, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be;

(j)             promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation;

(k)            promptly following any request therefor, such other information regarding the financial condition, business or identity of the Borrower or any Subsidiary, or compliance with the terms of any Senior Loan Document, as any Agent, at the request of any Lender, may reasonably request, including any information to be provided pursuant to Section 9.17 (provided that neither the Borrower nor any Subsidiary shall be required to deliver any information or other documentation pursuant to this Section 5.01(k) that (i) constitutes trade secrets or proprietary information, (ii) in respect of which disclosure to any Agent or any Lender (or their respective representatives or contractors) is prohibited by applicable law, court order or regulation or any contractual obligation or (iii) is subject to attorney-client or similar privilege or constitutes attorney work product; provided, however, that, in the event that any such Person not provide any document or information in reliance on the foregoing clauses (ii) or (iii), such Person shall provide notice to the Administrative Agent that such documents or information is being withheld and such Person shall use commercially reasonable efforts to communicate the applicable documents or information in a way that would not violate the applicable obligation or risk waiver of such privilege);

(l)           within two (2) Business Days after the delivery thereof to the applicable recipient, (i) any reports, budgets, or other written information or (ii) any indications of interest, term sheets or draft purchase or agency agreements (or similar documents) with respect to any potential Specified Sale Transaction~~, Elixir Monetization Event~~  or Permitted Real Estate Disposition, in each case, provided to (A) the ABL Term Loan Agent or the ABL Term Lenders (or their respective advisors), whether pursuant to the ABL Term Loan Documents or otherwise or (B) the holders of the Existing Secured Indenture Indebtedness or their applicable debt representative (or their respective advisors) or any party to the Restructuring Support Agreement (or their respective advisors), whether pursuant to any agreements evidencing the Existing Split-Priority Indebtedness, the Restructuring Support Agreement or otherwise;

(m)           at any time during the period that the Borrower or any of the Subsidiaries is acting as a “lender” (or equivalent role) in respect of the Elixir Seller Financing, promptly (and in any event within two (2) Business Days) after the delivery thereof to the Borrower or any other Loan Party, (i) any financial reporting or other periodic reporting delivered to the Borrower or any other Loan Party pursuant to the Permitted Elixir Seller Financing Documentation, and (ii) any notices (including default notices) delivered pursuant to the Permitted Elixir Seller Financing Documentation; and

(n)            at any time during the period that the Borrower or any of the Subsidiaries is acting as a “lender” (or equivalent role) in respect of the Elixir Seller Financing, upon or substantially concurrently with the effectiveness thereof, copies of all amendments and modifications to, and consents granted pursuant to, the Permitted Elixir Seller Financing Documentation.

Documents required to be delivered pursuant to Section 5.01(a), (b) or (i) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 9.01 (or such other website as may be identified by the Borrower to the Administrative Agent from time to time); or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (x) to the extent reasonably required by the Administrative Agent or any Lender as a result of any regulatory requirements, internal guidelines, compliance requirements or systems limitations, the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its written request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender, and (y) the Borrower shall notify the Administrative Agent (by facsimile or electronic mail) of the posting of any such documents and, promptly following the Administrative Agent’s written request therefor, provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers may, but shall not be obligated to, make available to the Lenders and the Issuing Banks materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar, or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Subsidiaries, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the Issuing Banks and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.12); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC”.

SECTION 5.02.            Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice after any Responsible Officer of the Borrower obtains knowledge of any of the following:

(a)            the occurrence of any Default;

(b)            the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Subsidiary thereof that could reasonably be expected to result in a Material Adverse Effect;

(c)            the occurrence of any one or more ERISA Events that that could reasonably be expected to result in a Material Adverse Effect;

(d)            (i) any Lien (other than Permitted Encumbrances and security interests created under any Senior Loan Document, Second Priority Debt Document, Split-Priority Debt Document or ABL Term Loan Document) on any material portion of the Collateral or (ii) any casualty event relating to a material portion of the Collateral;

(e)            the occurrence of any other event which could reasonably be expected to have a material adverse effect on the security interests created by the Senior Loan Documents for the benefit of the Senior Loan Secured Parties or on the aggregate value of the Collateral;

(f)            any breach by any party to the Restructuring Support Agreement of its obligations thereunder (or receipt of any written notice sent by (or on behalf of) a party to the Restructuring Support Agreement claiming any such breach) or any termination of the Restructuring Support Agreement (or receipt of any written notice sent by (or on behalf of) a party to the Restructuring Support Agreement claiming or threatening to terminate the Restructuring Support Agreement);

(g)            any notice received by the Loan Parties (or any of their representatives) from McKesson (or any of McKesson’s representatives) with respect to any Loan Party’s non-payment or non-performance under the McKesson Supply Agreement or any notice received from McKesson (or any of McKesson’s representatives) purporting to terminate the McKesson Supply Agreement; and

(h)            any development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under Section 5.02 above shall be accompanied by a statement of a Responsible Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03.            Information Regarding Collateral. The Borrower will furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party’s corporate name, (ii) in the location of any Loan Party’s jurisdiction of incorporation or organization, or (iii) in any Loan Party’s form of organization. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made (or arrangements have been approved by the Administrative Agent, acting reasonably, for such filings to be made) under the Uniform Commercial Code or otherwise that are required in order for the Senior Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral for the benefit of the Senior Loan Secured Parties.

SECTION 5.04.            Existence; Conduct of Business. Except as otherwise permitted by this Agreement, the Borrower will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by the Borrower and including any related or supplemental business. The Borrower will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, and franchises, in each case material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation, dissolution or sale of assets permitted under Section 6.03.

SECTION 5.05.            Payment of Obligations. The Borrower will, and will cause each of the Subsidiaries to, pay its Indebtedness and other obligations, including Tax liabilities, which, if unpaid, could result in a material Lien on any of their properties or assets, before the same shall become delinquent or in default, except where (a) (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, and (ii) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (b) enforcement of the non-payment thereof is or would be subject to the Automatic Stay, or (c) the failure to make payment could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.06.            Maintenance of Properties. The Borrower will, and will cause each of the Subsidiaries to, keep and maintain all property used in the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where failure to do so, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.07.            Insurance.

(a)            The Borrower will, and will cause each of the Subsidiaries to, maintain (either in the name of the Borrower or in such Subsidiary’s own name), with financially sound and reputable insurance companies insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations. The Borrower will furnish to the Lenders, upon request of the Agents, information in reasonable detail as to the insurance so maintained.

(b)            The Borrower will, and will cause each of the Subsidiary Loan Parties to, (i) cause all such policies to be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable endorsement, in form and substance satisfactory to the Agents, which endorsement shall provide that, if the insurance carrier shall have received written notice from the Administrative Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Borrower and any other Loan Party under such policies directly to the Senior Collateral Agent for application to the Senior Obligations (in accordance with the terms of this Agreements and the Intercreditor Agreements, if applicable); (ii) cause all such policies to provide that none of the Borrower, the Subsidiary Loan Parties, the Administrative Agent, the Collateral Agent, the Senior Collateral Agent or any other party shall be a coinsurer thereunder and to contain a “Replacement Cost Endorsement”, without any deduction for depreciation, and such other provisions as the Agents may reasonably require from time to time to protect their interests; (iii) deliver broker’s certificates to the Senior Collateral Agent naming it as “additional insured” under the applicable policy; and (iv) cause each such policy to provide that it shall not be canceled or not renewed by reason of nonpayment of premium upon not less than 10 days’ prior written notice thereof by the insurer to the Senior Collateral Agent (giving the Senior Collateral Agent the right to cure defaults in the payment of premiums) or for any other reason upon not less than 30 days’ prior written notice thereof by the insurer to the Senior Collateral Agent, in each case with such modifications as the Administrative Agent may approve, acting reasonably.

(c)            In connection with the covenants set forth in this Section, it is agreed that:

(i)            none of the Agents, the Lenders, or their agents or employees shall be liable for any payment of the premiums for such insurance policies or any loss or damage insured by the insurance policies required to be maintained under this Section, and (A) the Borrower and each Subsidiary Loan Party shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Agents, the Lenders or their agents or employees; provided, however, that if the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then the Borrower hereby agrees, to the extent permitted by law, to waive its (and, agrees to cause each Subsidiary Loan Party to waive their respective) right of recovery, if any, against the Agents, the Lenders and their agents and employees; and

(ii)           the designation of any form, type or amount of insurance coverage by the Agents or the Required Lenders under this Section shall in no event be deemed a representation, warranty or advice by the Agents or the Lenders that such insurance is adequate for the purposes of the business of the Borrower and the Subsidiaries or the protection of their properties.

(d)            The Borrower will, and will cause each of the Subsidiaries to, permit any representatives that are designated by the Administrative Agent to inspect the insurance policies maintained by or on behalf of the Borrower and the Subsidiaries and inspect books and records related thereto and any properties covered thereby.

SECTION 5.08.            Books and Records; Inspection and Audit Rights; Collateral and Borrowing Base Reviews.

(a)            The Borrower will, and will cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of the Subsidiaries to, permit any representatives designated by any Lender (at such Lender’s expense, unless a Default has occurred and is continuing, in which case at the Borrower’s expense), and after such Lender has consulted the Administrative Agent with respect thereto, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

(b)            The Borrower will, and will cause each of the Subsidiaries to, permit any representatives designated by the Administrative Agent (including any consultants (including the Lender Group Consultants), field examiners, accountants, lawyers and appraisers retained by the Administrative Agent) to conduct (i) two field examinations of the Loan Parties and the Collateral in any twelve month period, (ii) two appraisals of the Borrower’s and the Subsidiaries’ assets of the type (other than Prescription Files) that are included in the ABL Borrowing Base Amount and the FILO Borrowing Base Amount in any twelve month period, (iii) two appraisals of the Borrower’s and the Subsidiaries’ Prescription Files in any twelve month period and (iv) other evaluations and appraisals of the Borrower’s computation of the ABL Borrowing Base Amount and the FILO Borrowing Base Amount and the assets of the type included in therein, all at such reasonable times and as often as reasonably requested or at any time if a Default shall have occurred and be continuing. The Borrower shall pay the reasonable fees and expenses of any representatives retained by the Administrative Agent to conduct any such evaluation or appraisal (it being understood that the third party representatives retained by the Administrative Agent shall conduct any such evaluation or appraisal on behalf of the Administrative Agent); provided, however, that, notwithstanding the foregoing, the Administrative Agent may undertake one such additional field examination, one such additional appraisal of Prescription Files and one such additional appraisal of other assets of the type included in the ABL Borrowing Base Amount and the FILO Borrowing Base Amount in each fiscal year of the Borrower, at the expense of the Lenders.

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(c)            The Borrower will, and will cause each of the Subsidiaries to, in connection with any computation of the ABL Borrowing Base Amount and the FILO Borrowing Base Amount, maintain such reserves in effect from time to time (for purposes of computing the ABL Borrowing Base Amount and the FILO Borrowing Base Amount) in respect of Eligible Credit Card Accounts Receivable, Eligible Accounts Receivable, Eligible Script Lists and Eligible Inventory and make such other adjustments to its parameters for including Eligible Credit Card Accounts Receivable, Eligible Accounts Receivable, Eligible Inventory and Eligible Script Lists in the ABL Borrowing Base Amount and the FILO Borrowing Base Amount as the Administrative Agent shall require based upon the results of such evaluation and appraisal in its commercially reasonable judgment to reflect Borrowing Base Factors (it being understood and agreed that the amount of any such reserve adjustment shall have a reasonable relationship to the event, condition or other matter that is the basis for such reserve or such adjustment).

(d)            The Borrower will, and will cause each of the Subsidiaries to, at the prior written request of the Administrative Agent from time to time, and at the expense of the Borrower, cooperate with the Administrative Agent (including any consultants (including the Lender Group Consultants), field examiners, accountants, lawyers and appraisers retained by the Administrative Agent) to (i) permit to be conducted monthly “desktop” Collateral appraisals, including reviews of inventory levels and mix and Prescription Files; and (ii) deliver any information reasonably requested in writing by the Administrative Agent or its representatives in connection with appraisals, collateral audits, valuations of the Collateral for the purposes of a “stalking horse” bid, other Collateral reporting, or otherwise.

SECTION 5.09.            Compliance with Laws. Except to the extent non-compliance is permitted under the Bankruptcy Code or subject, as applicable, to the Automatic Stay, the Borrower will, and will cause each of the Subsidiaries to, comply in all material respects with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, including all Environmental Laws, HIPAA and all other material healthcare laws and regulations, except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or to the extent that any failures so to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The Borrower will implement and maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions and the Borrower and its Subsidiaries shall conduct their business in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.

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SECTION 5.10.            Use of Proceeds and Letters of Credit.

(a)            The proceeds of the Revolving Loans, FILO Loans, Swingline Loans, and Term Loans made on or after the Closing Date will be used by the Borrower strictly in accordance with the Approved Budget (subject to Permitted Variance) for working capital needs and for general corporate purposes, in each case to the extent expressly under applicable law and the Senior Loan Documents, including (i) to pay fees, expenses, and costs incurred in connection with the Chapter 11 Case in accordance with the Approved Budget, as well as the payment of any adequate protection payments approved in the Financing Order, and (ii) to fund the Carve Out~~.~~; provided, however, from and after the Second Amendment Effective Date, the proceeds of the Revolving Loans, FILO Loans, Swingline Loans and other credit extensions hereunder shall not be used to fund (whether through a Loan Party or otherwise) the operations of Elixir Insurance Company or to fund Investments in Elixir Insurance Company, unless the Administrative Agent has received prior written notice of such proposed funding and has provided its written approval of such funding in its sole discretion (which may be granted by e-mail) (it being understood and agreed that the prohibitions and requirements set forth in this proviso shall not be applicable from and after the date that the Borrower shall have entered into an agreement with the U.S. Department of Justice, in form and substance satisfactory to the Administrative Agent, regarding the treatment and repayment of all such post-petition funded amounts and limitations on the exercise of rights and remedies by the U.S. Department of Justice against Elixir Insurance Company during the Chapter 11 Cases (such agreement, the “DOJ/EIC Agreement”)).

(b)            Letters of Credit will be used solely to support payment obligations of the Borrower and the Subsidiaries incurred in the ordinary course of business.

(c)            No proceeds of Loans or Letters of Credit will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any Margin Stock. The Borrower will ensure that no such use of Loan proceeds or issuance of Letters of Credit will entail any violation of Regulation T, U or X of the Board.

(d)            The Borrower will not request any Borrowing or issuance of any Letter of Credit, and the Borrower shall not use, and shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

SECTION 5.11.            Additional Subsidiaries. If any additional Domestic Subsidiary (other than any Excluded Subsidiary) is formed or acquired after the Closing Date, the Borrower will, within five (5) days after such Subsidiary is formed or acquired (or such later date as the Administrative Agent may agree) (or, with respect to any other Subsidiary, if the Borrower elects to cause such Subsidiary to become a Subsidiary Loan Party, the Borrower will) notify the Administrative Agent thereof and cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary; provided that, the Borrower shall not form or acquire, or permit any Subsidiary to form or acquire, any additional Subsidiaries after the Closing Date, unless the Administrative Agent shall have provided its prior written consent to the formation or acquisition of such Subsidiary; and provided further that, no Subsidiary of any Loan Party that is not a Loan Party on the Closing Date shall be joined to this Agreement or any other Loan Document unless and until such Subsidiary has delivered all documentation and other information required by US Governmental Authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act and, with respect to any such Subsidiary that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification with respect to such Subsidiary, and the Administrative Agent has received confirmation from each Lender that such Lender has received all such documentation and other information.

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SECTION 5.12.            Further Assurances. The Borrower will, and will cause each Subsidiary Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, deeds of trust and other documents), which may be required under any applicable law, or which any Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties. The Borrower also agrees to provide to each Agent, from time to time upon request by any of them, evidence reasonably satisfactory to Agents, as to the perfection and priority of the Liens created or intended to be created by the Senior Collateral Documents in favor of the Senior Collateral Agent in favor of the Senior Loan Secured Parties.

SECTION 5.13.            [Reserved].

SECTION 5.14.            Intercompany Transfers. The Borrower shall maintain accounting systems capable of tracing intercompany transfers of funds and other assets.

SECTION 5.15.            Inventory Purchasing.

The Borrower shall, and shall cause each Subsidiary party to the Intercompany Inventory Purchase Agreement to, at all times maintain in all material respects the vendor inventory purchasing system and the intercompany inventory purchasing system in accordance in all material respects with the terms of the Intercompany Inventory Purchase Agreement. The Borrower shall cause each Subsidiary which owns or acquires any Collateral consisting of inventory to be party to the Intercompany Inventory Purchase Agreement.

SECTION 5.16.           Cash Management System. The Borrower will, and will cause each Subsidiary Loan Party to (a) at all times, maintain a Cash Management System that complies with the Cash Management Order~~,~~ and Schedule 2 of the Senior Security Agreement and ~~Section 5.17 and~~ (b) comply with each of such Loan Party’s obligations under the Cash Management System, and to use its best efforts to cause any applicable third party to effectuate the Cash Management System.

~~SECTION 5.17.            Specified Elixir Assets. To the extent no Elixir Monetization Event is consummated on or prior to February 15, 2024 (provided that this paragraph shall not apply if the 100% of the equity interests or substantially all of the assets of Elixir Insurance Company are sold as a part of a Specified Elixir Sale prior to such date), or, if earlier, on the date that the Borrower has elected to no longer pursue an Elixir Monetization Event, the Borrower shall promptly (and in any event, within ten (10) Business Days (or such longer period as the Administrative Agent may agree in writing)) thereafter cause the intercompany payable(s) outstanding at such time and owing by Elixir Insurance Company to one or more Loan Parties to be satisfied by causing a portion of the Specified Elixir Assets to be purchased by, or otherwise transferred to, one or more Loan Parties in an amount equal to the fair market value (as determined by the Borrower in good faith) of such Specified Elixir Assets equal to the amount of such intercompany payable(s) at the time of such purchase or transfer (or otherwise on terms satisfactory to the Administrative Agent); provided that such purchase or transfer may be limited to the extent required by applicable law, including insurance laws, regulations or orders applicable to Elixir Insurance Company.~~

SECTION 5.17.            [Reserved].

SECTION 5.18.            Company Financial Advisors and Lender Group Consultants.

(a)            The Borrower will, and will cause each Subsidiary to,

(i)            Timely file motions with the Bankruptcy Court seeking to continue to retain the Company Financial Advisors that have been retained as of the Petition Date.

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(ii)           Continue to retain the Company Financial Advisors. The retention of each Company Financial Advisor shall be on terms and conditions (including as to scope of engagement) reasonably satisfactory to the Administrative Agent; provided that the Administrative Agent hereby confirms that, as of the Closing Date, the existing engagements of Alvarez & Marsal North America, LLC and Guggenheim Securities, LLC as Financial Advisors satisfy the applicable requirements set forth in this Section 5.18(a).

(iii)          Fully cooperate with the Company Financial Advisors, including in connection with the preparation of the Approved Budget and other reporting or information required to be delivered pursuant to this Agreement or that is requested by the Administrative Agent or any Lender from time to time. The Loan Parties hereby (i) authorize the Administrative Agent (or its agents or advisors, including any Lender Group Consultant) to communicate directly with the Company Financial Advisors regarding any and all matters related to the Loan Parties and their Affiliates, including all financial reports and projections developed, reviewed or verified by any of the Company Financial Advisors and all additional information, reports and statements requested by the Administrative Agent and (ii) authorize and direct each Company Financial Advisor to provide the Administrative Agent (or their respective agents or advisors, including any Lender Group Consultant) with copies of reports and other information or materials prepared or reviewed by any such Company Financial Advisor as the Administrative Agent may request in writing.

(b)            The Borrower, on behalf of itself and each other Loan Party, hereby acknowledges that the Administrative Agent shall be permitted to engage outside consultants and advisors (each, a “Lender Group Consultant” and collectively, the “Lender Group Consultants”) to provide advice, analysis and reporting for the sole benefit of the Administrative Agent and the other Senior Loan Secured Parties, which as of the Closing Date includes BRG. Each Loan Party covenants and agrees that (i) such Loan Party shall, and shall cause each Company Financial Advisor to, cooperate with any Lender Group Consultant, (ii) all costs and expenses of any such Lender Group Consultant shall be paid or reimbursed by the Borrower in accordance with Section 9.03, and (iii) all reports, determinations and other written and verbal information provided by any Lender Group Consultant shall be confidential and no Loan Party shall be entitled to have access to any such reports, determinations or information.

(c)            From time to time upon reasonable written request of the Administrative Agent, the Borrower will, and will cause each Subsidiary to, conduct and cause the applicable Company Financial Advisor (or other appropriate Loan Party professionals) to participate, together with financial officers of the Loan Parties, in bi-weekly (i.e., every two weeks) status calls with the Administrative Agent and the Lenders to discuss (i) the Approved Budget or the Approved Budget Variance Reports and/or any other reports or information delivered pursuant to this Agreement, (ii) the financial operations and performance of the Loan Parties’ business, (iii) the status of any Specified Sale Transaction, the Specified Store Closing Sale, and/or the achievement of any Chapter 11 Case Milestones and/or (iv) such other matters relating to the Loan Parties and their business and operations as the Administrative Agent (or its agents, consultants, or advisors) shall reasonably request.

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SECTION 5.19.            Approved Budget.

(a)            The Borrower will, and will cause each Subsidiary to, usse the Loans and other extensions of credit to the Loan Parties under this Agreement and the other Senior Loan Documents and use “cash collateral” (as defined in Section 363(a) of the Bankruptcy Code) solely in accordance with the Approved Budget (subject to the Permitted Variance) and Section 5.10.

(b)            The Approved Budget may be updated, modified or supplemented from time to time by the Borrower with the prior written consent of the Administrative Agent, and shall be updated from time to time upon the written request of the Administrative Agent; provided that, on or before the fourth Business Day of the first week (but in any event not later than Friday of such week) of each successive four-week period following the Closing Date (i.e., commencing with the week of November 12, 2023), the Borrower shall submit an updated budget for the next successive thirteen-week period (it being understood that, unless otherwise agreed by the Administrative Agent, each updated budget shall only add projections for periods not previously covered by any Approved Budget and shall not modify any prior periods). Each such updated, modified or supplemented budget shall be approved by, and in form and substance satisfactory to, the Administrative Agent (which approval or disapproval, as the case may be, the Administrative Agent shall provide in writing within five (5) Business Days after receipt of such updated budget (together with all supporting documentation and information that has been reasonably requested by the Administrative Agent)) and no such updated, modified or supplemented budget shall be effective until so approved in writing and once so approved shall be deemed an Approved Budget; provided that, in the event the Administrative Agent and the Borrower cannot (while acting in good faith) agree as to an updated, modified or supplemented budget, such disagreement shall give rise to an Event of Default hereunder once the period covered by the most recent Approved Budget has terminated. Each Approved Budget delivered to the Administrative Agent shall be accompanied by such supporting documentation as reasonably requested by the Administrative Agent. Each Approved Budget shall be prepared in good faith, with due care, and based upon assumptions which the Borrower believes to be reasonable.

(c)            The Loan Parties shall perform in accordance with the Approved Budget, subject to the following to be tested commencing with the fourth calendar week following the Closing Date (i.e., commencing with the Cumulative Four-Week Period ending on November 11, 2023) (the “Permitted Variance”): (i) the Actual Cash Receipts for any Cumulative Four-Week Period shall not be less than 85.0% of the Budgeted Cash Receipts for such Cumulative Four-Week Period, as set forth in the most recent Approved Budget, and (ii) the Actual Operating Disbursement Amounts for any Cumulative Four-Week Period shall not be greater than 112.5% of the Budgeted Operating Disbursement Amounts for such Cumulative Four-Week Period, as set forth in the most recent Approved Budget.

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(d)            The Borrower shall deliver to the Administrative Agent, by not later than 5:00 p.m., on the fourth Business Day of each week (but in any event not later than Friday of such week) or, if extended in writing by the Administrative Agent in its sole discretion for any week, by not later than 5:00 p.m. on Friday of such week (commencing with the first such day of the first full calendar week following the entry of the Interim Financing Order), a Compliance Certificate, which shall, among other things, (i) certify as to whether a Default or Event of Default (including with respect to the covenants contained in Section 5.19(c)) has occurred and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) attach an Approved Budget Variance Report, (iii) on a bi-weekly basis (i.e., every two weeks), include a report listing the Stores subject to Specified Store Closing Sales and the other remaining Stores and confirming the lease assumption/rejection status and lease expiration date of each Store location and each leased warehouse or distribution center location of any Loan Party, and (iv) include a summary of (A) the average daily accounts payable generated with respect to McKesson under the McKesson Supply Agreement during the Prior Week and the Cumulative Four-Week Period and (B) the amount of accounts payable owing to McKesson pursuant to the McKesson Supply Agreement as of the end of the Prior Week.

(e)            The Administrative Agent and the Lenders (i) may assume that the Loan Parties will comply with the Approved Budget, (ii) shall have no duty to monitor such compliance and (iii) shall not be obligated to pay (directly or indirectly from proceeds of Collateral) any unpaid expenses incurred or authorized to be incurred pursuant to any Approved Budget. The line items in the Approved Budget for payment of the Senior Obligations and Pre-Petition Obligations, including any expenses payable pursuant to Section 9.05, are estimates only, and the Loan Parties shall remain obligated to pay any and all Obligations or Pre-Petition Senior Obligations in accordance with the terms of the Senior Loan Documents and the Financing Order regardless of whether such amounts exceed such estimates. Nothing in any Approved Budget (including any estimates of a loan balance in excess of borrowing base restrictions) shall constitute an amendment or other modification of any Senior Loan Document or any of the borrowing base restrictions or other lending limits set forth therein.

SECTION 5.20.            Chapter 11 Case Milestones.

(a)            The Borrower will, and will cause each of the Subsidiaries to, comply with each of the covenants contained on Schedule 5.20 (collectively, the “Chapter 11 Case Milestones”), upon the terms and at the times provided for therein; provided that, from and after the Second Amendment Effective Date, the Administrative Agent may, in its sole and absolute discretion, extend any of the Chapter 11 Case Milestones for a period of not more than ten (10) Business Days in the aggregate for any particular Chapter 11 Case Milestone or for such longer period with the consent of the Required Lenders (in their sole and absolute discretion).

(b)            The Borrower will, and will cause each of the Subsidiaries to, provide the Administrative Agent with a status report and such other updated information relating to the achievement of any Chapter 11 Case Milestone as may be reasonably requested by the Administrative Agent or the Required Lenders, in form and substance reasonably acceptable to the Administrative Agent.

SECTION 5.21.            Compliance with Bankruptcy Court Orders, Bankruptcy Code, Etc. The Borrower will, and will cause each Subsidiary to, comply with (a) the Financing Order and the Cash Management Order, in all respects, and shall not seek any reversal, vacatur, stay, amendment or modification thereto, without the prior written consent of the Administrative Agent, (b) all other orders of the Bankruptcy Court, and (c) all other obligations and responsibilities as debtors-in-possession under the Bankruptcy Code and the Bankruptcy Rules.

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SECTION 5.22.            Real Estate Leases. The Borrower will, and will cause each of the Subsidiaries to:

(a)            subject to Section 365(d)(3) of the Bankruptcy Code, (i) make all required payments under all Real Estate Leases for Store locations and leased warehouse or distribution center locations of any Loan Party as required by the Bankruptcy Court and otherwise in accordance with the Approved Budget (subject to the Permitted Variance) and (ii) perform, in all material respects, and within any applicable notice or cure period set forth therein, all other obligations in respect of all Real Estate Leases for Store locations and leased warehouse or distribution center locations of any Loan Party as required by the Bankruptcy Court;

(b)            keep all Real Estate Leases for Store locations and leased warehouse or distribution center locations of any Loan Party in full force and effect and not allow such Real Estate Leases to lapse or be terminated or any rights to renew such Real Estate Leases to be forfeited or cancelled; and

(c)            promptly notify the Administrative Agent of any material default beyond the applicable notice and cure period set forth in such Real Estate Lease by any party thereto with respect to Real Estate Leases for Store locations and leased warehouse or distribution center locations of any Loan Party, and reasonably cooperate with the Administrative Agent in all respects to cure any such material default then continuing;

in each case of clause (a), (b) and (c), other than with respect to (i) any Real Estate Lease relating to a Store or other real property location subject to a Specified Sale Transaction or the Specified Store Closing Sale after (x) the completion of such Specified Sale Transaction or the Specified Store Closing Sale at such location and (y) the effective date of the rejection of the applicable Real Estate Lease or (ii) any Real Estate Lease rejected in accordance with the procedures set forth in Section 5.23.

SECTION 5.23.            Assumption and Rejection of Contracts and Real Estate Leases. The Borrower will, and will cause each of the Subsidiaries to, provide to the Administrative Agent and to BRG (or any other Lender Group Consultant designated by the Administrative Agent in writing to the Borrower as a required recipient of such notice) prior written notice of the filing any motion or notice to assume or reject, pursuant to Section 365 of the Bankruptcy Code, any of the Borrower’s or any Subsidiary’s material contracts or any of the Borrower’s or any Subsidiary’s Real Estate Leases for Store locations or leased warehouse or distribution center locations, in each case, as soon as reasonably practicable and at least three (3) Business Days (or such shorter notice reasonably acceptable to the Administrative Agent) prior to the filing of any such motion, and no such contract or Real Estate Lease shall be assumed or rejected, if such assumption or rejection could be expected to adversely impact the ABL Priority Collateral or any Lien of the Senior Collateral Agent thereon (in the determination of the Administrative Agent, in its commercially reasonable judgment, which determination is delivered to the Borrower in writing not later than two (2) Business Days after receipt of the Borrower’s applicable notice delivered pursuant to this Section 5.23). Notwithstanding the foregoing, this Section 5.23 shall not apply with respect to Real Estate Leases for any Specified Stores.

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SECTION 5.24.          Post-Closing Obligations. The Borrower shall, and shall cause each Subsidiary to, complete each of the post-closing obligations and/or deliver to the Administrative Agent or the Collateral Agent, as applicable, each of the documents, instruments, agreements and information listed on Schedule 5.24, on or before the date set forth for each such item on Schedule 5.24 (as may be extended by such Agent in writing in its sole discretion), each of which shall be completed or provided in form and substance reasonably satisfactory to such Agent.

SECTION 5.25.          Permitted Elixir Seller Financing. To the extent any Permitted Elixir Seller Financing is consummated, the Borrower will, and will cause each Subsidiary to:

(a)            use commercially reasonable efforts to consummate a MedImpact Term Loan Syndication with respect to all MedImpact Term Loans owing to any Borrower or any Subsidiary; and

(b)            (i) diligently enforce the terms and conditions of the Permitted Elixir Seller Financing Documentation and (ii) when applicable, diligently exercise, in a commercially reasonably manner, all rights and remedies under the Permitted Elixir Seller Financing Documentation, in each case, in its capacity as a “Lender” thereunder.

ARTICLE VI

Negative Covenants

Until the Senior Loan Obligation Payment Date, the Borrower covenants and agrees with the Lenders that:

SECTION 6.01.          Indebtedness; Certain Equity Securities.

(a)            The Borrower will not, and will not permit any Subsidiary to, create, issue, incur, assume or permit to exist any Indebtedness, any Attributable Debt in respect of any Sale and Leaseback Transaction, any Disqualified Preferred Stock except:

(i)            (A) Indebtedness under the Senior Loan Documents (including Indebtedness incurred pursuant to any Refinancing Amendment executed in accordance with Section 6.01(c)) and, in each case, Refinancing Indebtedness in respect thereof (including (x) Refinancing Indebtedness in respect of Revolving Commitments (including any Other Revolving Commitments) and (y) Refinancing Indebtedness consisting of Permitted First Priority Debt) and (B) Permitted First Priority Debt and Refinancing Indebtedness in respect thereof (including Indebtedness under an Incremental Senior Debt Refinancing Facility incurred pursuant to an Incremental Facility Amendment entered into pursuant to Section 2.21); provided that, immediately after giving effect to the incurrence of any such Indebtedness permitted by this clause (i), the Total ABL Outstandings shall not exceed the result of (x) ABL Loan Cap minus (y) the amount of ABL Availability required to be maintained pursuant to Section 6.12;

(ii)            the Pre-Petition Senior Obligations;

(iii)           Indebtedness of the Borrower and the Subsidiaries in respect of intercompany Investments permitted under Section 6.04; provided that any such Indebtedness owing by the Borrower or a Subsidiary Loan Party to a Subsidiary that is not a Loan Party is subordinated to the Senior Loan Obligations pursuant to terms substantially the same as those forth on Annex I of the ABL Pre-Petition Credit Agreement; provided, further, that any references therein to the ABL Pre-Petition Senior Obligations, the ABL Pre-Petition Credit Agreement or the Pre-Petition Agent shall refer to the Senior Obligations hereunder, this Agreement and the Administrative Agent, respectively;

(iv)           the Existing Non-Guaranteed Indebtedness, to the extent subject to terms of the Financing Order;

(v)            Indebtedness incurred pursuant to the ABL Term Loan Documents in an aggregate principal amount not to exceed the result of (A) $220,000,000 minus (B) the amount of all repayments of principal of the ABL Term Loans made after the Closing Date, to the extent subject to the ABL Intercreditor Agreement and the terms of the Financing Order;

~~(vi)           Indebtedness of Elixir Insurance Company incurred in connection with any Elixir Monetization Event; provided that (A) no Loan Party shall be an obligor (or subject to any right of recourse) in respect of such Indebtedness, (B) the Net Cash Proceeds of any such Elixir Monetization Event are received by a Loan Party, and (C) the existence of such Indebtedness (or the rights conferred to the holders of such Indebtedness) could not reasonably be expected to impair or limit the ability of the Loan Parties to the consummate a Specified Elixir Sale or the anticipated consideration to be received by the Loan Parties in connection with a Specified Elixir Sale;~~

(vi)          [reserved];

(vii)          the Existing Split-Priority Indebtedness, to the extent subject to the Split-Priority Intercreditor Agreement and the terms of the Financing Order;

(viii)         to the extent constituting Indebtedness, any superpriority administrative claims granted pursuant to the Financing Order;

(ix)           [reserved];

(x)            [reserved];

(xi)           endorsements of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

(xii)          Indebtedness consisting of Capital Lease Obligations (not otherwise permitted pursuant to this Section 6.01(a)), to the extent (A) existing on the Closing Date and set forth on Schedule 6.01(a)(xii) and (B) permitted to be incurred by the Pre-Petition Credit Agreement as of the date of incurrence thereof, but not any extensions, renewals, refinancings or replacements of such Indebtedness;

(xiii)         [reserved];

(xiv)         Indebtedness (including Capital Lease Obligations) and Attributable Debt in respect of Sale and Leaseback Transactions, equipment financing or leasing in the ordinary course of business of the Borrower and the Subsidiaries consistent with past practices;

(xv)          [reserved];

(xvi)         [reserved];

(xvii)        [reserved];

(xviii)       [reserved];

(xix)         Guarantees of any Indebtedness under clauses (i), (ii) and (vii) of this Section 6.01(a);

(xx)          to the extent constituting Indebtedness, the Carve Out; and

(xxi)          Escrow Notes issued by an Escrow Notes Issuer and Guarantees of interest and redemption premiums and expense reimbursement and indemnification obligations owing in respect of Escrow Notes issued by an Escrow Notes Issuer.

Notwithstanding any of the foregoing, and except for the Carve Out, no Indebtedness permitted under this Section 6.01(a) shall be permitted to have an administrative expense claim status under the Bankruptcy Code senior to or pari passu with the superpriority administrative expense claims of (i) the Agents and the Lenders and (ii) the Pre-Petition Agent and the Pre-Petition Lenders, in each case, as set forth herein and in the Financing Order, other than (A) solely with respect to the Split-Lien Priority Collateral, the Existing Split-Priority Indebtedness permitted under Section 6.01(a)(vii), (ii) solely with respect to the ABL Term Loan Exclusive Collateral, the Indebtedness incurred pursuant to the ABL Term Loan Documents permitted under Section 6.01(a)(v), and (iii) solely with respect to the ABL Priority Collateral or the Split-Lien Priority Collateral and solely to the extent such administrative expense claim status ranks pari passu with the superpriority administrative expense claims of (x) the Agents and the Lenders and (y) the Pre-Petition Agent and the Pre-Petition Lenders, the Indebtedness incurred pursuant to the ABL Term Loan Documents permitted under Section 6.01(a)(v).

(b)            The Borrower will not, nor will it permit any Subsidiary to, issue any Preferred Stock or other preferred Equity Interests, other than (i) Qualified Preferred Stock of the Borrower, (ii) Disqualified Preferred Stock of the Borrower permitted by Section 6.01(a), (iii) [reserved], (iv) Preferred Stock of a Subsidiary issued to the Borrower or a Subsidiary Loan Party or, in the case of a Subsidiary that is not a Subsidiary Loan Party, to another Subsidiary that is not a Subsidiary Loan Party, and (v) other preferred Equity Interests issued and outstanding on the Closing Date and set forth on Schedule 6.01(b).

(c)            At any time after the Closing Date, with the prior written consent of the Administrative Agent and the Required Lenders, the Borrower may obtain from any Lender or Additional Lender Refinancing Indebtedness in respect of any Indebtedness outstanding under this Agreement (including any outstanding Revolving Commitments), in the form of term loans (“Refinancing Term Loans”) and/or replacement revolving commitments (“Refinancing Revolving Commitments”) (or, if all then outstanding Revolving Commitments are to be replaced at such time, in the form of new Revolving Commitments), in each case pursuant to a Refinancing Amendment; provided that (i) such Refinancing Indebtedness (A) will rank pari passu in right of payment and of security (but without regard to control of remedies) with the other Loans (provided, that any such Refinancing Indebtedness incurred in respect of the FILO Loans shall have the same relative priority of payment as the FILO Loans), (B) if such Refinancing Indebtedness is Refinancing Terms Loans, such Refinancing Terms Loans shall amortize in a manner, and be subject to mandatory prepayments (if any) on terms, reasonably acceptable to the Administrative Agent, (C) have such pricing (other than interest rate, which shall comply with the requirements set forth in the definition of the term “Refinancing Indebtedness”) as may be agreed by the Borrower and the Administrative Agent and (D) otherwise be treated hereunder no more favorably than, in the case of Refinancing Revolving Commitments, the Revolving Loans and Revolving Commitments, and, in the case of Refinancing Term Loans, any outstanding FILO Loans and the FILO Facility and any other Refinancing Term Loans; provided that the terms and provisions applicable to such Refinancing Indebtedness may provide for additional or different financial or other covenants applicable only during periods after the Latest Maturity Date that is in effect on the date such Refinancing Indebtedness is issued, incurred or obtained, and (ii) immediately after giving effect to the incurrence of any such Refinancing Indebtedness permitted by this Section 6.01(c), the Total ABL Outstandings shall not exceed the ABL Loan Cap. The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as FILO Loans, FILO Commitments, Revolving Loans, Revolving Commitments, Term Loans and Term Loan Commitments, as applicable). Notwithstanding the foregoing, no Refinancing Amendment shall become effective under this Section 6.01(c) unless the Administrative Agent, to the extent so reasonably requested by the Administrative Agent, shall have received legal opinions, board resolutions and/or officers’ certificates consistent with those delivered on the Closing Date under Section 4.01 other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably acceptable to the Administrative Agent.

SECTION 6.02.          Liens.

(a)            The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:

(i)            Liens created under the Senior Loan Documents to secure the Senior Obligations and the Pre-Petition Senior Loan Documents to secure the Pre-Petition Senior Obligations;

(ii)            Permitted Encumbrances;

(iii)           Liens created under the ABL Term Loan Documents to secure Indebtedness permitted under Section 6.01(a)(v) and other ABL Term Loan Obligations, to the extent such Liens are subject to the ABL Intercreditor Agreement and the Financing Order;

(iv)           Liens on the Collateral (or on assets that, substantially concurrently with the creation of such Lien, become Collateral on which a Lien is granted to the Senior Collateral Agent pursuant to a Senior Collateral Document) securing the Existing Split-Priority Indebtedness, to the extent such Liens are subject to the Split-Priority Intercreditor Agreement and the Financing Order;

(v)            any Lien securing Indebtedness of a Subsidiary owing to a Subsidiary Loan Party;

(vi)           any Lien securing Attributable Debt and other payment obligations under leases incurred in connection with a Sale and Leaseback Transaction permitted pursuant to Section 6.01(a)(xiv) and Section 6.06; provided that such Liens attach only to the equipment, real property or other assets subject to such Sale and Leaseback Transaction;

(vii)          adequate protection Liens and superpriority administrative claims, in each case, granted pursuant to the Financing Order;

~~(viii)        Liens securing Indebtedness incurred in connection with any Elixir Monetization Event permitted pursuant to Section 6.01(a)(vi) or otherwise attaching to the Specified Elixir Assets in connection with an Elixir Monetization Event; provided that (A) such Liens do not attach to any assets of a Loan Party or any assets of a Subsidiary (other than the Specified Elixir Assets) and (B) the existence of such Liens or related Indebtedness (or the rights conferred to the holders of such Liens or Indebtedness) could not reasonably be expected to impair or limit the ability of the Loan Parties to consummate a Specified Elixir Sale or the anticipated consideration to be received by the Loan Parties in connection with a Specified Elixir Sale;~~

(viii)         [reserved];

(ix)           any Lien on equipment securing Indebtedness incurred to finance such equipment pursuant to Section 6.01(a)(xiv);

(x)            Permitted Prior Liens;

(xi)            Liens existing on the Petition Date and identified on Schedule 6.02(a)(xi); provided that such Liens do not attach to any property other than the property identified on Schedule 6.02(a)(xi) and secure only the Pre-Petition obligations they secured on the Petition Date;

(xii)          any Lien on Net Cash Proceeds that are required to be applied to the repayment of Second Priority Debt Obligations in accordance with the Junior Lien Intercreditor Agreement or to the Existing Split-Priority Indebtedness in accordance with the applicable Split-Priority Implementing Agreements;

(xiii)         Liens relating to or in connection with any Plan or Multiemployer Plan; provided that any such Lien is at all times unperfected and perfection of such Lien is subject to the Automatic Stay;

(xiv)         [reserved];

(xv)          put and call agreements, described on Schedule 6.02(a)(xi), with respect to Equity Interests acquired or created prior to the Petition Date in connection with Joint Ventures existing as of the Petition Date; provided that the exercise of any such put or call agreements against the Borrower or its Subsidiaries is subject to the Automatic Stay; and

(xvi)         Liens in favor of the ABL Term Loan Agent on any ABL Term Loan Exclusive Collateral Account (and any funds therein), to the extent such Liens are subject to the Financing Order;

(xvii)        Liens (other than Liens securing Indebtedness) that are not otherwise permitted under any other provision of this Section 6.02(a); provided, that (A) the aggregate amount of liabilities secured by such Liens shall not at any time exceed $5,000,000 and (B) such Liens shall not attach to any ABL Priority Collateral, unless such Lien shall rank junior to the Liens of the Senior Collateral Agent and of the ABL Term Loan Agent on such ABL Priority Collateral;

(xviii)       Liens on, or the deposit in escrow of, the cash proceeds of Escrow Notes issued by an Escrow Notes Issuer to secure the obligations of the Escrow Notes Issuer in the event that the conditions to release of such proceeds are not satisfied or waived.

(b)            Notwithstanding anything to the contrary herein, Liens permitted under Section 6.02(a), other than (i) solely with respect to Split-Lien Priority Collateral, the Liens permitted under Section 6.02(a)(iv), (ii) solely with respect to ABL Term Loan Exclusive Collateral, the Liens permitted under Section 6.02(a)(iii) and (iii) solely with respect to the ABL Priority Collateral and the Split-Lien Priority Collateral and solely to the extent such Liens rank pari passu with the Liens securing the Senior Obligations, the Liens permitted under Section 6.02(a)(iii), shall at all times be junior and subordinate to the Liens under the Senior Collateral Documents (including the Financing Order) securing the Senior Obligations.

(c)            The prohibition provided for in this Section 6.02 specifically includes any effort by any Loan Party or Subsidiary, any Statutory Committee or any other party in interest in the Chapter 11 Case to prime or create pari passu to any claims, Liens or interests of (i) the Agents and the Lenders or (ii) for so long as the Pre-Petition Senior Obligations have not been indefeasibly paid in full in cash, the Pre-Petition Agent and the Pre-Petition Lenders, any Lien, in each case, other than as set forth in the Financing Order and irrespective of whether such claims, Liens or interests may be “adequately protected.”

SECTION 6.03.          Fundamental Changes. Without limiting the restrictions on Business Acquisitions set forth in Section 6.04, the Borrower will not, and will not permit any Subsidiary Loan Party to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto (in the case of clause (iii) below) no Default shall have occurred and be continuing (i) any Person may merge or consolidate into the Borrower in a transaction in which the Borrower is the surviving corporation, provided that, if such other Person is a Subsidiary Loan Party, it shall have no assets that constitute Collateral, (ii) any Person may merge into or consolidate with a Subsidiary Loan Party in a transaction in which such Subsidiary Loan Party is the surviving Person or the surviving Person is or concurrently with such merger or consolidation becomes a Subsidiary Loan Party, (iii) any Subsidiary Loan Party may liquidate or dissolve with the prior written consent of the Administrative Agent, provided that at the time of such liquidation or dissolution, no assets of such Subsidiary Loan Party shall be included in the determination of the ABL Borrowing Base Amount or the FILO Borrowing Base Amount, (iv) any Asset Sale of the Equity Interests in any Subsidiary Loan Party that is permitted under Section 6.05 may be effected through a merger, consolidation, liquidation or dissolution of such Subsidiary Loan Party; provided that (A) any such merger involving a Person that is not a wholly-owned Subsidiary immediately prior to such merger shall not be permitted to engage in such merger unless also permitted by Section 6.04 and (B) the Borrower and the applicable Subsidiary Loan Party shall comply with the provisions of Section 5.11 with respect to any Subsidiary acquired pursuant to this Section 6.03, to the extent applicable.

SECTION 6.04.          Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, and will not permit any of the Subsidiaries to, make any Investment except:

(a)            Permitted Investments;

(b)            Investments of the Borrower and the Subsidiary Loan Parties and set forth on Schedule 6.04;

(c)            Guarantees of Indebtedness and/or Guarantees consisting of Indebtedness permitted by Section 6.01;

(d)            Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(e)            Investments by the Borrower or any Subsidiary Loan Party in Subsidiary Loan Parties; provided that the Borrower and such Subsidiary Loan Party, as the case may be, shall comply with the applicable provisions of Section 5.11 with respect to any newly formed Subsidiary;

(f)            Investments consisting of non-cash consideration received in connection with any Asset Sale permitted by Section 6.05(a) (other than with respect to any sale of inventory at retail in the ordinary course of business);

(g)            Investments by the Subsidiaries in the Borrower; provided that the proceeds of such Investments are used for a purpose set forth in Section 5.10;

(h)            the Permitted Elixir Seller Financing;

(i)            usual and customary loans and advances to employees, officers and directors of the Borrower and the Subsidiaries, in the ordinary course of business; provided that aggregate amount of such loans and advances outstanding at any time shall not exceed $1,000,000;

(j)            [reserved];

(k)            to the extent contemplated by the Approved Budget, Investments in charitable foundations organized under Section 501(c) of the Code in an amount not to exceed $3,000,000 in the aggregate in any calendar year; provided that amounts raised from customers or vendors for purposes of making Investments in charitable foundations organized under Section 501(c) of the Code shall not be subject to such calendar year cap;

(l)            any Investment consisting of a Hedging Agreement permitted by Section 6.07;

(m)            [reserved];

(n)            [reserved];

(o)            [reserved];

(p)            Investments by any Subsidiary that is not a Subsidiary Loan Party in any other Subsidiary that is not a Subsidiary Loan Party or in any Subsidiary Loan Party;

(q)            Investments held by any Person that becomes a Subsidiary at the time such Person becomes a Subsidiary; provided that no such Investment was made in contemplation of such Person becoming a Subsidiary;

(r)            Investments in any Escrow Notes Issuer related to any interest, premiums or other amounts payable in connection with any Escrow Notes issued by such Escrow Notes Issuer;

(s)            Investments consisting of Guarantees by the Borrower or any of its Subsidiaries of obligations of the Borrower or any of its Subsidiaries to the extent not constituting Indebtedness and incurred in the ordinary course of business; and

~~(t)            as contemplated by the Approved Budget, Investments in the form of intercompany loans to Elixir Insurance Company consistent with past practices.~~

(t)             Investments in the form of intercompany loans and advances (whether made pursuant to service agreements or otherwise) to Elixir Insurance Company consistent with past practices and contemplated by the Approved Budget, in each case, subject to the terms of the Final Financing Order and Cash Management Order (including the terms thereof relating to the classification and treatment of such Investments); provided that, at any time from and after the Second Amendment Effective Date until the date a DOJ/EIC Agreement is in effect, no such Investments shall be made, unless the Administrative Agent has received prior written notice of the proposed Investment and has provided its written approval of such Investment in its sole discretion (which approval may be granted by e-mail).

SECTION 6.05.       Asset Sales. The Borrower will not, and will not permit any of the Subsidiaries to, conduct any Asset Sale, including any sale of any Equity Interest owned by it, nor will the Borrower permit any of the Subsidiaries to issue any additional Equity Interest in such Subsidiary, except:

(a)            any Permitted Dispositions;

(b)            any Specified Sale Transaction;

(c)            (i) ~~any disposition of the Specified Elixir Assets made on market terms (as determined by the Borrower in good faith), in connection with any Elixir Monetization Event; provided that (A) no Loan Party shall be an obligor (or subject to any right of recourse or repurchase obligation) pursuant to the terms of such disposition and (B) the Net Cash Proceeds of any such disposition are received by a Loan Party~~[reserved] and (ii) any disposition of Elixir Retained Assets made on market terms (as determined by the Borrower in good faith); provided that the Net Cash Proceeds of any such disposition are received by a Loan Party;

(d)            any issuance of Equity Interests of any Subsidiary by such Subsidiary to the Borrower or any other Subsidiary Loan Party;

(e)            any Sale and Leaseback Transaction permitted pursuant to Section 6.01(a)(xiv) and Section 6.06;

(f)            the Specified Store Closing Sales;

(g)            any Permitted Real Estate Disposition; and

(h)            any MedImpact Term Loan Syndication made at par (unless, in each case, otherwise agreed writing by the Administrative Agent); provided that all of the proceeds of such sale or assignment are applied in accordance with Section 2.11(d);

provided that, (i) with respect to sales, transfers or dispositions under Section 6.05(b), (c)(ii), (e), (f), (g) or (h), 100% of the consideration therefor shall consist of cash (provided that, solely in the case of a Specified Elixir Sale to MedImpact, as the “stalking horse” purchaser for the Specified Elixir Sale designated pursuant to the bidding procedures applicable to the Specified Elixir Sale, the consideration therefor shall consist of (x) cash in an amount at least equal to the amount of all cash deposits contemplated to be made by MedImpact pursuant to the applicable bidding procedures in effect as of the First Amendment Effective Date and (y) consideration in the form of the issuance by MedImpact of the MedImpact Term Loan pursuant to a Permitted Elixir Seller Financing), (ii) prior to any sales, transfers or dispositions or series of related sales, transfers or dispositions of assets of the type included in the determination of the ABL Borrowing Base Amount or the FILO Borrowing Base Amount (other than pursuant to the Specified Store Closing Sales) or of the Equity Interests of any Subsidiary Loan Party with assets of the type included in the determination of the ABL Borrowing Base Amount or the FILO Borrowing Base Amount, in each case pursuant to this Section 6.05 and with a value in excess of $5,000,000, (1) the Borrower shall have delivered to Administrative Agent at least two (2) Business Days prior to the consummation of any such sales, transfers or dispositions, an updated Borrowing Base Certificate giving pro forma effect to such sales, transfers or dispositions (as if such sales, transfers or dispositions occurred on such date of delivery of the Borrowing Base Certificate) and demonstrating that, on a pro forma basis, each of the Credit Extension Conditions shall be satisfied after giving effect to such transaction and (2) no Event of Default shall have occurred and be continuing and (iii) any sale, transfer or disposition of Intellectual Property pursuant to this Section 6.05 that is reasonably necessary in connection with the enforcement of any rights or remedies with respect to ABL Priority Collateral, shall be made expressly subject to the ABL License and any purchaser, assignee or other transferee thereof shall agree in writing (pursuant to an agreement in form and substance reasonably satisfactory to Senior Collateral Agent) to be bound by the ABL License.

SECTION 6.06.          Sale and Leaseback Transactions. The Borrower will not, and will not permit any of the Subsidiaries to, enter into any Sale and Leaseback Transaction, except (a) to the extent constituting a Permitted Real Estate Disposition and (b) for Sale and Leaseback Transactions permitted by and effected pursuant to Section 6.01(a)(xiv) which do not result in Liens other than Liens permitted pursuant to Section 6.02(a).

SECTION 6.07.          Hedging Agreements. The Borrower will not, and will not permit any of the Subsidiaries to, incur or at any time be liable with respect to any monetary liability under any Hedging Agreements, unless such Hedging Agreements (a) are entered into for bona fide hedging purposes of the Borrower, any Subsidiary Loan Party (as determined in good faith by a member of the senior management of the Borrower at the time such Hedging Agreement is entered into), (b) correspond in terms of notional amount, duration, currencies and interest rates, as applicable, to Indebtedness of the Borrower or any Subsidiary Loan Party permitted to be incurred under Section 6.01(a) or to business transactions of the Borrower and the Subsidiary Loan Parties on customary terms entered into in the ordinary course of business and (c) do not exceed an amount equal to the aggregate principal amount of the Senior Obligations.

SECTION 6.08.          Restricted Payments; Certain Payments of Indebtedness.

(a)            The Borrower will not, nor will it permit any Subsidiary to, declare or make, directly or indirectly, any Restricted Payment, except (i) the Borrower may declare and pay dividends with respect to its common stock or Qualified Preferred Stock payable solely in additional shares of its common stock or Qualified Preferred Stock, and (ii) Subsidiaries (other than those directly owned, in whole or part, by the Borrower) may declare and pay dividends ratably with respect to their common stock.

(b)            The Borrower will not, nor will it permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness (which, for purposes of this Section 6.08(b), shall include any Indebtedness incurred pursuant to Section 6.01(a)), except:

(i)            payments or prepayments or exchanges of Indebtedness (including Refinancing Indebtedness) created under the Senior Loan Documents (including any Refinancing Amendment executed in accordance with Section 6.01(c)); provided that the FILO Loans shall not be paid or prepaid except in accordance with Section 2.11 or Section 7.02;

(ii)            to the extent contemplated by the Approved Budget and permitted by the Financing Order, regularly scheduled payments as and when due in respect of any Indebtedness permitted pursuant to clause (xii) or (xiv) of Section 6.01(a);

(iii)           payments and refinancing of the Pre-Petition Senior Obligations in accordance with Sections 2.01(d) and (e) and Section 7.02 of this Agreement and the Financing Order;

(iv)           (A) to the extent paid with proceeds of Split-Lien Priority Collateral or to the extent contemplated by the Approved Budget, payments of regularly scheduled interest as and when due in respect of the Existing Split-Priority Indebtedness and (B) solely to the extent and in the manner permitted by the Financing Order (and, if applicable, as otherwise contemplated on Exhibit I), payments of the Existing Split-Priority Indebtedness with certain Net Cash Proceeds of (x) any Specified Elixir Sale~~, (y) any Elixir Monetization Events~~  and/or (~~z~~y) any other Elixir-Related Prepayment Events;

(v)            (A) regularly scheduled interest payments as and when due in respect of the ABL Term Loans, and (B) payments or prepayments of the ABL Term Loans with proceeds of ABL Term Loan Exclusive Collateral; and

(vi)           repurchases, exchanges, redemptions or prepayments of Indebtedness for consideration consisting solely of common stock of the Borrower or Qualified Preferred Stock or with Net Cash Proceeds from the substantially contemporaneous issuance of common stock or Qualified Preferred Stock of the Borrower.

SECTION 6.09.          Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:

(a)            payment of compensation to directors, officers, and employees of the Borrower or any of the Subsidiaries in the ordinary course of business;

(b)            except pursuant to the Approved Budget, without the express prior written consent of the Administrative Agent and an order of the Bankruptcy Court (including the Financing Order) after notice and hearing, payments in respect of transactions required to be made pursuant to agreements or arrangements in effect on the Closing Date and set forth on Schedule 6.09;

(c)            transactions involving the acquisition of inventory in the ordinary course of business; provided that (i) the terms of such transaction are (A) set forth in writing, (B) in the best interests of the Borrower or such Subsidiary, as the case may be, and (C) no less favorable to the Borrower or such Subsidiary, as the case may be, than those that could be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate of the Borrower or a Subsidiary and, (ii) if such transaction involves aggregate payments or value in excess of $7,500,000, the board of directors of the Borrower (including a majority of the disinterested members of the board of directors) approves such transaction and, in its good faith judgment, believes that such transaction complies with clauses (i)(B) and (C) of this Section 6.09(c);

(d)            [reserved];

(e)            [reserved]; and

(f)            any other Affiliate transaction not otherwise permitted pursuant to this Section 6.09; provided that (i) the terms of such transaction are (A) set forth in writing, (B) in the best interests of the Borrower or such Subsidiary, as the case may be, and (C) no less favorable to the Borrower or such Subsidiary, as the case may be, than those that could be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate of the Borrower or a Subsidiary, (ii) if such transaction involves aggregate payments or value in excess of $2,500,000 in any consecutive 12-month period, the board of directors of the Borrower (including a majority of the disinterested members of the board of directors) approves such transaction and, in its good faith judgment, believes that such transaction complies with clauses (i)(B) and (C) of this Section 6.09(f) and (iii) if such transaction involves aggregate payments or value in excess of $5,000,000 in any consecutive 12-month period, the Borrower obtains a written opinion from an independent investment banking firm or appraiser of national prominence, as appropriate, to the effect that such transaction is fair to the Borrower or such Subsidiary, as the case may be, from a financial point of view.

SECTION 6.10.          Restrictive Agreements.

(a)            The Borrower will not, and will not permit any Subsidiary to, enter into any agreement which imposes a limitation on the incurrence by the Borrower and the Subsidiaries of Liens that (i) would restrict any Subsidiary from granting Liens on any of its assets (including assets in addition to the then-existing Collateral, to secure the Senior Obligations and the Second Priority Obligations) or (ii) is more restrictive, taken as a whole, than the limitation on Liens set forth in this Agreement except, in each case, (A)(t) the Senior Loan Documents and Pre-Petition Senior Loan Documents, (u) the ABL Term Loan Documents, (v) agreements with respect to Indebtedness secured by Liens permitted by Section 6.02(a) restricting the ability to transfer or grant Liens on the assets securing such Indebtedness, (w) agreements with respect to Second Priority Debt (1) containing provisions described in clauses (i) and/or (ii) above that are not materially more restrictive, taken as whole, than those of this Agreement (2) requiring that such Indebtedness be secured by assets in respect of which Liens are granted to secure other Indebtedness (provided that in the case of any such assets subject to a Senior Lien, such Indebtedness will be required to be secured only with a Second Priority Lien); provided, however, that the Second Priority Debt Documents relating to any such Indebtedness may not contain terms requiring any Liens be granted with respect to Collateral consisting of cash or Permitted Investments pledged pursuant to Section 2.05(n) of this Agreement or Section 8 of the Senior Subsidiary Guarantee Agreement or otherwise required to be provided upon the occurrence of a default under any bank credit facility to secure obligations in respect of letters of credit issued thereunder, (x) agreements with respect to Additional Senior Debt (1) containing provisions described in clauses (i) and/or (ii) above that are not materially more restrictive, taken as a whole, than those of this Agreement or (2) requiring that such Indebtedness be secured by assets in respect of which Liens are granted to secure other Indebtedness; provided, however, that the Additional Senior Debt Documents relating to any such Indebtedness may not contain terms requiring any Liens be granted with respect to Collateral consisting of cash or Permitted Investments pledged pursuant to Section 2.05(n) of this Agreement or Section 8 of the Senior Subsidiary Guarantee Agreement or otherwise required to be provided upon the occurrence of a default under any bank credit facility to secure obligations in respect of letters of credit issued thereunder, (y) agreements with respect to unsecured Indebtedness governed by indentures or by credit agreements or note purchase agreements with institutional investors permitted by this Agreement containing terms that are not materially more restrictive, taken as a whole, than those of this Agreement, and (z) agreements with respect to Split-Priority Term Loan Debt permitted by this Agreement containing terms no more restrictive, taken as a whole, than those of this Agreement, (B) customary restrictions contained in purchase and sale agreements limiting the transfer of or granting of Liens on the subject assets pending closing, (C) customary non-assignment provisions in leases and other contracts entered into in the ordinary course of business, (D) pursuant to applicable law, (E) agreements in effect as of the Closing Date and not entered into in contemplation of the transactions effected on such date hereunder, (F) the Existing Non-Guaranteed Indentures, in each case when originally entered into, (G) any restriction existing under agreements relating to assets acquired by the Borrower or a Subsidiary in a transaction permitted hereby; provided that such agreements existed at the time of such acquisition, were not put into place in anticipation of such acquisition and are not applicable to any assets other than assets so acquired, (H) [reserved], (I) ~~customary restrictions and conditions contained in agreements relating to an Elixir Monetization Event permitted hereunder, provided that such restrictions and conditions apply only to the Specified Elixir Assets that are subject to such Elixir Monetization Event~~[reserved], (J) [reserved] and (K) restrictions under the documentation governing any Escrow Notes issued by an Escrow Notes Issuer on the ability of an Escrow Notes Issuer to grant Liens on, or otherwise encumber, the proceeds of such Escrow Notes after issuance thereof and prior to the earlier to occur of (i) the satisfaction or waiver of the conditions under such documentation as contemplated in clause (i) of the definition of “Escrow Notes” or (ii) the mandatory redemption or prepayment of such Escrow Notes as contemplated in clause (ii) of the definition of “Escrow Notes” if such conditions are not satisfied by the date specified in such documentation.

(b)            The Borrower will not, and will not permit any Subsidiary to, enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (i) make Restricted Payments in respect of any Equity Interests of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary, (ii) make any Investment in the Borrower or any other Subsidiary, or (iii) transfer any of its assets to the Borrower or any other Subsidiary, except for (A) any restriction existing under (1) the Senior Loan Documents or the Pre-Petition Senior Loan Documents, the ABL Term Loan Documents or, to the extent applicable, existing on the Closing Date under the Existing Non-Guaranteed Indentures, (2) the indenture or agreement governing any Refinancing Indebtedness in respect of Indebtedness set forth in clause (1) above or (3) agreements with respect to Indebtedness permitted by this Agreement containing provisions described in clauses (i), (ii) and (iii) above that are not materially more restrictive, taken as a whole, than those of this Agreement, (B) customary non-assignment provisions in leases and other contracts entered into in the ordinary course of business, (C) as required by applicable law, (D) customary restrictions contained in purchase and sale agreements limiting the transfer of the subject assets pending closing, (E) any restriction existing under agreements relating to assets acquired by the Borrower or a Subsidiary in a transaction permitted hereby; provided that such agreements existed at the time of such acquisition, were not put into place in anticipation of such acquisition and are not applicable to any assets other than assets so acquired, (F) [reserved], (G) agreements with respect to Indebtedness secured by Liens permitted by Section 6.02 that restrict the ability to transfer the assets securing such Indebtedness, (H) ~~customary restrictions and conditions contained in agreements relating to any Elixir Monetization Event permitted hereunder, provided that such restrictions and conditions apply only to the Specified Elixir Assets that are subject to such Elixir Monetization Event~~[reserved], (I) [reserved] and (J) restrictions under the documentation governing any Escrow Notes issued by an Escrow Notes Issuer on the ability of an Escrow Notes Issuer to make Restricted Payments or Investments with, or transfers of, the proceeds of such Escrow Notes after issuance thereof and prior to the earlier to occur of (i) the satisfaction or waiver of the conditions under such documentation as contemplated in clause (i) of the definition of “Escrow Notes” or (ii) the mandatory redemption or prepayment of such Escrow Notes as contemplated in clause (ii) of the definition of “Escrow Notes” if such conditions are not satisfied by the date specified in such documentation.

SECTION 6.11.          Amendment of Material Documents.

(a)            The Borrower will not, nor will it permit any Subsidiary to, amend or modify (or waive any of its rights under) any Second Priority Collateral Document without the consent of the Administrative Agent, other than modifications to such agreements in connection with (i) the joinder of additional Subsidiary Loan Parties effected by the execution of supplements to such agreements, (ii) the inclusion of (A) additional Second Priority Debt permitted pursuant to Section 6.01(a)(vii) constituting Secured Obligations (as defined in the form of Second Priority Subsidiary Security Agreement attached to the Pre-Petition Credit Agreement as of the Closing Date), or (B) Additional Senior Debt Obligations under such agreements and (iii) amendments required to permit the security arrangements relating to Permitted Split-Priority Term Loan Debt (including the priority of Liens securing obligations with respect to Split-Priority Term Loan Debt) that are not materially adverse to the Agents or the Lenders. The Borrower will not, nor will it permit any Subsidiary to, amend, modify or waive any instrument governing any Additional Senior Debt Obligations or any related security documents, or any of its rights under any of the foregoing, in each case without the consent of the Administrative Agent, other than amendments, modifications and waivers that are not materially adverse to the interests of the Agents or the Lenders or amendments or other modifications to implement any Refinancing Indebtedness and Split-Priority Implementing Agreements, in each case otherwise permitted by this Agreement.

(b)            The Borrower will not, nor will it permit any Subsidiary to, amend or modify (or to waive any of its rights under) any ABL Term Loan Documents without the consent of the Administrative Agent, other than (i) modifications to such ABL Term Loan Documents in connection with the joinder of additional Subsidiary Loan Parties effected by the execution of supplements to such ABL Term Loan Documents, (ii) modifications to such ABL Term Loan Documents conforming to corresponding modifications to the Senior Loan Documents, or (iii) amendments or modifications of, or waivers under, such ABL Term Loan Documents that are not materially adverse to the Agents or the Lenders.

(c)            The Borrower will not, and will not permit any Subsidiary party to the Intercompany Inventory Purchase Agreement to, amend, terminate, or otherwise modify the Intercompany Inventory Purchase Agreement in any manner materially adverse to the Lenders or their interests under the Senior Loan Documents without the prior written approval of the Administrative Agent; provided, however, that the foregoing shall not limit the Borrower’s responsibilities pursuant to Section 3.2 of the Intercompany Inventory Purchase Agreement.

(d)            After the effective date of the Restructuring Support Agreement, the Borrower will not, and will not permit any Subsidiary party to the Restructuring Support Agreement to, amend or otherwise modify the Restructuring Support Agreement in a manner adverse to the interests of the Agents or the Lenders (in their capacities as such) or their interests under the Senior Loan Documents without the prior written approval of the Administrative Agent. It is acknowledged and agreed that the Administrative Agent shall have consent or consultation rights, as applicable, with respect to the matters described in Exhibit B to the Restructuring Support Agreement, in each case, as in effect on the effective date of the Restructuring Support Agreement.

(e)            The Borrower will not, and will not permit any Subsidiary party to the Permitted Elixir Seller Financing Documentation to, consent to or support any amendment or other modification of (or waiver of any of its rights under) the Permitted Elixir Seller Financing Documentation, which amendment, modification or waiver would be adverse to the interests of (x) the Agents or the Lenders (in their capacities as such) or their interests under the Senior Loan Documents or (y) any applicable Loan Party (in its capacity as a “lender” under the Permitted Elixir Seller Financing Documentation without the prior written approval of the Administrative Agent (it being understood and agreed that any amendment or modification to (or waiver granted with respect to) the Permitted Elixir Seller Financing Documentation that (i) postpones any date fixed for any payment of principal, interest, fees (including applicable premiums) in respect of the MedImpact Term Loan, (ii) extends the stated maturity applicable to the MedImpact Term Loan, (iii) reduces the principal of, or the rate of interest applicable to, the MedImpact Term Loan, or any fee (including applicable premiums) owing or payable in respect of the MedImpact Term Loan, (iv) adds or permits any Indebtedness ranking senior to the MedImpact Term Loan in right of payment or with respect to distribution of proceeds of collateral securing the MedImpact Term Loan, (v) waives or otherwise modifies any financial covenant in a manner more favorable to the loan parties under the MedImpact Credit Agreement, (vi) impairs, restricts or prohibits the collateral assignment to the Senior Collateral Agent by the Loan Parties of the MedImpact Term Loan and any rights of the Loan Parties arising under the Permitted Elixir Seller Financing Documentation, or (vii) without limiting any of the foregoing, otherwise requires the consent of each lender under the MedImpact Credit Agreement shall, in each case, be deemed adverse to the interests of the Agents and the Lenders); provided that the foregoing shall not prohibit the termination of the Permitted Elixir Seller Financing Documentation in connection with a cash refinancing of the MedImpact Term Loan.

SECTION 6.12.          Minimum ABL Availability. The Borrower will not permit, at any time, ABL Availability to be less than $200,000,000.

SECTION 6.13.          Restrictions on Asset Holdings by the Borrower. The Borrower will not at any time:

(a)            make or hold any Investments other than investments in the Equity Interests of the Subsidiaries (including any distributions or other assets received in respect thereto), intercompany advances to Subsidiaries and Investments permitted by Section 6.13(c) and Investments consisting of any unsecured Guarantee of any obligations of any Subsidiary in the ordinary course of business (to the extent such obligations of such Subsidiary are not prohibited from being incurred hereunder);

(b)            acquire or hold any Stores, other capital assets, inventory or accounts receivable, other than (x) any real estate which the Borrower holds only as lessor and which is leased and operated by another Person and (y) de minimis business assets maintained in the ordinary course of business;

(c)            acquire or hold cash, cash equivalents, Permitted Investments or balances in bank accounts, other than such amounts as are reasonably anticipated (at the time so acquired or held) to be utilized within five Business Days for any purpose not prohibited under this Agreement; or

(d)            grant any Lien on any of its assets to secure any Indebtedness (other than, to the extent otherwise permitted to be granted pursuant to Section 6.02, (i) the Senior Obligations, (ii) the Pre-Petition Senior Obligations, (iii) the Existing Split-Priority Indebtedness, and (iv) as otherwise contemplated by the Financing Order).

SECTION 6.14.          Corporate Separateness. The Borrower will, and will cause each Subsidiary to, take all necessary steps to maintain its identity as a separate legal entity from other Persons and to make it manifest to third parties that it is an entity with assets and liabilities distinct from those of each of other Person.

SECTION 6.15.          Cash Management. At any time any Revolving Loans or Pre-Petition Revolving Loans are outstanding, the Borrower shall not, and shall not permit any Subsidiary to, permit cash on hand (including the proceeds of any Loans) in an aggregate amount in excess of $5,000,000 to accumulate and be maintained in the Deposit Accounts of the Borrower and its Subsidiaries, provided, that, for purposes hereof, “cash on hand” shall exclude the following: (i) “store” cash, cash in transit between stores and local Deposit Accounts and cash receipts from sales in the process of inter-account transfers, in each case as a result of the ordinary course operations of the Loan Parties, (ii) cash necessary for the Loan Parties and their Subsidiaries to satisfy the current liabilities incurred by such Loan Parties and their Subsidiaries in the ordinary course of their businesses and without acceleration of the satisfaction of such current liabilities within the next three (3) Business Days, (iii) [reserved], (iv) cash proceeds of ABL Term Loan Exclusive Collateral held in any ABL Term Loan Exclusive Collateral Account prior to application thereof in accordance with the ABL Term Loan Documents or the Financing Order, (v) cash proceeds of Refinancing Indebtedness to the extent that the applicable Refinanced Debt consists of unused Revolving Commitments that have been terminated in connection with the issuance of such Refinancing Indebtedness, (vi) cash held in any Deposit Account ~~relating to any Elixir Monetization Event~~of Elixir Insurance Company in the ordinary course of business, consistent with historical practices, including pursuant to any insurance-related laws, regulations, or orders applicable to Elixir Insurance Company, (vii) cash collateral required to be deposited pursuant to Section 2.05(n) or otherwise to cash collateralize letters of credit in accordance with the applicable loan or letter of credit documents, and (viii) cash held in any Deposit Account of the Loan Parties which is under the sole dominion and control of the Collateral Agent if the Collateral Agent has exclusive rights of withdrawal with respect to such Deposit Accounts.

SECTION 6.16.          Use of Proceeds. The Borrower shall not, and shall not permit any Subsidiary to, (x) use the proceeds of any Loan or Letter of Credit, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, to fund any activities of or business with any Sanctioned Person or Sanctioned Entity that, at the time of such funding, is the target of Sanctions, or in any other manner that will result in a violation by any party hereto (including any Person participating in the transaction, whether as Lender, an Arranger, Administrative Agent, Issuing Bank, Swingline Lender, or otherwise) of Sanctions or (y) use the proceeds of any Loan or Letter of Credit in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Sanctions or Anti-Corruption Laws or an any other manner that would violate any Anti-Corruption Laws.

SECTION 6.17.          Intellectual Property Collateral. The Borrower shall not, and shall not permit any Subsidiary to, designate any Intellectual Property that constitutes Collateral as Split-Lien Priority Collateral pursuant to the definition of “Collateral Designation Date” or otherwise at any time prior to the Senior Loan Obligation Payment Date (it being acknowledged and agreed that, for purposes of the definition of “Collateral Designation Date”, an Event of Default shall be deemed to be continuing as a result of the commencement of the Chapter 11 Case).

~~SECTION 6.18.          Elixir Monetization Event; Elixir Insurance Company.~~

~~(a)               Without limiting any of the other provisions of this Article VI applicable to Elixir Monetization Events, Elixir Insurance Company shall not consummate or participate in any Elixir Monetization Event, unless the Net Cash Proceeds of such Elixir Monetization Event are received by a Loan Party and are applied in accordance with Section 2.11(d).~~

SECTION 6.18.          ~~(b)~~ Elixir Insurance Company. Without the prior written consent of the Administrative Agent, neither the Loan Parties nor any of the Subsidiaries (including Elixir Insurance Company) shall (~~i~~a) enter into any agreement for (or otherwise conduct) any Asset Sale (other than as permitted by Section 6.05(b) or (c) with such consents as may be required by this Agreement), (~~ii~~b) enter into any settlement, compromise or consent decree or arrangement, or (~~iii~~c) suffer any forfeiture, in each case, with respect to the Specified Elixir Assets or any other assets of Elixir Insurance Company (or with respect to the Equity Interests of Elixir Insurance Company) (including in connection with any settlement, compromise, settlement of any investigation or matter, or preferential arrangement with, or Asset Sale to, any secured or unsecured creditor or litigation claimant (including any Governmental Authority) of the Loan Parties or the Subsidiaries), whether to satisfy a claim of (or penalty imposed by) any such Person or for any other purpose; provided that (~~A~~i) the foregoing shall not restrict or prohibit the Loan Parties or the Subsidiaries from (x) treating any Person with a claim against the Loan Parties or the Subsidiaries in the Chapter 11 Case in a manner consistent with the treatment that would be provided to a general unsecured creditor, or (y) ~~granting any such Person a superpriority administrative claim or other administrative claim in the Chapter 11 Case so long as any such claim ranks junior to any similar claim granted to the Agents or the ABL Term Loan Agent in the Chapter 11 Case, or (z) agreeing to any de minimis monetary settlements or penalties (as determined and in good faith by the Borrower after consultation with the Administrative Agent and as determined individually and in the aggregate for all such monetary settlements) or~~agreeing to any conduct-related settlements or agreements (including those containing an admission of liability or guilt), and (~~B~~ii) for the avoidance of doubt, the foregoing shall not restrict or prohibit Elixir Insurance Company from consummating or participating in any ~~Elixir Monetization Event or~~ Specified Sale Transaction otherwise expressly permitted by this Agreement (including upon obtaining such consents as may be required by this Agreement).

ARTICLE VII

Events of Default

SECTION 7.01.          Events of Default.

If any of the following events (each, an “Event of Default”) shall occur:

(a)            the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at the date fixed for prepayment thereof;

(b)            the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Senior Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of two (2) Business Days;

(c)            any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary Loan Party in or in connection with any Senior Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Senior Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d)            the Borrower shall fail to observe or perform any covenant, condition or agreement contained in any of (i) clauses (d), (f), (l), (m) or (n) of Section 5.01 (Financial Statements and Other Information), clauses (a), (f) or (g) of Section 5.02 (Notices of Material Events), clause (d) of Section 5.08 (Books and Records; Inspection and Audit Rights; Collateral and Borrowing Base Reviews), Sections 5.10 (Use of Proceeds and Letters of Credit), 5.11 (Additional Subsidiaries), 5.15 (Inventory Purchasing), 5.16 (Cash Management System), ~~5.17 (Specified Elixir Assets),~~ 5.18 (Company Financial Advisors and Lender Group Consultants), 5.19 (Approved Budget), 5.20 (Chapter 11 Case Milestones), 5.21 (Compliance with Bankruptcy Court Orders, Bankruptcy Code, Etc.), 5.22 (Real Estate Leases), 5.23 (Assumption and Rejection of Contracts and Real Estate Leases), or 5.24 (Post-Closing Obligations), or in Article VI~~;~~, or (ii) clauses (a), (b), (c), (e), (g), (h), (i), (j), or (k) of Section 5.01 (Financial Statements and Other Information), clauses (b), (c), (d), (e) or (h) of Section 5.02 (Notices of Material Events) or clauses (a), (b) or (c) of Section 5.08 (Books and Records; Inspection and Audit Rights; Collateral and Borrowing Base Reviews), and any such failure under this sub-clause (ii) shall continue unremedied for a period of five (5) days;

(e)            any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Senior Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 20 days after the earlier of (x) notice thereof has been delivered by the Administrative Agent to the Borrower (which notice shall be given promptly at the request of the Required Lenders) and (y) any Financial Officer or senior executive Responsible Officer of any Loan Party obtaining actual knowledge of such failure;

(f)            the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness (other than any Material Indebtedness the payment or enforcement of which is subject to the Automatic Stay), including any obligation to reimburse letter of credit obligations or to post cash collateral with respect thereto, when and as the same shall become due and payable or within any applicable grace period;

(g)            except for the filing of the Chapter 11 Case, any event or condition occurs that results in any Material Indebtedness (other than any Material Indebtedness the payment or enforcement of which is subject to the Automatic Stay) becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any such Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to any such Material Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Material Indebtedness; provided, further that this clause (g) shall not apply to any mandatory repurchase offer or other mandatory repurchase, redemption or prepayment obligation of the Borrower or any Escrow Notes Issuer that may arise under (x) Convertible Debt to the extent that the making of such mandatory repurchase by the Borrower is otherwise permitted under this Agreement or (y) the Escrow Notes to the extent required in connection with a failure to satisfy the conditions to release of the proceeds of such Escrow Notes;

(h)            (i) any breach by the Borrower or any other Loan Party of its obligations under the McKesson Supply Agreement, which breach (x) would permit McKesson to terminate the McKesson Supply Agreement upon delivery of notice by McKesson, lapse of time or both and (y) remains uncured beyond any applicable notice, grace and cure periods, or (ii) any termination or purported termination by McKesson of the McKesson Supply Agreement, and there is a period of more than two (2) Business Days during which such termination or purported termination remains unstayed by the Bankruptcy Court (or other applicable court of competent jurisdiction);

(i)            the Borrower or any Subsidiary shall, except as contemplated by the applicable bid procedures, (i) fail to comply, in any material respect, with the terms of any binding agreement for a Specified Sale Transaction or any of the documents or agreements executed in connection therewith, (ii) fail to consummate a Specified Sale Transaction in accordance with the terms of the definitive documents or agreements executed in connection therewith and the related Bankruptcy Court orders authorizing such Specified Sale Transaction (in each case of clauses (i) and (ii), (x) without any waiver or amendment to such documents, agreements or Bankruptcy Court orders, unless consented to in writing by the Administrative Agent and (y) other than as a result of a consummation of a higher or better transaction as contemplated by the applicable bid procedures), or (iii) take any action which would reasonably be expected to result in a decrease in proceeds from a Specified Sale Transaction of more than $15,000,000 or to adversely affect the Borrower’s or any Subsidiary’s ability to comply with the terms of any definitive documents or agreements executed in connection with such Specified Sale Transaction;

(j)            after entry into the Restructuring Support Agreement, the Restructuring Support Agreement is terminated for any reason and, at the time of or following such termination, any holder of the Existing Split-Priority Indebtedness shall be granted relief from the Automatic Stay to proceed to execute upon or enforce their Lien on any Collateral;

(k)            one or more judgments for the payment of money in an aggregate amount in excess of $20,000,000 (other than any such judgment or judgments the payment or enforcement of which is subject to the Automatic Stay) shall be rendered against the Borrower, any Subsidiary or any combination thereof (to the extent not covered by insurance as to which the insurer has been notified of such judgment or order and has not denied coverage) and the same shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of 30 consecutive days, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

(l)            any ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, has resulted or could reasonably be expected to result in a Material Adverse Effect;

(m)            (i) any Lien purported to be created under any Senior Collateral Document shall cease to be a valid and perfected Lien on any material portion of the Collateral, with the priority required by the Senior Loan Documents or the Borrower or any Subsidiary shall so assert in writing, except as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Senior Loan Documents, or (ii) any Senior Loan Document or Pre-Petition Senior Loan Document shall become invalid, or the Borrower or any Subsidiary shall so assert in writing; provided, however, that any assertion in writing by any Statutory Committee, on behalf of the Borrower or any Subsidiary or otherwise, in connection with a Challenge (as defined in the Financing Order) concerning the Pre-Petition Senior Loan Documents (or any collateral securing the Pre-Petition Senior Obligations) that would give rise to an Event of Default if such assertion were made by the Borrower or any Subsidiary, shall not constitute an Event of Default under this Section 7.01(m);

(n)            a Change in Control shall occur;

(o)            any Subsidiary Loan Party shall amend or revoke any instruction in the Government Lockbox Account Agreement to any Government Lockbox Account Bank in respect of a Government Lockbox Account unless (i) the Administrative Agent shall have given its prior written consent or (ii) the Government Lockbox Account is then under the control of any other Person pursuant to Section 5.16; or

(p)            the occurrence of any of the following in the Chapter 11 Case:

(i)            the bringing of a motion, taking of any action or the filing of any plan of reorganization or disclosure statement attendant thereto (x) by any of the Borrower or any Subsidiary~~,~~  or (y) by any Person claiming by or through the Borrower or any Subsidiary (other than, in the case of clause (E) below only, any Statutory Committee), in each case, in the Chapter 11 Case: (A) to obtain additional financing under Section 364(c) or Section 364(d) of the Bankruptcy Code not otherwise permitted pursuant to the Senior Loan Documents, (B) to grant any Lien (other than Liens expressly permitted by Section 6.02) upon or affecting any Collateral, (C) except as provided in the Financing Order, to use “cash collateral” (as defined in Section 363(a) of the Bankruptcy Code) under Section 363(c) of the Bankruptcy Code without the prior written consent of the Administrative Agent, (D) except as expressly permitted in the Financing Order, that seeks to prohibit the Senior Collateral Agent from credit bidding on any or all of the Loan Parties’ assets during the pendency of the Chapter 11 Case, or (E) ~~any other action or actions~~to the extent not stayed within five (5) days of the taking of such action, that is materially adverse to (x) ~~the Administrative Agent, the Senior Collateral Agent and the Lenders or their~~any Agent’s or any Lender’s rights and remedies under the Senior Loan Documents or their interest in the Collateral, or (y) the Pre-Petition Agent’s ~~and~~or any Pre-Petition Lender’s ~~or their~~ rights under the Pre-Petition Senior Loan Documents or their interest in the Collateral (as defined in the Pre-Petition Credit Agreement), other than, in the case of clauses (~~C~~A) ~~or~~through (D) above, in connection with the indefeasible payment in full in cash (including pursuant to a refinancing) of the Senior Obligations and the Pre-Petition Senior Obligations;

(ii)            (A) the filing of any plan of reorganization or disclosure statement attendant thereto, or any direct or indirect amendment to such plan or disclosure statement, by any Loan Party that does not propose to indefeasibly repay in full in cash the Senior Obligations and the Pre-Petition Senior Obligations on the effective date of such plan, or by any other Person, in each case, without the prior written consent of the Administrative Agent, or the Borrower or any Subsidiary shall seek, support or fail to contest in good faith the filing or confirmation of any such plan of reorganization or entry of any such order, (B) the entry of any order terminating any Loan Party’s exclusive right to file a plan of reorganization, or (C) the expiration of any Loan Party’s exclusive right to file a plan of reorganization;

(iii)           the entry of an order in the Chapter 11 Case confirming a plan of reorganization that (A) is not acceptable to the Administrative Agent in its discretion (it being understood that a plan of reorganization that provides for the indefeasible repayment in full in cash of the Senior Obligations and the Pre-Petition Senior Obligations on the effective date thereto shall be deemed to be acceptable to the Administrative Agent) or (B) does not contain a provision for termination of the Commitments and the indefeasible repayment in full in cash of all of the Senior Obligations and the Pre-Petition Senior Obligations on or before the effective date of such plan or plans or reorganization;

(iv)           (A) the entry of an order amending, supplementing, staying, vacating or otherwise modifying the ~~Senior Loan Documents (including the~~ Financing Order~~) or the Cash Management Order, in each case~~, without the prior written consent of the Administrative Agent, (B) the entry of an order amending, supplementing, or otherwise modifying the Cash Management Order in a manner adverse to any Agent, without the prior written consent of the Administrative Agent, (C) the entry of an order staying or vacating the Cash Management Order, without the prior written consent of the Administrative Agent, (D) the filing of a motion by the Borrower or any Subsidiary for reconsideration with respect to the Financing Order or the Cash Management Order, or (~~C~~E) the Financing Order or the Cash Management Order shall otherwise not be in full force and effect;

(v)            except as set forth in any motions which have been delivered to and are acceptable to the Administrative Agent or as set forth in the Financing Order, the payment of, or application for authority to pay, any Pre-Petition claim without the prior written consent of the Administrative Agent;

(vi)           the allowance of any claim or claims under Section 506(c) of the Bankruptcy Code or otherwise against the Administrative Agent, the Senior Collateral Agent any Lender or any of the Collateral or against the Pre-Petition Agent, any Pre-Petition Lender or any Collateral (as defined in the Pre-Petition Credit Agreement);

(vii)         the filing of a motion by the Borrower or any of its Affiliates for, or the entry or any order directing, the appointment of an interim or permanent trustee in the Chapter 11 Case or the appointment of a trustee, receiver, or an examiner in the Chapter 11 Case with expanded powers to operate or manage the financial affairs, the business, or reorganization of the Loan Parties;

(viii)        other than pursuant to any Specified Sale Transaction or with the prior written consent of the Administrative Agent, the sale of all or substantially all of the Loan Parties’ assets either through a sale under Section 363 of the Bankruptcy Code, through a confirmed plan of reorganization in the Chapter 11 Case or otherwise that does not result in the indefeasible repayment in full in cash of the Senior Obligations and the Pre-Petition Senior Obligations upon the closing of such sale or initial payment of the purchase price or effectiveness of such plan of reorganization;

(ix)           the dismissal of the Chapter 11 Case, or the conversion of the Chapter 11 Case from one under Chapter 11 of the Bankruptcy Code to one under Chapter 7 of the Bankruptcy Code or the Borrower or any Subsidiary shall file a motion or other pleading seeking the dismissal of the Chapter 11 Case under Section 1112 of the Bankruptcy Code or otherwise or the conversion of the Chapter 11 Case from one under Chapter 11 of the Bankruptcy Code to one under Chapter 7 of the Bankruptcy Code;

(x)            the filing of a motion by the Borrower or any Subsidiary or any of their respective Affiliates seeking, or the Bankruptcy Court shall enter an order granting, relief from or modifying the Automatic Stay (A) to allow any creditor (other than the Administrative Agent, the Senior Collateral Agent or the Pre-Petition Agent) to execute upon or enforce a Lien on any Collateral having a value in excess of $20,000,000 (or any ABL Priority Collateral having a value in excess of $5,000,000), (B) approving any settlement or other stipulation not approved by the Administrative Agent with any secured creditor of any Loan Party providing for payments as adequate protection or otherwise to such secured creditor, or (C) with respect to any Lien of or the granting of any Lien on any Collateral to any federal, state or local environmental or regulatory agency or authority, which in either case involves a claim of $20,000,000;

(xi)           the commencement of a suit or an action (but not including a motion for standing to commence a suit or an action) against ~~the Administrative Agent, the Senior Collateral~~any Agent or any Lender or the Pre-Petition Agent or any Pre-Petition Lender (in each case, in their capacities as such) by or on behalf of the Borrower or any Subsidiary (or their estates) or by their Affiliates~~;~~, and, as to any suit or action brought by any Person or party in interest other than a Loan Party or a Subsidiary (or their Affiliates), the continuation thereof without dismissal for twenty (20) days after service thereof on any Agent or any Lender or the Pre-Petition Agent or any Pre-Petition Lender (as the case may be), that asserts or seeks by or on behalf of the Borrower or any Subsidiary (or their estates), any state of federal environmental protection or health and safety agency, any Statutory Committee or any other party in interest in any of the Chapter 11 Cases, a claim or any legal or equitable remedy that would (x) have the effect of invalidating, subordinating or challenging any or all of the Senior Obligations or Liens of the Senior Collateral Agent or any Lender under the Senior Loan Documents or the Pre-Petition Obligations or Liens of the Pre-Petition Agent or Pre-Petition Lenders under the Pre-Petition Loan Documents to any other claim, or (y) have a material adverse effect on the rights and remedies of any Agent or any Lender or the Pre-Petition Agent or any Pre-Petition Lender (as the case may be) under any Senior Loan Document or the Pre-Petition Agent or Pre-Petition Lenders under the Pre-Petition Loan Documents or the collectability of all or any portion of the Senior Obligations or the Pre-Petition Obligations;

(xii)          the entry of an order in the Chapter 11 Case avoiding or permitting recovery of any portion of the payments made on account of the Senior Obligations or the Pre-Petition Senior Obligations;

(xiii)         other than with the prior written consent of the Administrative Agent, the filing of a motion by any Loan Party or any of their respective Affiliates seeking, or the Bankruptcy Court shall enter an order granting, a change in venue with respect to the Chapter 11 Case;

(xiv)         other than in respect of the Carve Out or the Senior Obligations, or as otherwise permitted under the Senior Loan Documents (including the Financing Order), the existence (or the entry of) any order of the Bankruptcy Court authorizing (x) any claims or charges, entitled to superpriority administrative expense claim status in the Chapter 11 Case having a priority that is pari passu with or senior to the claims of the Administrative Agent, the Senior Collateral and the Lenders under the Senior Loan Documents or (y) any Lien on the Collateral having a priority that is pari passu with or senior to the Liens of the Senior Collateral Agent securing the Senior Obligations;

(xv)          the filing of a motion by the Borrower, any Subsidiary or any of their respective Affiliates seeking to limit, or the Bankruptcy Court shall enter an order limiting, the extension under Section 552(b) of the Bankruptcy Code of the Liens of the Pre-Petition Agent on the Collateral (as defined in the Pre-Petition Credit Agreement) to any proceeds, products, offspring, or profits of the Collateral (as defined in the Pre-Petition Credit Agreement) acquired by any Loan Party after the Petition Date; or

(xvi)         the Borrower or any Subsidiary shall take any action in support of any matter prohibited by this Section 7.01(p), or any other Person shall do so and such application is not contested in good faith by the Borrower and the relief requested is granted in an order that is not stayed pending appeal;

then, in the case of any such Event of Default, and at any time thereafter during the continuance of such Event of Default, subject to the Financing Order and the terms thereof, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take any of the following actions, at the same or different times:

(i)            terminate the Commitments, and thereupon the Commitments shall terminate immediately;

(ii)            declare the Senior Obligations then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Senior Obligations so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower;

(iii)            terminate, reduce or restrict any right or ability of the Loan Parties to use any “cash collateral” (within the meaning of Section 363(c) of the Bankruptcy Code) of the Senior Secured Parties or the “Senior Secured Parties” under, and as defined in, the Pre-Petition Credit Agreement, other than to the extent expressly permitted in the Financing Order;

(iv)            declare that the application of the Carve Out has occurred through the delivery of a Carve Out Trigger Notice in accordance with the Financing Order;

(v)            subject to the Remedies Notice Period, (A) direct any or all of the Loan Parties to sell or otherwise dispose of any or all of the Collateral on terms and conditions acceptable to the Administrative Agent pursuant to Section 363, Section 365 and other applicable provisions of the Bankruptcy Code (and, without limiting the foregoing, direct any Loan Party to assume and assign any lease or executory contract included in the Collateral to the Administrative Agent’s designees in accordance with and subject to Section 365 of the Bankruptcy Code) and (B) if applicable, implement (or require implementation of) the actions specified in the Financing Order in connection with the occurrence of any Specified Sale Process Default; and/or

(vi)            subject to the Remedies Notice Period, whether or not the maturity of the Senior Obligations shall have been accelerated pursuant hereto, proceed to protect, enforce and exercise all rights and remedies of the Senior Secured Parties under this Agreement or any of the other Senior Loan Documents (including the Financing Order), under the Pre-Petition Credit Agreement or any of the other Pre-Petition Senior Loan Documents, or under applicable law (including the Uniform Commercial Code).

SECTION 7.02.          Application of Proceeds. Subject to the provisions of the Financing Order, the applicable Intercreditor Agreements, and the provisions of Section 2.11 directing the application of payments required thereby, after the occurrence and during the continuance of (i) any Cash Sweep Period, or (ii) any Event of Default and acceleration of the Senior Loan Obligations, all proceeds realized from any Loan Party or on account of any Collateral owned by a Loan Party or any payments in respect of any Senior Loan Obligations and all proceeds of the Collateral, shall be applied in the following order:

(a)            FIRST, to permanently reduce the Pre-Petition Revolving Obligations (if any) in accordance with clauses FIRST through SEVENTH of Section 7.02 of the Pre-Petition Credit Agreement, until paid in full;

(b)            SECOND, ratably to pay the Senior Loan Obligations in respect of any fees, expenses, indemnities and other amounts (including (x) fees, expenses, indemnities and other amounts accrued after the commencement of any Bankruptcy Proceeding, whether or not allowed in such Bankruptcy Proceeding, (y) fees, charges and disbursements of counsel to the Administrative Agent, and (z) Protective Advances and any interest in respect thereof) then due to the Administrative Agent, Collateral Agent and Senior Collateral Agent and their Affiliates until paid in full;

(c)            THIRD, to payment of that portion of the Senior Loan Obligations constituting fees, expenses, indemnities and other amounts (other than principal, interest, and Letter of Credit fees owed to the Lenders in their capacity as such) payable to the Lenders and the Issuing Banks (including (x) such fees, expenses, indemnities and other amounts accrued after the commencement of any Bankruptcy Proceeding, whether or not allowed in such Bankruptcy Proceeding and (y) fees, charges and disbursements of counsel to the respective Lenders and Issuing Banks arising under the Senior Loan Documents), ratably among the applicable Lenders (including the Swingline Lender) and the Issuing Banks in proportion to the respective amounts described in this clause THIRD payable to them;

(d)            FOURTH, ratably to pay fees and interest (including default interest and Letter of Credit fees and specifically including interest and Letter of Credit fees accrued after the commencement of any Bankruptcy Proceeding, whether or not allowed in such Bankruptcy Proceeding) accrued in respect of the Senior Loan Obligations (other than (x) the FILO Loans and (y) to the extent interest thereon is paid under clause SECOND above, Protective Advances) until paid in full, ratably among the applicable Lenders in proportion to the respective amounts described in this clause FOURTH payable to them;

(e)            FIFTH, ratably to pay interest (including default interest and specifically including interest accrued after the commencement of any Bankruptcy Proceeding, whether or not allowed in such Bankruptcy Proceeding) accrued in respect of the FILO Loans, until paid in full, ratably among the applicable Lenders in proportion to the respective amounts described in this clause FIFTH payable to them;

(f)            SIXTH, to pay principal due in respect of the Swingline Loans until paid in full;

(g)            SEVENTH, ratably to pay principal due in respect of the Loans (other than FILO Loans or, for the avoidance of doubt, the Pre-Petition FILO Loans), until paid in full, ratably among the applicable Lenders in proportion to the respective amounts described in this clause SEVENTH payable to them;

(h)            EIGHTH, to the Administrative Agent, to be held by the Administrative Agent, for the ratable benefit of the Issuing Banks and the Revolving Lenders, as cash collateral in such amounts as required by the terms of this Agreement until paid in full;

(i)            NINTH, ratably to pay principal due in respect of FILO Loans, until paid in full, ratably among the applicable Lenders in proportion to the respective amounts described in this clause NINTH payable to them;

(j)            TENTH, to pay the ABL Term Loan Obligations in accordance with Section 7.02 of the ABL Term Loan Agreement;

(k)            ELEVENTH, ratably to pay outstanding Senior Loan Obligations in respect of Senior Cash Management Services (x) provided by the Administrative Agent or its Affiliates or (y) provided by any other Person, provided that such Person has complied with the requirements set forth in the definition of “Senior Loan Bank Product Liabilities”, ratably among the applicable Senior Loan Secured Parties in proportion to the respective amounts described in this clause ELEVENTH payable to them;

(l)            TWELFTH, ratably to pay outstanding Senior Loan Obligations in respect of Senior Bank Products and other outstanding Senior Loan Bank Product Liabilities (other than Senior Cash Management Services) (x) provided by the Administrative Agent or its Affiliates or (y) provided by any other Person, provided that such Person has complied with the requirements set forth in the definition of “Senior Loan Bank Product Liabilities”, ratably among the applicable Senior Loan Secured Parties in proportion to the respective amounts described in this clause TWELFTH payable to them;

(m)            THIRTEENTH, ratably to pay any remaining outstanding Senior Loan Obligations in respect of Senior Cash Management Services, Senior Bank Products and other outstanding Senior Loan Bank Product Liabilities, ratably among the applicable Senior Loan Secured Parties in proportion to the respective amounts described in this clause THIRTEENTH payable to them;

(n)            FOURTEENTH, to pay any other Senior Loan Obligations due to the Secured Loan Parties, until paid in full, ratably among the applicable Senior Loan Secured Parties in proportion to the respective amounts described in this clause FOURTEENTH payable to them; and

(o)            FIFTEENTH, the balance, if any, after all of the Senior Loan Obligations and the Pre-Petition Senior Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by applicable law;

provided that, notwithstanding the foregoing, (i) all adequate protection payments in respect of the Pre-Petition Senior Loan Obligations contemplated by the Financing Order shall be paid to the Pre-Petition Agent or the Pre-Petition Lenders entitled to such adequate protection payments, as applicable, all in the manner contemplated by the Financing Order and (ii) the “DIP Prepetition Indemnity Account”, if applicable, and the “DIP ABL Indemnity Account” (each as defined in the Financing Order), if applicable, shall be funded at the time and in the manner contemplated by the Financing Order.

Notwithstanding anything in the foregoing to the contrary, Excluded Swap Obligations with respect to any Loan Party shall not be paid with proceeds received from such Loan Party or its assets, but appropriate adjustments shall be made with respect to proceeds received from other Loan Parties to preserve the allocations to the Senior Loan Obligations otherwise set forth in this Section 7.02. Amounts used to provide cash collateral pursuant to clause EIGHTH above shall be applied to satisfy amounts owing in respect of the obligations so Cash Collateralized and any amounts that remain on deposit as cash collateral after all such obligations have been satisfied shall be applied to the other Senior Loan Obligations, if any, in the order set forth above.

ARTICLE VIII

Rights of Agents

SECTION 8.01.          Appointment and Authority of Agents.

(a)            Each of the Lenders and the Issuing Banks hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Senior Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article VIII are solely for the benefit of the Administrative Agent, the other Agents, the Lenders, the Swingline Lender and the Issuing Banks, and the Borrower shall not have rights as a third party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Senior Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b)            Bank of America shall also act as the Collateral Agent and Senior Collateral Agent under the Senior Loan Documents, and each of the Lenders (including in its capacities as a potential counterparty to a Senior Cash Management Agreement and/or provider of Senior Bank Products) and the Issuing Banks hereby irrevocably appoints and authorizes Bank of America to act as the agent of such Lender and the Issuing Banks in such capacities for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Senior Loan Obligations, together with such powers and discretion as are reasonably incidental thereto.  In this connection, Bank of America in its capacities as Collateral Agent and Senior Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent or Senior Collateral Agent pursuant to the terms hereof for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof granted under the Senior Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent or the Senior Collateral Agent, as applicable), shall be entitled to the benefits of all provisions of this Article VIII and Article IX (including Section 9.03(c), as though such co-agents, sub-agents and attorneys-in-fact were the “Collateral Agent” and/or the “Senior Collateral Agent” under the Senior Loan Documents) as if set forth in full herein with respect thereto.

(c)            Without limiting the generality of the foregoing, each Secured Loan Secured Party hereby authorizes the Agents to consent, on behalf of each Secured Loan Secured Party, to the Financing Order, each to be negotiated between the Loan Parties, the Agents, and the Statutory Committee.

SECTION 8.02.          Rights as a Lender. Each financial institution serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such financial institutions and their Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or any Affiliate of any of the foregoing as if they were not Agents hereunder and without any duty to account therefor to the Lenders.

SECTION 8.03.          Exculpatory Provisions. No Agent shall have any duties or obligations except those expressly set forth in the Senior Loan Documents. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Senior Loan Documents that such Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02); provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Senior Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the Automatic Stay or any similar stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law and (c) except as expressly set forth in the Senior Loan Documents, no Agent shall have any duty to disclose, and no Agent shall be liable for the failure to disclose, any information relating to the Borrower or any of the Subsidiaries that is communicated to or obtained by the financial institution serving as such Agent or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct (as determined by a court of competent jurisdiction by final and non-appealable judgment). No Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Borrower, a Lender or an Issuing Bank, as applicable, and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Senior Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Senior Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Senior Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Senior Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

SECTION 8.04.          Reliance by the Agents. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Bank prior to the making of such Loan or the “issuance” (as such term is defined in Section 4.02) of such Letter of Credit. Any Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 8.05.          Delegation of Duties. Each Agent may perform any and all of its duties and exercise any and all of its rights and powers by or through any one or more sub-agents appointed by such Agent. Any Agent and any such sub-agent may perform any and all of its duties and exercise any and all of its rights and powers through their Related Parties. The exculpatory provisions of this Article VIII shall apply to any such sub-agent and to the Related Parties of any Agent and any such sub-agent, and shall apply to their activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent. No Agent shall be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

SECTION 8.06.          Resignation or Removal of an Agent.

(a)            Subject to any limitations and requirements set forth in the Senior Collateral Documents, any Agent may at any time give notice of its resignation to the Lenders, the Issuing Banks and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower and with the consent of the Required FILO Lenders (to the extent any FILO Loans shall be outstanding at such time), to appoint a successor acting in the same capacity as the resigning Agent, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders, and, if applicable the Required FILO Lenders) (the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to) on behalf of the Lenders and the Issuing Banks, appoint a successor Agent meeting the qualifications set forth above; provided that in no event shall any such successor Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective with such notice on the Resignation Effective Date.

(b)            If the Person serving as an Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may (with the consent of the Required FILO Lenders (to the extent any FILO Loans shall be outstanding at such time)), to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as an Agent and, in consultation with the Borrower and with the consent of the FILO Lenders (to the extent any FILO Loans shall be outstanding at such time), appoint a successor. If no such successor shall have been so appointed and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders, and, if applicable the Required FILO Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)            With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Agent shall be discharged from its duties and obligations hereunder and under the other Senior Loan Documents (except that in the case of any collateral security held by any Agent on behalf of any of the Senior Secured Parties under any of the Senior Loan Documents, the retiring or removed Agent shall continue to hold such collateral security until such time as a successor Agent is appointed to act in such capacity) and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Agent, all payments, communications and determinations provided to be made by, to or through such Agent shall instead be made by or to each Lender and each Issuing Bank directly, until such time, if any, as the Required Lenders (and, if applicable the FILO Lenders) appoint a successor Agent as provided for above. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Agent (other than as provided in Section 2.17 and other than any rights to indemnity payments or other amounts owed to the retiring or removed Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Agent shall be discharged from all of its duties and obligations hereunder or under the other Senior Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Agent’s resignation or removal hereunder and under the other Senior Loan Documents, the provisions of this Article VIII and Section 9.03 shall continue in effect for the benefit of such retiring or removed Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Agent was acting as Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Senior Loan Documents, including (a) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (b) in respect of any actions taken in connection with transferring the agency to any successor Agent. Notwithstanding anything to the contrary contained herein, any resignation or removal of the Senior Collateral Agent pursuant to the terms hereof shall be subject to the terms, conditions and limitations set forth in the Senior Collateral Documents and no such resignation or removal shall be effective except to the extent made in compliance with the terms of such Senior Collateral Documents.

(d)            Any resignation or removal by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as an Issuing Bank and as Swingline Lender. If Bank of America resigns as an Issuing Bank, it shall retain all the rights, powers, privileges and duties of an Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an Issuing Bank and all Senior Loan Obligations in respect of Letters of Credit, including the right to require the Revolving Lenders to make Revolving Loans or fund risk participations in unreimbursed drawing under any Letter of Credit pursuant to Section 2.05. If Bank of America resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Revolving Lenders to make Revolving Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.04. Upon the appointment by the Borrower of a successor Issuing Bank or Swingline Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank or Swingline Lender, as applicable, (ii) the retiring Issuing Bank and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Senior Loan Documents, and (iii) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

SECTION 8.07.          Reports and Financial Statements. By signing this Agreement, each Lender (and with respect to clause (a), each Senior Loan Secured Party):

(a)            agrees to furnish the Administrative Agent at its written request, and at such frequency as the Administrative Agent may reasonably request in writing, with a summary of all Senior Loan Bank Product Liabilities due or to become due to such Lender or its Affiliates;

(b)            is deemed to have requested that the Administrative Agent furnish such Lender, promptly after they become available, copies of (i) all financial statements (and other information) required to be delivered by the Borrower under Section 5.01, (ii) all commercial finance examinations and appraisals of the Loan Parties and the Collateral, as applicable, received by the Administrative Agent, (iii) all Borrowing Base Certificates and Compliance Certificates (including those attaching Approved Budget Variance Reports) received by the Administrative Agent (collectively, the “Reports”), and (iv) the notices delivered by the Borrower under Section 5.02, and the Administrative Agent agrees to furnish the same promptly to the Lenders (which Reports may be furnished in accordance with the final paragraph of Section 5.01);

(c)            expressly agrees and acknowledges that the Administrative Agent makes no representation or warranty as to the accuracy of the Reports, and shall not be liable for any information contained in any Report;

(d)            expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Administrative Agent or any other party performing any audit or examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel; and

(e)            without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Administrative Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any credit extensions that the indemnifying Lender has made or may make to the Borrower, or the indemnifying Lender’s participation in Swingline Loans and Letters of Credit, or the indemnifying Lender’s purchase of, Loans of the Borrower; and (ii) to pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including Attorney Costs) incurred by the Administrative Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender in violation of the terms hereof.

SECTION 8.08.          Non-Reliance on Agents and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Senior Loan Document or related agreement or any document furnished hereunder or thereunder.

SECTION 8.09.          [Reserved].

SECTION 8.10.          Split-Priority Implementing Agreements. The Senior Loan Secured Parties irrevocably authorize each of the Agents, at its option and in its discretion, but subject to the applicable provisions of this Agreement, to negotiate, execute and deliver (a) Split-Priority Implementing Agreements and/or a Split-Priority Intercreditor Agreement, which, among other things, will subordinate any Lien on any Split-Lien Priority Collateral granted to or held by the Senior Collateral Agent under any Senior Collateral Documents, or otherwise securing any Senior Obligations, to the Liens on such Split-Lien Priority Collateral securing Permitted Split-Priority Term Loan Debt, and will permit Liens on ABL Priority Collateral to secure, on a subordinated basis to the Liens securing Senior Obligations, obligations in respect of Permitted Split-Priority Term Loan Debt and (b) any amendments to this Agreement or the other Senior Loan Documents deemed appropriate by the Agents, as the case may be, to reflect and accommodate the incurrence of Permitted Split-Priority Term Loan Debt, including amendments contemplated by Section 9.02(d) and Section 9.19.

SECTION 8.11.          No Other Duties. Anything herein to the contrary notwithstanding, none of the Arrangers, Co-Syndication Agents or Co-Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any other Senior Loan Documents, except in its capacity, as an Agent, a Lender, an Issuing Bank or the Swingline Lender hereunder.

SECTION 8.12.          Agents May File Proofs of Claim; Credit Bidding. In case of the pendency of any Bankruptcy Proceeding or any other judicial proceeding relative to any Loan Party, each Agent (irrespective of whether the principal of any Loan or LC Exposure shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether any Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such Bankruptcy Proceeding or otherwise:

(a)            to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Exposure and all other Senior Loan Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Senior Loan Secured Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Senior Loan Secured Parties and their respective Related Parties and counsel and all other amounts due the Senior Loan Secured Parties, including under Section 2.12 and Section 9.03) allowed in such judicial proceeding; and

(b)            to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Senior Loan Secured Party to make such payments to any Agent and, if the Agents shall consent to the making of such payments directly to the Senior Loan Secured Parties, to pay to each Agent any amount due for the reasonable compensation, expenses, disbursements and advances of such Agent and its agents and counsel, and any other amounts due such Agent under the Senior Loan Documents, including under Section 2.12 and Section 9.03.

Nothing contained herein shall be deemed to authorize any Agent to authorize or consent to or accept or adopt on behalf of any Senior Loan Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the Senior Loan Obligations or the rights of any Senior Loan Secured Party to authorize any Agent to vote in respect of the claim of any Senior Loan Secured Party or in any such Bankruptcy Proceeding.

The Senior Loan Secured Parties hereby irrevocably authorize each Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Senior Loan Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Senior Loan Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar Debtor Relief Law in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) any Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Senior Loan Obligations owed to the Senior Loan Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Senior Loan Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase).  In connection with any such bid (i) each Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Agents with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (i) through (xiv) of Section 9.02(b)), (iii) each Agent shall be authorized to assign the relevant Senior Loan Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Senior Loan Obligations to be credit bid, all without the need for any Senior Loan Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Senior Loan Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Senior Loan Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Senior Loan Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Senior Loan Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Senior Loan Secured Party or any acquisition vehicle to take any further action.

SECTION 8.13.          Collateral and Guaranty Matters. Without limiting the provisions of Section 8.12, the Secured Loan Secured Parties hereby irrevocably authorize the Agents, at their option and in their discretion (subject to the terms and conditions set forth in any applicable Senior Collateral Documents):

(a)            to release any Lien on any property granted to or held by the Agents under any Senior Loan Document (i) upon the Senior Loan Obligation Payment Date, (ii) constituting property being sold, transferred or disposed of in a transaction permitted under Section 6.05(a), (b), (e) or (f) (other than any such transaction constituting a sale, disposition or transfer to a Person required to grant a Lien to an Agent under the Senior Loan Documents), subject to the conditions thereof; provided that (A) the Liens of the ABL Term Loan Agent on such property is released substantially concurrently with the release of any Lien of the Agents on such property and (B) the release of any such Lien shall not constitute a release by the Agents of any Lien on the proceeds received by any Loan Party in connection with the applicable sale, transfer or other disposition, or (iii) if approved, authorized or ratified in writing in accordance with Section 9.02 of this Agreement;

(b)            (i) to release any Subsidiary Loan Party from its obligations under the Senior Subsidiary Guarantee Agreement if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder, (ii) to release any Subsidiary Loan Party from its obligations under the Senior Subsidiary Guarantee Agreement in connection with a transaction permitted under Section 6.03, or (iii) to terminate this Agreement and the other Senior Loan Documents upon the occurrence of the Senior Loan Obligation Payment Date; provided that, in the case of clause (i) or (ii) above, such Subsidiary Loan Party is released from its Guarantee of the ABL Term Loan Obligations substantially concurrently with such Subsidiary Loan Party’s release from its obligations under the Senior Subsidiary Guarantee Agreement; or

(c)            to subordinate any Lien on any property granted to or held by any Agent under any Senior Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(a)(vi) or (ix).

Upon request by the Administrative Agent at any time, the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders or other parties hereto as required herein) will confirm in writing each Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary Loan Party from its obligations under the Senior Subsidiary Guarantee Agreement pursuant to this Section 8.13. In each case as specified in this Section 8.13, each Agent will, subject to the terms and conditions set forth in the Senior Collateral Documents, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Senior Collateral Documents or to subordinate its interest in such item, or to release such Subsidiary Loan Party from its obligations under the Senior Subsidiary Guarantee Agreement, in each case in accordance with the terms of the Senior Loan Documents and this Section 8.13; provided that the Borrower shall have delivered to the Administrative Agent, at least five (5) Business Days prior to the date of the proposed execution of any document evidencing such release or subordination (or such shorter period as the Administrative Agent may agree in writing in its reasonable discretion), a written request therefor identifying the relevant Collateral or Loan Party, together with a certification by the Borrower stating that such transaction is in compliance with this Agreement and the other Senior Debt Documents and otherwise in form and substance satisfactory to the Administrative Agent. No Agent shall be required to execute any such document on terms which, in its reasonable opinion, would, under applicable law, expose such Agent to liability or create any obligation or entail any adverse consequence other than the release of such Liens without recourse or warranty, and such release shall not in any manner discharge, affect or impair the Senior Loan Obligations or any Liens (other than those expressly being released) upon (or obligations of any Loan Party in respect of) all interests retained by any Loan Party, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

No Agent shall be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of any Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall any Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

SECTION 8.14.          Additional Secured Parties. The benefit of the provisions of the Senior Loan Documents directly relating to the Collateral or any Lien granted thereunder shall extend to and be available to any Senior Loan Secured Party that is not an Agent, a Lender or an Issuing Bank party hereto as long as, by accepting such benefits, such Senior Loan Secured Party agrees, as among Agents and all other Senior Loan Secured Parties, that such Senior Loan Secured Party is bound by (and, if requested by the Administrative Agent, shall confirm such agreement in a writing in form and substance reasonably acceptable to the Administrative Agent) this Article VIII and Section 2.17, Section 7.02, Section 9.02(a), Section 9.03(c), Section 9.08, Section 9.09, Section 9.13, and Section 9.20 and the Intercreditor Agreements, and the decisions and actions of the Agents and the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders or other parties hereto as required herein) to the same extent a Lender is bound; provided, however, that, notwithstanding the foregoing, (a) such Senior Loan Secured Party shall be bound by Section 9.03(c) only to the extent of liabilities, reimbursement obligations, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements with respect to or otherwise relating to the Liens and Collateral held for the benefit of such Senior Loan Secured Party, in which case the obligations of such Senior Loan Secured Party thereunder shall not be limited by any concept of pro rata share or similar concept, (b) each of the Agents, the Lenders and the Issuing Banks party hereto shall be entitled to act at its sole discretion, without regard to the interest of such Senior Loan Secured Party, regardless of whether any Senior Loan Obligation to such Senior Loan Secured Party thereafter remains outstanding, is deprived of the benefit of the Collateral, becomes unsecured or is otherwise affected or put in jeopardy thereby, and without any duty or liability to such Senior Loan Secured Party or any such Obligation and (c) except as otherwise set forth herein and in the other Senior Loan Documents, such Senior Loan Secured Party shall not have any right to be notified of, consent to, direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under any Senior Loan Document. Notwithstanding any other provision of this Article VIII to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, any Senior Loan Bank Product Liabilities.

SECTION 8.15.          Certain ERISA Matters.

(a)            Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any Subsidiary Loan Party, that at least one of the following is and will be true:

(i)            such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii)            the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)           (1) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (2) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (3) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (4) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)          such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)            In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Subsidiary Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Senior Loan Document or any documents related hereto or thereto).

SECTION 8.16.          Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender, any Issuing Bank of the Swingline Lender (the “Applicable Credit Party”), whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Applicable Credit Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Applicable Credit Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Applicable Credit Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Applicable Credit Party promptly upon determining that any payment made to such Applicable Credit Party comprised, in whole or in part, a Rescindable Amount.

ARTICLE IX

Miscellaneous

SECTION 9.01.          Notices.

(a)            Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)            if to the Borrower, any Agent, Bank of America, in its capacity as Issuing Bank or the Swingline Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 9.01; and

(ii)            if to any other Lender or any other Issuing Bank, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in sub clause (b) below shall be effective as provided in clauses (b) and (c) below.

(b)            Electronic Communications. Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any Issuing Bank pursuant to Article II if such Lender or such Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article II by electronic communication. Any Agent, the Swingline Lender, any Issuing Bank or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

(c)            Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(d)            The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall any Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, any Issuing Bank or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Subsidiary Loan Party’s or any Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet other than losses, claims, liabilities or expenses that are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party.

(e)            Change of Address, Etc. Each of the Borrower, each Agent, each Issuing Bank and the Swingline Lender may change its address, facsimile, electronic mail address or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile, electronic mail address or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, each Issuing Bank and the Swingline Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(f)            Reliance by Agents, Issuing Banks and Lenders. The Agents, the Issuing Banks and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices, Borrowing Requests, Interest Election Requests, letter of credit applications and requests for swingline loans) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each Issuing Bank, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower provided, however, such indemnity will not be available for losses, costs, expenses and liabilities that are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the Administrative Agent, the Issuing Bank, the Lender or its respective Related Party. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

SECTION 9.02.          Waivers; Amendments.

(a)            No failure or delay by any Agent, any Issuing Bank or any Lender in exercising any right, remedy, privilege or power hereunder or under any other Senior Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right, remedy, privilege or power, preclude any other or further exercise thereof or the exercise of any other right, remedy, privilege or power. The rights, remedies, powers and privileges of the Agents, the Issuing Banks and the Lenders hereunder and under the other Senior Loan Documents are cumulative and are not exclusive of any rights, remedies, powers or privileges that they would otherwise have (including under applicable law).

Notwithstanding anything to the contrary contained herein or in any other Senior Loan Document, the authority to enforce rights and remedies hereunder and under the other Senior Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Senior Collateral Agent in accordance with the Senior Security Agreement and the other Senior Collateral Documents for the benefit of all the Senior Loan Secured Parties; provided, however, that the foregoing shall not prohibit (a) any Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as an Agent) hereunder and under the other Senior Loan Documents, (b) any Issuing Bank or the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as an Issuing Bank or Swingline Lender, as the case may be) hereunder and under the other Senior Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 9.08 (subject to the terms of Section 2.18), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a Bankruptcy Proceeding relative to any Loan Party; and provided, further, that if at any time there is no Person acting as the Senior Collateral Agent hereunder and under the other Senior Loan Documents, then (i) the Administrative Agent or, if there shall be no Administrative Agent, the Required Lenders shall, to the fullest extent permitted by law, have the rights otherwise ascribed to the Senior Collateral Agent pursuant to the Senior Security Agreement the other Senior Collateral Documents and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.18, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

No waiver of any provision of any Senior Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by Section 9.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b)            Subject to Section 2.07(g) and 2.14(b), neither this Agreement nor any other Senior Loan Document nor any provision hereof or thereof may be waived, amended or modified except, (I) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower, the Administrative Agent and the Required Lenders (or the Administrative Agent with the consent (and on behalf) of the Required Lenders) or, (II) in the case of any other Senior Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent, the Agent or Agents that are parties thereto, in each case with the consent of the Required Lenders, and the Loan Party or Loan Parties that are parties thereto; provided that (i) no such agreement shall change any provision of any Senior Loan Document in a manner that by its terms adversely affects the rights of Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each adversely affected Class and (ii) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of one or more Classes of Lenders (but not the other Class or Classes of Lenders) may be effected by an agreement or agreements in writing entered into by the Borrower and the Administrative Agent acting with the consent of the requisite percentage in interest of the affected Class or Classes of Lenders that would be required to consent thereto under this Section if such Class or Classes of Lenders were the only Class or Classes of Lenders hereunder at the time; and provided further that no such agreement shall (1) increase, extend or reinstate the Commitment of any Lender without the written consent of such Lender (it being understood that, subject to clause (ii) above, a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default, mandatory prepayment shall not constitute an extension or increase of any Commitment of any Lender), (2) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce or forgive any fees payable hereunder, without the written consent of each Lender affected thereby; provided that only the consent of the requisite percentage in interest of the affected Class or Classes of Lenders that would be required to consent thereto under this Section if such Class or Classes of Lenders were the only Class or Classes of Lenders hereunder at the time shall be necessary to (x) amend the rate of default interest set out in Section 2.13(c) or (y) waive any obligation of the Borrower to pay default interest under Section 2.13(c), in each case, as it relates to Senior Loan Obligations in respect of such Class of Lenders, (3) postpone the maturity of any Loan, or the required date of reimbursement of any LC Disbursement, or any date for the payment of any principal, interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby; provided that (A) only the consent of the requisite percentage in interest of the affected Class or Classes of Lenders that would be required to consent thereto under this Section if such Class or Classes of Lenders were the only Class or Classes of Lenders hereunder at the time shall be necessary to (x) amend the rate of default interest set out in Section 2.13(c) or (y) waive any obligation of the Borrower to pay default interest under Section 2.13(c), in each case, as it relates to Senior Loan Obligations in respect of such Class of Lenders (including, with respect to the Revolving Facility, the Required Revolving Lenders, with respect to the FILO Facility, the FILO Lenders with respect to the Term Facility, the Term Lenders) and (B) only the consent of the Required Lenders shall be necessary to waive any mandatory prepayment), (4) amend Section 7.02, Section 2.18(b) or (c) in a manner that would alter the pro rata sharing or application of payments required thereby, as applicable, without the written consent of each Lender, (5) except as expressly permitted by this Agreement or the other Senior Loan Documents and the Additional Senior Debt Documents, subordinate the Lien of the Senior Collateral Agent securing the Senior Loan Obligations on all or substantially all of the Collateral in any transaction or series of related transactions (or modify any Senior Loan Document to permit any such subordination), without the prior written consent of all Lenders, (6) change any of the provisions of this Section or the percentage set forth in the definition of “Required Lenders”, “Required FILO Lenders”, “Required Revolving Lenders”, the “Required Term Lenders” or any other provision of any Senior Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (7) release the Borrower from its obligations under the Senior Loan Documents or release any Subsidiary Loan Party from its Guarantee under the Senior Subsidiary Guarantee Agreement or limit its liability in respect of such Guarantee (except as expressly provided in the Senior Subsidiary Guarantee Agreement or in Section 8.13), without the written consent of each Lender, (8) subordinate to the prior payment of any other Indebtedness, the Senior Loan Obligations, without the prior written consent of all Lenders, (9) except to the extent the release of any Collateral is permitted pursuant to the Senior Loan Documents, release all or substantially all of the Collateral from the Liens under the Senior Collateral Documents, without the written consent of each Lender, (10) amend, modify or waive any condition set forth in Section 4.02 as to any Borrowing or any issuance of any Letter of Credit under a particular class of Commitments and Loans, without the requisite percentage in interest of the affected Class or Classes of Lenders that would be required to consent thereto under this Section if such Class or Classes of Lenders were the only Class or Classes of Lenders hereunder at the time (including, with respect to the Revolving Facility, the Required Revolving Lenders); (11) increase “Accounts Receivable Advance Rate”, “Credit Card Receivable Advance Rate”, “Pharmaceutical Inventory Advance Rate”, “Other Inventory Advance Rate” or “Script Lists Advance Rate” without the written consent of each Lender; provided, however, that only the consent of the FILO Lenders shall be required to increase “Accounts Receivable Advance Rate”, “Credit Card Receivable Advance Rate”, “Pharmaceutical Inventory Advance Rate”, “Other Inventory Advance Rate” or “Script Lists Advance Rate” with respect to determination of the FILO Borrowing Base Amount, (12) (i) without the prior written consent of each Lender, change the definition of the term “ABL Borrowing Base Amount” (or any component definition of any such terms (including any applicable advance rates)) if as a result thereof the “ABL Borrowing Base Amount” would be increased, or (ii) without the prior written consent of all FILO Lenders, (A) change the definition of the term “FILO Borrowing Base Amount” (or any component definition of such term (including any applicable advance rates)) if as a result thereof the “FILO Borrowing Base Amount” would be increased, or (B) change the definition of “FILO Push-Down Reserve” (or any component definition of such term) or (C) cease to deduct from the ABL Borrowing Base Amount (or fail to establish or maintain) the FILO Push-Down Reserve; provided, however, that the foregoing clause (12) shall not limit the discretion of the Administrative Agent to change, establish or eliminate any reserves or to exercise any other discretion that the Administrative Agent may have in respect of any of the provisions referenced in this clause (12)), (13) without the prior written consent of all Lenders, modify the definition of “Protective Advance” so as to increase the amount thereof, or to cause the Total ABL Commitments (or the Revolving Commitment of any Revolving Lender) to be exceeded as a result thereof, or, except as provided in such definition, the time period for a Protective Advance; or (14) amend the definition of “Applicable Percentage” without the written consent of each affected Lender; and provided further, that no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent, the Issuing Banks or the Swingline Lender without the prior written consent of such Agent, the Issuing Banks or the Swingline Lender, as the case may be. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by the Borrower, the Required Lenders and the Administrative Agent (and, if their rights or obligations are affected thereby, the Issuing Banks and the Swingline Lender) if (i) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement. Notwithstanding the foregoing, no consent with respect to any amendment, waiver or other modification of this Agreement or any other Senior Loan Document shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (1), (2) or (3) of the second proviso of this Section 9.02(b) and then only in the event such Defaulting Lender shall be affected by such amendment, waiver or other modification. Notwithstanding the foregoing, any provision of this Agreement or any other Senior Debt Document may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to cure any ambiguity, omission, mistake, defect or inconsistency so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five (5) Business Days of the date of such notice to the Lenders, a written notice from (x) the Required Lenders stating that the Required Lenders object to such amendment or (y) if affected by such amendment, any Agent, Issuing Bank or the Swingline Lender stating that it objects to such amendment.

(c)            Notwithstanding the foregoing, (i) Collateral shall be released from the Lien under the Senior Collateral Documents from time to time as necessary to effect any sale of Collateral permitted by the Senior Loan Documents, and the Senior Collateral Agent shall execute and deliver all release documents reasonably requested to evidence such release; provided that arrangements satisfactory to the Administrative Agent shall have been made for application of the cash proceeds thereof in accordance with Section 2.11, if required, and for the pledge of any non-cash proceeds thereof pursuant to the Senior Collateral Documents, and (ii) if a Subsidiary Loan Party ceases to be a Subsidiary in accordance with this Agreement, or ceases to own any property that constitutes Collateral, at the request of and at the expense of the Borrower, such Subsidiary Loan Party shall be released from the Senior Subsidiary Guarantee Agreement, the Senior Security Agreement and each other Senior Loan Document to which it is a party, subject to the provisions of Section 8.13 (and each Agent shall, upon the request and at the expense of the Borrower, execute such documents evidencing such release as may be reasonably requested by the Borrower).

(d)            Notwithstanding anything herein (including this Section 9.02) to the contrary:

(i)            In connection with any incurrence of any Permitted Split-Priority Term Loan Debt, this Agreement, the Senior Security Agreement and the other Senior Loan Documents may be amended or supplemented with additional agreements pursuant to an agreement or agreements in writing entered into by the Borrower, the Subsidiary Loan Parties and the Administrative Agent and/or the Senior Collateral Agent (A) to subject to the Liens of the Senior Collateral Documents assets or categories of assets of the Subsidiary Loan Party that previously did not constitute Collateral (and, in connection therewith, to modify the definition of the term “Collateral and Guarantee Requirement” and the form of Information Certificate and to make such other modifications to this Agreement and the other Senior Loan Documents (and to enter into new Senior Collateral Documents) as the Administrative Agent or the Senior Collateral Agent determines to be necessary, appropriate or desirable in order to give effect to, or in connection with, the inclusion of new assets or categories of assets as Collateral), (B) to reflect subordination, pursuant to a Split-Priority Implementing Agreement (including a Split-Priority Intercreditor Agreement), of Liens on any Split-Lien Priority Collateral securing the Senior Obligations to the Liens on such Split-Lien Priority Collateral securing Permitted Split-Priority Term Loan Debt and to permit Liens on ABL Priority Collateral to secure, on a subordinated basis to the Liens securing Senior Obligations, obligations in respect of Permitted Split-Priority Term Loan Debt, (C) to reflect such other intercreditor arrangements between the Senior Secured Parties and the Split-Priority Debt Parties as are customary for intercreditor agreements or intercreditor arrangements for similar cross-collateralized asset- based credit facilities and “tranche B” term loan credit facilities, including a royalty free license to the Administrative Agent and the Senior Collateral Agent to use Split-Lien Priority Collateral in connection with the sale or other disposition of ABL Priority Collateral and (D) to modify the mandatory prepayment provisions of this Agreement to provide for the prepayment of Permitted Split-Priority Term Loan Debt in a customary manner in connection with certain Prepayment Events, including customary provisions for the application of Net Cash Proceeds from sales or dispositions received other than during a Cash Sweep Period to the Senior Loan Obligations in an amount at least equal to, with respect to ABL Priority Collateral that are taken into account when determining the ABL Borrowing Base Amount and/or the FILO Borrowing Base Amount, an amount equal to the amount of the ABL Borrowing Base Amount and/or the FILO Borrowing Base Amount attributable to such ABL Priority Collateral and the book value of the other ABL Priority Collateral sold or otherwise disposed of in connection therewith; provided that no such modification will affect the application of funds contemplated by Section 2.11(c) during a Cash Sweep Period;

(ii)            Split-Priority Intercreditor Agreements and Split-Priority Implementing Agreements may be entered into an amended, supplemented or otherwise modified as provided in Section 9.18;

(iii)            (A) the Interim Financing Order and the Final Financing Order may be amended or modified, in each case, in the manner contemplated in the definition thereof; (B) the ABL Intercreditor Agreement may be amended or modified in accordance with the terms of the ABL Intercreditor Agreement; and (C) any Senior Loan Document may be amended and waived with the written consent of the Administrative Agent at the request of the Borrower, without the need to obtain the consent of any Lender, if such amendment or waiver is delivered in order to comply with the Financing Order or any other order of the Bankruptcy Court; provided, however, that any such amendment or modification contemplated by clause (A) or (B) above (each, a “Subject Modification”) that has the effect of amending or modifying (or waiving the provisions of) any Senior Loan Document (including the Financing Order or the ABL Intercreditor Agreement) in a manner that would otherwise require consent of any one or more Lenders pursuant to any of clauses (1) through (14) of the second proviso to Section 9.02(b), such Subject Modification may be made only with the prior written consent of such Lenders as may be required by the applicable clauses of the second proviso to Section 9.02(b);

(iv)           after the Closing Date, the Fee Letter may be amended or modified, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; and

(v)           any Senior Collateral Document and any other documents executed by any Loan Party or any Subsidiary in connection with this Agreement or any other Senior Loan Document may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, waived, amended or modified solely with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such waiver, amendment or modification is delivered to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Senior Secured Parties or to cause any Senior Collateral Document to be consistent with this Agreement and the other Senior Loan Documents; provided, that, notification of any such waiver, amendment or modification of any Senior Loan Document shall be made by the Administrative Agent to the Lenders promptly upon such amendment becoming effective.

SECTION 9.03.          Expenses; Indemnity; Damage Waiver.

(a)            The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Agents and their Affiliates (including Attorney Costs and reasonable and documented fees, expenses and disbursements of the Lender Group Consultants), in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Senior Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) (limited, in the case of legal fees, expenses and disbursements, to the Attorney Costs of one counsel to the Agents and, if necessary, of one local counsel in each relevant jurisdiction and of one special counsel for each relevant specialty, in each case to the Agents), (ii) all and documented reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by any Agent, any Issuing Bank or any Lender (including Attorney Costs), in connection with the enforcement or protection of its rights under or in connection with the Senior Loan Documents, including its rights under this Section, or in connection with the Loans made, Letters of Credit issued, or other extensions of credit made available hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit (limited, in the case of legal fees, expenses and disbursements, to the Attorney Costs of (x) one counsel to the Agents, the Lenders, and the Issuing Banks (taken as a whole), (y) one counsel in the jurisdiction of the Bankruptcy Court and, if necessary, one local counsel in each relevant jurisdiction and of one special counsel for each relevant specialty, in each case, to the Agents, the Lenders, and the Issuing Banks (taken as a whole), and (z) in the event of an actual or potential conflict of interest between the Agents, the Lenders, or the Issuing Banks, where the Person or Persons affected by such conflict of interest inform the Borrower in writing of such conflict of interest, one additional counsel in the jurisdiction of the Bankruptcy Court and one additional local counsel in each other relevant jurisdiction, in each case, to each group of affected Persons similarly situated (taken as a whole)). For the avoidance of doubt and subject to the limitations set forth above with respect to Attorney Costs, the Borrower shall reimburse the Agents for all reasonable and documented legal, accounting, appraisal, consulting, and other fees, costs and expenses incurred in connection with the negotiation, preparation and administration of the Senior Loan Documents (including the Financing Order) and incurred in connection with:

(i)            obtaining of approval of the Senior Loan Documents (including the Financing Order) by the Bankruptcy Court;

(ii)            the preparation and review of pleadings, documents and reports related to the Chapter 11 Case, attendance at meetings, court hearings or conferences related to the Chapter 11 Case, and general monitoring of the Chapter 11 Case; and

(iii)           efforts of any Agent (or its external counsel or the Lender Group Consultants) to (A) monitor the Loans or any of the other Senior Obligations, (B) evaluate, observe or assess any of the Loan Parties or their respective affairs, and (C) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral.

(b)            The Borrower shall indemnify each Agent (and any sub-agent thereof), the Arrangers, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including Attorney Costs) incurred by or asserted against any Indemnitee (but limited, in the case of legal fees, expenses and disbursements, to the Attorney Costs of (x) one counsel to all Indemnitees (taken as a whole), (y) one counsel in the jurisdiction of the Bankruptcy Court and, if necessary, one local counsel in each relevant jurisdiction and of one special counsel for each relevant specialty, in each case, to all Indemnitees (taken as a whole), and (z) and, in the event of an actual or potential conflict of interest between Indemnitees, where the Person or Persons affected by such conflict of interest inform the Borrower in writing of such conflict of interest, one additional counsel in the jurisdiction of the Bankruptcy Court and one additional local counsel in each other relevant jurisdiction, in each case, to each group of affected Indemnitees similarly situated (taken as a whole)) arising out of, in connection with, or as a result of (i) the execution or delivery of any Senior Loan Document, the performance by the parties to the Senior Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, or, in the case of any Agent (and any sub agent thereof) and its Related Parties only, the administration of this Agreement and the other Senior Loan Documents (including in respect of matters addressed in Section 2.17), (ii) any Loan, Letter of Credit or other extension of credit hereunder or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of the Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Subsidiary Loan Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. In no event shall any Loan Party have any liability for indemnification under this Section 9.03(b) for any special, indirect, consequential or punitive damages, except for claims made by third parties for which an Indemnitee is otherwise entitled to indemnity pursuant to this Section 9.03(b). Without limiting the provisions of Section 2.17(c), this Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)            To the extent that the Borrower for any reason fails to indefeasibly pay any amount required to be paid by it to any Agent (or any sub agent thereof), any Issuing Bank, the Swingline Lender or any Related Party of any of the foregoing under Section 9.03(a) or (b), each Lender severally agrees to pay to such Agent (or any such sub agent), such Issuing Bank, the Swingline Lender or such Related Party, as the case may be, such Lender’s pro rata share of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), determined as of the time that the applicable unreimbursed expense or indemnity payment is sought; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent (or any such sub agent), such Issuing Bank, or the Swingline Lender in its capacity as such in its capacity as such, or against any Related Party of any of the foregoing, acting for any Agent (any such sub agent), any Issuing Bank or the Swingline Lender in connection with such capacity. The obligations of the Lenders under this Section 9.03(c) are subject to the provisions of Section 2.06(d). For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the Total Revolving Exposures, outstanding FILO Loans and other Loans and unused Commitments at the time.

(d)            To the extent permitted by applicable law, each party hereto (each for itself and on behalf of its Subsidiaries) hereby waives, releases and agrees not to assert any claim against any Indemnitee or the Borrower (or any of its Subsidiaries), on any theory of liability, for any special, indirect, consequential or punitive damages (as opposed to direct or actual damages), whether or not accrued and whether or not known or suspected to exist in its favor, arising out of, in connection with, or as a result of, this Agreement, any other Senior Loan Document or any other agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that the foregoing shall not limit the Borrower’s liability under Section 9.03(b) in respect of claims made by third parties for which an Indemnitee is otherwise entitled to indemnity pursuant to Section 9.03(b). No Indemnitee shall be liable for any damages arising from the use by any unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Senior Loan Documents or the Transactions, other than for direct and actual damages (as opposed to special, indirect, consequential or punitive damages) that a court of competent jurisdiction determines in a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such indemnitee.

(e)            All amounts due under this Section shall be payable not later than five (5) Business Days after written demand therefor, or after any Event of Default, upon written demand therefor. If the Borrower fails to pay when due any amounts payable by it pursuant to this Section 9.03, such amount may be paid on behalf of the Borrower by the Administrative Agent in its sole discretion, without notice to or consent from the Borrower, all as contemplated in Section 2.18(f).

(f)            The Agreements in this Section 9.03 and the indemnity provisions of Section 9.01(f) shall survive the resignation of any Agent, any Issuing Bank and the Swingline Lender, the replacement of any Lender, the termination of the aggregate Commitments and the repayment, satisfaction or discharge of all the other Senior Loan Obligations.

SECTION 9.04.          Successors and Assigns.

(a)            The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except to an assignee in accordance with the provisions of Section 9.04(b) (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)            (i)  Subject to the conditions set forth in Section 9.04(b)(ii), any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it), with the prior written consent of:

(A)            the Borrower (such consent not to be unreasonably withheld or delayed); provided that (1) no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee and (2) the Borrower shall be deemed to have consented to any such assignment unless it shall have objected thereto within 10 Business Days after having received notice thereof;

(B)            the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment (x) in respect of the Revolving Facility, if such assignment is to a Person that is a Lender with a Revolving Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (y) in respect of the FILO Facility or Term Facility, if such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; and

(C)            the consent of each Issuing Bank and the Swingline Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Facility.

(ii)            Assignments shall be subject to the following additional conditions:

(A)            except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than (1) with respect to Revolving Commitments and Revolving Loans, and commitments and Loans under any Incremental Facility, $5,000,000 and (2) with respect to FILO Commitments, FILO Loans and Term Loans, $1,000,000 or, in each case, if smaller, the entire remaining amount of the assigning Lender’s Commitment or Loans, unless the Administrative Agent shall otherwise consent; provided that in the event of concurrent assignments to two or more assignees that are Affiliates of one another, or to two or more Approved Funds managed by the same investment advisor or by affiliated investment advisors, all such concurrent assignments shall be aggregated in determining compliance with this subsection;

(B)            each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (B) shall not (1) apply to the Swingline Lender’s rights and obligations in respect of Swingline Loans or (2) prohibit any Lender from assigning all or a portion of its rights and obligations among the revolving credit facility provided hereunder and any separate revolving credit or term loan facilities provided pursuant to the this Agreement on a non-pro rata basis;

(C)            the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment;

(D)            the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;

(E)            no such assignment shall be made (1) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, as applicable, (2) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (2), (3) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of a natural Person), (4) to any Disqualified Institution, or (5) to any holder of the Existing Split-Priority Indebtedness (or any such holder’s Affiliates) (any such Person described in this clause (E), an “Ineligible Person”); and

(F)            in connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, any Issuing Bank or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this clause (F), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(iii)            Subject to acceptance and recording thereof pursuant to Section 9.04(b)(iv), from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.04(c).

(iv)           The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower (and such agency being solely for Tax purposes), shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error and the Borrower, the Agents, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any other Agent, any Issuing Bank and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(v)            Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 9.04(b) and any written consent to such assignment required by Section 9.04(b), the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 9.04(b)(v).

(vi)           By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (A) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment and the outstanding balances of its Loans, in each case without giving effect to assignments thereof that have not become effective, are as set forth in such Assignment and Acceptance; (B) except as set forth in clause (A) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Senior Loan Document or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any of the foregoing, or the financial condition of the Loan Parties or the performance or observance by the Loan Parties of any of their obligations under this Agreement or under any other Senior Loan Document or any other instrument or document furnished pursuant hereto or thereto; (C) each of the assignee and the assignor represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (D) such assignee confirms that it has received a copy of this Agreement, together with copies of any amendments or consents entered into prior to the date of such Assignment and Acceptance and copies of the most recent financial statements delivered pursuant to Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (E) such assignee will independently and without reliance upon the Agents, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (F) such assignee appoints and authorizes the Agents to take such action as agents on its behalf and to exercise such powers under this Agreement and the other Senior Loan Documents as are delegated to them by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (G) such assignee agrees that it will perform in accordance with their terms all the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

(c)            (i)  Any Lender may, without the consent of or notice to the Borrower, the Agents, the Issuing Banks or the Swingline Lender, sell participations to one or more banks or other entities (other than any Ineligible Person) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including such Lender’s participations in LC Disbursements and/or Swingline Loans) owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Agents, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 9.03(c) without regard to the existence of any participation. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the second proviso to Section 9.02(b)(1), (2) or (3) that affects such Participant. Subject to Section 9.04(c)(ii), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.04(b) (it being understood that the documentation required under Section 2.17(e) shall be delivered to the Lender who sells the participation). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Senior Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any Commitments, Loans, Letters of Credit or its other obligations under any Senior Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitments, Loans, Letters of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(ii)            A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.17(f) as though it were a Lender.

(d)            Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)            In the case of any Lender that is a fund that invests in bank loans, such Lender may, without the consent of the Borrower or the Administrative Agent, assign or pledge all or any portion of its rights under the Senior Loan Documents, including the Loans and promissory notes or any other instrument evidencing its rights as a Lender under the Senior Loan Documents, to any holder of, trustee for, or any other representative of holders of obligations owed or securities issued by such fund, as security for such obligations or securities; provided that any foreclosure or similar action by such trustee or representative shall be subject to the provisions of this Section 9.04 concerning assignments.

(f)            Notwithstanding anything to the contrary in this Agreement or any other Senior Loan Document, no Disqualified Institution that purports to become a Lender hereunder (notwithstanding the provisions of this Agreement that prohibit Disqualified Institutions from becoming Lenders) shall be entitled to any of the rights or privileges enjoyed by the other Lenders with respect to voting, information and lender meetings. In addition, if any assignment or participation is made to any Disqualified Institution without the Borrower’s express prior written consent, the Borrower may, in addition to any other rights and remedies that it may have against such Disqualified Institution, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interest, rights and obligations under this Agreement to one or more Persons that meet the requirements for an assignee under Section 9.04(b) at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.

(g)            Notwithstanding anything to the contrary in this Agreement or any other Senior Loan Document, the Administrative Agent shall not be responsible (or have any liability) for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions thereof relating to Disqualified Institutions. The Administrative Agent may make the list of Disqualified Institutions available to all Lenders on the Platform or to any Lender, Participant, or any prospective Lender or Participant, upon any such Person’s written request therefor. Without limiting the generality of the foregoing, the Administrative Agent shall not (i) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (ii) have any liability with respect to or arising out of any assignment or participation of Loans or Commitments, or disclosure of confidential information, to any Disqualified Institution.

SECTION 9.05.          Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Senior Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Senior Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Senior Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06.          Integration; Effectiveness. This Agreement, the other Senior Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective as provided in Section 4.01.

SECTION 9.07.          Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 9.07, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, any Issuing Bank or the Swingline Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

SECTION 9.08.          Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank, and each of their Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law (notwithstanding the provisions of the Automatic Stay and without notice, application or motion, hearing before, or order of the Bankruptcy Court, but subject to the terms of the Financing Order), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender, Issuing Bank, or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement or any other Senior Loan Document held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Senior Loan Document and although such obligations may be unmatured; provided that, in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 7.02 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Senior Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Each Lender and each Issuing Bank agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. Notwithstanding the provisions of this Section 9.08, if at any time any Lender, any Issuing Bank or any of their respective Affiliates maintains one or more deposit accounts for the Borrower or any other Loan Party into which Medicare and/or Medicaid receivables are deposited, such Person shall waive the right of setoff set forth herein.

SECTION 9.09.          Governing Law; Jurisdiction; Consent to Service of Process.

(a)            This Agreement shall be construed in accordance with and governed by the law of the State of New York and, to the extent applicable, the Bankruptcy Code.

(b)            Subject to the jurisdiction of the Bankruptcy Court (and of the related Federal courts), the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Senior Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Senior Loan Document shall affect any right that any Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Senior Loan Document against the Borrower or its properties in any other court of competent jurisdiction to the extent necessary or required as a matter of law to assert such claim, action or proceeding against any assets of any Loan Party or any of their Subsidiaries or to enforce any judgment arising out of any such claim, action or proceeding.

(c)            The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Senior Loan Document in any court referred to in Section 9.09(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)            Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Senior Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10.          WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER SENIOR LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11.          [Reserved].

SECTION 9.12.          Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.13.          Confidentiality. Each of the Agents, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’, auditors and Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (including any Federal Reserve Bank or central bank pursuant to Section 9.04(d)), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Senior Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower, (h) to (x) any Additional Lender invited to be a Lender pursuant to Section 2.21 or (y) to any pledgee referred to in Section 9.04(e) or any direct or indirect contractual counterparty in any Hedging Agreement (or to any such contractual counterparty’s professional advisor), so long, in each such case, as such Person agrees to be bound by the provisions of this Section 9.13, (i) on a confidential basis to (x) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (y) the CUSIP Service Bureau or any similar agency in connection with the application, issuance, publishing and monitoring of CUSIP numbers of other market identifiers with respect to the credit facilities provided hereunder or (j) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to any Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Senior Loan Documents, and the Commitments. For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to any Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Each of the Administrative Agent, the Lenders and the Issuing Banks acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable law, including United States Federal and state securities laws.

SECTION 9.14.          Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.15.          Certain Intercreditor Agreements and Financing Order. Each Lender, each Issuing Bank and each other Senior Loan Secured Party hereby authorizes each Agent to enter into (I) (a) the Senior Lien Intercreditor Agreement effective upon the date of the first incurrence of Additional Senior Debt Obligations in compliance with this Agreement, (b) amendments to the Senior Lien Intercreditor Agreement to the extent necessary to reflect the incurrence of any Additional Senior Debt Obligations, in compliance with this Agreement, (c) any supplements to any agreements referred to in the foregoing subclauses (a) and (b) of clause (I) in compliance with such documents and (d) each other Senior Collateral Document on its behalf, and agrees that each Agent may enforce the rights and remedies of the Lenders under each Senior Loan Document to the extent provided in the Senior Lien Intercreditor Agreement and each other Senior Collateral Document, (II) (a) the Junior Lien Intercreditor Agreement effective upon the date of the first incurrence of Second Priority Debt Obligations in compliance with this Agreement, (b) amendments to the Junior Lien Intercreditor Agreement to the extent necessary to reflect the incurrence of any Second Priority Debt Obligations or any Additional Senior Debt Obligations, in compliance with this Agreement and (c) any supplements to any agreements referred to in the foregoing subclauses (a) and (b) of clause (II) in compliance with such documents, (III) (a) the ABL Intercreditor Agreement on the Closing Date, and (b) amendments or supplements to the ABL Intercreditor Agreement to the extent permitted by this Agreement and made in accordance with the ABL Intercreditor Agreement, and (IV) (a) the Interim Financing Order and the Final Financing Order, and (b) amendments or supplements to the Interim Financing Order or the Final Financing Order, in each case, to the extent permitted by this Agreement and made in accordance with the Interim Financing Order or the Final Financing Order, as applicable. Bank of America agrees, subject to the applicable terms and conditions set forth herein and in the other Senior Collateral Documents, to act as Senior Collateral Agent under the Senior Collateral Documents for the benefit of the Senior Secured Parties (and to execute and deliver any such Senior Collateral Documents (including the Senior Lien Intercreditor Agreement) in connection with the incurrence of Permitted First Priority Debt permitted under this Agreement, upon the reasonable request of the Borrower, provided that any Senior Representative under any such Additional Senior Debt Documents shall be reasonably satisfactory to the Senior Collateral Agent (it being understood and agreed that any Senior Representative that is a Lender, an Affiliate of a Lender or an Approved Fund hereunder shall be reasonably acceptable to the Senior Collateral Agent). Bank of America agrees, subject to the applicable terms and conditions set forth herein and in the other Senior Collateral Documents, to act as Senior Collateral Agent under the Junior Lien Intercreditor Agreement in connection with the incurrence of Second Priority Debt permitted under this Agreement, upon the reasonable request of the Borrower. Bank of America agrees, subject to the applicable terms and conditions set forth herein and in the other Senior Collateral Documents, to act as Senior Collateral Agent under the ABL Intercreditor Agreement in connection with the incurrence of the Indebtedness under the ABL Term Loan Documents permitted under this Agreement.

SECTION 9.16.          Cash Sweep. At all times after the Closing Date, a Cash Sweep Period shall be in effect.

SECTION 9.17.          USA Patriot Act. Each Lender, each Issuing Bank and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender, Issuing Bank or the Administrative Agent, as applicable, to identify the Borrower in accordance with its requirements. The Borrower shall promptly, following a request by the Administrative Agent, any Lender or any Issuing Bank, provide all documentation and other information that the Administrative Agent, such Lender or such Issuing Bank reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.

SECTION 9.18.          Certain Permitted Intercreditor Arrangements.

(a)            Each of the Lenders, the Issuing Banks and the other Senior Loan Secured Parties acknowledges that obligations of the Borrower and the other Loan Parties under the Permitted Split-Priority Term Loan Debt and Second Priority Debt, in each case, upon incurrence thereof, may be secured by Liens on assets of the Borrower and the other Loan Parties that constitute Collateral, and that the relative Lien priority and other creditor rights of the Senior Loan Secured Parties and the Split-Priority Debt Parties or, as applicable, Senior Loan Secured Parties and the Second Priority Debt Parties will be set forth in or pursuant to (x) Split-Priority Implementing Agreements and/or a Split-Priority Intercreditor Agreement, in the case of Permitted Split-Priority Term Loan Debt and (y) a Junior Lien Intercreditor Agreement, in the case of Second Priority Debt. Each of the Lenders, the Issuing Banks and the other Senior Loan Secured Parties hereby irrevocably authorizes and directs each of the Agents to execute and deliver, in each case on behalf of such Senior Loan Secured Party and without any further consent, authorization or other action by such Senior Loan Secured Party, (i) from time to time upon the request of the Borrower, in connection with the establishment, incurrence, amendment, refinancing or replacement of any (A) Permitted Split-Priority Term Loan Debt, any (x) Split-Priority Implementing Agreements and/or Split-Priority Intercreditor Agreement (it being understood and agreed that each Agent is hereby authorized and directed to determine the terms and conditions of any such Split-Priority Implementing Agreements and/or Split-Priority Intercreditor Agreement as contemplated by the definitions of those terms herein and that notwithstanding anything herein to the contrary, no Agent shall be liable or responsible for any loss, cost or expense suffered by any Lender, any Issuing Bank or any other Senior Loan Secured Party, or by any Loan Party, as a result of, any such determination) and (y) any documents relating thereto and (B) Second Priority Debt, any (x) Junior Lien Intercreditor Agreement (it being understood and agreed that each Agent is hereby authorized and directed to determine the terms and conditions of any such Junior Lien Intercreditor Agreement as contemplated by the definitions of such term herein and that notwithstanding anything herein to the contrary, no Agent shall be liable or responsible for any loss, cost or expense suffered by any Lender, any Issuing Bank or any other Senior Loan Secured Party, or by any Loan Party, as a result of, any such determination) and (y) any documents relating thereto.

(b)            Each of the Lenders, the Issuing Banks and the other Senior Loan Secured Parties hereby irrevocably (i) consents, in the case of any Permitted Split-Priority Term Loan Debt, to the subordination of the Liens on the Split-Lien Priority Collateral securing the Senior Loan Secured Obligations on the terms set forth in each Split-Priority Implementing Agreement, including any Split-Priority Intercreditor Agreement, (ii) agrees that, upon the execution and delivery thereof, such Senior Loan Secured Party will be bound by the provisions of each Split-Priority Implementing Agreement and each Applicable Intercreditor Agreement as if it were a signatory thereto and will take no actions contrary to the provisions thereof, (iii) agrees that no Senior Loan Secured Party shall have any right of action whatsoever against any Agent as a result of any action taken by such Agent pursuant to this Section or any other provision of this Agreement relating to the negotiation, execution or delivery of Split-Priority Implementing Agreements or any Applicable Intercreditor Agreement or taken in accordance with the terms of any such Split-Priority Implementing Agreement or any Applicable Intercreditor Agreement and (iv) authorizes and directs each Agent to carry out the provisions and intent of each such document.

(c)            Each of the Lenders, the Issuing Banks and the other Senior Loan Secured Parties hereby irrevocably further authorizes and directs each of Agent to execute and deliver, in each case on behalf of such Senior Secured Party and without any further consent, authorization or other action by such Senior Secured Party, any amendments, supplements or other modifications of each Split-Priority Implementing Agreement and each Applicable Intercreditor Agreement that the Borrower may from time to time request (i) to give effect to any establishment, incurrence, amendment, extension, renewal, refinancing or replacement of any Permitted Split-Priority Term Loan Debt and/or Second Priority Debt, (ii) to confirm for any party that a Split-Priority Implementing Agreement and/or Applicable Intercreditor Agreement is effective and binding upon the Agents, as the case may be, on behalf of the Senior Loan Secured Parties or (iii) to effect any other amendment, supplement or modification so long as the resulting agreement would constitute a Split-Priority Implementing Agreement and/or Applicable Intercreditor Agreement if executed at such time as a new agreement.

(d)            Each of the Lenders, the Issuing Banks and the other Senior Loan Secured Parties acknowledges and agrees that Bank of America, or one or more of its Affiliates may (but is not obligated to) act as administrative agent, collateral agent or a similar representative for the Split-Priority Debt Parties and/or the Second Priority Debt Parties and, in such capacity, may be a party to any Split-Priority Implementing Agreement and/or Applicable Intercreditor Agreement. Each of the Lenders, the Issuing Banks and the other Senior Loan Secured Parties waives any conflict of interest in connection therewith and agrees not to assert against Bank of America or any of its Affiliates any claims, causes of action, damages or liabilities of whatever kind or nature relating thereto.

(e)            Each Agent shall have the benefit of the provisions of Article VIII and Section 9.03 with respect to all actions taken by it pursuant to this Section or in accordance with the terms of any Split-Priority Implementing Agreement to the full extent thereof.

(f)            Each Senior Loan Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Secured Loan Obligations provided under the Senior Loan Documents, to have agreed to the provisions of this Section 9.18.

(g)            Each Lender, each Issuing Bank and each other Senior Loan Secured Party hereby authorizes each Agent to enter into (i) amendments to the Applicable Intercreditor Agreements to the extent necessary to reflect the incurrence of any additional Permitted Split-Priority Term Loan Debt and Second Priority Debt, in compliance with this Agreement, (ii) any supplements to any agreements referred to in the foregoing clause (i) in compliance with such documents and (iii) each other Senior Collateral Document on its behalf, and agrees that each Agent may enforce the rights and remedies of the Lenders under each Senior Loan Document to the extent provided in the Applicable Intercreditor Agreements and each other Senior Collateral Document.

SECTION 9.19.          Loan Modification Offers.

(a)            With the consent of the Administrative Agent, the Borrower may, by written notice to the Administrative Agent from time to time, make one or more offers (each, a “Loan Modification Offer”) to all the Lenders of one or more Classes of Loans and/or Commitments (each Class subject to such a Loan Modification Offer, an “Affected Class”) to make one or more Permitted Amendments (as defined in Section 9.19(c)) pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower. Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective (which shall not be less than five Business Days nor more than thirty (30) Business Days after the date of such notice). Permitted Amendments shall become effective only with respect to the Loans and Commitments of the Lenders of the Affected Class that, at their discretion, accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Loans and Commitments of such Affected Class as to which such Lender's acceptance has been made.

(b)            The Borrower and each Accepting Lender shall execute and deliver to the Administrative Agent a Loan Modification Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the acceptance of the Permitted Amendments and the terms and conditions thereof. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Loan Modification Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Permitted Amendments evidenced thereby and only with respect to the Loans and Commitments of the Accepting Lenders of the Affected Class (including any amendments necessary to treat the Loans and Commitments of the Accepting Lenders of the Affected Class as Term Loans, Revolving Loans and/or Revolving Commitments). Notwithstanding the foregoing, no Permitted Amendment shall become effective under this Section 9.19 unless the Administrative Agent, to the extent so reasonably requested by the Administrative Agent, shall have received legal opinions, board resolutions and/or officers’ certificates consistent with those delivered on the Closing Date under Section 4.01, other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion that are reasonably acceptable to the Administrative Agent.

(c)            “Permitted Amendments” means (i) an extension of the final maturity date of the applicable Loans and/or Commitments of the Accepting Lenders, (ii) a reduction or elimination of the scheduled amortization of the applicable Loans of the Accepting Lenders, (iii) an increase in the Applicable Rate with respect to the applicable Loans and/or Commitments of the Accepting Lenders and the payment of additional fees to the Accepting Lenders (such increase and/or payments to be in the form of cash, Equity Interests or other property to the extent not prohibited by this Agreement); and (iv) the conversion of Revolving Loans to term loans (each such term loan, together with any other Term Loans of an Affected Class that is subject effected pursuant to any such Permitted Amendment, each a “Loan Modification Term Loan”); provided that any such conversion will constitute a Permitted Amendment only if such Loan Modification Term Loan could be incurred as Refinancing Indebtedness in respect of such Revolving Loans pursuant to Section 6.01(c).

SECTION 9.20.          No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Senior Loan Document), the Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers, and the Lenders are arm’s-length commercial transactions between the Borrower and its Subsidiaries, on the one hand, and the Administrative Agent, the Arrangers, and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Senior Loan Documents; (ii) (A) the Administrative Agent, the Arrangers and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Subsidiaries, or any other Person and (B) neither the Administrative Agent, nor any Arranger, nor any Lender has any obligation to the Borrower or any of its Subsidiaries with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Senior Loan Documents; and (iii) the Administrative Agent, the Arrangers, the Lenders, and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Subsidiaries, and neither the Administrative Agent, nor any Arranger nor any Lender has any obligation to disclose any of such interests to the Borrower and its Subsidiaries. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, the Arrangers, and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 9.21.          Electronic Execution; Electronic Records. This Agreement, any Senior Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties and each of the Senior Loan Secured Parties agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered.   Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication.  For the avoidance of doubt, the authorization under this Section 9.21 may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Senior Loan Secured Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document.  All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, neither the Administrative Agent, the Issuing Banks nor the Swingline Lender is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, that without limiting the foregoing, (a) to the extent the Administrative Agent, the Issuing Banks and/or the Swingline Lender has agreed to accept such Electronic Signature, the Administrative Agent and each of the Senior Loan Secured Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Senior Loan Secured Party without further verification and regardless of the appearance or form of such Electronic Signature, and (b) upon the request of the Administrative Agent or any Senior Loan Secured Party, any Communication executed using an Electronic Signature shall be promptly followed by a manually executed counterpart.

Neither the Administrative Agent, the Issuing Banks nor the Swingline Lender shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Senior Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s, the Issuing Banks’ or the Swingline Lender’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent, the Issuing Banks and the Swingline Lender shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Senior Loan Document by acting upon, any Communication or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Senior Loan Documents for being the maker thereof).

Each of the Loan Parties and each Senior Loan Secured Party hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Senior Loan Document based solely on the lack of paper original copies of this Agreement, such other Senior Loan Document, and (ii) any claim against the Administrative Agent, each other Senior Loan Secured Party and each of their respective Related Parties for any liabilities arising solely from the Administrative Agent’s and/or any such other Senior Loan Secured Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

SECTION 9.22.          Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Senior Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Senior Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)            the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or any Issuing Bank that is an Affected Financial Institution; and

(b)            the effects of any Bail-In Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)            a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Senior Loan Document; or

(iii)            the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 9.23.          Acknowledgement Regarding Any Supported QFCs. To the extent that the Senior Loan Documents provide support, through a guarantee or otherwise, for any Hedging Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Senior Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)            In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Senior Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Senior Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)            As used in this Section 9.23, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. §1841(k)) of such party.

“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).

[Signature Pages Follow]

ANNEX A-2

Conformed Amended Credit Agreement through Second Amendment

[Please See Attached]

ANNEX B

Amended Exhibit I

[Please See Attached]

ANNEX C

Schedule 5.20

[Please See Attached]